                         ANCHOR FINANCIAL CORPORATION
                                2002 Oak Street
                      Myrtle Beach, South Carolina 29578

July 21, 1998

Dear Stockholder:


     You are cordially invited to attend the Special Meeting of Stockholders of Anchor Financial Corporation ("Anchor") to be held at the Myrtle Beach Convention Center, 2100 North Oak Street, Myrtle Beach, South Carolina, on Tuesday, August 25, 1998 at 4:00 p.m., local time (the "Anchor Special Meeting").

     At the Anchor Special Meeting, you will be asked to consider and vote upon:

      (1) A proposal to approve an Agreement and Plan of Merger, dated as of April 14, 1998, by and between ComSouth Bankshares, Inc. ("ComSouth") and Anchor Financial Corporation, which provides that ComSouth will be merged into Anchor (the "ComSouth Merger"). Upon consummation of the ComSouth Merger, each share of ComSouth Common Stock issued and outstanding will be converted into 0.75 of a share of Anchor Common Stock, with cash to be paid in lieu of the issuance of fractional shares; and

      (2) A proposal to approve an Agreement and Plan of Merger, dated as of May 15, 1998, by and between M&M Financial Corporation ("M&M") and Anchor Financial Corporation, which provides that M&M will be merged into Anchor (the "M&M Merger"). Upon consummation of the M&M Merger, each share of M&M Common Stock issued and outstanding will be converted into 0.87 of a share of Anchor Common Stock, with cash to be paid in lieu of the issuance of fractional shares; and

      (3) An amendment to Anchor's Articles of Incorporation to increase the authorized shares of common stock to 50,000,000 shares.

     The accompanying Joint Proxy Statement/Prospectus includes descriptions of the proposed ComSouth Merger and the proposed M&M Merger, and provides other information concerning the Anchor Special Meeting, Anchor, ComSouth and M&M. Please read these materials carefully and consider fully the information set forth therein.

     THE COMSOUTH MERGER, THE M&M MERGER AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION HAVE BEEN APPROVED UNANIMOUSLY BY THE ANCHOR BOARD OF DIRECTORS, AND THE BOARD UNANIMOUSLY RECOMMENDS THAT THE ANCHOR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMSOUTH AGREEMENT, THE M&M AGREEMENT AND THE AMENDMENT.

     YOUR VOTE IS IMPORTANT! It is important to understand that approval of the ComSouth Agreement, approval of the M&M Agreement and approval of the amendment to the Articles of Incorporation require the affirmative vote of the holders of two-thirds of the outstanding shares of Anchor Common Stock. Whether or not you plan to attend the Anchor Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card in the enclosed prepaid envelope as soon as possible. If you attend the Anchor Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card.

   Thank you for your continued support of Anchor Financial Corporation.


                                        Sincerely,

                                        /s/ Stephen L. Chryst
                                        ---------------------

                                        STEPHEN L. CHRYST
                                        President and Chief Executive Officer

                         ANCHOR FINANCIAL CORPORATION
                          Myrtle Beach, South Carolina
                   ----------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be held on August 25, 1998
                   ----------------------------------------
     NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors of Anchor Financial Corporation ("Anchor"), a Special Meeting of Stockholders of Anchor will be held at the Myrtle Beach Convention Center, 2100 North Oak Street, Myrtle Beach, South Carolina, on Tuesday, August 25, 1998, at 4:00 p.m., local time (the "Anchor Special Meeting"), for the purpose of considering and voting on the following matters:

      1. COMSOUTH MERGER. To consider and vote on the Agreement and Plan of Merger, dated April 14, 1998 (the "ComSouth Agreement"), by and between Anchor and ComSouth Bankshares, Inc. ("ComSouth") which provides that (i) Anchor will acquire all the issued and outstanding common stock of ComSouth through the merger of ComSouth into Anchor (the "ComSouth Merger"), (ii) each outstanding share of common stock, no par value, of ComSouth ("ComSouth Common Stock") will be converted into 0.75 of a share of Anchor common stock, no par value ("Anchor Common Stock"), except for shares of ComSouth Common Stock owned by Anchor and shares as to which dissenters' rights have been exercised and perfected under South Carolina law, and
   (iii) each ComSouth stockholder will receive cash in lieu of any remaining fractional share, all as described more fully in the accompanying Joint Proxy Statement/Prospectus;

      2. M&M MERGER. To consider and vote on the Agreement and Plan of Merger, dated May 15, 1998 (the "M&M Agreement"), by and between Anchor and M&M Financial Corporation ("M&M") which provides that (i) Anchor will acquire all the issued and outstanding common stock of M&M through the merger of M&M into Anchor (the "M&M Merger"), (ii) each outstanding share of common stock, $5.00 par value per share, of M&M ("M&M Common Stock") will be converted into 0.87 of a share of Anchor Common Stock, except for shares of M&M Common Stock as to which dissenters' rights have been exercised and perfected under South Carolina law, and (iii) each M&M stockholder will receive cash in lieu of any remaining fractional share, all as described more fully in the accompanying Joint Proxy Statement/Prospectus;

      3. INCREASE AUTHORIZED SHARES. To consider and vote upon an amendment to Anchor's Articles of Incorporation to increase the authorized shares of common stock to 50,000,000 shares; and

      4. OTHER BUSINESS. To transact such other business as may be properly brought before the Anchor Special Meeting or any adjournment(s) thereof.

     Only stockholders of record of Anchor Common Stock at the close of business on July 17, 1998, are entitled to receive notice of and to vote at the Anchor Special Meeting and any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF ANCHOR UNANIMOUSLY RECOMMENDS THAT HOLDERS OF ANCHOR COMMON STOCK VOTE TO APPROVE THE COMSOUTH AGREEMENT, TO APPROVE THE M&M AGREEMENT AND TO APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

     All Anchor stockholders are invited to attend the Anchor Special Meeting in person. Whether or not you plan to attend the Anchor Special Meeting, the Board of Directors urges you to complete, sign and date and return as soon as possible the enclosed proxy card. A proxy may be revoked by the record holder of the shares it represents at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Anchor a written revocation bearing a later date, or by attending and voting at the Anchor Special Meeting. The affirmative vote of the record holders of two-thirds of the outstanding capital stock of Anchor is required to approve each of the proposed agreements and the proposed amendment.


     Stockholders of Anchor are entitled to dissent to the proposed Comsouth Merger and the proposed M&M Merger and, upon compliance with South Carolina Business Corporation Act of 1988, as amended, Section 33-13-101 et. seq. (which is set forth in full as Appendix C hereto), to be paid cash for the fair value of their shares of Anchor Common Stock.

                                        By order of the Board of Directors,

                                        /s/ Stephen L. Chryst
                                        ---------------------


                                        STEPHEN L. CHRYST
                                        President and Chief Executive Officer
Myrtle Beach, South Carolina
July 21, 1998

                           COMSOUTH BANKSHARES, INC.
                       1136 Washington Street, Suite 200
                        Columbia, South Carolina 29201

July 21, 1998


Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of ComSouth Bankshares, Inc. ("ComSouth") to be held at the offices of the Bank of Charleston, N.A., 276 East Bay Street, Charleston, South Carolina, on Thursday, August 27, 1998 at 11:00 a.m., local time (the "ComSouth Special Meeting").

     At the ComSouth Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 14, 1998, by and between Anchor Financial Corporation ("Anchor") and ComSouth Bankshares, Inc., which provides that ComSouth will merge into Anchor. Upon consummation of this merger, each share of ComSouth Common Stock issued and outstanding will be converted into the right to receive 0.75 of a share of Anchor Common Stock, with cash to be paid in lieu of fractional shares.

     The accompanying Joint Proxy Statement/Prospectus provides a detailed description of the proposed merger and other specific information concerning the ComSouth Special Meeting, ComSouth, Anchor and another proposed acquisition by Anchor of M&M Financial Corporation. A copy of the proposed Agreement and Plan of Merger is attached as Appendix A thereto. Please read these materials carefully and consider fully the information set forth therein.

     THE PROPOSED MERGER HAS BEEN APPROVED UNANIMOUSLY BY THE COMSOUTH BOARD OF DIRECTORS, AND THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

     YOUR VOTE IS IMPORTANT! It is important to understand that approval of the Agreement and Plan of Merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of ComSouth Common Stock entitled to vote at the Special Meeting. Whether or not you plan to attend the ComSouth Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card in the enclosed prepaid envelope as soon as possible, even if you currently plan to attend the Special Meeting. If you attend the ComSouth Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card.



                                        Sincerely,

                                        /s/ Arthur M. Swanson
                                        ---------------------


                                        ARTHUR M. SWANSON
                                        President and Chief Executive Officer

                           COMSOUTH BANKSHARES, INC.
                           Columbia, South Carolina


                   -----------------------------------------
                   NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS
                         To be held on August 27, 1998
                   -----------------------------------------
     NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors of ComSouth Bankshares, Inc. ("ComSouth"), a Special Meeting of Stockholders of ComSouth will be held at the offices of the Bank of Charleston, N.A., 276 East Bay Street, Charleston, South Carolina, on Thursday, August 27, 1998, at 11:00 a.m., local time (the "ComSouth Special Meeting"), for the purpose of considering and voting on the following matters:

      1. Merger. To consider and vote on the Agreement and Plan of Merger, dated April 14, 1998 (the "ComSouth Agreement"), by and between ComSouth and Anchor Financial Corporation ("Anchor") which provides that (i) Anchor will acquire all the issued and outstanding common stock of ComSouth through the merger of ComSouth into Anchor (the "ComSouth Merger"), (ii) each outstanding share of common stock, no par value, of ComSouth ("ComSouth Common Stock") will be converted into 0.75 of a share of Anchor common stock, no par value ("Anchor Common Stock"), except for shares of ComSouth owned by Anchor and shares as to which dissenters' rights have been exercised and perfected under South Carolina law, and (iii) each ComSouth stockholder will receive cash in lieu of any remaining fractional share, all as described more fully in the accompanying Joint Proxy Statement/Prospectus; and

      2. Other Business. To transact such other business as may be properly brought before the ComSouth Special Meeting or any adjournment(s) thereof.

     Only stockholders of record of ComSouth Common Stock at the close of business on July 17, 1998, are entitled to receive notice of and to vote at the ComSouth Special Meeting and any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF COMSOUTH UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COMSOUTH COMMON STOCK VOTE TO APPROVE THE COMSOUTH AGREEMENT.

     All ComSouth stockholders are invited to attend the ComSouth Special Meeting in person. Whether or not you plan to attend the ComSouth Special Meeting, the Board of Directors urges you to complete, sign and date and return as soon as possible the enclosed proxy card. A proxy may be revoked by the record holder of the shares it represents at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of ComSouth a written revocation bearing a later date, or by attending and voting at the ComSouth Special Meeting. The affirmative vote of the record holders of two-thirds of the outstanding capital stock of ComSouth is required to approve the proposed agreement.

     Stockholders of ComSouth are entitled to dissent to the proposed merger and, upon compliance with South Carolina Business Corporation Act of 1988, as amended, Section 33-13-101 et. seq. (which is set forth in full as Appendix C hereto), to be paid cash for the fair value of their shares of ComSouth Common Stock.


                                        /s/ Arthur M. Swanson
                                        ---------------------


                                        ARTHUR M. SWANSON
                                        President and Chief Executive Officer

Columbia, South Carolina
July 21, 1998

                           M&M FINANCIAL CORPORATION
                             307 North Main Street
                         Marion, South Carolina 29571

July 21, 1998

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of M&M Financial Corporation ("M&M") to be held at the Marion County Opera House, 100 West Court Street, Marion, South Carolina, on Wednesday, August 26, 1998 at 4:00 p.m., local time (the "M&M Special Meeting").

     At the M&M Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 15, 1998, by and between Anchor Financial Corporation ("Anchor") and M&M Financial Corporation, which provides that M&M will merge into Anchor. Upon consummation of this merger, each share of M&M Common Stock issued and outstanding will be converted into the right to receive 0.87 of a share of Anchor Common Stock, with cash to be paid in lieu of fractional shares.

     The accompanying Joint Proxy Statement/Prospectus provides a detailed description of the proposed merger and other specific information concerning the M&M Special Meeting, M&M, Anchor and another proposed acquisition by Anchor of ComSouth Bankshares, Inc. A copy of the proposed Agreement and Plan of Merger is attached as Appendix B thereto. Please read these materials carefully and consider fully the information set forth therein.

     THE PROPOSED MERGER HAS BEEN APPROVED UNANIMOUSLY BY THE M&M BOARD OF DIRECTORS, AND THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

     YOUR VOTE IS IMPORTANT! It is important to understand that approval of the Agreement and Plan of Merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of M&M Common Stock entitled to vote at the Special Meeting. Whether or not you plan to attend the M&M Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card in the enclosed prepaid envelope as soon as possible, even if you currently plan to attend the Special Meeting. If you attend the M&M Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card.



                                        Sincerely,


                                        /s/ Chester A. Duke
                                        -------------------

                                        CHESTER A. DUKE
                                        Chairman of the Board and President

                           M&M FINANCIAL CORPORATION
                             Marion, South Carolina


               -------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 26, 1998
              -------------------------------------------------
     NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors of M&M Financial Corporation ("M&M"), a Special Meeting of Stockholders of M&M will be held at the Marion County Opera House, 100 West Court Street, Marion, South Carolina, on Wednesday, August 26, 1998, at 4:00 p.m., local time (the "M&M Special Meeting"), for the purpose of considering and voting on the following matters:

      1. MERGER. To consider and vote on the Agreement and Plan of Merger, dated May 15, 1998 (the "M&M Agreement"), by and between M&M and Anchor Financial Corporation ("Anchor") which provides that (i) Anchor will acquire all the issued and outstanding common stock of M&M through the merger of M&M into Anchor (the "M&M Merger"), (ii) each outstanding share of common stock, $5.00 par value per share, of M&M ("M&M Common Stock") will be converted into 0.87 of a share of Anchor common stock, no par value ("Anchor Common Stock"), except for shares of M&M Common Stock as to which dissenters' rights have been exercised and perfected under South Carolina law, and (iii) each M&M stockholder will receive cash in lieu of any remaining fractional share, all as described more fully in the accompanying Joint Proxy Statement/Prospectus; and

   2. OTHER BUSINESS. To transact such other business as may be properly brought before the M&M Special Meeting or any adjournment(s) thereof.

     Only stockholders of record of M&M Common Stock at the close of business on July 17, 1998, are entitled to receive notice of and to vote at the M&M Special Meeting and any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF M&M UNANIMOUSLY RECOMMENDS THAT HOLDERS OF M&M COMMON STOCK VOTE TO APPROVE THE M&M AGREEMENT.

     All M&M stockholders are invited to attend the M&M Special Meeting in person. Whether or not you plan to attend the M&M Special Meeting, the Board of Directors urges you to complete, sign and date and return as soon as possible the enclosed proxy card. A proxy may be revoked by the record holder of the shares it represents at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of M&M a written revocation bearing a later date, or by attending and voting at the M&M Special Meeting. The affirmative vote of the record holders of two-thirds of the outstanding capital stock of M&M is required to approve the proposed agreement.

     Stockholders of M&M are entitled to dissent to the proposed merger and, upon compliance with South Carolina Business Corporation Act of 1988, as amended, Section 33-13-101 et. seq. (which is set forth in full as Appendix C hereto), to be paid cash for the fair value of their shares of M&M Common Stock.


                                        By order of the Board of Directors,

                                        /s/ Chester A. Duke
                                        -------------------


                                        CHESTER A. DUKE
                                        Chairman of the Board and President

Marion, South Carolina
July 21, 1998

                             JOINT PROXY STATEMENT

          Proxy Statement               Proxy Statement                Proxy Statement
                of                             of                             of
     Anchor Financial Corporation     ComSouth Bankshares, Inc.     M&M Financial Corporation
           Special Meeting               Special Meeting                Special Meeting
           of Stockholders               of Stockholders                of Stockholders
            to be held on                 to be held on                  to be held on
           August 25, 1998               August 27, 1998                August 26, 1998

                                ---------------
                                  PROSPECTUS
                                       of
                         Anchor Financial Corporation
                                      for
                       Shares of Common Stock, No Par Value
                                ---------------
                                 INTRODUCTION
     This Joint Proxy Statement/Prospectus constitutes a Prospectus of Anchor Financial Corporation ("Anchor") with respect to the shares of Anchor Common Stock to be issued pursuant to the ComSouth Agreement and the M&M Agreement, described below, if the respective ComSouth and M&M Mergers, described herein, are consummated. The actual number of shares of Anchor Common Stock to be issued will be determined in accordance with the terms of the ComSouth Agreement and the M&M Agreement.

     This Joint Proxy Statement/Prospectus also is being furnished to the stockholders of Anchor, ComSouth Bankshares, Inc. ("ComSouth"), and M&M Financial Corporation ("M&M") in connection with the solicitation of proxies by the respective Boards of Directors of Anchor, ComSouth, and M&M, for use at the respective Special Meetings of Stockholders of Anchor, ComSouth and M&M and any postponements or adjournments thereof. The Special Meeting of Stockholders of Anchor is to be held on August 25, 1998 (the "Anchor Special Meeting"). The Special Meeting of Stockholders of ComSouth is to be held on August 27, 1998 (the "ComSouth Special Meeting"). The Special Meeting of Stockholders of M&M is to be held on August 26, 1998 (the "M&M Special Meeting").

     ComSouth/Anchor Merger. The respective Special Meetings of Comsouth and Anchor have been called to consider and vote upon the Agreement and Plan of Merger by and between Anchor and ComSouth, dated April 14, 1998 (the "ComSouth Agreement") which provides that (i) Comsouth will be merged into Anchor, and Anchor will be the corporation surviving the merger (the "ComSouth Merger"), and (ii) each outstanding share of ComSouth Common Stock, except for shares of Comsouth Common Stock owned by Anchor and shares as to which dissenters' rights have been exercised and perfected under South Carolina law, will be converted into 0.75 shares of Anchor Common Stock, no par value, subject to possible increase by Anchor's Board of Directors if certain declines occur in the market value of Anchor Common Stock (the "ComSouth Exchange Ratio"). Cash will be paid in lieu of issuing fractional shares. The ComSouth Merger is subject to various conditions including, among others, approval by the holders of two-thirds of the outstanding shares of ComSouth Common Stock and the holders of two-thirds of the outstanding shares of Anchor Common Stock at the ComSouth and Anchor Special Meetings, respectively, and approval by applicable regulatory authorities. A copy of the ComSouth Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A and incorporated herein by reference.

     M&M/Anchor Merger. The respective Special Meetings of M&M and Anchor have been called to consider and vote upon the Agreement and Plan of Merger by and between Anchor and M&M, dated May 15, 1998 (the "M&M Agreement") which provides that (i) M&M will be merged into Anchor, and Anchor will be the corporation surviving the merger (the "M&M Merger"), and (ii) each outstanding share of M&M Common Stock, except for shares of M&M Common Stock as to which dissenters' rights have been exercised and perfected under South Carolina law, will be converted into 0.87 shares of Anchor Common Stock, no par value, subject to possible increase by Anchor's Board of Directors if certain declines occur in the market value of Anchor Common Stock (the "M&M Exchange Ratio"). Cash will be paid in lieu of issuing fractional shares. The M&M Merger is subject to various conditions including, among others, approval by the holders of two-thirds of the outstanding shares of M&M Common Stock and the holders of two-thirds of the outstanding shares of Anchor Common Stock at the M&M and Anchor Special Meetings, respectively, and approval by applicable regulatory authorities. A copy of the M&M Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix B and incorporated herein by reference.

     THE TWO PROPOSED MERGER TRANSACTIONS ARE SEPARATE AND DISTINCT TRANSACTIONS. THE CONSUMMATION OF ONE MERGER TRANSACTION IS NOT DEPENDENT UPON THE OTHER. THE STOCKHOLDERS OF ANCHOR ARE BEING ASKED TO APPROVE BOTH THE COMSOUTH MERGER AND THE M&M MERGER. THE STOCKHOLDERS OF COMSOUTH ARE BEING ASKED TO APPROVE THE COMSOUTH MERGER ONLY. THE STOCKHOLDERS OF M&M ARE BEING ASKED TO APPROVE THE M&M MERGER ONLY. BOTH MERGER TRANSACTIONS ARE DISCLOSED HEREIN TO COMPLY WITH VARIOUS FEDERAL AND STATE RULES AND REGULATIONS GOVERNING DISCLOSURE OF THE PROPOSED MERGERS TO THE RESPECTIVE COMPANY'S STOCKHOLDERS, TO FACILITATE DISCLOSURE OF INFORMATION BY ANCHOR, COMSOUTH AND M&M, AND TO FACILITATE REVIEW OF THIS DISCLOSURE MATERIAL BY FEDERAL AND STATE REGULATORY AUTHORITIES.

     COMSOUTH MAKES NO REPRESENTATIONS HEREIN REGARDING M&M OR THE BUSINESS, FINANCIAL CONDITION, FINANCIAL OPERATIONS, DIRECTORS OR EMPLOYEES OF M&M OR THE M&M MERGER.

     M&M MAKES NO REPRESENTATIONS HEREIN REGARDING COMSOUTH OR THE BUSINESS, FINANCIAL CONDITION, FINANCIAL OPERATIONS, DIRECTORS OR EMPLOYEES OF COMSOUTH OR THE COMSOUTH MERGER.

     No person is authorized to give any information or to make any representations other than those contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation may not be relied upon as having been made by Anchor, ComSouth or M&M.
                                ---------------
     THE SECURITIES OF ANCHOR FINANCIAL CORPORATION TO BE ISSUED IN CONNECTION WITH THE COMSOUTH MERGER AND THE M&M MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OF ANCHOR OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANCHOR, COMSOUTH OR M&M. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITY OTHER THAN THE ANCHOR COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO SELL THE ANCHOR COMMON STOCK COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF THE ANCHOR COMMON STOCK MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.
                                ---------------
     This Joint Proxy Statement/Prospectus and the accompanying Proxies are first being mailed to stockholders of Anchor on or about July 22, 1998, to stockholders of ComSouth on or about July 22, 1998, and to stockholders of M&M on or about July 22, 1998.
                                ---------------
      The date of this Joint Proxy Statement/Prospectus is July 17, 1998.

                               TABLE OF CONTENTS




                                                                                          Page
                                                                                         -----
INTRODUCTION
AVAILABLE INFORMATION ..................................................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ........................................   1
CAUTIONARY STATEMENT CONCERNING FORWARDING-LOOKING INFORMATION FOR ANCHOR ..............   2
SUMMARY ................................................................................   3
   Introduction ........................................................................   3
   General .............................................................................   3
   Parties to the ComSouth Merger ......................................................   3
   Parties to the M&M Merger ...........................................................   4
   Special Meetings of Anchor, ComSouth and M&M Stockholders, Record Dates and Votes
     Required ..........................................................................   4
   Recommendations of the Boards of Directors and Fairness Opinions ....................   5
   Reasons for and Backgrounds of the ComSouth Merger and the M&M Merger ...............   6
   Dissenters' Rights of Anchor, ComSouth and M&M Stockholders .........................   6
   The ComSouth Agreement ..............................................................   6
   The M&M Agreement ...................................................................   8
   Certain Federal Income Tax Consequences .............................................   9
   Accounting Treatment ................................................................   9
   Certain Differences in Stockholders' Rights .........................................   9
   Resale Restrictions on Affiliates of ComSouth and M&M ...............................   9
   Directors and Management of Anchor Following the Mergers ............................   9
   Risk Factors ........................................................................  10
   Share Information and Comparative Market Prices .....................................  10
COMPARATIVE PER SHARE DATA .............................................................  11
SELECTED FINANCIAL INFORMATION .........................................................  13
RISK FACTORS ...........................................................................  17
THE SPECIAL MEETINGS ...................................................................  18
THE ANCHOR SPECIAL MEETING .............................................................  18
   Purposes of the Anchor Special Meeting ..............................................  18
   Time, Date and Place of the Anchor Special Meeting ..................................  18
   Record Date and Securities Entitled to Vote at the Anchor Special Meeting ...........  18
   Required Anchor Vote ................................................................  18
   Reasons for Increase of Authorized Shares of Common Stock ...........................  19
   Voting and Revocation of Anchor Proxies .............................................  19
   Solicitation of Proxies by Anchor ...................................................  19
   Anchor Stockholder Proposals for Next Annual Meeting ................................  19
THE COMSOUTH SPECIAL MEETING ...........................................................  20
   Purposes of the ComSouth Special Meeting ............................................  20
   Time, Date and Place of the ComSouth Special Meeting ................................  20
   Record Date and Securities Entitled to Vote at the ComSouth Special Meeting .........  20
   Required ComSouth Vote ..............................................................  20
   Voting and Revocation of ComSouth Proxies ...........................................  20
   Solicitation of Proxies by ComSouth .................................................  21
   ComSouth Stockholder Proposals for Next Annual Meeting ..............................  21
THE M&M SPECIAL MEETING ................................................................  21
   Purposes of the M&M Special Meeting .................................................  21
   Time, Date and Place of the M&M Special Meeting .....................................  21
   Record Date and Securities Entitled to Vote at the M&M Special Meeting ..............  21
   Required M&M Vote ...................................................................  22
   Voting and Revocation of M&M Proxies ................................................  22
   Solicitation of Proxies by M&M ......................................................  22
   M&M Stockholder Proposals for Next Annual Meeting ...................................  22

                                                                                            Page
                                                                                           -----
THE PROPOSED MERGERS .....................................................................  22
  General ................................................................................  22
  Background of the Mergers ..............................................................  23
   Anchor ................................................................................  23
   ComSouth ..............................................................................  23
   M&M ...................................................................................  25
  Reasons for the Mergers ................................................................  26
  Opinion of Anchor's Financial Advisor ..................................................  27
  ComSouth Merger ........................................................................  32
   General ...............................................................................  32
   Procedure for Exchange of ComSouth Common Stock for Anchor Common Stock ...............  33
   Conditions to Consummation of the ComSouth Merger .....................................  33
   Termination Provisions ................................................................  33
   Possible Adjustment to the ComSouth Exchange Ratio ....................................  34
   Opinion of ComSouth's Financial Advisor ...............................................  35
   ComSouth Effective Date ...............................................................  37
   Employment Agreements .................................................................  38
   Expenses and Fees Related to the ComSouth Merger ......................................  38
  M&M Merger .............................................................................  38
   General ...............................................................................  38
   Procedure for Exchange of M&M Common Stock for Anchor Common Stock ....................  39
   Conditions to Consummation of the M&M Merger ..........................................  39
   Termination Provisions ................................................................  39
   Possible Adjustment to the M&M Exchange Ratio .........................................  40
   Opinion of M&M's Financial Advisor ....................................................  41
   M&M Effective Date ....................................................................  42
   Employment Agreement ..................................................................  43
   Expenses and Fees Related to the M&M Merger ...........................................  43
  Regulatory Approvals ...................................................................  43
  Rights of Dissenting Stockholders ......................................................  44
  Accounting Treatment ...................................................................  46
  Directors and Executive Officers Following the Mergers .................................  46
  Interests of Certain Persons in the Mergers ............................................  46
  Material Federal Income Tax Consequences of the Mergers ................................  47
  Resales of Anchor Common Stock to be Received by Certain Stockholders of
    ComSouth and M&M .....................................................................  48
  Certain Differences in Rights of Anchor, ComSouth and M&M Stockholders .................  48
COMPARATIVE MARKET PRICES AND DIVIDENDS ..................................................  51
  Anchor Market Prices ...................................................................  51
  ComSouth Market Prices .................................................................  51
  M&M Market Prices ......................................................................  51
  Dividends ..............................................................................  52
DESCRIPTION OF ANCHOR COMMON STOCK .......................................................  52
ANCHOR FINANCIAL CORPORATION CONSOLIDATED BALANCE SHEET ..................................  52
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS ..............................  53
INFORMATION ABOUT ANCHOR .................................................................  68
  Business of Anchor .....................................................................  68
  Recent Developments ....................................................................  69
  Selected Historical Financial Data of Anchor ...........................................  70
SUPERVISION AND REGULATION ...............................................................  70
INFORMATION ABOUT COMSOUTH ...............................................................  72
  Business of ComSouth ...................................................................  72
  Security Ownership of Certain Beneficial Owners and Management of ComSouth .............  73
  Management's Discussion and Analysis of Financial Condition and Results of Operations
    of ComSouth ..........................................................................  75

                                                                                            Page
                                                                                           -----
INFORMATION ABOUT M&M ....................................................................   90
  Business of M&M ........................................................................   90
  Security Ownership of Certain Beneficial Owners and Management of M&M ..................   90
  Management's Discussion and Analysis of Financial Condition and Results of Operations
    of M&M ...............................................................................   90
ANCHOR'S RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS .......................................  103
EXPERTS ..................................................................................  103
LEGAL MATTERS ............................................................................  104
FAIRNESS OPINIONS ........................................................................  104
INDEMNIFICATION ..........................................................................  104
APPENDICES
Appendix A -- Agreement and Plan of Merger by and between Anchor and ComSouth, dated
  April  14, 1998
Appendix B -- Agreement and Plan of Merger by and between Anchor and M&M, dated May 15,
  1998
Appendix C -- Rights of Dissenting Stockholders as set forth in Section 33-13-101 et.
seq. of the South Carolina Business Corporation Act of 1988, as amended ..................
Appendix D -- Opinion of Sandler O'Neill & Partners, L.P. to Anchor ......................
Appendix E -- Opinion of Interstate/Johnson Lane Corporation to ComSouth .................
Appendix F -- Opinion of Orr Management Company to M&M ...................................
FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS OF COMSOUTH ................................................  F-1
INDEX TO FINANCIAL STATEMENTS OF M&M .....................................................  F-1

                             AVAILABLE INFORMATION

     Anchor, ComSouth and M&M are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be obtained, at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, DC 20549, and can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a site on the World Wide Web regarding issuers that file electronically with the Commission that contains reports, proxy and information statements and other information, and the address of that Web site is http://www.sec.gov.

     Anchor Financial Corporation has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Anchor Financial Corporation Common Stock being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information regarding Anchor and the securities offered hereby, reference is made to the Registration Statement, including all amendments and the schedules and exhibits filed as part thereof. The Registration Statement and the schedules and the exhibits filed as part thereof may be inspected and copied, at prescribed rates, at the addresses of the Commission set forth above. Statements contained herein concerning provisions of documents are necessarily summaries of the documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit to the Registration Statement with the Commission. Anchor Common Stock is traded on The Nasdaq Stock Market. Reports, proxy statements and other information concerning Anchor may be inspected at the offices of The Nasdaq Stock Market, 1735 K. Street, N.W., Washington, DC 20006-1500.

     All information contained in or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Anchor has been supplied by Anchor; all information relating to ComSouth contained in or incorporated by reference herein with respect to ComSouth was supplied by ComSouth; and all information relating to M&M contained in or incorporated by reference herein with respect to M&M was supplied by M&M.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents listed below and previously filed with the Commission by Anchor are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

   1. Anchor's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-13759);

   2. Anchor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-13759);

   3. Anchor's Current Reports on Form 8-K, dated April 14, 1998 and May 1, 1998 (File No. 0-13759);

     4. The description of Anchor's directors and executive officers, executive compensation and certain relationships and related transactions contained in Anchor's definitive Proxy Statement, dated March 30, 1998, relating to its 1998 Annual Meeting of Shareholders held on April 30, 1998 (File No. 0-18759), incorporated by reference in Anchor's Annual Report on Form 10-K for the year ended December 31, 1997.

     All documents subsequently filed by Anchor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the respective Anchor, ComSouth and M&M Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. No statement made herein will be deemed to modify or supersede any statement contained in a document incorporated or deemed to be incorporated by reference. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon written or oral request directed to Tommy E. Looper, Secretary, Anchor Financial Corporation, 2002 Oak Street, P.O. Box 2428, Myrtle Beach, South Carolina 29578, Telephone (843) 448-1411. In order to insure timely delivery of the documents, any request should be made by August 20, 1998.

     The following documents previously filed with the Commission by ComSouth pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

   1. ComSouth's Annual Report on Form 10-K for the year ended December 31,
   1997;

   2. ComSouth's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

   3. ComSouth's Current Report on Form 8-K, dated April 14, 1998.

     The following documents previously filed with the Commission by M&M pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

   1. M&M's Annual Report on Form 10-KSB for the year ended December 31, 1997;


   2. M&M's Quarterly Report on Form 10-QSB for the three months ended March 31, 1998; and

   3. M&M's Current Report on Form 8-K, dated May 1, 1998.


    CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION FOR ANCHOR

     This Joint Proxy Statement/Prospectus, the documents incorporated by reference herein or any other written or oral statements made by or on behalf of Anchor may include forward-looking statements with respect to the financial condition, results of operations and business of Anchor, based on management's belief and information currently available to management. Such forward-looking statements are subject to risks, uncertainties and assumptions. Actual results may vary materially from those anticipated, estimated, projected or expected. Among, but not limited to, the factors that may cause variations from such forward-looking statements are fluctuations in the economy, especially in the market areas of Anchor and its proposed acquisition entities; changes in the interest rate environment; Anchor's ability to realize anticipated cost savings relating to pending acquisitions; Anchor's success in assimilating acquired operations in Anchor's culture, including its ability to instill Anchor's credit culture into acquired operations; the continued growth of the markets in which Anchor operates; and the enactment of legislation impacting Anchor. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Anchor. Anchor undertakes no obligation to update or revise any forward-looking statements. Additional information with respect to factors that may cause results to differ materially from those contemplated by such forward-looking statements is included in Anchor's current and subsequent filings with the Commission.

     See "INFORMATION ABOUT COMSOUTH -- Management's Discussion and Analysis of Financial Condition and Results of Operations of ComSouth -- Safe Harbor for Forward-Looking Statements."

     See "INFORMATION ABOUT M&M -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Safe Harbor for
Forward-Looking Statements."

                                    SUMMARY

Introduction

     The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and should be read in conjunction with the more detailed information contained elsewhere in this Joint Proxy
Statement/Prospectus. Stockholders of Anchor, ComSouth and M&M should read the entire Joint Proxy Statement/Prospectus carefully.


General

     At the Anchor Special Meeting, Anchor stockholders will consider and vote on:

     (i) a proposal to approve the ComSouth Agreement and the ComSouth Merger transaction contemplated thereby, including the issuance of Anchor Common Stock to ComSouth stockholders upon consummation of the ComSouth Merger;

    (ii) a proposal to approve the M&M Agreement and the M&M Merger transaction contemplated thereby, including the issuance of Anchor Common Stock to M&M stockholders upon consummation of the M&M Merger (See "THE PROPOSED MERGERS"); and

   (iii) an amendment to Anchor's Articles of Incorporation to increase the authorized shares of common stock to 50,000,000 shares.

     At the ComSouth Special Meeting, ComSouth stockholders will consider and vote on a proposal to approve the ComSouth Agreement and the ComSouth Merger transaction contemplated thereby. A copy of the ComSouth Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus.

     The ComSouth Agreement provides for the acquisition of ComSouth by Anchor pursuant to the merger of ComSouth into Anchor. On the effective date of the ComSouth Merger, each share of ComSouth Common Stock then issued and outstanding will be converted into 0.75 of a share of Anchor Common Stock, except shares of ComSouth Common Stock owned by Anchor and shares as to which dissenters' rights have been exercised and perfected under South Carolina law. No fractional shares of Anchor Common Stock will be issued, and cash will be paid in lieu of any fractional share interest to which any ComSouth stockholder will be entitled upon the consummation of the ComSouth Merger, based on the last sale price of Anchor Common Stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading day immediately preceding the effective date of the ComSouth Merger. See "THE PROPOSED MERGERS -- ComSouth Merger."

     At the M&M Special Meeting, M&M stockholders will consider and vote on a proposal to approve the M&M Agreement and the M&M Merger transaction contemplated thereby. A copy of the M&M Agreement is attached as Appendix B to this Joint Proxy Statement/Prospectus.

     The M&M Agreement provides for the acquisition of M&M by Anchor pursuant to the merger of M&M into Anchor. On the effective date of the M&M Merger, each share of M&M Common Stock then issued and outstanding will be converted into
0.87 of a share of Anchor Common Stock, except shares of M&M Common Stock as to which dissenters' rights have been exercised and perfected under South Carolina law. No fractional shares of Anchor Common Stock will be issued, and cash will be paid in lieu of any fractional share interest to which any M&M stockholder will be entitled upon the consummation of the M&M Merger, based on the last sale price of Anchor Common Stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading day immediately preceding the effective date of the M&M Merger. See "THE PROPOSED MERGERS -- M&M Merger."


Parties to the ComSouth Merger

     Anchor Financial Corporation. Anchor Financial Corporation is a registered bank holding company incorporated in 1984 under the laws of the State of South Carolina. Anchor was organized to acquire The Anchor Bank ("Anchor Bank") and to invest in other bank-related businesses. Anchor provides its customers with banking services through its principal subsidiary, The Anchor Bank. Anchor previously provided data processing services through its subsidiary, Anchor Automated Services, Inc., but this subsidiary is now inactive. Anchor owns 100% of the issued and outstanding stock of The Anchor Bank and Anchor Automated Services, Inc. (collectively the "Anchor Subsidiaries").

     The principal role of Anchor is to supervise and coordinate the activities of the Anchor Subsidiaries and to provide them with capital and services of various kinds. Anchor derives substantially all its income from dividends from Anchor Bank. Such dividends are determined on an individual basis, generally in relation to Anchor Bank's earnings, deposit growth and capital position.

     Anchor Bank was organized in 1974 as a state-chartered bank and was acquired by Anchor on June 15, 1984. Anchor subsequently acquired three other South Carolina banks which were merged into Anchor Bank, and Anchor acquired a North Carolina bank. In 1994, Anchor merged its two banking subsidiaries, The Anchor Bank and The Anchor Bank of North Carolina. The Anchor Bank survived the merger and all information presented herein reflects this merger for all periods presented.

     Anchor Bank accounted for 100% of Anchor's total consolidated assets as of December 31, 1997, and 100% of total net income for 1997. The Anchor Bank conducts its business through its nineteen branches along the North Carolina and South Carolina coasts.

     The principal executive offices of Anchor and Anchor Bank are located at 2002 Oak Street, Myrtle Beach, South Carolina 29578, and their telephone number is (843) 448-1411. For additional information concerning the business and financial condition of Anchor, reference is made to the Anchor reports incorporated herein by reference. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," and "INFORMATION ABOUT ANCHOR."

     ComSouth Bankshares, Inc. ComSouth Bankshares, Inc. is a registered bank holding company incorporated on May 15, 1987, pursuant to the laws of the State of South Carolina. ComSouth conducts its business through its two bank subsidiaries (the "ComSouth Banks"), Bank of Columbia, N.A. ("Columbia Bank") and Bank of Charleston, N.A. ("Charleston Bank").

     The Columbia Bank is a national bank, chartered July 12, 1988, based in Columbia, South Carolina. This bank engages in the commercial banking business in the Columbia area. The Charleston Bank is a national bank, chartered April 12, 1990, based in Charleston, South Carolina. This bank engages in the commercial banking business in the Charleston area.

     The principal executive offices of ComSouth are located at 1136 Washington Street, Suite 200, Columbia, South Carolina 29201, and its telephone number is
(803) 343-2144. See "INFORMATION ABOUT COMSOUTH."


Parties to the M&M Merger

     Anchor Financial Corporation. See above discussion regarding Anchor.

     M&M Financial Corporation. M&M Financial Corporation is a registered bank holding company incorporated on February 24, 1984, under the laws of the State of South Carolina. M&M provides its customers with banking services through its subsidiary, First National South (the "M&M Bank"). M&M provides no active services through its subsidiary, Marion National Investment Corporation. M&M owns 100% of the issued and outstanding stock of the M&M Bank and Marion National Investment Corporation (collectively, the "M&M Subsidiaries").

     The M&M Bank was organized in 1911 as a national bank. The M&M Bank conducts its business from its main banking offices in Marion, South Carolina, and its other offices in Marion, Mullins, Nichols, Myrtle Beach and Florence, South Carolina.

     The principal executive offices of M&M are located at 307 North Main Street, Marion, South Carolina 29571, and its telephone number is (843) 431-1000. See "INFORMATION ABOUT M&M."


Special Meetings of Anchor, ComSouth and M&M Stockholders, Record Dates and Votes Required

     Anchor Special Meeting, Record Date and Votes Required. The Special Meeting of Stockholders of Anchor (the "Anchor Special Meeting") will be held at the Myrtle Beach Convention Center, 2100 North Oak Street, Myrtle Beach, South Carolina, on August 25, 1998 at 4:00 p.m., local time, at which time Anchor stockholders will be asked to consider and vote on:

      (i) a proposal to approve the ComSouth Agreement and the ComSouth Merger transaction contemplated thereby;

      (ii) a proposal to approve the M&M Agreement and the M&M Merger transaction contemplated thereby; and

      (iii) an amendment to Anchor's Articles of Incorporation to increase the authorized shares of common stock to 50,000,000 shares.

     Only the record holders of shares of the common stock, no par value, of Anchor ("Anchor Common Stock") at the close of business on July 17, 1998, are entitled to notice of and to vote at the Anchor Special Meeting and any postponements or adjournments thereof. On that date, there were 3,896,118 shares of Anchor Common Stock outstanding, with each share being entitled to one vote on each matter properly to come before the Anchor Special Meeting. See "THE ANCHOR SPECIAL MEETING -- Record Date and Securities Entitled to Vote at the Anchor Special Meeting."

     Both the ComSouth Agreement and M&M Agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Anchor Common Stock. As of July 17, 1998, Anchor's directors and executive officers beneficially owned 772,472 shares, or 19.83%, of the Anchor Common Stock entitled to vote at the Anchor Special Meeting. To Anchor's knowledge, no shareholder other than Anchor's Employee Stock Ownership Plan ("ESOP") owned beneficially 5% or more of the Anchor Common Stock as of such date. Participants in the ESOP will be entitled to vote the shares of Anchor Common Stock allocated to them in the ESOP at the Anchor Special Meeting. The directors and executive officers have indicated their intention to vote all their shares in favor of approval of the ComSouth Agreement and the ComSouth Merger and in favor of approval of the M&M Agreement and the M&M Merger. See "THE ANCHOR SPECIAL MEETING -- Required Anchor Vote."

     ComSouth Special Meeting, Record Date and Vote Required. The Special Meeting of Stockholders of ComSouth (the "ComSouth Special Meeting") will be held at the offices of the Bank of Charleston, N.A., 276 East Bay Street, Charleston, South Carolina, on August 27, 1998 at 11:00 a.m., local time, at which meeting ComSouth stockholders will be asked to consider and vote on a proposal to approve and adopt the ComSouth Agreement and the ComSouth Merger transaction contemplated thereby.

     Only the record holders of shares of the common stock, no par value, of ComSouth ("Comsouth Common Stock") at the close of business on July 17, 1998, are entitled to notice of and to vote at the ComSouth Special Meeting and any postponements or adjournments thereof. On that date, there were 2,342,683 shares of ComSouth Common Stock outstanding, with each share being entitled to one vote on each matter properly to come before the ComSouth Special Meeting. See "THE COMSOUTH SPECIAL MEETING -- Record Date and Securities Entitled to Vote at the ComSouth Special Meeting."

     The ComSouth Agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of ComSouth Common Stock. As of July 17, 1998, ComSouth's directors, executive officers and three holders of 5% or more of ComSouth Common Stock, beneficially owned approximately 611,988 shares, or 26%, of the ComSouth Common Stock entitled to vote at the ComSouth Special Meeting. The directors and executive officers have indicated their intention to vote all their shares in favor of approval of the ComSouth Merger. See "THE COMSOUTH SPECIAL MEETING -- Required ComSouth Vote."

     M&M Special Meeting, Record Date and Vote Required. The Special Meeting of Stockholders of M&M (the "M&M Special Meeting") will be held at the Marion County Opera House, 100 West Court Street, Marion, South Carolina, on August 26, 1998 at 4:00 p.m., local time, at which time M&M stockholders will be asked to consider and vote on a proposal to approve and adopt the M&M Agreement and the M&M Merger transaction contemplated thereby. Only the record holders of shares of the common stock, $5.00 par value per share, of M&M ("M&M Common Stock") at the close of business on July 17, 1998, are entitled to notice of and to vote at the M&M Special Meeting and any postponements or adjournments thereof. On that date, there were 1,006,116 shares of M&M Common Stock outstanding, with each share being entitled to one vote on each matter properly to come before the M&M Special Meeting. See "THE M&M SPECIAL MEETING -- Record Date and Securities Entitled to Vote at the M&M Special Meeting."

     The M&M Agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of M&M Common Stock. As of July 17, 1998, M&M's directors and executive officers beneficially owned approximately 68,418 shares, or 6.8%, of the M&M Common Stock entitled to vote at the M&M Special Meeting. To M&M's knowledge, no shareholder owned beneficially 5% or more of the M&M Common Stock as of such date. The directors and executive officers of M&M have indicated their intention to vote all their shares in favor of approval of the M&M Merger. See "THE M&M SPECIAL MEETING -- Required M&M Vote."


Recommendations of the Boards of Directors and Fairness Opinions

     ComSouth and Anchor. The Boards of Directors of ComSouth and Anchor believe that the ComSouth Merger is in the best interests of the respective ComSouth and Anchor stockholders, and both Boards unanimously recommend a vote FOR approval of the ComSouth Agreement. The Board of Directors of Anchor has received from Sandler O'Neill & Partners, L.P., an opinion that the ComSouth Exchange Ratio is fair, from a financial point of view, to the stockholders of Anchor. See "THE PROPOSED MERGERS -- Opinion of Anchor's Financial Advisor." A copy of such opinion, dated

July 17, 1998, is attached hereto as Appendix D and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken in rendering the opinion. The Board of Directors of ComSouth has received from Interstate/Johnson Lane Corporation, an opinion that the terms of the ComSouth Merger are fair, from a financial point of view, to the stockholders of ComSouth. A copy of such opinion, dated July 17, 1998, is attached hereto as Appendix E. See "THE PROPOSED MERGERS -- ComSouth Merger -- Opinion of ComSouth's Financial Advisor."

     M&M and Anchor. The Boards of Directors of M&M and Anchor believe that the M&M Merger is in the best interests of the respective M&M and Anchor stockholders, and both Boards unanimously recommend a vote FOR approval of the M&M Agreement. The Board of Directors of Anchor has received from Sandler O'Neill & Partners, L.P., an opinion that the M&M Exchange Ratio is fair, from a financial point of view, to the stockholders of Anchor. See "THE PROPOSED MERGERS -- Opinion of Anchor's Financial Advisor." A copy of such opinion, dated July 17, 1998, is attached hereto as Appendix D and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken in rendering the opinion. The Board of Directors of M&M has received from Orr Management Company, an opinion that the terms of the M&M Merger are fair, from a financial point of view, to the stockholders of M&M. A copy of such opinion, dated July 17, 1998, is attached hereto as Appendix F. See "THE PROPOSED MERGERS -- M&M Merger -- Opinion of M&M's Financial Advisor."


Reasons for and Backgrounds of the ComSouth Merger and the M&M Merger

     The Boards of Directors of Anchor, ComSouth and M&M, respectively, believe that the ComSouth Merger and the M&M Merger, respectively, will (i) provide opportunities to achieve economies of scale and should increase the efficiency and profitability of the combined companies (in other words, Anchor and Anchor
Bank), and (ii) permit more effective management of the combined companies. In addition, the combined greater financial resources, the economies of scale and more effective management resulting from the Mergers are expected to improve the ability of the combined companies to compete with the many financial institutions doing business in Anchor, ComSouth and M&M's respective market areas, result in an institution better able to respond to the needs of its customers and the communities served, and allow the stockholders of Anchor, ComSouth and M&M to participate in an institution which has greater financial resources, a larger number of banking locations and a larger market than Anchor, ComSouth or M&M has at the present time. See "THE PROPOSED MERGERS -- Background of the Mergers and Reasons for the Mergers."


Dissenters' Rights of Anchor, ComSouth and M&M Stockholders

     Under certain conditions and by fully complying with specific procedures required by the South Carolina Business Corporation Act of 1988, as amended, and described elsewhere in this Joint Proxy Statement/Prospectus, Anchor, ComSouth and M&M stockholders will have the right to dissent from the ComSouth Merger and the M&M Merger, respectively, in which event, if the ComSouth Merger or the M&M Merger, as applicable, is consummated, such stockholder may be entitled to receive cash for the fair value of his shares of Anchor Common Stock, ComSouth Common Stock or M&M Common Stock held, as applicable. See "THE PROPOSED MERGERS -- Rights of Dissenting Stockholders" and "Appendix C."


The ComSouth Agreement

     General Terms. On April 14, 1998, the ComSouth Agreement was executed by Anchor and ComSouth. Pursuant to the ComSouth Agreement, at the effective date of the ComSouth Merger ("ComSouth Effective Date"), ComSouth will merge into Anchor whereby:

      (i) all ComSouth Common Stock issued and outstanding as of the ComSouth Effective Date will be converted into and exchanged for 0.75 of a share of Anchor Common Stock, subject to possible increase by Anchor's Board of Directors if certain declines occur in the market value of Anchor Common Stock, except for shares of ComSouth Common Stock owned by Anchor and shares whose holders have perfected their rights of dissent related to the ComSouth Merger, and except that cash will be paid in lieu of issuing any fractional shares of Anchor Common Stock;

      (ii) all outstanding options to purchase ComSouth Common Stock (the "ComSouth Options") will be converted into options to purchase shares of Anchor Common Stock on the basis of the ComSouth Exchange Ratio; and

      (iii) ComSouth stockholders will become stockholders of Anchor and ComSouth will cease to exist.

 Procedure for Exchange of ComSouth Common Stock

     Promptly after the ComSouth Effective Date, Anchor will cause an exchange agent selected by Anchor (the "Exchange Agent") to mail to the former stockholders of ComSouth a form letter of transmittal, together with instructions for the exchange of such ComSouth stockholders' certificates representing shares of ComSouth Common Stock for certificates representing shares of Anchor Common Stock. ComSouth stockholders should not send their stock certificates until they receive the form letter of transmittal and instructions. See "THE PROPOSED MERGERS -- ComSouth Merger -- Procedure for Exchange of ComSouth Common Stock for Anchor Common Stock."


     Regulatory Approvals and Other Conditions to ComSouth Merger

     The ComSouth Merger is subject to the approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The ComSouth Merger also is subject to approval by the South Carolina State Board of Financial Institutions (the "South Carolina Board"). Applications for the required approvals have been filed with the Federal Reserve and the South Carolina Board and are pending at this time.

     Consummation of the ComSouth Merger is subject to various other conditions, including receipt of the required approvals of the respective ComSouth and Anchor stockholders, receipt of certain customary legal opinions, consummation of the transaction shall be accountable as a pooling-of-interests, and there shall have been no material adverse change in the financial condition or results of operations of ComSouth or Anchor. See "THE PROPOSED MERGERS -- ComSouth Merger -- Conditions to Consummation of the ComSouth Merger."


     Termination Provisions of ComSouth Agreement

     The ComSouth Agreement may be terminated at any time prior to the ComSouth Effective Date (i) by the mutual consent of the Boards of Directors of Anchor and ComSouth; (ii) by the Board of Directors of either party to the ComSouth Agreement in the event of a material breach of any agreement, covenant, representation or warranty by the other party, if the breaching party fails to correct the breach promptly after notice thereof; (iii) by either party if the ComSouth Merger is not consummated by December 31, 1998; (iv) by either party if the required approvals of the respective Comsouth and Anchor stockholders are not obtained at the Special Meetings or any adjournments thereof; or (v) by the Board of Directors of ComSouth if certain fluctuations in the market price of Anchor Common Stock occur, and Anchor does not exercise its option to increase the ComSouth Exchange Ratio as provided in the ComSouth Agreement. See "THE PROPOSED MERGERS -- ComSouth Merger -- Termination Provisions."


     Effective Date of the ComSouth Merger

     The ComSouth Merger will be effective on the date and at the time when the Articles of Merger have been delivered to and accepted by the Secretary of State of South Carolina for filing. See "THE PROPOSED MERGERS -- ComSouth Merger -- ComSouth Effective Date."


     Employment Agreements

     On the ComSouth Effective Date, Anchor will enter into employment agreements with J. Michael Kapp, Arthur P. Swanson, John P. Barnwell, and Carmel Dodds, provided these individuals have not terminated their employment with ComSouth or the ComSouth Banks at or prior to the ComSouth Effective Date. See "THE PROPOSED MERGERS -- ComSouth Merger -- Employment Agreements."


     Interests of Certain Persons in the ComSouth Merger

     In addition to the employment agreements described above, certain members of ComSouth's management and its Board of Directors may be deemed to have interests in the ComSouth Merger that are in addition to their interests as ComSouth stockholders generally. These interests include, among others, (i) the appointment of four current members of the Boards of Directors of ComSouth or the ComSouth Banks to the Board of Directors of Anchor, (ii) agreement by Anchor to indemnify certain officers, directors and former directors of ComSouth and the ComSouth Banks in a pending lawsuit, including advancing expenses to defend the case, (iii) agreement by Anchor to provide three years of directors and officers' liability insurance coverage to officers and directors of ComSouth and the ComSouth Banks, (iv) agreement by Anchor to indemnify the directors and officers of ComSouth and the ComSouth Banks to the fullest extent permitted by South Carolina law against all liabilities and the expense of defending claims or liabilities connected with or arising out of such directors or officers' service as such, and (v) conversion of certain outstanding ComSouth Options previously granted to officers and directors of ComSouth into options to acquire Anchor Common Stock, adjusted in accordance with the Comsouth Exchange Ratio. See "THE PROPOSED MERGERS -- Interests of Certain Persons in the Mergers."


The M&M Agreement

     General Terms. On May 15, 1998, the M&M Agreement was executed by Anchor and M&M. Pursuant to the M&M Agreement, at the effective date of the M&M Merger ("M&M Effective Date"), M&M will merge into Anchor whereby:

      (i) all M&M Common Stock issued and outstanding as of the M&M Effective Date will be converted into 0.87 of a share of Anchor Common Stock, subject to possible increase by Anchor's Board of Directors if certain declines occur in the market value of Anchor Common Stock, except for shares whose holders have perfected their rights of dissent related to the M&M Merger and except that cash will be issued in lieu of issuing any fractional shares of Anchor Common Stock;

      (ii) all outstanding options to purchase M&M Common Stock (the "M&M Options") will be converted into options to purchase shares of Anchor Common Stock on the basis of the M&M Exchange Ratio; and

      (iii) M&M stockholders will become stockholders of Anchor and M&M will cease to exist.


     Procedure for Exchange of M&M Common Stock

     Promptly after the M&M Effective Date, Anchor will cause an exchange agent selected by Anchor (the "Exchange Agent") to mail to the former stockholders of M&M a form letter of transmittal, together with instructions for the exchange of such M&M stockholders' certificates representing shares of M&M Common Stock for certificates representing shares of Anchor Common Stock. M&M stockholders should not send their stock certificates until they receive the form letter of transmittal and instructions. See "THE PROPOSED MERGERS -- M&M Merger -- Procedure for Exchange of M&M Common Stock for Anchor Common Stock."


     Regulatory Approvals and Other Conditions to M&M Merger

     The M&M Merger is subject to the approval by the Federal Reserve. The M&M Merger also is subject to approval by the South Carolina Board. Applications for the required approvals have been filed with the Federal Reserve and the South Carolina Board and are pending at this time.

     Consummation of the M&M Merger is subject to various other conditions, including receipt of the required approvals of the respective M&M and Anchor stockholders, receipt of certain customary legal opinions, consummation of the transaction shall be accountable as a pooling of interests, and there shall have been no material adverse change in the financial condition or results of operations of M&M or Anchor. See "THE PROPOSED MERGERS -- M&M Merger -- Conditions to Consummation of the M&M Merger."


     Termination Provisions of M&M Agreement

     The M&M Agreement may be terminated at any time prior to the M&M Effective Date (i) by the mutual consent of the Boards of Directors of Anchor and M&M;
(ii) by the Board of Directors of either party to the M&M Agreement in the event of a material breach of any agreement, covenant, representation or warranty by the other party, if the breaching party fails to correct the breach promptly after notice thereof; (iii) by either if the M&M Merger is not consummated by December 31, 1998; (iv) by either party if the required approvals of the respective M&M and Anchor stockholders are not obtained at the Special Meetings or any adjournments thereof; or (v) by the Board of Directors of M&M if certain fluctuations in the market price of Anchor Common Stock occur, and Anchor does not exercise its option to increase the M&M Exchange Ratio as provided in the M&M Agreement. See "THE PROPOSED MERGERS -- M&M Merger -- Termination Provisions."


     Effective Date of the M&M Merger

     The M&M Merger will be effective on the date and at the time (the "M&M Effective Date") when the Articles of Merger have been delivered to and accepted by the Secretary of State of South Carolina for filing. See "THE PROPOSED MERGERS -- M&M Merger -- M&M Effective Date."


     Employment Agreement

     On the M&M Effective Date, Anchor will enter into an employment agreement with Chester A. Duke, the current Chairman, President and Chief Executive Officer of M&M. See "THE PROPOSED MERGERS -- M&M Merger -- Employment Agreement."

 Interests of Certain Persons in the M&M Merger

     In addition to the employment agreement described above, certain members of M&M's management and its Board of Directors may be deemed to have interests in the M&M Merger that are in addition to their interests as M&M stockholders generally. These interests include, among others, (i) the appointment of two current members of the Boards of Directors of M&M or the M&M Bank to the Board of Directors of Anchor and the appointment of two such M&M Directors to the Board of Directors of Anchor Bank, (ii) agreement by Anchor to provide three years of directors and officers' liability insurance coverage to officers and directors of M&M and its Subsidiaries, (iii) agreement by Anchor to indemnify the directors and officers of M&M or any of its Subsidiaries to the fullest extent permitted by South Carolina law against all liabilities and the expense of defending claims of liabilities connected with or arising out of such directors or officers' service as such, and (iv) conversion of certain outstanding M&M Options granted to certain officers of M&M into options to acquire Anchor Common Stock in accordance with the M&M Exchange Ratio. See "THE PROPOSED MERGERS -- Interests of Certain Persons in the Mergers."


Certain Federal Income Tax Consequences

     The ComSouth Merger and the M&M Merger have been structured as tax-free corporate reorganizations for federal income tax purposes, except with respect to the receipt of cash pursuant to the exercise of dissenters' rights and in lieu of issuing fractional shares. Consummation of both the ComSouth Merger and the M&M Merger is subject to the receipt of an opinion of Gerrish & McCreary, P.C., counsel for Anchor, as to the above tax treatment of the Mergers. The tax opinion regarding each Merger as issued by Gerrish & McCreary, P.C. has been received by the parties. See "THE PROPOSED MERGERS -- Material Federal Income Tax Consequences of the Mergers."

     Because of the complexities of federal and state income tax laws, each Anchor, ComSouth and M&M stockholder is urged to consult with a tax advisor in order to determine the specific tax consequences to the stockholder as a result of the respective Mergers, including federal, foreign, state, and local tax consequences. This Joint Proxy Statement/ Prospectus does not include a discussion of the tax consequences that may result from any foreign, state, local, or other tax law. See "THE PROPOSED MERGERS -- Material Federal Income Tax Consequences of the Mergers."


Accounting Treatment

     Each Merger is expected to be accounted for as a pooling-of-interests. See "THE PROPOSED MERGERS -- Accounting Treatment".


Certain Differences in Stockholders' Rights

     On the Effective Dates of the ComSouth Merger and the M&M Merger, ComSouth and M&M stockholders, respectively, whose rights are governed by the applicable corporation's Articles of Incorporation and Bylaws and the South Carolina Business Corporation Act, as amended (the "South Carolina Act"), will automatically become Anchor stockholders, and their rights as Anchor stockholders will be determined by Anchor's Articles of Incorporation and Bylaws and the South Carolina Act.

     The rights of Anchor stockholders differ from the rights of ComSouth and M&M stockholders in certain respects, some of which constitute additional anti-takeover provisions provided for in the governing documents of Anchor. See "THE PROPOSED MERGERS -- Certain Differences in Rights of Anchor, ComSouth and M&M Stockholders."


Resale Restrictions on Affiliates of ComSouth and M&M

     ComSouth and M&M have agreed to obtain from each individual identified by them as affiliates, an agreement providing that such person will not sell or otherwise transfer any Anchor Common Stock to be received by such person as a result of the ComSouth Merger or the M&M Merger, except in compliance with the Securities Act and as permitted under the accounting rules governing the pooling of interests method of accounting. See "THE PROPOSED MERGERS -- Resales of Anchor Common Stock to be Received by Certain Stockholders of ComSouth and M&M."


Directors and Management of Anchor Following the Mergers

     Pursuant to the ComSouth Agreement and M&M Agreement and contingent upon consummation of each Merger transaction:

      i. Anchor will appoint and nominate for election four Directors of ComSouth or the ComSouth Banks and two Directors of M&M or the M&M Bank to its Board of Directors. As of the date of this Joint Proxy
   Statement/Prospectus, Anchor has not determined which persons it will appoint and nominate for election to its Board of Directors.

      ii. Anchor Bank will appoint and nominate for election two Directors of M&M or the M&M Bank to its Board of Directors. As of the date of this Joint Proxy Statement/Prospectus, Anchor Bank has not determined which persons it will appoint to its Board of Directors. See "THE PROPOSED MERGERS -- Directors and Executive Officers Following the Mergers."

     Anchor currently has sixteen (16) Directors and its Articles of Incorporation provide for a maximum of twenty (20) Directors. In order to accommodate the addition of the six new Directors to the Anchor Board of Directors described above, if and when the ComSouth Merger and the M&M Merger are consummated, two of the current Directors of Anchor will resign their directorships. Mr. Zeb M. Thomas, Sr. and Mr. Admah Lanier, Jr. have submitted their resignations effective on the Effective Date of the last to close of the Mergers. The Board of Directors of Anchor has advised Mr. Thomas that he will be elected by the Board as the non-voting Chairman Emeritus of the Anchor Board, and Mr. Lanier that he will be elected to the Board of Directors of the Anchor Bank. The Board of Anchor has indicated its intent to elect Mr. Stephen
L. Chryst as its chairman if the above changes occur.


Risk Factors

     In deciding whether to approve the respective ComSouth Merger and M&M Merger, ComSouth stockholders and M&M stockholders should carefully evaluate the matters set forth under "RISK FACTORS."


Share Information and Comparative Market Prices

     Shares of Anchor Common Stock are traded on the Nasdaq National Market ("Nasdaq") under the symbol "AFSC." As of the Anchor Record Date, there were approximately 3,896,118 shares of Anchor Common Stock outstanding held by approximately 1,783 stockholders of record.

     Shares of ComSouth Common Stock are traded on the American Stock Exchange ("AMEX") under the symbol "CSB." See "COMPARATIVE MARKET PRICES AND DIVIDENDS -- ComSouth Market Prices." As of the ComSouth Record Date, there were approximately 2,342,683 shares of ComSouth Common Stock outstanding held by approximately 481 stockholders of record.

     There is no established trading market for M&M's Common Stock. Based on transactions of which M&M management is aware, during the period from May 1, 1997 to May 1, 1998, sales of M&M Common Stock have been effected in a range of $13.33 to $17.00 per share (sale prices have been retroactively adjusted to give effect to the three-for-one stock split effected by M&M in 1997). However, management of M&M has not ascertained that these transactions are the results of arm's-length negotiations between the parties, and because of the limited number of shares involved, these prices may not be indicative of the market value of the M&M Common Stock. See "COMPARATIVE MARKET PRICES AND DIVIDENDS -- M&M Market Prices." As of the M&M Record Date, there were approximately 1,006,116 shares of M&M Common Stock outstanding held by approximately 706 stockholders of record.

     The following table sets forth the closing sales prices reported on Nasdaq for Anchor Common Stock on April 13, 1998, the last trading date preceding public announcement of the ComSouth Merger, and April 30, 1998, the last trading date preceding public announcement of the M&M Merger. It also sets forth the closing price reported on AMEX for ComSouth Common Stock on April 13, 1998, and the most recent known sales price for M&M Common Stock prior to April 30, 1998, as well as per share equivalent prices for ComSouth Common Stock and M&M Common Stock on those dates, respectively.



                                                        Per Share Price
                                            ---------------------------------------
                                              On April 13, 1998   On April 30, 1998
                                             (prior to ComSouth     (prior to M&M
                                                announcement)       announcement)
                                            -------------------- ------------------
Anchor Common Stock -- historical ......... $ 44.00                   $ 39.25
ComSouth Common Stock
 -- historical ............................ $ 30.19
 -- equivalent (1) ........................ $ 33.00
M&M Common Stock
 -- historical ............................                           $ 17.00
 -- equivalent (2) ........................                           $ 34.15

---------
(1) The equivalent per share price of ComSouth Common Stock represents the closing sales price of a share of Anchor Common Stock on that date multiplied by the ComSouth Exchange Ratio of 0.75.

(2) The equivalent per share price of M&M Common Stock represents the closing sales price of a share of Anchor Common Stock on that date multiplied by the M&M Exchange Ratio of 0.87.

     The ComSouth and M&M Exchange Ratios may be adjusted as provided in the ComSouth and M&M Agreements, respectively. Stockholders of Comsouth and M&M are advised to obtain current market quotations for Anchor Common Stock. No assurance can be given as to the market price of the Anchor Common Stock at the Effective Dates of the ComSouth Merger and the M&M Merger. For additional information regarding the historical market prices of Anchor Common Stock during the previous two years, see "COMPARATIVE MARKET PRICES AND DIVIDENDS -- Anchor Market Prices."


                          COMPARATIVE PER SHARE DATA

     The following table sets forth at the dates and for the periods indicated,
(i) selected comparative per share data for Anchor, ComSouth and M&M on an historical basis, and (ii) selected unaudited pro forma comparative per share data reflecting the consummation of the ComSouth Merger, the M&M Merger and both the ComSouth and M&M Mergers. The unaudited pro forma data has been prepared giving effect to each of the Mergers as a pooling-of-interests. This data should be read in conjunction with the financial statements, related notes and other financial information for Anchor, ComSouth and M&M incorporated by reference or set forth elsewhere in this Joint Proxy Statement/Prospectus. The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Mergers been consummated at the beginning of the periods presented, nor is it necessarily indicative of the results of operations of future periods or of future combined financial position.

     The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Anchor, ComSouth and M&M, including the respective notes thereto, incorporated by reference or appearing elsewhere herein, and the pro forma financial information included herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FINANCIAL STATEMENTS OF COMSOUTH," "FINANCIAL STATEMENTS OF M&M," and "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

                          COMPARATIVE PER SHARE DATA



                                                        Three Months
                                                      Ended March 31,           Year Ended December 31,
                                                     ----------------- -----------------------------------------
                                                            1998            1997          1996          1995
                                                     ----------------- ------------- ------------- -------------
                                                        (Unaudited)
NET INCOME PER COMMON SHARE:
 Anchor historical -- basic ........................    $     0.43      $     1.59    $     1.25    $     0.93
 Anchor historical -- diluted ......................    $     0.40      $     1.51    $     1.21    $     0.93
 ComSouth historical -- basic ......................    $     0.29      $     0.98    $     0.80    $     0.61
 ComSouth historical -- diluted ....................    $     0.27      $     0.91    $     0.77    $     0.60
 M&M historical -- basic ...........................    $     0.29      $     1.12    $     0.85    $     0.59
 M&M historical -- diluted .........................    $     0.29      $     1.12    $     0.85    $     0.59
 Pro forma combined (unaudited):
 Anchor/ComSouth/M&M -- basic (1) ..................    $     0.41      $     1.45    $     1.15    $     0.84
 Anchor/ComSouth/M&M -- diluted (1) ................    $     0.39      $     1.38    $     1.11    $     0.83
 Pro forma combined (unaudited):
 Anchor/ComSouth -- basic (1) ......................    $     0.42      $     1.52    $     1.17    $     0.86
 Anchor/ComSouth -- diluted (1) ....................    $     0.39      $     1.43    $     1.13    $     0.86
 Pro forma combined (unaudited):
 Anchor/M&M -- basic (1) ...........................    $     0.41      $     1.48    $     1.20    $     0.88
 Anchor/M&M -- diluted (1) .........................    $     0.39      $     1.42    $     1.17    $     0.88
 Pro forma equivalents for ComSouth (unaudited):
  Anchor/ComSouth/M&M -- basic (2) .................    $     0.31      $     1.09    $     0.86    $     0.63
  Anchor/ComSouth/M&M -- diluted (2) ...............    $     0.29      $     1.03    $     0.84    $     0.63
  Anchor/ComSouth -- basic (2) .....................    $     0.31      $     1.14    $     0.88    $     0.65
  Anchor/ComSouth -- diluted (2) ...................    $     0.30      $     1.07    $     0.85    $     0.64
 Pro forma equivalents for M&M (unaudited):
  Anchor/ComSouth/M&M -- basic (3) .................    $     0.36      $     1.26    $     1.00    $     0.73
  Anchor/ComSouth/M&M -- diluted (3) ...............    $     0.34      $     1.20    $     0.97    $     0.73
  Anchor/M&M -- basic (3) ..........................    $     0.36      $     1.29    $     1.04    $     0.77
  Anchor/M&M -- diluted (3) ........................    $     0.34      $     1.24    $     1.02    $     0.77
CASH DIVIDENDS DECLARED PER COMMON SHARE:
 Anchor historical .................................    $     0.12      $     0.38    $     0.28    $     0.24
 ComSouth historical ...............................    $     0.00      $     0.00    $     0.00    $     0.00
 M&M historical ....................................    $     0.00      $     0.37    $     0.33    $     0.30
 Pro forma equivalents (unaudited):
  For ComSouth (4) .................................    $     0.09      $     0.28    $     0.21    $     0.18
  For M&M (4) ......................................    $     0.10      $     0.33    $     0.24    $     0.21
BOOK VALUE PER COMMON SHARE (PERIOD END):
 Anchor historical .................................    $    10.30      $     9.95    $     8.62    $     7.63
 ComSouth historical ...............................    $     7.18      $     6.90    $     5.94    $     5.15
 M&M historical ....................................    $    11.66      $    11.37    $    10.62    $    10.10
 Pro forma combined (unaudited):
 Anchor/ComSouth/M&M (1) ...........................    $    10.05      $    10.16    $     8.95    $     8.01
 Pro forma combined (unaudited):
 Anchor/ComSouth (1) ...............................    $     9.78      $     9.75    $     8.42    $     7.43
 Pro forma combined (unaudited):
 Anchor/M&M (1) ....................................    $    10.57      $    10.47    $     9.30    $     8.38
 Pro forma equivalents for ComSouth (unaudited):
  Anchor/ComSouth/M&M (2) ..........................    $     7.54      $     7.62    $     6.71    $     6.01
  Anchor/ComSouth (2) ..............................    $     7.34      $     7.31    $     6.32    $     5.57
 Pro forma equivalents for M&M (unaudited):
  Anchor/ComSouth/M&M (3) ..........................    $     8.74      $     8.84    $     7.79    $     6.97
  Anchor/M&M (3) ...................................    $     9.19      $     9.11    $     8.09    $     7.29
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
 Anchor historical -- basic ........................     3,830,637       3,843,227     3,830,103     3,810,744
 Anchor historical -- diluted ......................     4,076,268       4,050,156     3,947,187     3,823,007
 ComSouth historical -- basic ......................     2,341,320       2,311,098     2,287,562     2,260,369
 ComSouth historical -- diluted ....................     2,469,695       2,464,833     2,387,573     2,299,470
 M&M historical -- basic ...........................     1,006,116       1,006,116     1,006,116     1,006,116
 M&M historical -- diluted .........................     1,013,747       1,006,763     1,006,116     1,006,116

---------
(1) Represents the combined results of Anchor, ComSouth and/or M&M, as if the merger(s) were consummated on January 1, 1995 and were accounted for as a pooling of interests.

(2) Represents pro forma combined information multiplied by the ComSouth Exchange Ratio of 0.75 of a share of Anchor Common Stock for each share of ComSouth Common Stock.

(3) Represents pro forma combined information multiplied by the M&M Exchange Ratio of 0.87 of a share of Anchor Common Stock for each share of M&M Common Stock.

(4) Represents historical dividends declared per share by Anchor multiplied by the ComSouth Exchange Ratio of 0.75 of a share of Anchor Common Stock for each share of ComSouth Common Stock and multiplied by the M&M Exchange Ratio of 0.87 of a share of Anchor Common Stock for each share of M&M Common Stock.


                        SELECTED FINANCIAL INFORMATION

     The following table sets forth (i) summary selected financial information for each of Anchor, ComSouth and M&M on a historical basis, and (ii) summary unaudited pro forma selected financial information reflecting the consummation of the ComSouth Merger, the M&M Merger and both the ComSouth and M&M Mergers. The unaudited pro forma selected financial information assumes consolidation was effective as of January 1, 1995. The summary selected financial information for each of Anchor, ComSouth and M&M and the unaudited pro forma selected financial information have been prepared based on the historical financial statements of Anchor, ComSouth and M&M for each of the five years in the period ended December 31, 1997, and the three months ended March 31, 1998 and 1997. The data should be read in conjunction with the historical financial statements, related notes and other financial information for Anchor, ComSouth and M&M incorporated by reference or included elsewhere in this Joint Proxy Statement/Prospectus. Each Merger is accounted for under the pooling-of-interests method of accounting. See "THE PROPOSED MERGERS -- Accounting Treatment." The results of operations for the three month period ended March 31, 1998, may not be indicative of the results of operations to be achieved for the year ending December 31, 1998, or for future interim periods. The unaudited pro forma selected financial information does not purport to represent the actual results of operations or the financial condition of the combined companies had the Mergers actually occurred in the periods or on the dates indicated. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION



                                     Three Months Ended
                                         March 31,               Year Ended December 31,
                                  ------------------------ -----------------------------------
                                      1998         1997        1997        1996        1995
                                  ------------ ----------- ----------- ----------- -----------
                                        (Unaudited)
                                        (In thousands, except per share data and ratios)
FINANCIAL CONDITION
  (At end of period)
Total assets
  Anchor ........................  $  624,672   $520,556    $585,397    $493,504    $407,506
  ComSouth ......................     217,375    173,437     205,572     164,634     133,423
  M&M ...........................     167,879    143,520     156,271     133,914     117,815
  Pro forma combined (unaudited):
   Anchor/ComSouth/M&M ..........   1,007,469    836,392     945,303     790,971     658,442
   Anchor/ComSouth ..............     839,780    693,195     789,222     657,379     540,690
   Anchor/M&M ...................     792,361    663,753     741,478     627,096     525,258
Investments Securities
  Anchor ........................  $  117,679   $107,061    $121,462    $100,231    $ 83,447
  ComSouth ......................      38,173     38,631      43,026      34,106      22,135
  M&M ...........................      33,643     37,127      32,875      38,342      40,625
  Pro forma combined (unaudited):
   Anchor/ComSouth/M&M ..........     187,038    181,698     195,426     171,598     145,740
   Anchor/ComSouth ..............     153,585    144,894     162,741     133,578     105,178
   Anchor/M&M ...................     151,132    143,865     154,147     138,251     124,009
Loans, net
  Anchor ........................  $  433,270   $362,034    $411,110    $341,604    $282,058
  ComSouth ......................     146,946    118,552     142,671     113,879      91,024
  M&M ...........................     112,108     88,024     104,501      79,896      60,525
  Pro forma combined (unaudited):
   Anchor/ComSouth/M&M ..........     692,324    568,610     658,282     535,379     433,607
   Anchor/ComSouth ..............     580,216    480,586     553,781     455,483     373,082
   Anchor/M&M ...................     545,378    450,058     515,611     421,500     342,583
Total deposits
  Anchor ........................  $  523,997   $449,346    $493,708    $420,212    $353,876
  ComSouth ......................     192,633    152,811     182,673     145,408     117,763
  M&M ...........................     142,320    109,020     130,482     107,473      96,084
  Pro forma combined (unaudited):
   Anchor/ComSouth/M&M ..........     858,950    711,177     806,863     673,093     567,723
   Anchor/ComSouth ..............     716,630    602,157     676,381     565,620     472,639
   Anchor/M&M ...................     666,317    558,366     624,190     527,685     449,960
Borrowed funds
  Anchor ........................  $   53,399   $ 33,124    $ 48,100    $ 37,185    $ 22,703
  ComSouth ......................       6,506      5,226       5,615       4,659       2,193
  M&M ...........................      11,924     22,013      12,461      14,083      10,248
  Pro forma combined (unaudited):
   Anchor/ComSouth/M&M ..........      71,829     60,363      66,176      55,927      35,144
   Anchor/ComSouth ..............      59,905     38,350      53,715      41,844      24,896
   Anchor/M&M ...................      65,323     55,137      60,561      51,268      32,951
Stockholders' equity
  Anchor ........................  $   41,495   $ 33,573    $ 39,528    $ 32,975    $ 28,542
  ComSouth ......................      16,812     14,115      16,016      13,641      11,879
  M&M ...........................      11,896     10,983      11,688      10,822      10,158
  Pro forma combined (unaudited):
   Anchor/ComSouth/M&M ..........      65,503     57,795      65,858      56,587      50,277
   Anchor/ComSouth ..............      54,935     47,037      54,298      45,989      40,182
   Anchor/M&M ...................      52,063     44,331      51,088      43,573      38,637

                                 Three Months Ended
                                      March 31,          Year Ended December 31,
                                 ------------------- --------------------------------
                                    1998      1997      1997       1996       1995
                                 --------- --------- ---------- ---------- ----------
                                     (Unaudited)
                                   (In thousands, except per share data and ratios)
RESULTS OF OPERATIONS
Net interest income
 Anchor ........................  $ 6,286   $5,425    $23,675    $19,784    $16,671
 ComSouth ......................    2,134    1,736      8,013      6,352      5,109
 M&M ...........................    1,614    1,525      6,137      5,062      4,394
 Pro forma combined (unaudited):
   Anchor/ComSouth/M&M .........   10,034    8,686     37,825     31,199     26,174
   Anchor/ComSouth .............    8,420    7,161     31,688     26,136     21,780
   Anchor/M&M ..................    7,900    6,950     29,812     24,847     21,065
Provision for loan losses
 Anchor ........................  $   210   $  200    $   910    $   850    $   596
 ComSouth ......................      210       15        334        110        195
 M&M ...........................      114       84        800        180         39
 Pro forma combined (unaudited):
   Anchor/ComSouth/M&M .........      534      299      2,044      1,140        830
   Anchor/ComSouth .............      420      215      1,244        960        791
   Anchor/M&M ..................      324      284      1,710      1,030        635
Non-interest income
 Anchor ........................  $ 1,104   $1,049    $ 4,313    $ 3,760    $ 2,977
 ComSouth ......................      625      483      1,995      1,646      1,469
 M&M ...........................      447      387      1,921      1,330      1,276
 Pro forma combined (unaudited):
   Anchor/ComSouth/M&M .........    2,176    1,919      7,971      6,736      5,722
   Anchor/ComSouth .............    1,729    1,532      6,308      5,406      4,446
   Anchor/M&M ..................    1,551    1,436      5,976      5,090      4,253
Non-interest expense
 Anchor ........................  $ 4,599   $4,180    $17,522    $15,331    $13,560
 ComSouth ......................    1,556    1,368      6,059      5,131      4,576
 M&M ...........................    1,533    1,300      5,628      5,091      4,851
 Pro forma combined (unaudited):
   Anchor/ComSouth/M&M .........    7,688    6,848     29,209     25,553     22,987
   Anchor/ComSouth .............    6,155    5,548     23,581     20,462     18,136
   Anchor/M&M ..................    6,132    5,480     23,150     20,422     18,411
Provision for income taxes
 Anchor ........................  $   938   $  759    $ 3,442    $ 2,594    $ 1,953
 ComSouth ......................      318      316      1,361        929        426
 M&M ...........................      120      165        503        263        187
 Pro forma combined (unaudited):
   Anchor/ComSouth/M&M .........    1,376    1,240      5,306      3,951      2,783
   Anchor/ComSouth .............    1,256    1,075      4,803      3,688      2,596
   Anchor/M&M ..................    1,058      924      3,945      2,857      2,140
Net income
 Anchor ........................  $ 1,643   $1,335    $ 6,114    $ 4,769    $ 3,539
 ComSouth ......................      675      520      2,254      1,828      1,381
 M&M ...........................      294      363      1,127        859        593
 Pro forma combined (unaudited):
   Anchor/ComSouth/M&M .........    2,612    2,218      9,237      7,291      5,296
   Anchor/ComSouth .............    2,318    1,855      8,368      6,432      4,703
   Anchor/M&M ..................    1,937    1,698      6,983      5,628      4,132

                           SELECTED FINANCIAL RATIOS



                                                Three Months
                                                   Ended
                                                 March 31,        Year Ended December 31,
                                               ------------- ----------------------------------
                                                  1998 (2)      1997        1996        1995
                                               ------------- ----------  ----------  ----------
  Return on average assets (1)(2)
   Anchor ....................................      1.13%        1.13%       1.04%       0.93%
   ComSouth ..................................      1.32         1.24        1.30        1.22
   M&M .......................................      0.71         0.76        0.68        0.51
   Proforma combined:
    Anchor/ComSouth/M&M ......................      1.10%        1.06%       1.00%       0.87%
    Anchor/ComSouth ..........................      1.18         1.16        1.07        0.96
    Anchor/M&M ...............................      1.04         1.01        0.96        0.83
  Return on average stockholders' equity(1)(2)
   Anchor ....................................     16.94%       17.21%      15.38%      12.75%
   ComSouth ..................................     16.70        15.19       14.54       12.74
   M&M .......................................     10.10         9.94        8.10        6.09
   Proforma combined:
    Anchor/ComSouth/M&M ......................     16.78%       15.19%      13.62%      11.02%
    Anchor/ComSouth ..........................     17.85        16.87       14.90       12.26
    Anchor/M&M ...............................     15.77        14.94       13.60       11.04
  Tier 1 risk-based capital (3)
   Anchor ....................................      8.68%        8.79%       9.13%       9.37%
   ComSouth ..................................     11.06        10.90       11.90       12.17
   M&M .......................................      9.61        10.00       12.13       14.14
   Proforma combined (2):
    Anchor/ComSouth/M&M ......................      8.71%        9.27%       9.13%      10.65%
    Anchor/ComSouth ..........................      8.75         9.14       11.90       10.01
    Anchor/M&M ...............................      8.65         9.03        9.69       10.31
  Total risk-based capital (3)
   Anchor ....................................     12.16%       12.42%      13.33%      12.18%
   ComSouth ..................................     12.27%       12.10       13.30       13.34
   M&M .......................................     10.47        10.81       13.29       15.29
   Proforma combined (2):
    Anchor/ComSouth/M&M ......................     11.29%       11.92%      13.18%      12.88%
    Anchor/ComSouth ..........................     11.67        12.17       13.19       12.44
    Anchor/M&M ...............................     11.57        12.06       13.28       12.79
  Tier 1 leverage (3)
   Anchor ....................................      6.70%        6.55%       6.79%       6.76%
   ComSouth ..................................      8.21         8.30       10.10       10.42
   M&M .......................................      7.00         7.32        8.04        8.54
   Proforma combined (2):
    Anchor/ComSouth/M&M ......................      6.60%        6.90%       7.51%       7.70%
    Anchor/ComSouth ..........................      6.68         6.83        7.42        7.52
    Anchor/M&M ...............................      6.59         6.70        7.03        7.16

---------
(1) Information for interim period ended March 31 has been annualized.

(2) Unaudited.

(3) Leverage ratio is Tier 1 capital to average total assets.

                                 RISK FACTORS

     In addition to the other information contained in this Joint Proxy Statement/Prospectus, the following factors should be given careful consideration by stockholders of Anchor, ComSouth and M&M in evaluating both the ComSouth Merger and the M&M Merger.


Prospects of Anchor After the Mergers

     The banking and financial services industry is highly competitive. To the extent the present customers of Anchor, ComSouth and M&M are not retained by Anchor subsequent to the consummation of each Merger or additional expenses are incurred in retaining them, there could be adverse effects on future results for the combined companies. Realization of continued profitability is dependent in part on the extent to which the revenues of Anchor's banking subsidiaries are maintained after the Mergers. There can be no assurance that Anchor and its banking subsidiaries will be able to realize the economies of scale, structural benefits and other benefits anticipated to be received after the Mergers because of the inherent uncertainties associated with each Merger.

     Anchor is an entity separate and distinct from its banking subsidiary, The Anchor Bank, although the principal source of Anchor's revenues is dividends from its banking subsidiary operations. Regulations limit the amount of dividends that may be paid by Anchor's banking subsidiaries without prior regulatory approval.


Growth and Competition

     Anchor has grown and may seek to continue to grow by acquiring other financial institutions and opening de novo branches. However, the market for acquisitions of financial institutions is highly competitive. Any acquisitions will be subject to regulatory approval, and there can be no assurance that Anchor will obtain such approval. Anchor may not be as successful in the future as it has been in the past in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions. Anchor's ability to continue to grow through acquisitions will depend on maintaining sufficient regulatory capital and on economic conditions.

     Anchor's banking subsidiaries have substantial competition for loans and deposits in the communities they serve. Competition includes other banks, thrifts and trust companies, credit unions, finance companies, insurance companies, mortgage banking operations, money market funds and other financial and non-financial companies which may offer products that are similar or equivalent to those offered by Anchor and its banking subsidiaries. These competitors may have greater financial resources than Anchor and offer services within the market areas served by Anchor's banking operations.


Dependence on Management

     Many of the anticipated benefits from an investment in Anchor Common Stock are dependent upon the ability of Anchor's management to successfully manage Anchor subsequent to the Mergers. Should the management be unable to satisfactorily perform its duties, the actual benefits to an investor in Anchor Common Stock could be substantially less than those anticipated. There is no guarantee that the current management of Anchor, ComSouth or M&M will continue to be employed by Anchor and its subsidiaries subsequent to the Mergers. Loss of the services of certain members of management of Anchor could have a material adverse effect on Anchor's business and prospects. Anchor believes that its future success will depend upon its ability to attract, retain and motivate qualified personnel, and there can be no assurance that Anchor will be successful in such endeavors.


Anchor's Software Capability to Accommodate the Year 2000

     Anchor recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. This issue affects computer systems that have time-sensitive programs that may not properly recognize the Year 2000. Potential software problems due to processing errors arising from calculations using the Year 2000 date are a known risk. Early in 1997, Anchor initiated a corporate-wide plan for the purpose of identifying, evaluating and implementing changes to computer programs necessary to address the Year 2000 issue. Internal Year 2000 issues are being addressed by Anchor with modifications to existing programs and conversions to new programs. As a result of the Mergers, Anchor will need to address the Year 2000 software issues in regard to converting the systems of ComSouth and M&M. Anchor previously had scheduled software conversion and renovations to be completed by Anchor as of December 31, 1998. Additional time may be necessary to complete such conversions and renovations in regard to the banking subsidiaries of ComSouth and M&M. Anchor does not expect the costs to be incurred with the required modifications and conversions to be material to Anchor's financial position, but there can be no assurance as to the amount of such costs at this time.

                             THE SPECIAL MEETINGS

                          THE ANCHOR SPECIAL MEETING

Purposes of the Anchor Special Meeting

     This Joint Proxy Statement/Prospectus is being furnished to the holders of Anchor Common Stock in connection with the solicitation by the Anchor Board of Directors of proxies for use at the Anchor Special Meeting at which Anchor stockholders are being asked to vote upon proposals:

  (i) to approve the ComSouth Agreement, dated April 14, 1998, which provides for the following:

      ComSouth will merge into Anchor, and each share of ComSouth Common Stock, no par value, issued and outstanding, other than shares whose holders have perfected their rights to dissent to the ComSouth Merger and shares of ComSouth owned by Anchor, will be converted into and exchanged for
      0.75 shares of newly-issued Anchor Common Stock, no par value, and all options to purchase shares of ComSouth Common Stock then outstanding will be converted into options to purchase shares of Anchor Common Stock on the basis of 0.75 Anchor Common Stock shares for each option to purchase one share of ComSouth Common Stock. Anchor will survive the ComSouth Merger and the former stockholders of ComSouth will become stockholders of Anchor. No fractional shares of Anchor Common Stock will be issued. The former ComSouth stockholders entitled to fractional shares of Anchor Common Stock will be paid cash by Anchor in lieu of any fractional share interest to which ComSouth stockholders will be entitled upon consummation of the ComSouth Merger, based on the last sale price of Anchor Common stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading date immediately preceding the effective date of the ComSouth Merger;

 (ii) to approve the M&M Agreement, dated May 15, 1998, which provides for the following:

      M&M will merge into Anchor, and each share of M&M Common Stock, $5.00 par value, issued and outstanding, other than shares whose holders have perfected their rights to dissent to the M&M Merger, will be converted into and exchanged for 0.87 shares of newly-issued Anchor Common Stock, no par value, and all options to purchase shares of M&M Common Stock then outstanding will be converted into options to purchase shares of Anchor Common Stock on the basis of 0.87 Anchor Common Stock shares for each option to purchase one share of M&M Common Stock. Anchor will survive the M&M Merger and the former stockholders of M&M will become stockholders of Anchor. No fractional shares of Anchor Common Stock will be issued. The former M&M stockholders entitled to fractional shares of Anchor Common Stock will be paid cash by Anchor in lieu of any fractional share interest to which M&M stockholders will be entitled upon consummation of the M&M Merger, based on the last sale price of Anchor Common stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading date immediately preceding the effective date of the M&M Merger; and

(iii) to amend Article FOURTH of the Articles of Incorporation of Anchor to increase from 10,000,000 to 50,000,000 the number of shares of common stock Anchor is authorized to issue.


Time, Date and Place of the Anchor Special Meeting

     The Anchor Special Meeting of Stockholders will be held at 4:00 p.m., local time, on August 25, 1998, at the Myrtle Beach Convention Center, 2100 North Oak Street, Myrtle Beach, South Carolina.


Record Date and Securities Entitled to Vote at the Anchor Special Meeting

     Only the record holders of Anchor Common Stock at the close of business on July 17, 1998, are entitled to notice of and to vote at the Anchor Special Meeting and any postponements or adjournments thereof. On that date, there were 3,896,118 shares of Anchor Common Stock outstanding, with each share being entitled to one vote on each matter properly to come before the Anchor Special Meeting.


Required Anchor Vote

     The ComSouth Agreement AND the M&M Agreement AND the amendment to the
                            ---                   ---
Articles of Incorporation must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Anchor Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as votes against approval of the ComSouth Agreement and the M&M Agreement. As of July 17, 1998, Anchor's directors and executive officers beneficially owned as a group 772,472 shares (19.83%) of the outstanding Anchor Common Stock. The directors and executive officers of Anchor have indicated their intention to vote all their shares in favor of approval of the ComSouth Merger, the M&M Merger and the amendment.


Reasons for Increase of Authorized Shares of Common Stock

     The proposed increase of the number of shares of common stock that Anchor is authorized to issue from 10,000,000 to 50,000,000 is intended to allow Anchor greater flexibility with respect to its capitalization and the number of shares that shall be outstanding. The Anchor Board of Directors will have discretion in regard to the issuance of the additional authorized shares, subject to applicable laws and regulations that may require shareholder vote. Anchor will issue authorized unissued shares in connection with the ComSouth Merger and the M&M Merger if these proposed transactions are consummated. Anchor does not currently have any other plans to issue authorized unissued shares, but Anchor will have the flexibility to issue such shares for sale or in an exchange transaction in connection with a merger or acquisition or for other appropriate corporate purposes. If additional shares are issued, the general effect upon the rights of existing security holders of Anchor will be to reduce their percentage of ownership and, depending upon the consideration received for any additional shares issued, may increase or decrease the value of the outstanding shares. See "DESCRIPTION OF ANCHOR COMMON STOCK" and "THE PROPOSED MERGERS -- Certain Differences in Rights of Anchor, ComSouth and M&M Stockholders."


Voting and Revocation of Anchor Proxies

     The Proxies for Anchor stockholders which accompany this Joint Proxy

Statement/Prospectus permit each holder of record of Anchor Common Stock, on the record date, to vote on all matters to come before the Anchor Special

Meeting. Anchor Common Stock represented by properly executed Proxies, unless previously revoked, will be voted at the Anchor Special Meeting in accordance with the instructions on the Proxy. If no instructions are indicated, the shares will be voted FOR approval of the ComSouth Merger, the M&M Merger, and
                                                                          ---
the amendment to the Articles of Incorporation.

     No additional business is presently anticipated to be conducted at the Anchor Special Meeting, and it is not anticipated that other matters will be brought before the Anchor Special Meeting. If, however, other appropriate matters are brought before the Anchor Special Meeting, the persons appointed as Proxies will have discretion to vote or act on those matters according to their best judgment.

     An Anchor stockholder executing and returning a Proxy has the power to revoke it at any time before it is voted. An Anchor stockholder who wishes to revoke a proxy may do so by filing with the Secretary of Anchor, a written revocation or a duly executed Proxy bearing a later date or by voting in person at the Anchor Special Meeting. ATTENDANCE AT THE ANCHOR SPECIAL MEETING ALONE DOES NOT REVOKE A PROXY. Written revocation can be made to Mr. Tommy E. Looper, Secretary, Anchor Financial Corporation, 2002 Oak Street, Myrtle Beach, South Carolina 29577.


Solicitation of Proxies by Anchor

     In addition to solicitation by mail, directors, officers and other employees of Anchor who will not be specially compensated for such service, may solicit Proxies from the stockholders of Anchor personally or by telephone or by telegraph or other forms of communication. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward the solicitation to the beneficial owners and to obtain authorization for the execution of Proxies. Upon request, those persons and entities will be reimbursed for their reasonable expenses incurred in forwarding the Joint Proxy Statement/ Prospectus to beneficial owners of Anchor Common Stock.

     Each party to each Merger will bear its own costs and expenses of soliciting proxies from its respective stockholders and the printing costs and expenses incurred in connection with this Joint Proxy Statement/Prospectus and the associated Registration Statement to be filed by Anchor with the Commission.


Anchor Stockholder Proposals for Next Annual Meeting

     Any proposal that an Anchor stockholder intends to present at Anchor's 1999 Annual Meeting must be received at Anchor's principal offices (2002 Oak Street, Myrtle Beach, South Carolina 29577, Attention: Corporate Secretary) not later than November 30, 1998. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. With respect to any proposal by an Anchor stockholder not received by Anchor prior to February 13, 1999, proxies solicited by management of Anchor will be voted on such proposal in the discretion of the designated proxy agents.

                         THE COMSOUTH SPECIAL MEETING

Purposes of the ComSouth Special Meeting

     This Joint Proxy Statement/Prospectus is being furnished to the holders of ComSouth Common Stock in connection with the solicitation by the ComSouth Board of Directors of proxies for use at the ComSouth Special Meeting at which ComSouth stockholders will asked to vote upon a proposal to approve the ComSouth Agreement, dated April 14, 1998, which provides for the following:

    ComSouth will merge into Anchor, and each share of ComSouth Common Stock, no par value, issued and outstanding, other than shares whose holders have perfected their rights to dissent to the ComSouth Merger and shares of ComSouth owned by Anchor, will be converted into and exchanged for 0.75 shares of newly-issued Anchor Common Stock, no par value, and all options to purchase shares of ComSouth Common Stock then outstanding will be converted into options to purchase shares of Anchor Common Stock on the basis of 0.75 Anchor Common Stock shares for each option to purchase one share of ComSouth Common Stock. Anchor will survive the ComSouth Merger and the former stockholders of ComSouth will become stockholders of Anchor. No fractional shares of Anchor Common Stock will be issued. The former ComSouth stockholders entitled to fractional shares of Anchor Common Stock will be paid cash by Anchor in lieu of any fractional share interest to which ComSouth stockholders will be entitled upon consummation of the ComSouth Merger, based on the last sale price of Anchor Common Stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading date immediately preceding the effective date of the ComSouth Merger.


Time, Date and Place of the ComSouth Special Meeting

     The ComSouth Special Meeting of Stockholders will be held at 11:00 a.m., local time, on August 27, 1998, at the offices of the Bank of Charleston, N.A., 276 East Bay Street, Charleston, South Carolina.


Record Date and Securities Entitled to Vote at the ComSouth Special Meeting

     Only the record holders of ComSouth Common Stock at the close of business on July 17, 1998, are entitled to notice of and to vote at the ComSouth Special Meeting and any postponements or adjournments thereof. On that date, there were 2,342,683 shares of ComSouth Common Stock outstanding, with each share being entitled to one vote on each matter properly to come before the ComSouth Special Meeting.


Required ComSouth Vote

     The ComSouth Agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of ComSouth Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as votes against approval of the ComSouth Agreement and the M&M Agreement. As of July 17 1998, ComSouth's directors, executive officers and three holders of 5% or more of the ComSouth Common Stock, beneficially owned as a group 611,988 shares (26%) of the outstanding ComSouth Common Stock. The directors and executive officers of ComSouth have indicated their intention to vote all their shares in favor of approval of the ComSouth Merger.


Voting and Revocation of ComSouth Proxies

     The Proxies for ComSouth stockholders which accompany this Joint Proxy Statement/Prospectus permit each holder of record of ComSouth Common Stock, on the record date, to vote on all matters to come before the ComSouth Special Meeting. ComSouth Common Stock represented by properly executed Proxies, unless previously revoked, will be voted at the ComSouth Special Meeting in accordance with the instructions on the Proxy. If no instructions are indicated, the shares will be voted FOR approval of the ComSouth Merger.

     No additional business is presently anticipated to be conducted at the ComSouth Special Meeting, and it is not anticipated that other matters will be brought before the ComSouth Special Meeting. If, however, other appropriate matters are brought before the ComSouth Special Meeting, the persons appointed as Proxies will have discretion to vote or act on those matters according to their best judgment.

     A ComSouth stockholder executing and returning a Proxy has the power to revoke it at any time before it is voted. A ComSouth stockholder who wishes to revoke a Proxy may do so by filing with the Secretary of ComSouth, a written revocation or a duly executed Proxy bearing a later date or by voting in person at the ComSouth Special Meeting. ATTENDANCE AT THE COMSOUTH SPECIAL MEETING ALONE DOES NOT REVOKE A PROXY. Written revocation can be made to Harry R. Brown, Secretary, ComSouth Bankshares, Inc., 1136 Washington Street, Suite 200, Columbia, South Carolina 29201.


Solicitation of Proxies of ComSouth

     In addition to solicitation by mail, directors, officers and other employees of ComSouth, who will not be specially compensated for such service, may solicit Proxies from the stockholders of ComSouth, personally or by telephone or by telegraph or other forms of communication. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward the solicitation to the beneficial owners and to obtain authorization for the execution of Proxies. Upon request, those persons and entities will be reimbursed for their reasonable expenses incurred in forwarding the Joint Proxy Statement/Prospectus to beneficial owners of ComSouth Common Stock. ComSouth has also retained the services of D.F. King & Co., Inc., a paid proxy solicitation firm. D.F. King & Co., Inc. is expected to assist with solicitation of proxies by contacting shareholders directly and encouraging them to complete and return their proxies. ComSouth expects to pay D.F. King & Co., Inc. fees of approximately $8,000 for its services.

     Each party to the ComSouth Merger will bear its own costs and expenses of soliciting proxies from its respective stockholders and the printing costs and expenses incurred in connection with this Joint Proxy Statement/Prospectus and the associated Registration Statement to be filed by Anchor with the Commission.

     COMSOUTH STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARD.


ComSouth Stockholder Proposals for Next Annual Meeting

     Any stockholder of ComSouth desiring to present a proposal for action at ComSouth's 1999 Annual Meeting of Stockholders must deliver the proposal to the executive offices of ComSouth no later than December 5, 1998. Only proper proposals that are timely received will be included in ComSouth's Proxy Statement and Proxy. With respect to any shareholder proposal not received by ComSouth prior to February 17, 1999, proxies solicited by management of ComSouth will be voted on the proposal in the discretion of the designated proxy agents.


                            THE M&M SPECIAL MEETING

Purposes of the M&M Special Meeting

     This Joint Proxy Statement/Prospectus is being furnished to the holders of M&M Common Stock in connection with the solicitation by the M&M Board of Directors of proxies for use at the M&M Special Meeting at which M&M stockholders will asked to vote upon a proposal to approve the M&M Agreement, dated May 15, 1998, which provides for the following:

    M&M will merge into Anchor, and each share of M&M Common Stock, $5.00 par value, issued and outstanding, other than shares whose holders have perfected their rights to dissent to the M&M Merger, will be converted into and exchanged for 0.87 shares of newly-issued Anchor Common Stock, no par value, and all options to purchase shares of M&M Common Stock then outstanding will be converted into options to purchase shares of Anchor Common Stock on the basis of 0.87 Anchor Common Stock shares for each option to purchase one share of M&M Common Stock. Anchor will survive the M&M Merger and the former stockholders of M&M will become stockholders of Anchor. No fractional shares of Anchor Common Stock will be issued. The former M&M stockholders entitled to fractional shares of Anchor Common Stock will be paid cash by Anchor in lieu of any fractional share interest to which M&M stockholders will be entitled upon consummation of the M&M Merger, based on the last sale price of Anchor Common Stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading date immediately preceding the effective date of the M&M Merger.


Time, Date and Place of the M&M Special Meeting

     The M&M Special Meeting of Stockholders will be held at 4:00 p.m., local time, on August 26, 1998, at the Marion County Opera House, 100 West Court Street, Marion, South Carolina.


Record Date and Securities Entitled to Vote at the M&M Special Meeting

     Only the record holders of M&M Common Stock at the close of business on July 17, 1998, are entitled to notice of and to vote at the M&M Special Meeting and any postponements or adjournments thereof. On that date, there were 1,006,116 shares of M&M Common Stock outstanding, with each share being entitled to one vote on each matter properly to come before the M&M Special Meeting.

Required M&M Vote

     The M&M Agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of M&M Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as votes against approval of the M&M Agreement. As of July 17, 1998, M&M's directors and executive officers beneficially owned as a group 68,418 shares (6.8%) of the outstanding M&M Common Stock. The directors and executive officers of M&M have indicated their intention to vote all their shares in favor of approval of the M&M Merger.


Voting and Revocation of M&M Proxies

     The Proxies for M&M stockholders which accompany this Joint Proxy Statement/Prospectus permit each holder of record of M&M Common Stock, on the record date, to vote on all matters to come before the M&M Special Meeting. M&M Common Stock represented by properly executed Proxies, unless previously revoked, will be voted at the M&M Special Meeting in accordance with the instructions on the Proxy. If no instructions are indicated, the shares will be voted FOR approval of the M&M Merger.

     No additional business is presently anticipated to be conducted at the M&M Special Meeting, and it is not anticipated that other matters will be brought before the M&M Special Meeting. If, however, other appropriate matters are brought before the M&M Special Meeting, the persons appointed as Proxies will have discretion to vote or act on those matters according to their best judgment.

     An M&M stockholder executing and returning a Proxy has the power to revoke it at any time before it is voted. An M&M stockholder who wishes to revoke a Proxy may do so by filing with the Secretary of M&M, a written revocation or a duly executed Proxy bearing a later date or by voting in person at the M&M Special Meeting. ATTENDANCE AT THE M&M SPECIAL MEETING ALONE DOES NOT REVOKE A PROXY. Written revocation can be made to Marion E. Freeman, Secretary, M&M Financial Corporation, 307 North Main Street, Marion, South Carolina 29571.


Solicitation of Proxies by M&M

     In addition to solicitation by mail, directors, officers and other employees of M&M, who will not be specially compensated for such service, may solicit Proxies from the stockholders of M&M, personally or by telephone or by telegraph or other forms of communication. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward the solicitation to the beneficial owners and to obtain authorization for the execution of Proxies. Upon request, those persons and entities will be reimbursed for their reasonable expenses incurred in forwarding the Joint Proxy Statement/ Prospectus to beneficial owners of M&M Common Stock.

     Each party to the M&M Merger will bear its own costs and expenses of soliciting proxies from its respective stockholders and the printing costs and expenses incurred in connection with this Joint Proxy Statement/Prospectus and the associated Registration Statement to be filed by Anchor with the Commission.

     M&M STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARD.


M&M Stockholder Proposals for Next Annual Meeting

     Any M&M stockholder desiring to present a proposal for action at M&M's 1999 Annual Meeting of Stockholders must deliver the proposal to the executive offices of M&M no later than December 4, 1998. Only proper proposals that are timely received will be included in M&M's Proxy Statement and Proxy. With respect to any shareholder proposal not received by M&M prior to February 16, 1999, proxies solicited by management of M&M will be voted on the proposal in the discretion of the designated proxy agents.


                             THE PROPOSED MERGERS

     This section of the Joint Proxy Statement/Prospectus describes certain aspects of the Mergers. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the ComSouth Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and incorporated herein by reference, and to the M&M Agreement, which is attached as Appendix B to this Joint Proxy Statement/Prospectus and incorporated herein by reference. All stockholders of Anchor, ComSouth and M&M are urged to read the ComSouth Agreement and the M&M Agreement carefully and in their entirety.


General

     The two proposed merger transactions, the ComSouth Merger and the M&M Merger, are separate and distinct transactions. The consummation of one merger transaction is not dependent upon the other. The stockholders of ComSouth are being asked to approve the ComSouth Merger only, and the stockholders of M&M are being asked to approve the M&M Merger only. The stockholders of Anchor are being asked to approve the ComSouth Merger as one transaction and the M&M Merger as another transaction. Both merger transactions are discussed herein.


Background of the Mergers

     Anchor

     Anchor has expanded its operations along the coasts of North and South Carolina through earlier acquisitions and the opening of new branches in certain coastal communities. Further, Anchor has experienced significant internal growth in recent years. Considering its strategic plan for growth, Anchor's management believed a well executed acquisition plan in concert with internal growth would allow Anchor to achieve certain benefits while maintaining loan quality and safe operations. The proposed Mergers expand Anchor's market areas beyond the coasts of North Carolina and South Carolina into the Pee Dee and Midlands areas of the State of South Carolina, a strategy designed to diversify and strengthen Anchor's market areas. Management of Anchor has continually evaluated acquisition opportunities that would allow the company to achieve economies of scale and improve Anchor's ability to compete with the many larger financial institutions doing business in Anchor's market areas. Management of Anchor believes that the proposed Mergers will enable the combined companies to better respond to the needs of Anchor's customers and the communities served and allow the stockholders of Anchor to participate in a financial institution with greater financial resources, a larger number of banking locations and diverse and larger market areas.


     ComSouth

     During the last several years there have been significant developments in the banking and financial services industry. These developments have included increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion, coupled with a relaxation of regulatory restrictions on interstate conduct of business of financial institutions.

     In January 1998, the senior management of ComSouth and its subsidiary banks met to review ComSouth's strategic plans for the future. They concluded that ComSouth would have to raise a substantial amount of capital in order to support a level of growth that would be consistent with increasing shareholder value at a competitive rate. They determined that ComSouth would have to acquire additional managerial resources in order to provide such growth. They also considered the possibility that the interest of the shareholders might be better advanced by ComSouth's combining forces with another institution. Also in January, ComSouth was approached by Baxter Fentriss and Company ("Baxter Fentriss") to provide investment banking services. Baxter Fentriss was invited to present its view of the options available to ComSouth to senior management on January 23, 1998. As a result of this meeting, senior management unanimously requested that the chief executive officer present to the executive committee of the ComSouth Board the managers' belief that the most beneficial path for ComSouth would be to combine with a larger entity. The proposal was reviewed by the executive committee on January 27, 1998. The executive committee then authorized the chief executive officer of ComSouth to engage an investment banker for the purpose of soliciting proposals for the potential acquisition of ComSouth. Subsequently, the chief executive officer of ComSouth engaged Baxter Fentriss as ComSouth's financial advisor.

     Baxter Fentriss and the senior management of ComSouth prepared an information memorandum concerning ComSouth for the use of potential acquirors. Baxter Fentriss also reviewed with senior management a list of institutions that might have an interest in ComSouth. Several were eliminated from further consideration because of the reluctance of senior employees to work for them, the perceived quality of their management, the focus of their business and other reasons. In March 1998, Baxter Fentriss began contacting the potential acquirors remaining on the list. Baxter Fentriss contacted or obtained information about the current acquisition policies of twelve such institutions, including Anchor. During March and the first week of April 1998, Baxter Fentriss received proposals from four financial institutions expressing a definite quantified interest in acquiring ComSouth.

     On March 12, 1998, Baxter Fentriss contacted Mr. Stephen L. Chryst, President of Anchor. Baxter Fentriss indicated to Mr. Chryst that his firm had been engaged to explore the possible sale of ComSouth, and he asked if Anchor would be interested in receiving information regarding ComSouth. Mr. Chryst asked that the confidential information be sent to Anchor. Mr. Chryst discussed the possible acquisition of ComSouth with management and the Board of Directors of Anchor. On March 31, 1998, Anchor forwarded a written proposal to Baxter Fentriss regarding the possible acquisition of ComSouth by Anchor.

     On April 3, 1998, Baxter Fentriss and ComSouth's counsel met with management of ComSouth to review the proposals, including the proposal from Anchor. Management of ComSouth concluded that the Anchor proposal was the proposal which was most favorable to ComSouth's shareholders, employees and the communities in which it operated and decided to recommend the Anchor proposal to the Board of Directors of ComSouth.

     The Board of Directors of ComSouth met on April 10, 1998, with representatives from Baxter Fentriss and counsel. The ComSouth Board reviewed its obligation under the ComSouth Articles of Incorporation to consider the interests of its employees and the communities in which it and its subsidiaries operate in addition to the interests of the ComSouth shareholders when considering a merger transaction. The ComSouth Board then reviewed the proposal of Anchor as well as the other three proposals received by Baxter Fentriss. Representatives of Anchor were invited to make a presentation about Anchor and its plans for the future including its proposal to acquire ComSouth. The ComSouth Board then voted to pursue a transaction with Anchor and authorized the officers of ComSouth to negotiate the terms of a definitive agreement with Anchor.

     The Board of Directors of ComSouth met again on April 13, 1998, to consider and discuss the proposed definitive agreement between Anchor and ComSouth. The terms of the ComSouth Agreement were reviewed with the Board of Directors by counsel. Baxter Fentriss stated that in its opinion, the terms of the ComSouth Merger are fair to the ComSouth stockholders from a financial point of view. After lengthy discussion, the Board of Directors unanimously agreed to approve the ComSouth Agreement and to recommend approval of the transaction to the ComSouth stockholders.

     In reaching its determination that the ComSouth Agreement is fair to, and in the best interests of, ComSouth and its shareholders, as well as ComSouth employees and the communities served by ComSouth and its subsidiaries, the ComSouth Board consulted with its legal advisors and Baxter Fentriss as well as ComSouth's management and considered a number of factors including the following:

      (i) ComSouth's business, operations, earnings, managerial requirements and resources, prospects and financial condition;

      (ii) Anchor's business, operations, earnings and financial condition and lending capacity on both an historical and prospective basis, the enhanced opportunities for operating efficiencies that could result from the ComSouth Merger, the enhanced opportunities for growth in ComSouth's market areas that the ComSouth Merger would make possible and the respective contributions the parties would bring to the combined institution;

      (iii) ComSouth Board's belief that Anchor would retain valued ComSouth employees and continue to make substantial contributions in the communities served by ComSouth;

      (iv) The terms of the ComSouth Agreement and Baxter Fentriss' assessment that, based on historical stock prices and prevailing market price for the Anchor Common Stock during the week immediately preceding April 13, 1998, the consideration to be received by the ComSouth shareholders was fair to the ComSouth shareholders from a financial point of view;

      (v) Anchor as an ongoing institution and its growth, asset quality, reserves for losses, capital adequacy and profitability;

      (vi) The liquidity of the Anchor Common Stock and the number of unaffiliated shareholders of Anchor;

      (vii) Alternatives to the ComSouth Merger, including the alternatives of remaining independent and growing internally or remaining independent for a period and then selling ComSouth;

      (viii) Possible affiliation partners for ComSouth (other than Anchor), the prospects of such other possible affiliation partners and the consideration proposed by such other affiliation partners;

      (ix) The expectation that the ComSouth Merger will be a tax free transaction to ComSouth and its shareholders;

      (x) The factors that may affect the market value of Anchor Common Stock in the near future and the long term;

      (xi) The current and prospective economic environment, competitive constraints and regulatory burdens facing financial institutions including ComSouth; and

      (xii) The terms of the ComSouth Agreement were the result of arms-length negotiations between representatives of ComSouth and Anchor.

     The ComSouth Board of Directors did not assign any specific or relative weight to the foregoing factors in their consideration.

     Subsequent to the signing of the ComSouth Agreement, ComSouth retained Interstate/Johnson Lane Corporation ("Interstate") to render an opinion as to the fairness of the proposed ComSouth Merger from a financial point of view to ComSouth stockholders. The Interstate firm issued its opinion dated May 29, 1998, that the proposed ComSouth Merger is fair from a financial point of view to ComSouth's stockholders. See "COMSOUTH MERGER -- Opinion of ComSouth's Financial Advisor."

     THE BOARD OF DIRECTORS OF COMSOUTH BELIEVES THAT THE COMSOUTH MERGER IS IN THE BEST INTERESTS OF THE COMSOUTH STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMSOUTH AGREEMENT.


     M&M

     For a number of years, management of M&M has recognized that the opportunities for M&M to grow within the confines of Marion County were limited and that any significant growth for M&M would have to come from outside the county. Accordingly, M&M opened branches in Florence and the Myrtle Beach area. By the first part of 1998, it was apparent that M&M would require additional capital in order to be able to continue its planned growth. As an interim step, management decided to borrow funds from another financial institution and asked Anchor to consider a line of credit to M&M. The line of credit was approved by Anchor, and on April 20, 1998, the senior officers of M&M went to Anchor to deliver the executed line of credit documentation. During that meeting, a discussion of the possibility of combining the two companies arose, and Anchor mentioned parameters of possible pricing and terms if M&M were interested in continuing the discussions. M&M's officers stated that they would present this possibility to M&M's Board of Directors. Subsequent to that meeting, Anchor's senior officers reviewed available information regarding M&M and continued Anchor's analysis of a possible acquisition of M&M. The following week, the M&M Board met on April 28, 1998, to review the suggested terms and whether a merger at this time would be in the best interests of M&M and its shareholders.

     Anchor determined that a proposal for a merger should be submitted to M&M for consideration. On April 29, 1998, Anchor delivered a written proposal to M&M regarding an acquisition of M&M by Anchor. On April 29, 1998, the M&M Board met and, together with members of the executive committee of the board of directors of M&M's subsidiary bank, listened to a presentation by representatives of Anchor regarding the Anchor proposal and Anchor's plans for the future, if a merger with M&M were to be consummated. The M&M Board requested that Anchor increase the consideration that would be received by M&M shareholders and Anchor agreed to do so. The M&M Board and members of the board of directors of M&M's subsidiary bank met on April 30, 1998, to consider the Anchor proposal. The M&M Board then voted to enter into a letter of intent with Anchor and a public announcement was made on May 1, 1998, that M&M and Anchor had signed a letter of intent to merge.

     During the first two weeks in May 1998, representatives of M&M and Anchor negotiated the terms of the M&M Agreement and representatives of each of Anchor and M&M conducted due diligence investigations of the other party. M&M neither received nor sought other proposals. On May 14, 1998, the Board of Directors of M&M, together with five directors of M&M's subsidiary bank and M&M's counsel, reviewed in detail the M&M Agreement and the proposed merger between M&M and Anchor. After a thorough discussion of the terms of the M&M Agreement, the M&M Board voted to enter into the M&M Agreement and to recommend approval of the M&M Agreement to the M&M shareholders.

     In reaching its determination that the M&M Agreement is fair to, and in the best interests of, M&M and its shareholders, the M&M Board consulted with its legal advisors and M&M's management and considered a number of factors including the following:

      (i) M&M's business, operations, earnings, managerial requirements and resources, prospects and financial condition;

      (ii) Anchor's business, operations, earnings, financial condition and lending capacity on both an historical and prospective basis;

      (iii) The enhanced opportunities for operating efficiencies that could result from the M&M Merger, the enhanced opportunities for growth in M&M's market areas that the M&M Merger would make possible and the respective contributions the parties would bring to a combined institution;

      (iv) The M&M Board's belief that Anchor would retain valued M&M employees and continue to make substantial contributions in the communities served by M&M;

      (v) The terms of the M&M agreement and the value of the Anchor Common Stock to be received by M&M shareholders;

      (vi) Anchor as an ongoing institution and its growth prospects, asset quality, reserves for losses, capital adequacy and profitability;

      (vii) The liquidity of the Anchor Common Stock and the number of unaffiliated shareholders of Anchor;

      (viii) Alternatives to the M&M Merger, including the alternatives of remaining independent and growing internally, or remaining independent for a period of time and then selling;

      (ix) Possible affiliation partners for M&M (other than Anchor), prospects for such other possible affiliation partners, and the consideration which might be available from such other partners;

      (x) The expectation that the M&M Merger will be a tax free transaction to M&M and its shareholders;

      (xi) Factors that may affect the market value of Anchor Common Stock in the near future and the long term;

      (xii) Current and prospective economic environment, competitive constraints and regulatory burdens facing financial institutions, including M&M; and

      (xiii) The terms of the M&M Agreement were the result of arm's length negotiations between representatives of M&M and Anchor.

     The M&M Board of Directors did not assign any specific or relative weight to the foregoing factors in their consideration.

     Subsequent to the execution of the M&M Agreement, M&M retained the investment banking firm of Orr Management Company ("Orr") to render an opinion as to the fairness of the proposed M&M Merger from a financial point of view to stockholders of M&M. The Orr firm issued its opinion as of May 15, 1998, that the proposed M&M Merger is fair from a financial point of view to M&M's stockholders. See "M&M Merger -- Opinion of M&M's Financial Advisor."

     THE BOARD OF DIRECTORS OF M&M BELIEVES THAT THE M&M MERGER IS IN THE BEST INTERESTS OF THE M&M STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE M&M AGREEMENT.


Reasons for the Mergers

     As discussed above, the terms of each Merger Agreement were agreed upon as a result of the negotiations between the respective parties to each Agreement. The Agreements were entered into by each party after consideration of various factors. In determining the amount and nature of consideration to be received by the stockholders of each institution (including the Exchange Ratios), the parties and the Boards of Directors of each party considered, among other factors, the historical and projected growth rates of the each party, the proximity of the parties' market areas, the compatibility and similar philosophies of management and the Board of Directors of the parties, the efficiencies of operations to be gained by each Merger, each party's dividend records, the amount of dilution of ownership and future earnings to current stockholders of Anchor, the market for each party's common stock and the prospects to better serve the customer needs of all parties.

     The Board of Directors of each Party to each Agreement believes that the Merger provided for in the respective Agreement is fair and equitable and in the best interests of the party and its stockholders. The Board of Directors of each party to each Agreement believes that the respective Merger to which it is a party will (i) provide opportunities to achieve economies of scale that should increase the efficiency and profitability of the combined companies;
(ii) permit more effective management of the combined companies; and, (iii) provide certain structural and technological benefits. In addition, the greater financial resources, more efficient and greater depth of management and structural benefits resulting from the respective Merger transactions are expected to improve the ability of the combined companies to compete with the many financial institutions doing business in each market area; result in each institution's being better able to respond to technological changes; enable each institution to better respond to the needs of its customers and the communities it services; and allow the stockholders of each institution to participate in a financial institution which has greater financial resources, a larger number of banking locations and more markets than each institution has at the present time.

     Operational efficiencies as a result of the respective Mergers will be achieved primarily through the combination and standardization of the operational and administrative functions of the companies and their subsidiary banks. Efficiencies and cost savings also are expected to be achieved through the consolidation of certain employee benefit plans; the reduction in the number of holding company and bank regulatory examinations and reports to be filed with various regulatory authorities; the bidding of insurance coverage; the greater overall purchasing power to be obtained as a combined entity; and significant operational efficiencies that will result from the leveraging of Anchor's present resources. In addition, the reorganization will allow for the independent audit of the consolidated financial statements of one entity as opposed to three separate independent audits of Anchor, ComSouth and M&M.

     The reorganization of management of the various parties also will allow for promotions within a larger entity across organizational lines; delete and/or significantly reduce the duplication of managerial efforts; allow each entity access to the personnel and management capabilities of the other entities; and allow for the formation and implementation of consistent policies among the entities.


Opinion of Anchor's Financial Advisor

     Pursuant to a letter agreement dated as of March 30, 1998, as amended, Anchor retained Sandler O'Neill as an independent financial advisor in connection with Anchor's consideration of a possible business combination with ComSouth and also retained Sandler O'Neill to render an opinion as to the fairness, from a financial point of view, of the M&M Exchange Ratio to the stockholders of Anchor. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

     In connection with its consideration of the ComSouth Merger, the Board of Directors of Anchor requested Sandler O'Neill to render its opinion as to the fairness of the ComSouth Exchange Ratio to the stockholders of Anchor from a financial point of view. On April 13, 1998, Sandler O'Neill delivered to the Anchor Board of Directors its oral opinion, subsequently confirmed in writing, that, as of such date, the ComSouth Exchange Ratio was fair to the stockholders of Anchor from a financial point of view. In connection with the M&M Merger, the Board of Directors of Anchor also requested Sandler O'Neill to render its opinion as to the fairness of the M&M Exchange Ratio to the stockholders of Anchor from a financial point of view. In connection with the issuance of this Joint Proxy Statement/Prospectus, Sandler O'Neill has delivered to Anchor's Board of Directors a written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Sandler O'Neill Fairness Opinion") to the effect that, as of such date, the ComSouth Exchange Ratio and the M&M Exchange Ratio are fair to the stockholders of Anchor from a financial point of view. The full text of the Sandler O'Neill Fairness Opinion, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with rendering such opinion, is attached as Appendix D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix D. Anchor's stockholders are urged to read the Sandler O'Neill Fairness Opinion in its entirety in connection with their consideration of the proposed ComSouth Merger and the proposed M&M Merger.

     The Sandler O'Neill Fairness Opinion was provided to the Anchor Board of Directors for its information and is directed only to the fairness, from a financial point of view, of the ComSouth Exchange Ratio and the M&M Exchange Ratio to the stockholders of Anchor. It does not address the underlying business decision of Anchor to engage in the ComSouth Merger or the M&M Merger or any other aspect of the ComSouth Merger or the M&M Merger and does not constitute a recommendation to any holder of shares of Anchor Common Stock as to how such stockholder should vote at the Anchor Special Meeting with respect to the ComSouth Merger or the M&M Merger or any other matters related thereto.

     In connection with rendering its opinions, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Anchor, ComSouth, M&M and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

Because such estimates are inherently subject to uncertainty, neither Anchor, ComSouth, M&M nor Sandler O'Neill assumes responsibility for their accuracy.

     The ComSouth Merger. The following is a summary of the analyses underlying
     --------------------
Sandler O'Neill's July 17, 1998 opinion relating to the ComSouth Merger. In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its July 17, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     Summary of Proposal. Sandler O'Neill reviewed the financial terms of the proposed transaction between Anchor and ComSouth. Based on the closing price of Anchor Common Stock on April 13, 1998 of $44.00 and a ComSouth Exchange Ratio of 0.75, Sandler O'Neill calculated an implied transaction value per share of ComSouth Common Stock of $33.00. Based on the closing price of ComSouth Common Stock on April 13, 1998 of $30.19, the transaction value represented a market premium of approximately 9.3%. Based upon ComSouth's December 31, 1997 financial information, Sandler O'Neill calculated the price-to-tangible book value, price to the last twelve months' normalized earnings per share and core deposit premium. This analysis yielded a price-to-tangible book value multiple of 445%, a price to the last twelve months' normalized earnings per share multiple of 28.7x and a core deposit premium multiple of 28.9%.

     Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of Anchor Common Stock and ComSouth Common Stock, and the relationship between the movements in the prices of Anchor Common Stock and ComSouth Common Stock, respectively, to movements in certain stock indices, including Standard & Poor's 500 Index, the Nasdaq Banking Index and selected composite groups of publicly traded commercial banks (identified below).

     Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for Anchor and two groups of selected institutions. The first group consisted of Anchor and the following twelve publicly traded Southeastern commercial banks (the "Large Regional Group"): Premier Bancshares Inc., First Charter Corp., ABC Bancorp, Fidelity National Corp., Matewan Bancshares Inc., LSB Bancshares Inc., Union Bankshares Corp., First National Corp., Bank of Granite Corp., American Bancorp., First Banking Co. of SE GA and First Bancorp. Sandler O'Neill also compared Anchor to a group of twelve publicly traded commercial banks which had a return on equity (based on the last twelve months' earnings) of greater than 16.0% and a price-to-tangible book value of greater than 265% (the "Large Highly-Valued Group"). The Large Highly-Valued Group was comprised of Lakeland Financial Corp., Premier Bancshares Inc., Tompkins County Trustco Inc., Broad National Bancorp., SierraWest Bancorp, Merchants Bancshares Inc., Glacier Bancorp Inc., Bank of Commerce, Interchange Financial Services, Bank of Granite Corp., S.Y. Bancorp Inc. and Summit Bancshares Inc. The analysis compared publicly available financial information for Anchor and the median data for each of the Large Regional Group and the Large Highly-Valued Group as of and for each of the years ended December 31, 1992 through December 31, 1997.

     Sandler O'Neill also used publicly available information for a similar analysis which compared selected financial and market trading information for ComSouth and two groups of selected institutions. The first group consisted of ComSouth and the following sixteen publicly traded Southeastern commercial banks (the "Mid-Sized Regional Group"): Community Bankshares Inc., Merit Holding Corp., Auburn National Bancorp., NewSouth Bancorp Inc., Community Capital Corp., Southern Financial Bancorp, Southwest Georgia Financial, Resource Bank, Community Financial Group Inc., Pinnacle Bancshares Inc., First Southern Bancshares, Summit Bank Corp., Carolina Southern Bank, First Sterling Banks Inc., Savannah Bancorp Inc. and Britton & Koontz Capital Corp. Sandler O'Neill also compared ComSouth to a group of fourteen publicly traded commercial banks which had a return on equity (based on the last twelve months' earnings) of greater than 16.75% and a price-to-tangible book value of greater than 200% (the "Mid-Sized Highly-Valued Group"). The Mid-Sized Highly-Valued Group was comprised of S.Y. Bancorp Inc., Summit Bancshares Inc., Belmont Bancorp., Republic First Bancorp Inc., Atlantic Bank & Trust Co., Citizens National Bank of TX, Bank of Los Angeles, North Valley Bancorp, Coast Bancorp, Cascade Bancorp, Borel Bank & Trust Co., First International Bancorp and Resource Bank. The analysis compared publicly available financial information for ComSouth and the median data for each of the Mid-Sized Regional Group and the Mid-Sized Highly-Valued Group as of and for each of the years ended December 31, 1992 through December 31, 1997.

     Analyses of Selected Merger Transactions. Sandler O'Neill reviewed 52 transactions announced from January 1, 1998 to April 7, 1998 (the "ComSouth Analysis Period") involving publicly traded commercial banks as acquired institutions with transaction values over $15 million ("ComSouth Nationwide Transactions") and 18 transactions announced during the ComSouth Analysis Period involving publicly traded commercial banks in the Southeast as acquired institutions with transaction values over $15 million ("ComSouth Regional Transactions"). Sandler O'Neill reviewed the ratios of transaction value to last twelve months' net income, transaction value to tangible book value, transaction value to book value, tangible book premium to core deposits, transaction value to total deposits and transaction value to total assets and computed high, low, mean and median ratios and premiums for the respective groups of transactions. These multiples were applied to ComSouth's financial information as of and for the twelve months ended December 31, 1997. Based upon the median multiples for the ComSouth Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of ComSouth Common Stock of $19.54 to $25.64. Based upon the median multiples for the ComSouth Regional Transactions, Sandler O'Neill derived an imputed range of values per share of ComSouth Common Stock of $20.88 to $26.38.

     No company involved in the transactions included in the above analysis is identical to Anchor or ComSouth and no transaction included in the above analysis is identical to the ComSouth Merger. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of Anchor and ComSouth and the companies to which they are being compared.

     Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of ComSouth through 2002 under various circumstances, assuming ComSouth performed in accordance with earnings forecasts based upon its most recent performance and certain variations thereof. To approximate the terminal value of ComSouth Common Stock at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 16x to 34x and applied multiples of tangible book value ranging from 320% to 500%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of ComSouth Common Stock. This analysis, assuming the current dividend payout ratio and earnings forecasts consistent with ComSouth's most recent performance, indicated an imputed range of values per share of ComSouth Common Stock of between $16.89 and $44.92 when applying the price to earnings multiples, and an imputed range of values per share of ComSouth Common Stock of between $23.84 and $46.62 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the levels of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio) would have on the resulting present value and discussed these changes with the Anchor Board. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

     Pro Forma Merger Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the ComSouth Merger on Anchor, based upon the ComSouth Exchange Ratio of 0.75, Anchor's and ComSouth's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the ComSouth Merger, charges associated with the ComSouth Merger, operating efficiencies and other adjustments discussed with the senior managements of Anchor and ComSouth. This analysis indicated that the ComSouth Merger would be accretive to Anchor's earnings per share in each year analyzed following the year in which the ComSouth Merger was consummated, and slightly dilutive to tangible book value per share of Anchor's Common Stock in the anticipated closing period ending December 31, 1998 and thereafter until the year ending December 31, 2003. The actual results achieved by Anchor may vary from projected results and the variations may be material.

     Contribution Analysis. Sandler O'Neill reviewed the relative contributions to, among other things, total assets, total securities, total net loans, total deposits, total borrowings, total tangible equity and net income to be made by Anchor and ComSouth to the combined institution based on data at and for the quarter ended December 31, 1997. This analysis indicated that ComSouth's implied contribution was 26.0% of total assets, 29.0% of total securities, 25.8% of total net loans, 27.0% of total deposits, 0.0% of total borrowings, 29.9% of total tangible equity and 26.9% of net income. Based upon a ComSouth Exchange Ratio of 0.75, holders of the ComSouth Common Stock would own approximately 31.02% of the outstanding shares of the combined institution.

     In connection with rendering its April 13, 1998 opinion with respect to the ComSouth Merger, Sandler O'Neill also reviewed, among other things: (i) the ComSouth Agreement and exhibits thereto; (ii) certain publicly available financial statements of Anchor and other historical financial information provided by Anchor that Sandler O'Neill deemed relevant; (iii) certain publicly available financial statements of ComSouth and other historical financial information provided by ComSouth that Sandler O'Neill deemed relevant; (iv) certain financial analyses and forecasts of Anchor prepared by and reviewed with management of Anchor and the views of senior management of Anchor regarding Anchor's past and current business operations, results thereof, financial condition and future prospects; (v) certain financial analyses and forecasts of ComSouth prepared by and reviewed with management of ComSouth and the views of senior management of ComSouth regarding ComSouth's past and current business operations, results thereof, financial condition and future prospects; (vi) the pro forma impact of the ComSouth Merger on Anchor; (vii) the publicly reported historical price and trading activity for Anchor's and ComSouth's common stock, including a comparison of certain financial and stock market information for Anchor and ComSouth with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

     The M&M Merger. The following is a summary of the analyses underlying the
     ---------------
Sandler O'Neill Fairness Opinion relating to the M&M Merger.

     Summary of Proposal. Sandler O'Neill reviewed the financial terms of the proposed transaction between Anchor and M&M. Based on the closing price of Anchor on May 14, 1998 of $43.00 and an M&M Exchange Ratio of 0.87, Sandler O'Neill calculated an implied transaction value per share of M&M Common Stock of $37.41. Based upon M&M's March 31, 1998 financial information, Sandler O'Neill calculated the price-to-tangible book value, price to the last twelve months' earnings per share and core deposit premium. This analysis yielded a price-to-tangible book value multiple of 322.02%, a price to the last twelve months' earnings per share multiple of 35.62x and a core deposit premium of 18.83%.

     Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for Anchor and two groups of selected institutions. The first group consisted of Anchor and the Large Regional Group and the second group was the Large Highly-Valued Group. The analysis compared publicly available financial information for Anchor and the median data for each of the Large Regional Group and the Large Highly-Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and the twelve months ended March 31, 1998.

     Sandler O'Neill also used publicly available information for a similar analysis which compared selected financial information for M&M and two groups of selected institutions. The first group consisted of M&M and the following fifteen publicly traded Southeastern commercial banks (the "Small Regional Group"): Summit Bank Corp., Carolina Southern Bank, First Southern Bancshares, Britton & Koontz Capital Corp., First Sterling Banks Inc., Summit Financial Corp., First WV Bancorp Inc., Central Virginia Bankshares, Community Bankshares Inc., Guaranty Financial Corp., Eufaula BancCorp Inc., Bank of South Carolina Corp., Golden Isles Financial and Shore Financial Corp. Sandler O'Neill also compared M&M to a group of nine publicly traded commercial banks which had a return on equity (based on the last twelve months' earnings) of greater than 15.0% and a price-to-tangible book value of greater than 170% (the "Small Highly-Valued Group"). The Small Highly-Valued Group was comprised of Cascade Bancorp, Borel Bank & Trust Co., Orange National Bancorp, Mid Penn Bancorp Inc., MidSouth Bancorp Inc., First International Bancorp, Summit Bank Corp, BYL Bancorp and Bridge View Bancorp. The analysis compared publicly available financial information for M&M and the median data for each of the Small Regional Group and the Small Highly-Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and for the twelve months ended March 31, 1998.

     Analyses of Selected Merger Transactions. Sandler O'Neill reviewed 97 transactions announced from January 1, 1998 to June 1, 1998 (the "M&M Analysis Period") involving publicly traded commercial banks as acquired institutions with transaction values over $15 million ("M&M Nationwide Transactions") and 38 transactions announced during the M&M Analysis Period involving publicly traded commercial banks in the Southeast as acquired institutions with transaction values over $15 million ("M&M Regional Transactions"). Sandler O'Neill reviewed the ratios of transaction value to last twelve months' net income, transaction value to tangible book value, transaction value to book value, tangible book premium to core deposits, transaction value to total deposits and transaction value to total assets and computed high, low, mean and median ratios and premiums for the respective groups of transactions. These multiples were applied to M&M's financial information as of and for the twelve months ended March 31, 1997. Based upon the median multiples for the M&M Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of M&M Common Stock of $24.73 to $47.96. Based upon the median multiples for the M&M Regional Transactions, Sandler O'Neill derived an imputed range of values per share of M&M Common Stock of $23.95 to $48.82.

     No company involved in the transactions included in the above analysis is identical to Anchor or M&M and no transaction included in the above analysis is identical to the M&M Merger. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of Anchor and M&M and the companies to which they are being compared.

     Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of M&M through 2002 under various circumstances, assuming M&M performed in accordance with the earnings forecasts of its management and certain variations thereof. To approximate the terminal value of M&M Common Stock at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 16x to 34x and applied multiples of tangible book value ranging from 200% to 380%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of M&M Common Stock. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of M&M Common Stock of between $23.67 and $59.35 when applying the price to earnings multiples, and an imputed range of values per share of M&M Common Stock of between $21.36 and $47.89 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the levels of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio) would have on the resulting present value. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

     Pro Forma Merger Analysis. Sandler O'Neill also analyzed certain potential pro forma effects of the M&M Merger on Anchor, based upon the M&M Exchange Ratio of 0.87, Anchor's and M&M's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the M&M Merger, charges associated with the M&M Merger, operating efficiencies and other adjustments discussed with the senior managements of Anchor and M&M. This analysis indicated that the M&M Merger would be accretive to Anchor's earnings per share in all periods analyzed following the year in which the M&M Merger was consummated and accretive to the tangible book value per share of Anchor's Common Stock in all periods analyzed. The actual results achieved by Anchor may vary from projected results and the variations may be material.

     Contribution Analysis. Sandler O'Neill reviewed the relative contributions to, among other things, total assets, total securities, total net loans, total deposits, total borrowings, total tangible equity and net income to be made by Anchor and M&M to the combined institution based on data at and for the quarter ended March 31, 1998. The analysis indicated that M&M's implied contribution was 21.2% of total assets, 22.4% of total securities, 20.6% of total net loans, 21.4% of total deposits, 18.3% of total borrowings, 22.7% of total tangible equity and 14.2% of total net income. Based upon an M&M Exchange Ratio of 0.87, holders of the M&M Common Stock would own approximately 17.1% of the outstanding shares of the combined institution.

     In connection with rendering its fairness opinion with respect to the M&M Merger, Sandler O'Neill reviewed, among other things: (i) the M&M Agreement and exhibits thereto; (ii) the ComSouth Agreement and exhibits thereto; (iii) certain publicly available financial statements of Anchor and other historical financial information provided by Anchor that Sandler O'Neill deemed relevant;
(iv) certain publicly available financial statements of M&M and other historical financial information provided by M&M that Sandler O'Neill deemed relevant; (v) certain financial analyses and forecasts of Anchor prepared by and reviewed with management of Anchor and the views of senior management of Anchor regarding Anchor's past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of M&M prepared by and reviewed with management of M&M and the views of senior management of M&M regarding M&M's past and current business operations, results thereof, financial condition and future prospects;
(vii) the pro forma impacts of the M&M Merger on Anchor; (viii) the publicly reported historical price and trading activity for Anchor's common stock, including a comparison of certain financial and stock market information for Anchor with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

     In performing its reviews and analyses, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Anchor, ComSouth or M&M or any of their subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Anchor, ComSouth or M&M, nor has it reviewed any individual credit files relating to Anchor, ComSouth or M&M. With Anchor's consent, Sandler O'Neill has assumed that the respective aggregate allowances for loan losses for Anchor, ComSouth and M&M are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of Anchor, ComSouth and M&M. With respect to all financial information and projections reviewed with each company's management, Sandler O'Neill assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Anchor, ComSouth and M&M and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the ComSouth Agreement and the M&M Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the ComSouth Agreement and the M&M Agreement are not waived. Sandler O'Neill also assumed, with Anchor's consent, that there has been no material change in Anchor's, ComSouth's and M&M's assets, financial condition, results of operations, business, or prospects since the date of the last financial statements made available to them, that the ComSouth Merger and the M&M Merger will be accounted for using the pooling-of-interests method of accounting, that Anchor, ComSouth and M&M will remain as going concerns for all periods relevant to its analyses and that the ComSouth Merger and the M&M Merger will qualify as tax-free reorganizations for federal income tax purposes.

     Under Anchor's agreement with Sandler O'Neill, Anchor will pay Sandler O'Neill a transaction fee in connection with the ComSouth Merger, a substantial part of which is contingent upon the consummation of the Merger. Anchor will pay Sandler O'Neill a transaction fee equal to 0.35% of the aggregate purchase price paid in the transaction, subject to a maximum fee of $200,000. Based on the closing price of Anchor Common Stock on July 17, 1998 (the date of this Joint Proxy Statement/Prospectus), Anchor would pay Sandler O'Neill a transaction fee of approximately $200,000, of which $50,000 has been paid and the balance will be paid upon consummation of the ComSouth Merger. Sandler O'Neill also has received a fee of $75,000 for rendering the Sandler O'Neill Fairness Opinion. Anchor also has agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     In the ordinary course of its business, Sandler O'Neill may actively trade the equity securities of Anchor and ComSouth and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Sandler O'Neill may also provide other financial advisory services to Anchor in the future and will receive compensation for such services.

     THE FAIRNESS OPINION OF SANDLER O'NEILL TO ANCHOR IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. ANCHOR STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SANDLER O'NEILL IN CONNECTION WITH RENDERING ITS OPINION.


ComSouth Merger

     General. On April 14, 1998, Anchor and ComSouth executed the ComSouth Agreement. Pursuant to that Agreement, ComSouth will merge into Anchor at the effective date of the ComSouth Merger (the "ComSouth Effective Date"), and:

      (i) Each share of ComSouth Common Stock, no par value, then issued and outstanding, other than shares of ComSouth Common Stock owned by Anchor and shares whose holders have perfected their right of dissent, will be converted into and exchanged for 0.75 shares of newly issued Anchor Common Stock, no par value;

      (ii) Each outstanding ComSouth Option will be converted into an option to purchase 0.75 shares of Anchor Common Stock;

      (iii) ComSouth stockholders will become stockholders of Anchor;

      (iv) Anchor will survive the ComSouth Merger and retain the name "Anchor Financial Corporation;" and

      (v) The ComSouth stockholders entitled to fractional shares of Anchor Common Stock will be paid cash by Anchor for such fractional shares, based on the last sale price of Anchor Common Stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading date immediately preceding the ComSouth Effective Date.

     Procedure for Exchange of ComSouth Common Stock for Anchor Common Stock. As soon as practicable after the ComSouth Effective Date, Anchor will have delivered to each of the former stockholders of ComSouth a transmittal letter for use in delivering their ComSouth Common Stock certificates. After the Exchange Agent for Anchor receives a properly completed transmittal letter and the certificate(s) representing a ComSouth stockholder's shares of ComSouth Common Stock, the Exchange Agent for Anchor will issue and mail a certificate representing the Anchor Common Stock into which the ComSouth Common Stock has been converted, and a check for the cash, if any, payable in respect to any fractional Anchor Common Stock issuable.

     The registered holder of any certificate(s) representing ComSouth Common Stock who has lost or destroyed such certificate(s), can obtain certificate(s) for Anchor Common Stock (and cash for any fractional share) to which such ComSouth stockholder is entitled, if the ComSouth stockholder delivers to the Exchange Agent for Anchor: (a) a sworn statement certifying such loss or destruction and specifying the circumstances thereof, and (b) a lost instrument bond with a corporate security, satisfactory to the Exchange Agent, indemnifying Anchor against any loss or expense which it may incur as a result of such lost or destroyed certificate(s) presented at a later time.

     Conditions to Consummation of the ComSouth Merger. Consummation of the ComSouth Merger is subject to certain material conditions, including, but not limited to:

      (i) Approval of the ComSouth Agreement by the holders of at least two-thirds of the issued and outstanding shares of ComSouth Common Stock and the holders of at least two-thirds of the issued and outstanding shares of Anchor Common Stock;

      (ii) Receipt of all necessary state and federal regulatory approvals, including approval by the Federal Reserve and the South Carolina Board, as required for consummation of the proposed Merger;

      (iii) Receipt by ComSouth and Anchor of opinions of each other's legal counsel as required by the ComSouth Agreement;

      (iv) Receipt by Anchor and ComSouth of an opinion from Anchor's counsel to the effect that the ComSouth Merger will constitute a tax-free merger under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code"), and no gain or loss will be recognized by the stockholders of ComSouth and Anchor, except for cash paid to dissenting stockholders of ComSouth and cash paid in lieu of fractional shares;

      (v) The ComSouth Merger will be accounted for as a pooling of interests;

      (vi) Anchor and ComSouth will have received a fairness opinion from the respective firms they have engaged to the effect that the proposed Merger is fair to their respective stockholders from a financial point of view;

      (vii) The shares of Anchor Common Stock to be issued to the ComSouth stockholders will have been approved for listing on The Nasdaq Stock Market;

      (viii) The shares of ComSouth Common Stock for which cash is to be paid pursuant to dissenter's rights of appraisal under South Carolina law will not exceed in the aggregate 6% of the outstanding shares of ComSouth Common Stock; and

      (ix) There will not have been any material adverse change in the financial position or results of operations of ComSouth or Anchor.

     Termination Provisions. The ComSouth Agreement may be terminated at any time prior to the ComSouth Effective Date:

      (i) by the mutual consent of the Boards of Directors of Anchor and ComSouth;

      (ii) by the Board of Directors of any party in the event of a material breach of any representation or warranty by any other, if the breaching party fails to correct the breach;

      (iii) by the Board of Directors of Anchor or ComSouth if the ComSouth Merger is not consummated by December 31, 1998;

      (iv) by Anchor or ComSouth's Board of Directors if the required stockholder approval is not obtained at the appropriate Special Meeting; or


      (v) by the Board of Directors of ComSouth if any changes occur in the market price of the Anchor Common Stock and Anchor does not elect to adjust the ComSouth Exchange Ratio. See "ComSouth Merger -- Possible Adjustment to the ComSouth Exchange Ratio."

     Possible Adjustment to the ComSouth Exchange Ratio. For purposes of understanding this possible adjustment to the ComSouth Exchange Ratio, the following definitions apply:

     "Average Closing Price" shall mean the average of the daily last sales prices of Anchor Common Stock as reported on The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Anchor) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.

      "Average Index Price" shall mean the average of the daily current market price of the Index for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.

      "Determination Date" shall mean the date on which the last consent of the Board of Governors of the Federal Reserve System shall be received.

      "Index" shall mean the NASDAQ Bank Index which is a broad-based capitalization-weighted index of domestic and foreign common stock of banks that are traded on The Nasdaq Market System as well as the SmallCap Market. The Index was developed with a base level of 100 as of February 5, 1971.

      "Index Price" on a given date shall mean the current market price of the Index for that date.

      "Starting Date" shall mean April 14, 1998.

      "Starting Price" shall mean $41.00 per share.

     The Board of Directors of ComSouth, by majority vote, may terminate the ComSouth Agreement if, at any time during the ten day period commencing two days after the Determination Date both of the following conditions are satisfied:

      1. The Average Closing Price is twenty percent (20%) less than the Starting Price; and

      2. (i) the quotient of the Average Closing Price divided by the Starting Price (such quotient being the "Anchor Ratio") shall be less than (ii) the quotient of the Average Index Price divided by the Index Price on the Starting Date less 0.10 of such quotient (which quotient less 0.10 shall be the "Index Ratio").

     Even if the two conditions set forth above are satisfied and ComSouth refuses to consummate the ComSouth Merger on that basis, ComSouth must give prompt written notice to Anchor. However, ComSouth may withdraw that notice at any time within the ten day period commencing two days after the Determination Date. During the five day period after receipt of such notice, Anchor has the option to elect to increase the ComSouth Exchange Ratio to equal the lesser of
(i) the quotient obtained by dividing (1) the product of 0.80, the Staring Price and the ComSouth Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the ComSouth Exchange Ratio (as then in effect) by (2) the Anchor Ratio. If Anchor makes this election within the five day period, Anchor must give prompt written notice to ComSouth of the election, and the ComSouth Agreement will remain in effect in accordance with its terms, except the ComSouth Ratio will have been modified as described.

     This possible adjustment reflects the parties agreement that ComSouth's stockholders will assume the risk of declines in the value of Anchor Common Stock to $32.80 per share. If the value of Anchor Common Stock were to decline to $32.80 or less per share, but the price of Anchor Common Stock did not decline more than 10% in comparison to the stock prices of the comparable bank holding company stocks in the Index, then ComSouth's stockholders would continue to assume the risk of decline in the value of the Anchor Common Stock.


     The operation of the possible adjustment formula is illustrated by the following. For purposes of this numerical example only, the ComSouth Exchange Ratio is 0.75, the Starting Price is $41.00 and the Index Price as of the Starting Date is $150.

     Assuming the Average Closing Price is $28.00 and the Index Price is $140 on the Determination Date, the ComSouth Ratio would adjust. The Average Closing Price would be 20% less than the Starting Price and the Anchor Ratio would be

0.6829 ($28.00 divided by $41.00), which would be less than the Index Ratio of
0.8333 ($140 divided by $150 less 10%). Therefore, at the option of Anchor the ComSouth Ratio could be adjusted to be 0.8786 which represents the lesser of:

      (a) 0.8786 [the quotient obtained by dividing (a) $24.60 (the product of 0.80 times the Starting Price of $41.00 times the original ComSouth Ratio of 0.75) by (b) the Average Closing Price of $28.00], and

      (b) 0.9152 [the quotient obtained by dividing .6250 (the product of the Index Ratio of .8333 times the original ComSouth Ratio of 0.75) by the Anchor Ratio of .6829].

     The example above is for illustration purposes only. The actual market price of Anchor Common Stock will vary and stockholders are urged to obtain information on the market price of Anchor Common Stock that is more current than the information in this Joint Proxy Statement/Prospectus. See "COMPARATIVE MARKET PRICES AND DIVIDENDS -- Anchor Market Prices."


     Opinion of ComSouth's Financial Advisor.

     Interstate/Johnson Lane Corporation ("IJL") was engaged by ComSouth to render an opinion with respect to the fairness, from a financial point of view, to the stockholders of ComSouth Common Stock of the consideration proposed to be paid by Anchor in the ComSouth Merger. IJL is a recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. ComSouth selected IJL to render its opinion on the basis of its experience and expertise in merger transactions, and its reputation in the banking and investment communities. In the ordinary course of its business, IJL trades the equity securities of Anchor for its own account and for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such security.

     In connection with its engagement, a written opinion dated May 29, 1998 was delivered by IJL to the ComSouth Board of Directors to the effect that, as of such date and based upon and subject to certain matters, the consideration to be paid by Anchor in the ComSouth Merger to the stockholders of ComSouth was fair to the stockholders of ComSouth from a financial point of view. IJL has confirmed its written opinion dated May 29, 1998, by delivery of the written opinion contained herein as Appendix E. IJL updated certain of its analyses, as necessary, and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

     THE FULL TEXT OF IJL'S WRITTEN OPINION TO THE COMSOUTH BOARD, DATED JULY 17, 1998, AND THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY IJL, IS ATTACHED HERETO AS APPENDIX E AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF IJL'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. IJL'S OPINION, WHICH IS ADDRESSED TO THE COMSOUTH BOARD, IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF COMSOUTH COMMON STOCK OF THE CONSIDERATION TO BE PAID BY ANCHOR IN THE COMSOUTH MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED COMSOUTH MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE COMSOUTH SPECIAL MEETING.

     In connection with its opinion, IJL, among other things: (i) reviewed certain publicly available financial and other data with respect to ComSouth and Anchor, including the consolidated financial statements of ComSouth and Anchor for recent fiscal years and interim periods to March 31, 1998, and certain other relevant financial and operating data relating to ComSouth and Anchor made available to IJL from published sources and from the internal records of ComSouth and Anchor; (ii) reviewed the ComSouth Agreement and certain related documents provided to IJL by Anchor; (iii) reviewed the current Reports on Form 8-K, filed by ComSouth and Anchor, respectively, with respect to the ComSouth Merger; (iv) reviewed a draft of this Joint Proxy Statement/Prospectus; (v) reviewed certain historical market prices and trading volumes of ComSouth and Anchor as reported by The American Stock Exchange and The Nasdaq Stock Market, respectively; (vi) compared ComSouth from a financial point of view with certain other public companies which IJL deemed to be relevant; (vii) considered the financial terms, to the extent publicly available, of selected business combinations in the bank industry; (viii) reviewed and discussed with representatives of management of ComSouth and Anchor certain information regarding the business and financial issues of the ComSouth Merger, including financial forecasts relating to cost savings and other potential synergies anticipated to result from the ComSouth Merger and related assumptions; (ix) made inquires regarding and discussed the due diligence review of ComSouth conducted by Anchor with senior executives of ComSouth; (x) made inquires regarding and discussed the ComSouth Merger, the ComSouth Agreement and other matters related thereto with Anchor's counsel; and (xi) performed such other analyses and examinations as IJL deemed appropriate.

     In connection with its review, IJL did not assume any obligation to verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. With respect to the financial forecasts for ComSouth and Anchor prepared by their respective management teams, IJL assumed, with ComSouth's consent, for purposes of its opinion, that such forecasts were reasonably prepared on bases reflecting at the time of preparation the best available estimates and judgments of their respective management teams, as to the cost savings, revenue enhancements and other potential synergies (including the timing, amount and achievability thereof) anticipated to result from the ComSouth Merger, and that such forecasts provided a reasonable basis upon which IJL could form its opinion. IJL also assumed, with Anchor's consent, that there were no material changes in Anchor's or ComSouth's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements reviewed by IJL and that off-balance sheet activities of ComSouth and Anchor will not materially and adversely affect the future financial position or results of operations of ComSouth and Anchor. IJL further assumed, with Anchor's consent, that in the course of obtaining the necessary regulatory and third party consents for the ComSouth Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the ComSouth Merger or the transactions contemplated thereby. IJL further assumed, with Anchor's consent, that the Comsouth Merger will be consummated in accordance with the terms and provisions of the ComSouth Agreement, without any amendments to, and without any waiver by Anchor of, any of the material conditions to its obligations thereunder. IJL noted that it is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and IJL assumed, with Anchor's consent, that such allowances for each of ComSouth and Anchor are in the aggregate adequate to cover such losses. In addition, IJL did not assume responsibility for reviewing any individual credit files or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of ComSouth and Anchor, nor was IJL furnished with any such evaluations or appraisals. Finally, IJL's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to IJL as of, the date thereof. Although IJL evaluated the consideration to be paid by Anchor in the ComSouth Merger to the holders of the ComSouth from a financial point of view, IJL was not requested to, and did not, recommend the specific consideration payable in the proposed ComSouth Merger. No other limitations were imposed by ComSouth on IJL with respect to the investigations made or procedures followed by IJL in rendering its opinion.

     Set forth below is a summary of the material analyses performed by IJL in connection with its opinion delivered to the ComSouth Board on May 29, 1998.

     Comparable Company Analysis. Based on publicly available information and earnings estimates, IJL reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of ComSouth, Anchor and a group of six banks consisting of Bank of South Carolina; Carolina Southern Bank; CNB Corporation; Community Bankshares, Inc.; Community Capital Corporation; and Summit Financial Corporation (the "Comparable Banks").


     IJL noted for ComSouth's Board that, among other things: (i) ComSouth had a common equity to total assets ratio of 7.7% at March 31, 1998, as compared to the average for the Comparable Banks of 10.0%; (ii) ComSouth had a return on average assets and a return on average equity for the quarter ended March 31, 1998 of 1.2% and 15.6%, respectively, as compared to the average for the Comparable Banks of 1.1% and 11.4%, respectively; (iii) ComSouth had an efficiency ratio (defined as noninterest expenses divided by net interest income plus noninterest income) of 59.2% for the quarter ended March 31, 1998, as compared to the average for the Comparable Banks of 63.6%; (iv) ComSouth had a price to book ratio of 4.18x, as of May 26, 1998 based on the balance sheet at March 31, 1998, as compared to the average for the selected banks of 2.98x; and (v) ComSouth had a price to earnings ratio of 28.8x at May 26, 1998 based on the EPS for the latest twelve months ended March 31, 1998, as compared to the average for the Comparable Banks of 30.4x.

     Analysis of Selected Comparable Bank Merger Transactions. IJL reviewed the consideration paid in the following five transactions (Acquiror/Target) announced since 1995: Carolina First Corporation/First National Bank of Pickens County; Anchor Financial Corporation/M&M Financial Corporation; Centura Banks, Inc./Pee Dee Bankshares, Inc.; Regions Financial Corporation/First United Bancorporation; Regions Financial Corporation/Greenville Financial Corporation (collectively, the "Comparable Transactions"). For each company merged or to be merged in such transactions, IJL compiled figures illustrating, among other things, transaction price to latest 12 months earnings per share, transaction price to book value, transaction price to tangible book value, and the ratio of premium over tangible book value to core deposits.

     The figures for the Comparable Transactions represent announced deals in South Carolina from May 27, 1995 through May 27, 1998. The ratios are as follows: (i) an average ratio of transaction price to latest 12 months' ended earnings per share of 28.47x; (ii) an average ratio of transaction price to book value of 3.59x; (iii) an average ratio of transaction price to tangible book value of 3.50x; and (iv) an average ratio of premium over tangible book value to core deposits of 32.06%. The average of the high and low sales prices of Anchor Common Stock as reported by The Nasdaq Stock Market on March 27, 1998 was $40.50 per share and on April 13, 1998, the last trading day preceding public announcement of the proposed merger, was $44.00 per share. ComSouth Common Stock is traded on The American Stock Exchange. The average of the high and low sales prices of ComSouth Common Stock on March 27, 1998 was $28.38 per share and on April 13, 1998 was $29.25 per share. The consideration to be paid to the holders of ComSouth represented a ratio of transaction price to latest 12 months adjusted earnings per share of 31.73x, a ratio of transaction price to book value of 4.60x, a ratio of transaction price to tangible book value of 4.60x and a ratio of tangible premium to core deposits of 45.37%

     No other company or transaction used in the above analysis as a comparison is identical to Anchor, ComSouth or the proposed ComSouth Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies and other factors that could affect the acquisition or public trading multiples of the companies to which Anchor, ComSouth and the proposed ComSouth Merger are being compared.

     The summary set forth above does not purport to be a complete description of the analyses performed by IJL. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. IJL believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses. In addition, IJL may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be IJL's view of the actual values of Anchor, ComSouth or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, IJL made numerous assumptions with respect to industry performance, regulatory, general business and economic conditions and other matters, many of which are beyond the control of Anchor and ComSouth. The analyses performed by IJL are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of IJL's analysis of the fairness of the consideration to be paid by Anchor from a financial point of view in connection with the delivery of IJL's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. IJL used in its analyses estimates by management of Anchor for Anchor and projections prepared by Anchor management as to the cost savings and other potential synergies anticipated to result from the ComSouth Merger. Such projections and estimates are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     Pursuant to the terms of IJL's engagement, ComSouth has agreed to pay IJL a fee equal to $25,000. ComSouth also has agreed to reimburse IJL for its reasonable out-of-pocket expenses, including the fees and expenses of IJL's legal counsel. ComSouth has agreed to indemnify IJL, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     THE WRITTEN OPINION OF IJL TO COMSOUTH IS ATTACHED AS APPENDIX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE COMSOUTH FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX E. COMSOUTH STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY IJL IN CONNECTION WITH RENDERING ITS OPINION.


     ComSouth Effective Date

     Subject to the conditions to the obligations of the parties to consummate the ComSouth Merger, the ComSouth Effective Date will be when the Articles of Merger have been accepted for filing by the Secretary of State of South Carolina in accordance with the South Carolina Business Corporation Act of 1988, as amended.

     No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that other conditions precedent to the ComSouth Merger can or will be satisfied. Anchor and ComSouth anticipate that all conditions to consummation of the ComSouth Merger will be satisfied so that the ComSouth Merger can be consummated in the third quarter of 1998. However, delays in the consummation of the ComSouth Merger could occur.


     Employment Agreements

     On the ComSouth Effective Date, Anchor will enter into Employment Agreements with J. Michael Kapp, Arthur P. Swanson, John P. Barnwell and Carmel Dodds, provided such individuals have not terminated their employment with ComSouth or its subsidiaries at or prior to the ComSouth Effective Date. The specific terms of the Employment Agreements with these individuals have not been negotiated between Anchor and each individual.

     Expenses and Fees Related to the ComSouth Merger. Each party to the ComSouth Agreement will pay its own expenses incurred in connection with ComSouth Merger, including the cost of soliciting proxies for the respective ComSouth and Anchor Special Meetings and the printing costs and expenses incurred in connection with this Joint Proxy Statement/ Prospectus and the associated Anchor Registration Statement.

     The ComSouth Agreement also provides that if it is terminated for any of the reasons listed below, ComSouth will pay Anchor a termination fee of $2.5 million. The termination fee would be payable to Anchor if the ComSouth Agreement is terminated:

      1. By Anchor, if the Board of Directors of ComSouth has failed to recommend the ComSouth Merger to the ComSouth stockholders at any time prior to the ComSouth Special Meeting or has withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Anchor, or by the Board of Directors of ComSouth if a tender offer or exchange offer for 25% or more of the outstanding shares of ComSouth Common Stock is commenced by a party other than Anchor,and the Board of ComSouth recommends that the ComSouth stockholders tender their shares in such tender or exchange offer or the Board otherwise fails to recommend that the ComSouth stockholders reject such tender offer or exchange offer within ten business days after it is commenced;

      2. By ComSouth or Anchor because of a failure to obtain the required approval of the ComSouth stockholders after a proposal for an acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, ComSouth or any merger or other business combination with ComSouth other than as contemplated by the ComSouth Agreement (an "Acquisition Proposal") shall have been publicly disclosed, or any person shall have publicly disclosed an intention to make an Acquisition Proposal; or

      3. By Anchor if ComSouth has willfully breached the ComSouth Agreement and, at or prior to such termination by Anchor because of such breach by ComSouth, an Acquisition Proposal has been made known to ComSouth or any of its subsidiaries or has been publicly disclosed to ComSouth stockholders or any person has made known to ComSouth or any of its subsidiaries or otherwise publicly disclosed an intention to make an Acquisition Proposal and regardless of whether such Acquisition Proposal has been rejected by ComSouth or withdrawn prior to the time of such termination.


M&M Merger

     General. On May 15, 1998, Anchor and M&M executed the M&M Agreement. Pursuant to that Agreement, M&M will merge into Anchor at the effective date of the M&M Merger (the "M&M Effective Date"), and:

      (i) Each share of M&M Common Stock, $5.00 par value, then issued and outstanding, other than shares whose holders have perfected their right of dissent, will be converted into and exchanged for 0.87 shares of newly issued Anchor Common Stock, no par value;

      (ii) Each M&M Option will be converted into an option to purchase 0.87 shares of Anchor Common Stock;

      (iii) M&M stockholders will become stockholders of Anchor;

      (iv) Anchor will survive the M&M Merger and retain the name "Anchor Financial Corporation;" and

      (v) The M&M stockholders entitled to fractional shares of Anchor Common Stock will be paid cash by Anchor for such fractional shares, based on the last sale price of Anchor Common Stock on The Nasdaq Stock Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the last trading date immediately preceding the M&M Effective Date.

     Procedure for Exchange of M&M Common Stock for Anchor Common Stock. As soon as practicable after the M&M Effective Date, Anchor will have delivered to each of the former stockholders of M&M a transmittal letter for use in delivering their M&M Common Stock certificates. After the Exchange Agent for Anchor receives a properly completed transmittal letter and the certificate(s) representing a M&M stockholder's shares of M&M Common Stock, the Exchange Agent for Anchor will issue and mail a certificate representing the Anchor Common Stock into which the M&M Common Stock has been converted, and a check for the cash, if any, payable in respect to any fractional Anchor Common Stock issuable.

     The registered holder of any certificate(s) representing M&M Common Stock who has lost or destroyed such certificate(s), can obtain certificate(s) for Anchor Common Stock (and cash for any fractional share) to which such M&M stockholder is entitled, if the M&M stockholder delivers to the Exchange Agent for Anchor: (a) a sworn statement certifying such loss or destruction and specifying the circumstances thereof, and (b) a lost instrument bond with a corporate security, satisfactory to the Exchange Agent, indemnifying Anchor against any loss or expense which it may incur as a result of such lost or destroyed certificate(s) presented at a later time.

     Conditions to Consummation of the M&M Merger. Consummation of the M&M Merger is subject to certain material conditions, including, but not limited to:

      (i) Approval of the M&M Agreement by the holders of at least two-thirds of the issued and outstanding shares of M&M Common Stock and the holders of at least two-thirds of the issued and outstanding shares of Anchor Common Stock;

      (ii) Receipt of all necessary state and federal regulatory approvals, including approval by the Federal Reserve and the South Carolina Board, as required for consummation of the proposed Merger;

      (iii) Receipt by M&M and Anchor of opinions of each other's legal counsel as required by the M&M Agreement;

      (iv) Receipt by Anchor and M&M of an opinion from Anchor's counsel to the effect that the M&M Merger will constitute a tax-free merger under Section 368(a)(1)(A) of the Code, and no gain or loss will be recognized by the stockholders of M&M and Anchor, except for cash paid to dissenting stockholders of M&M and cash paid in lieu of fractional shares;

      (v) The M&M Merger will be accounted for as a pooling-of-interests;

      (vi) Anchor and M&M will have received a fairness opinion from the respective firms they have engaged to the effect that the proposed Merger is fair to their respective stockholders from a financial point of view;

      (vii) The shares of Anchor Common Stock to be issued to the M&M stockholders will have been approved for listing on The Nasdaq Stock Market;

      (viii) The shares of M&M Common Stock for which cash is to be paid pursuant to dissenter's rights of appraisal under South Carolina law will not exceed in the aggregate 10% of the outstanding shares of M&M Common Stock; and

      (ix) There will not have been any material adverse change in the financial position or results of operations of M&M or Anchor.

     Termination Provisions. The M&M Agreement may be terminated at any time prior to the M&M Effective Date:

      (i) by the mutual consent of the Boards of Directors of Anchor and M&M;

      (ii) by the Board of Directors of any party in the event of a material breach of any representation or warranty by any other, if the breaching party fails to correct the breach;

      (iii) by the Board of Directors of Anchor or M&M if the M&M Merger is not consummated by December 31, 1998;

      (iv) by Anchor or M&M's Board of Directors if the required stockholder approval is not obtained at the appropriate Special Meeting; or

      (v) by the Board of Directors of M&M if any changes occur in the market price of the Anchor Common Stock and Anchor does not elect to adjust the M&M Exchange Ratio. See "M&M Merger -- Possible Adjustment to the M&M Exchange Ratio."

     Possible Adjustment to the M&M Exchange Ratio. For purposes of understanding this possible adjustment to the M&M Exchange Ratio, the following definitions apply:

      "Average Closing Price" shall mean the average of the daily last sales prices of Anchor Common Stock as reported on The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Anchor) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.

      "Average Index Price" shall mean the average of the daily current market price of the Index for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.

      "Determination Date" shall mean the date on which the last consent of the Board of Governors of the Federal Reserve System shall be received.

      "Index" shall mean the NASDAQ Bank Index which is a broad-based capitalization-weighted index of domestic and foreign common stock of banks that are traded on The Nasdaq Market System as well as the SmallCap Market. The Index was developed with a base level of 100 as of February 5, 1971.

      "Index Price" on a given date shall mean the current market price of the Index for that date.

      "Starting Date" shall mean April 28, 1998.

      "Starting Price" shall mean $40.50 per share.

     The Board of Directors of M&M, by majority vote, may terminate the M&M Agreement if, at any time during the ten day period commencing two days after the Determination Date both of the following conditions are satisfied:

     1. The Average Closing Price is twenty percent (20%) less than the Starting Price; and

     2. (i) the quotient of the Average Closing Price divided by the Starting Price (such quotient being the "Anchor Ratio") shall be less than (ii) the quotient of the Average Index Price divided by the Index Price on the Starting Date less 0.10 of such quotient (which quotient less 0.10 shall be the "Index Ratio").

     Even if the two conditions set forth above are satisfied and M&M refuses to consummate the M&M Merger on that basis, M&M must give prompt written notice to Anchor. However, M&M may withdraw that notice at any time within the ten day period commencing two days after the Determination Date. During the five day period after receipt of such notice, Anchor has the option to elect to increase the M&M Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Staring Price and the M&M Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the M&M Exchange Ratio (as then in effect) by (2) the Anchor Ratio. If Anchor makes this election within the five day period, Anchor must give prompt written notice to M&M of the election, and the M&M Agreement will remain in effect in accordance with its terms, except the M&M Ratio will have been modified as described.

     This possible adjustment reflects the parties agreement that M&M's stockholders will assume the risk of declines in the value of Anchor Common Stock to $32.40 per share. If the value of Anchor Common Stock were to decline to $32.40 or less per share, but the price of Anchor Common Stock did not decline more than 10% in comparison to the stock prices of the comparable bank holding company stocks in the Index, then M&M's stockholders would continue to assume the risk of decline in the value of the Anchor Common Stock.

     The operation of the possible adjustment formula is illustrated by the following. For purposes of this numerical example only, the M&M Exchange Ratio is 0.87, the Starting Price is $40.50 and the Index Price as of the Starting Date is $150.

     Assuming the Average Closing Price is $28.00 and the Index Price is $140 on the Determination Date, the M&M Ratio would adjust. The Average Closing Price would be 20% less than the Starting Price and the Anchor Ratio would be
0.6914 ($28.00 divided by $40.50) which would be less than the Index Ratio of
0.8333 ($140 divided by $150 less 10%). Therefore, at the option of Anchor the M&M Ratio could be adjusted to be 1.0068 which represents the lesser of:

      (a) 1.0068 [the quotient obtained by dividing (a) $28.19 (the product of 0.80 times the Starting Price of $40.50 times the original M&M Ratio of 0.87) by (b) the Average Closing Price of $28.00], and

      (b) 1.0486 [the quotient obtained by dividing .7250 (the product of the Index Ratio of .8333 times the original M&M Ratio of 0.87) by the Anchor Ratio of 0.6914].

     The example above is for illustration purposes only. The actual market price of Anchor Common Stock will vary and stockholders are urged to obtain information on the market price of Anchor Common Stock that is more current than the information in this Joint Proxy Statement/Prospectus. See "COMPARATIVE MARKET PRICES -- Anchor Market Prices."


     Opinion of M&M's Financial Advisor.

     M&M retained Orr Management Company ("Orr") on May 6, 1998, to render to the Board of Directors of M&M, a written opinion as to the fairness, from a financial point of view, to the stockholders of M&M of the terms of the proposed M&M Merger. On June 3, 1998, Orr presented its written opinion to the M&M Board. On July 17, 1998, Orr confirmed and updated its opinion that, as of such date, the terms of the M&M Merger were fair, from a financial point of view to the M&M stockholders.

     The full text of Orr's opinion, dated as of May 15, 1998, is attached as Appendix F hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Orr in connection with its opinion. M&M's stockholders are urged to read the opinion in its entirety.

     Orr's opinion to M&M's Board of Directors on the M&M Merger is directed only to the M&M Exchange Ratio and does not address the fairness, from a financial point of view, of any Exchange Ratio that may be agreed upon by M&M and Anchor pursuant to the provisions of the M&M Agreement that provides for possible adjustment of the Exchange Ratio. Orr's opinion does not constitute a recommendation to any stockholder of M&M as to how such stockholder should vote at the M&M Special Meeting.

     M&M selected Orr as its investment banker on the basis of its expertise in merger and acquisition advisory services. Orr is an investment banking firm whose principals have over 75 years of combined banking experience and have been involved with over 35 bank related mergers and acquisitions.

     No limitations were imposed by M&M upon Orr with respect to rendering its opinion.

     In arriving at its opinion, Orr reviewed, among other things: (i) the M&M Agreement; (ii) certain publicly available information concerning M&M and Anchor, including the respective Annual Reports on Form 10-K of M&M and Anchor for each of the years in the three year period ended December 31, 1995-1997, the respective Quarterly Reports on Form 10-Q for M&M and Anchor for the quarter ended March 31, 1998; (iii) certain available financial forecasts concerning the business and operations of M&M and Anchor, respectively; and
(iv) certain publicly available information with respect to other companies that Orr believes to be comparable in certain respects to M&M and Anchor and the trading markets for such other companies' securities.

     In Orr's review and analysis, Orr assumed and relied upon the accuracy and completeness of all of the financial and other information provided to Orr, or that was publicly available, and has not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, Orr assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of M&M or Anchor, as the case may be, and Orr expresses no opinion with respect to such forecasts or the assumptions on which they are based. Orr has not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of M&M or Anchor.

     The following summary does not purport to be a complete description of the analyses performed or the matters considered by Orr in arriving at its opinion.


     In addressing the fairness, from a financial point of view, of the consideration to be issued by Anchor to the stockholders of M&M, Orr addressed certain issues relating to the financial fairness of the proposed M&M Merger, including: (i) how the M&M Merger compares to similar bank transactions; (ii) the financial impact of the M&M Merger to the current stockholders of M&M; and
(iii) whether Anchor's operations and currency are of similar value to other acquirors in similar transactions. To address the impact of the proposed M&M Merger transaction, Orr reviewed analyses of recently announced bank acquisitions, M&M's contribution to the new combined entity, its analysis of stockholders' claims on the new entity, a present value analysis of M&M's Common Stock on a stand-alone basis, M&M's operations and stock compared to its peers, and Anchor's operations and stock compared to its peers. In summary, Orr reached the conclusions that the proposed M&M Merger transaction is comparable to similar bank transactions, the financial impact to the current stockholders of M&M is positive and fair, and Anchor's operations and stock are well within the range of comparable acquirors in the industry.

     Orr employed a variety of methodologies in its analyses, including analyses of the financial impact of the transaction based on a pro forma contribution analysis, a shareholder's claims analysis, and a discounted dividend analysis. The pro forma contribution analysis looked at the financial impact of the M&M Merger on certain balance sheet and income statement items. Such analysis included calculations, among others, that showed the percentage contributions of M&M and Anchor to the total equity capital of the combined entities would be 22.82% and 77.18%, respectively; and the percent of contribution to market capitalization at May 15, 1998, would be 9.69% by M&M and 90.31% by Anchor.

     Shareholder's Claims Analysis. In its shareholder's claims analysis, Orr calculated an earnings per share claims analysis (including Anchor's proposed merger with ComSouth and assuming a 15% savings factor), and Orr concluded that the M&M Merger would result in an increase of 6.3% in the earnings per share-basic, and an increase of 7.6% in earnings per share-fully diluted. In Orr's dividend claims analysis as part of its shareholder's claims analysis, based on Anchor's annualized first quarter 1998 dividend of $0.12 per share of Anchor Common Stock, the new equivalent dividend per share (basic) for M&M would increase by 13.5%.

     Discounted Dividends Analysis. Orr's discounted divided analysis compared the value of M&M's current stock value to the value it will receive in the exchange for shares of Anchor Common Stock. The five year financial projections were supplied by M&M. Orr discounted the dividends at rates of 12%, 14%, and 16% and assumed a take out value at the end of year five based on price-to-earnings multiples of 16, 18, and 20. The discounted values ranged from a low of $18.92 per share to a high of $27.67 per share. The analysis revealed that the current offer from Anchor, $35.67 per share based on the exchange ratio, is higher than the stock price of holding the shares of M&M Common Stock.

     Comparable Bank Transactions Analysis. Orr reviewed 15 comparable bank transactions involving sellers with assets less than $300 million announced between February, 1997 and May, 1998. Orr noted the prices paid in these mergers as a multiple of book values and earnings, and Orr reviewed other data in connection with these mergers, including the amount of total assets, the return on average assets and the return on average earnings of the acquired institutions. Orr then compared this data to that of M&M and the value to be received by M&M stockholders in the M&M Merger.

     The comparable bank transactions showed a range of transaction values as multiples of book value per share of a low of 1.51 times to a high of 4.78 times and an average of 3.26 times. The range of transaction values as multiples of earnings per share revealed a low of 15.38 times and a high of
36.30 times and an average of 23.94 times. The M&M acquisition multiple of book value was 3.07 times and the multiple of earnings per share was 31.85 times.

     No company or transaction used in the above analyses as a comparison is identical to M&M, Anchor or the M&M Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial growth and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis in and of itself does not necessarily provide meaningful intercompany comparisons.

     On May 6, 1998, M&M engaged Orr and agreed to pay Orr fees totaling $20,000 plus expenses for rendering its fairness opinion regarding the proposed M&M Merger. The payment of that fee is not contingent upon consummation of the M&M Merger. Further, M&M has agreed to reimburse legal and other reasonable expenses and to indemnify Orr and its affiliates, directors, agents, employees and controlling persons in connection with certain matters related to rendering its opinion, including liabilities under securities laws.

     THE WRITTEN OPINION OF ORR TO M&M IS ATTACHED AS APPENDIX F TO THIS JOINT PROXY STATEMENT/
PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE M&M FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX F. M&M STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY ORR IN CONNECTION WITH RENDERING ITS OPINION.


     M&M Effective Date

     Subject to the conditions to the obligations of the parties to consummate the M&M Merger, the M&M Effective Date will be when the Articles of Merger have been accepted for filing by the Secretary of State of South Carolina in accordance with the South Carolina Business Corporation Act of 1988, as amended.

     No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that other conditions precedent to the M&M Merger can or will be satisfied. Anchor and M&M anticipate that all conditions to consummation of the M&M Merger will be satisfied so that the M&M Merger can be consummated in the third quarter of 1998. However, delays in the consummation of the M&M Merger could occur.


     Employment Agreement

     On the M&M Effective Date, Anchor will enter into an Employment Agreement with Chester A. Duke, provided he has not terminated his employment with M&M or its subsidiaries at or prior to the M&M Effective Date. The specific terms of the Employment Agreement with Mr. Duke have not been negotiated between Anchor and Mr. Duke.

     Expenses and Fees Related to the M&M Merger. Each party to the M&M Agreement will pay its own expenses incurred in connection with M&M Merger, including the cost of soliciting proxies for the respective M&M and Anchor Special Meetings and the printing costs and expenses incurred in connection with this Joint Proxy Statement/Prospectus and the associated Anchor Registration Statement.

     The M&M Agreement also provides that if it is terminated for any of the reasons listed below, M&M will pay Anchor a termination fee of $1.5 million. The termination fee would be payable to Anchor if the M&M Agreement is terminated:

      1. By Anchor, if the Board of Directors of M&M has failed to recommend the M&M Merger to the M&M stockholders at any time prior to the M&M Special Meeting or has withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Anchor, or by the Board of Directors of M&M if a tender offer or exchange offer for 25% or more of the outstanding shares of M&M Common Stock is commenced by a party other than Anchor,and the Board of M&M recommends that the M&M stockholders tender their shares in such tender or exchange offer or the Board otherwise fails to recommend that the M&M stockholders reject such tender offer or exchange offer within ten business days after it is commenced;

      2. By M&M or Anchor because of a failure to obtain the required approval of the M&M stockholders after a proposal for an acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, M&M or any merger or other business combination with M&M other than as contemplated by the M&M Agreement (an "Acquisition Proposal") shall have been publicly disclosed, or any person shall have publicly disclosed an intention to make an Acquisition Proposal; or

      3. By Anchor if M&M has willfully breached the M&M Agreement and, at or prior to such termination by Anchor because of such breach by M&M, an Acquisition Proposal has been made known to M&M or any of its subsidiaries or has been publicly disclosed to M&M stockholders or any person has made known to M&M or any of its subsidiaries or otherwise publicly disclosed an intention to make an Acquisition Proposal and regardless of whether such Acquisition Proposal has been rejected by M&M or withdrawn prior to the time of such termination.


Regulatory Approvals

     The Mergers may not proceed until Anchor has received the required regulatory approvals. Applications for approvals of the Federal Reserve and the South Carolina Board have been submitted for the ComSouth Merger and the M&M Merger. These applications are pending and have been conditionally approved. Such conditional approvals do not contain any conditions which cause such approvals to fail to satisfy the conditions set forth in the ComSouth Agreement and the M&M Agreement.

     Neither Anchor, ComSouth nor M&M is aware of any material governmental approvals or actions that are required for consummation of the respective Mergers, except as described below. If any other approval or action should be required, it presently is contemplated that such approval or action would be sought.

     Both Mergers require the prior approval of the Federal Reserve, pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended ("BHCA"). In granting its approval under Section 3 of the BHCA, the Federal Reserve must take into consideration, among other factors, the financial and managerial resources and future prospects of the institution and the convenience and needs of the communities to be served. Applicable law prohibits the Federal Reserve from approving each Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or if its effect in any area of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the BHCA, the

Mergers may not be consummated until the 30th day following the date of Federal Reserve approval, which may be shortened by the Federal Reserve to the 15th day, during which time the United States Department of Justice may challenge the transaction on anti-trust grounds. The commencement of any anti-trust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.


Rights of Dissenting Stockholders

     Anchor, ComSouth and M&M are South Carolina corporations, and each is organized under and governed by the South Carolina Business Corporation Act of 1988, as amended ("South Carolina Act"). The South Carolina Act governs the rights of dissent of the stockholders of Anchor, ComSouth and M&M.

     Pursuant to Section 33-13-101 et. seq. of the South Carolina Act (the text of which is reproduced in full as Appendix C hereto), each stockholder of Anchor, ComSouth and M&M is entitled to dissent from and obtain payment of the fair value of his shares in the event a merger transaction upon which he is entitled to vote occurs ("Dissenters' Rights"). The stockholders of Anchor have Dissenters' Rights in regard to both the proposed ComSouth Merger and the M&M Merger. Stockholders of ComSouth have Dissenters' Rights regarding the proposed ComSouth Merger. Stockholders of M&M have Dissenters' Rights regarding the proposed M&M Merger.


A stockholder of Anchor, ComSouth or M&M who wishes to assert his Dissenters'
Rights:

  1. must give to the company in which he owns shares before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

  2. must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the Company shall not disqualify a stockholder from demanding payment for his shares under the South Carolina Act.

     A STOCKHOLDER OF ANCHOR, COMSOUTH OR M&M WHO DOES NOT SATISFY THE ABOVE REQUIREMENTS IS NOT ENTITLED TO PAYMENT FOR HIS SHARES PURSUANT TO HIS DISSENTERS' RIGHTS.

     A stockholder's failure to vote against the proposed action will not in itself constitute a waiver of his appraisal rights. A vote against the proposed action will not by itself be deemed to satisfy the notice requirements under South Carolina law with respect to appraisal rights.

     Stockholders of Anchor must give notice regarding their intent to assert the Dissenters' Rights to Tommy E. Looper, Secretary, Anchor Financial Corporation, 2002 Oak Street, Myrtle Beach, South Carolina 29577.

     Stockholders of ComSouth Common Stock must give written notice regarding their desire to assert the Dissenters' Rights to Harry R. Brown, Secretary, ComSouth Bankshares, Inc. 1136 Washington Street, Suite 200, Columbia, South Carolina 29201.

     Stockholders of M&M must give written notice regarding their desire to assert their Dissenters' Rights to Marion E. Freeman, Secretary, M&M Financial Corporation, 307 North Main Street, Marion, South Carolina 29571.

     If the ComSouth Merger and/or the M&M Merger are authorized at the Anchor Special Meeting, Anchor will deliver a written dissenters' notice ("Dissenters' Notice") to all Anchor stockholders who satisfied the above requirements to assert Dissenters' Rights. The Dissenters' Notice must be sent no later than ten (10) days after the Anchor Special Meeting and must contain the information described below in regard to all Dissenters' Notices.

     If the ComSouth Merger is authorized at the ComSouth Special Meeting, ComSouth will deliver a written Dissenters' Notice to all ComSouth stockholders who satisfied the above requirements regarding asserting Dissenters' Rights. The Dissenters' Notice must be sent no later than ten (10) days after the ComSouth Special Meeting and must contain the information described below in regard to Dissenters' Notices.

     If the M&M Merger is authorized at the M&M Special Meeting, M&M will deliver a written Dissenters' Notice to all M&M stockholders who satisfied the above requirements regarding asserting Dissenters' Rights. The Dissenters' Notice must be sent no later than ten (10) days after the M&M Special Meeting and must contain the information described below for Dissenters' Notices.

     All Dissenters' Notices to stockholders of Anchor, ComSouth or M&M, must, in addition to other items, provide the following:

      1. State where the payment demand must be sent and where certificates for shares must be deposited;

      2. Supply a form for demanding payment that includes certain specific information;

      3. Set a date by which the company sending the notice to its dissenting stockholder must receive the payment demand, which date may not be fewer than thirty (30) days nor more than sixty (60) days after the date the Dissenters' Notice is delivered and set a date by which certificates must be deposited, which may not be earlier than twenty days after the demand date; and

      4. Be accompanied by a copy of ss. 33-13-101 et. seq. of the South Carolina Code.

     An Anchor, ComSouth or M&M stockholder who demands payment and otherwise complies with terms of the Dissenters' Notice will retain all other rights as a stockholder of the respective company in which he owns shares until such rights are cancelled or modified by the consummation of the ComSouth and/or M&M Merger, as applicable.

     An Anchor, ComSouth or M&M stockholder who does not comply with the requirement that he demand payment and deposit his share certificates where required, each by the date set forth on the Dissenters' Notice, is not entitled to payment for his shares as a dissenter.

     Except as otherwise provided by law, as soon as the proposed ComSouth Merger and/or M&M Merger is consummated, or upon receipt of a payment demand, Anchor shall pay each dissenting Anchor stockholder who complied with the law, the amount Anchor estimates to be the fair value of his shares, plus accrued interest. The payment must be accompanied by certain information, including certain financial information and a statement of Anchor's estimate of the fair value of his shares.

     Except as otherwise provided by law, as soon as the proposed ComSouth Merger is consummated, or upon receipt of a payment demand, ComSouth shall pay each dissenting ComSouth stockholder who complied with the law, the amount ComSouth estimates to be the fair value of his shares, plus accrued interest. The payment must be accompanied by certain information including certain financial information and a statement of ComSouth's estimate of the fair value of the shares.

     Except as otherwise provided by law, as soon as the proposed M&M Merger is consummated, or upon receipt of a payment demand, M&M shall pay each dissenting M&M stockholder who complied with the law, the amount M&M estimates to be the fair value of his shares, plus accrued interest. The payment must be accompanied by certain information including certain financial information and a statement of M&M's estimate of the fair value of the shares.

     A corporation may withhold immediate payment from a dissenting stockholder, if such dissenting stockholder was not the beneficial owner of the shares on the date set forth in the Dissenters' Notice.

     A dissenter may reject his company's offer of fair value and demand in writing payment of his estimated fair value and interest due, if within thirty
(30) days after his company offers payment: (i) the dissenter believes the amount offered is less than the fair value of his shares or that interest due is incorrectly calculated; or (ii) the stockholder's company fails to make payment within sixty (60) days after the date for demanding payment. If a demand for payment remains unsettled, the company with the dissenting stockholder shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of his shares and accrued interest. If the applicable company does not commence the proceedings within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     The court in an appraisal proceeding shall determine all costs of the proceeding. The costs shall be assessed against the company with the dissenting stockholder unless the court finds the dissenter acted arbitrarily, vexatiously or not in good faith in demanding payment. The court also may assess fees and expenses of counsel and experts for the respective parties.

     THE FOREGOING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW WITH RESPECT TO DISSENTERS' RIGHTS, BUT IT IS INTENDED MERELY TO APPRISE THE STOCKHOLDERS OF ANCHOR, COMSOUTH AND M&M THAT SUCH RIGHTS EXIST. ANY STOCKHOLDER OF ANCHOR, COMSOUTH OR M&M WHO INTENDS TO EXERCISE RIGHTS TO DISSENT SHOULD CAREFULLY READ SECTIONS 33-13-101 ET SEQ OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT OF 1988, AS AMENDED, ATTACHED HERETO AS APPENDIX C AND INCORPORATED HEREIN BY REFERENCE. FAILURE TO COMPLY STRICTLY WITH THE STATUTORY PROCEDURES IN THE SOUTH CAROLINA ACT MAY RESULT IN THE FORFEITURE OF DISSENTERS' RIGHTS.

Accounting Treatment

     Each of the Mergers is intended to be accounted for as a pooling-of-interests. Accordingly, under generally accepted accounting principles the assets and liabilities of Anchor, ComSouth and M&M will be carried forward on the consolidated books of Anchor after the Effective Dates of the Mergers at the amounts recorded on the respective books of each party prior to the Mergers. Net income of Anchor for the year ended in which each Merger occurs will include the net income of Anchor as well as ComSouth and M&M, as the case may be, for the entire fiscal period in which each Merger occurs. After the Mergers, the reported income of Anchor for each year prior to the Mergers will be combined with that of ComSouth and M&M and restated as income of the combined company. The unaudited pro forma financial information included in this Joint Proxy Statement/Prospectus reflects each of the Mergers using the "pooling-of-interests" method of accounting.


Directors and Executive Officers Following the Mergers

     The officers and directors of Anchor will remain the same following the proposed Mergers, except that certain additional persons will be named to the Board of Directors of Anchor and two current Directors of Anchor will resign.

     Pursuant to the ComSouth Agreement, four additional directors will be designated to the Anchor Board of Directors from the current directors of ComSouth or the ComSouth Banks. Pursuant to the M&M Agreement, two additional directors will be designated for the Anchor Board of Directors from the current directors of M&M or the M&M Bank, and two additional directors will be designated to the Anchor Bank Board of Directors from the current directors of M&M or the M&M Bank. The new directors to be designated for the Boards of Directors of Anchor and Anchor Bank shall serve on such Boards from and after the Effective Date in accordance with the Articles of Incorporation and Bylaws of Anchor and Anchor Bank, as applicable.

     Anchor currently has sixteen (16) Directors and its Articles of Incorporation provide for a maximum of twenty (20) Directors. In order to accommodate the addition of the six new Directors to the Anchor Board of Directors described above, if and when the ComSouth Merger and the M&M Merger are consummated, two of the current Directors of Anchor will resign their directorships. Mr. Zeb M. Thomas, Sr. and Mr. Admah Lanier, Jr. have submitted their resignations effective on the Effective Date of the last to close of the Mergers. The Board of Directors of Anchor has advised Mr. Thomas that he will be elected by the Board as the non-voting Chairman Emeritus of the Anchor Board, and Mr. Lanier that he will be elected to the Board of Directors of the Anchor Bank. The Board of Anchor has indicated its intent to elect Mr. Stephen
L. Chryst as its Chairman if the above changes occur.


Interests of Certain Persons in the Mergers

     The ComSouth Agreement provides that after the ComSouth Effective Date, Anchor will:

     1. Indemnify each officer, director and former director of ComSouth or the ComSouth Banks named as a defendant in the lawsuit styled Roof v. Swanson et al which is pending in the Court of Common Pleas for Richland County, South Carolina, including the advancing of expenses of defending the case;

     2. Purchase and keep in force for not less than three years, directors and officers' liability insurance to the extent available providing coverage for actions and omissions by officers and directors of ComSouth and the ComSouth Banks for claims made during the period commending with and after the ComSouth Effective Date; and

     3. Indemnify each director and officer of ComSouth or the ComSouth Banks to the fullest extent permitted by South Carolina law by Anchor against all liabilities and the expense of defending claims of liability connected with or arising out of such director's or officer's service as such.

     In addition, the ComSouth Agreement provides that Anchor will enter into employment agreements with J. Michael Kapp, Arthur P. Swanson, John P. Barnwell, and Carmel Dodds, provided these persons have not terminated their employment with ComSouth or its subsidiaries at or prior to the ComSouth Effective Date.

     The M&M Agreement provides that after the M&M Effective Date, Anchor will:


     1. Indemnify each director and officer of M&M or any of its subsidiaries to the fullest extent permitted by South Carolina law by Anchor against all liabilities and the expense of defending claims of liability connected with or arising out of such director's or officer's service as such; and

     2. Purchase and keep in force for not less than three years, directors and officers' liability insurance to the extent available providing coverage for actions and omissions by officers and directors of M&M and its subsidiaries for claims made during the period commending with and after the M&M Effective Date.

     In addition, the M&M Agreement provides that Anchor will enter into an employment agreement with Chester A. Duke, provided Mr. Duke has not terminated his employment with M&M or its subsidiaries at or prior to the M&M Effective Date.


Material Federal Income Tax Consequences of the Mergers

     THE FOLLOWING IS A SUMMARY OF MATERIAL, ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE COMSOUTH MERGER AND THE M&M MERGER. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE COMSOUTH MERGER AND/OR THE M&M MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF EITHER THE COMSOUTH MERGER OR THE M&M MERGER TO STOCKHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS. NOR, DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE COMSOUTH MERGER AND THE M&M MERGER UNDER ANY STATE, LOCAL, ESTATE OR FOREIGN TAX LAWS.

     STOCKHOLDERS OF ANCHOR, COMSOUTH AND M&M ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMSOUTH AND/OR M&M MERGER, AS APPLICABLE, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

     A federal income tax ruling with respect to the proposed Mergers was not requested from the Internal Revenue Service. Anchor has received an opinion of its legal counsel, Gerrish & McCreary, P.C., Memphis, Tennessee, concerning certain federal income tax consequences of the proposed Mergers under federal income tax law, and this discussion is qualified in its entirety by such opinion.

     It is the opinion of Gerrish & McCreary, P.C. that:

     1. The ComSouth Merger and the M&M Merger will be treated for federal income tax purposes as tax-free mergers under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     2. No gain or loss will be recognized by Anchor, ComSouth or M&M or the stockholders of Anchor, ComSouth or M&M upon the exchange of the Common Stock of ComSouth and M&M for Anchor Common Stock, except by the stockholders of ComSouth and M&M who receive cash in lieu of any fractional share otherwise issuable.

     3. Stockholders of Anchor, ComSouth and M&M who dissent from the Mergers, as applicable, will be treated as having received such payment as a distribution and redemption of their shares of stock as required by Section 356(a) of the Code. Holders of Anchor, ComSouth or M&M Common Stock electing to exercise their Dissenters' Rights should consult their own tax advisors as to the tax treatment in their particular circumstance.

     4. The aggregate tax basis of Anchor Common Stock received by stockholders of ComSouth and M&M will be the same as the basis of ComSouth Common Stock and M&M Common Stock, respectively, surrendered in exchange therefore.

     5. The holding period of Anchor Common Stock received by the stockholders of ComSouth Common Stock and M&M Common Stock, respectively, will include the period in which ComSouth Common Stock and M&M Common Stock surrendered therefore was held, provided that the ComSouth Common Stock or the M&M Common Stock, respectively, is a capital asset in the hand of the stockholders of ComSouth and M&M, respectively, on the date of exchange.

     Among other things, the opinion of Gerrish & McCreary, P.C. was based on stockholders of ComSouth and M&M maintaining sufficient equity ownership interest in Anchor after the respective Mergers. The Internal Revenue Service takes the position for purposes of issuing an advance ruling on reorganizations that the stockholders of an acquired corporation (in other words, ComSouth and M&M) must maintain a continuing equity ownership interest in the acquiring corporation (in other words, Anchor) equal, in terms of value, to at least fifty percent (50%) of their interest in the acquired corporation. Moreover, shares of the acquired corporation and the acquiring corporation held by stockholders of the acquired corporation and otherwise sold, redeemed or disposed of prior to or shortly after the applicable effective date are taken into account. Management of Anchor has represented that it has no plan or intention to cause Anchor to redeem or otherwise reacquire the shares of Anchor Common Stock issued in either the ComSouth Merger or the M&M Merger. In addition to the foregoing requirements, certain additional matters must be true with respect to the ComSouth Merger and the M&M Merger and Anchor believes that these factual matters will be satisfied.


Resales of Anchor Common Stock to be Received by Certain Stockholders of ComSouth and M&M

     Anchor has registered under the Securities Act of 1933, as amended (the "1933 Act"), the Anchor Common Stock to be issued to ComSouth and M&M stockholders in the Mergers. Such registration does not cover resales by stockholders of ComSouth and M&M who may be deemed to control or to be controlled by or be under common control with ComSouth and M&M, respectively, at the time of the respective Special Meetings (the "Affiliates") or those who were Affiliates of Anchor prior to these Mergers.

     Anchor Common Stock issued pursuant to the Mergers to persons who are not Affiliates of ComSouth or M&M will be freely transferable without restriction. Anchor Common Stock issued pursuant to the Mergers to persons who are Affiliates of ComSouth or M&M will be subject to certain restrictions on transfer as set forth in Rule 145 of the Securities and Exchange Commission (the "Commission").

     Both ComSouth and M&M have agreed to use their best efforts to provide Anchor with such information as may be reasonably necessary for Anchor to determine the identity of those persons who may be deemed to be Affiliates of ComSouth and M&M, respectively, and a list of those persons who ComSouth and M&M, respectively, believe may be deemed to be Affiliates. Anchor will determine the identity of those individuals whom it deems to be Affiliates of ComSouth or M&M. Anchor must receive from each Affiliate an agreement not to transfer any Anchor Common Stock issued to such Affiliate until financial statements covering at least thirty (30) days of post-merger combined operations of Anchor and ComSouth, and Anchor and M&M, as appropriate, have been published. The Affiliates agree that they will not transfer any Anchor Common Stock received in the Mergers except in compliance with the 1933 Act, the rules and regulations and regulations of the Commission promulgated thereunder and applicable restrictions regarding pooling-of-interests accounting treatment.


Certain Differences in Rights of Anchor, ComSouth and M&M Stockholders

     As a result of the Mergers, on the respective ComSouth and M&M Effective Dates, stockholders of ComSouth and M&M, respectively, will exchange their shares of Common Stock in ComSouth and M&M for shares of Common Stock in Anchor and will become stockholders of Anchor. Thereafter the rights as stockholders of the ComSouth stockholders and the M&M stockholders will be determined by Anchor's Articles of Incorporation and Bylaws. The following is a summary of the material differences in the rights of stockholders of Anchor and ComSouth and the rights of stockholders of Anchor and M&M. Anchor, ComSouth and M&M are South Carolina corporations governed by the South Carolina Code. Accordingly, there are no material differences between the rights of an Anchor stockholder and the rights of a stockholder of ComSouth or M&M solely under the South Carolina Code. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the South Carolina Code and the Articles of Incorporation and Bylaws of each company.

     Authorized Capital Stock. Anchor currently is authorized to issue
     -------------------------
10,000,000 shares of common stock, no par value, of which 3,896,118 shares were issued and outstanding as of July 17, 1998. No other class of common stock is authorized. The Board of Directors of Anchor may issue additional shares of Anchor Common Stock up to the maximum amount permitted by the Articles of Incorporation, without further action by the stockholders of Anchor, unless such action is otherwise required by applicable law. Anchor's Articles of Incorporation provide that no stockholders of Anchor have preemptive rights to subscribe for or to purchase any shares or other securities issued by Anchor.

     ComSouth is authorized to issue 75,000,000 shares of ComSouth Common Stock, no par value, of which 2,342,683 shares were issued and outstanding as of the ComSouth Record Date. ComSouth also is authorized to issue 50,000,000 shares of voting preferred stock, no par value, and 50,000,000 shares of special stock, no par value, of which none are issued and outstanding as of the ComSouth Record Date.

     M&M is authorized to issue 3,000,000 shares of M&M Common Stock, no par value, of which 1,006,116 shares were issued and outstanding as of the M&M Record Date.

     Preemptive Rights. Stockholders of Anchor and ComSouth have no preemptive
     ------------------
rights. Stockholders of M&M have preemptive rights. The Board of Directors of each company may issue authorized shares of each company's common stock without further stockholder vote, unless required for a particular transaction by applicable law. Preemptive rights are rights to purchase a pro rata amount of subsequently issued common stock. The absence of preemptive rights may cause dilution of a stockholder's interest in the company without specific shareholder authority.

     Voting Rights. The stockholders of Anchor, ComSouth and M&M are entitled
     --------------
to one vote per share in the election of directors and all matters to come before the respective stockholders. The stockholders of M&M are entitled to cumulate their votes for the election of directors. The stockholders of Anchor and ComSouth do not have cumulative voting.

     Special Meetings of Stockholders. Special meetings of the stockholders of
     ---------------------------------
Anchor may be called by the President, the Chairman of the Board of Directors, a majority of the directors or by the holders of not less than one-tenth of all shares entitled to vote at such meeting. Special meetings of the stockholders of ComSouth may be called by the President or the Chairman of the Board of Directors or a majority of the directors and will be called by the President or Secretary at the request in writing of a majority of the directors or shareholders owning at least 10% of the shares of ComSouth issued and outstanding and entitled to vote. Special meetings of stockholders of M&M may be called at any time by the Board of Directors or shareholders owning, in the aggregate, not less than 10% of the stock of M&M issued and outstanding and entitled to vote.

     Quorum. The holders of a majority of the shares of Anchor and M&M entitled
     -------
to vote at the respective shareholder meetings of these companies, represented in person or by proxy, will constitute a quorum for the transaction of business. The holders of one-third of the shares of ComSouth Common Stock entitled to vote at a shareholder meeting of ComSouth, represented in person or by proxy, will constitute a quorum for the transaction of business.

     Directors. Anchor and ComSouth's Articles and Bylaws provide for a Board
     ----------
of Directors to serve staggered three year terms. Stockholders of Anchor and ComSouth vote only for candidates in the class of directors whose terms expire at the time of the annual stockholders' meeting. The members of the Board of Directors of M&M do not serve staggered terms; such directors serve one-year terms which expire at the time of the annual meeting of stockholders.

     The staggered classification and election of members to a board of directors could make it more difficult for stockholders to effect a significant change in the overall composition of the board, thus perpetuating the tenure of management.

     The Anchor Articles of Incorporation provide that any of the directors of Anchor may be removed by a vote of the majority of the entire Board for "cause," which shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of the director's duties to the corporation and shall be established after written notice of specific charges and the opportunity to meet and refute such charges. The holders of a majority of the outstanding shares of Anchor Common Stock may remove directors with or without cause.

     The ComSouth Articles of Incorporation provide that an affirmative vote of 80% of the outstanding shares of ComSouth shall be required to remove any or all of the directors without cause.

     The Articles and Bylaws of M&M do not address removal of directors. Therefore, such removal would be governed by the South Carolina Code.

     Amendment of Articles of Incorporation and Bylaws. Unless applicable law
     --------------------------------------------------
or an Article of Incorporation of Anchor requires a different vote to amend or repeal such Articles, Anchor's Articles may be amended or repealed by a two-thirds vote of the stockholders entitled to vote thereon. However, Anchor's Articles require that certain of the Articles of Incorporation may only be amended or repealed by the affirmative vote of holders of at least 80% of all outstanding voting shares. These provisions render more difficult the accomplishment of a merger or the assumption of control by a principal stockholder, and such provisions make the removal of management more difficult. The specific Articles of Incorporation requiring 80% approval for amendment or repeal include:

      i. The capital stock of Anchor may be issued for valid corporate purposes upon authorization by the Board of Directors of Anchor without stockholder approval. Such authorization by the Board may be made by a majority or other vote of the Board as may be provided in the Bylaws of Anchor. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of Anchor is required to amend or repeal these provisions.

      ii. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of Anchor is required in the event that the Board of Anchor does not recommend to the stockholders of Anchor a vote in favor of (1) a merger or consolidation of Anchor with, or (2) a sale, exchange or lease of all or substantially all of the assets of Anchor to any person or entity. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of Anchor is required to amend or repeal these provisions.

      iii. The Board of Anchor shall consist of a maximum of 20 persons. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of Anchor is required to amend or repeal this provision.

     Unless applicable law requires a different vote with respect to a particular provision in the Anchor Bylaws, such Bylaws may be amended or repealed by a majority vote of the entire Board of Anchor or a majority vote of the stockholders entitled to vote thereon. The Bylaws of Anchor explicitly require the Board of Directors to consider all factors it deems relevant in evaluating any proposed tender offer, exchange offer or other change in control for Anchor or any of its subsidiaries. This provision requires the Board to evaluate whether a proposal is in the best interests of Anchor by considering the best interests of the stockholders, and other relevant factors including the social, legal and economic effects on employees, customers and the communities served by Anchor and its subsidiaries. These specific standards could make it more difficult to challenge the business judgment of the Board of Anchor in deciding not to recommend a particular transaction to the Anchor stockholders, even if the transaction were favorable to the interests of such stockholders.

     The ComSouth Articles of Incorporation require the affirmative vote of holders of 80% of the outstanding shares of ComSouth to approve any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, the property and assets, with or without the goodwill, of ComSouth or any resolution to dissolve ComSouth, if such plan or resolution has not been adopted by the affirmative vote of at least 80% of the full Board of Directors of ComSouth. ComSouth's Articles also require the directors of ComSouth, when evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of ComSouth, to consider the interests of the employees of ComSouth and the community or communities in which ComSouth and its subsidiaries do business in addition to the interests of ComSouth's shareholders. In addition, the provisions of the ComSouth Articles of Incorporation discussed in this paragraph, as well as the provisions relating to removal of directors, classification of the Board of Directors and nomination of directors, may not be amended, altered or repealed or be inconsistent with such provisions unless approved by the affirmative vote of 80% of the full Board of Directors and approved by the affirmative vote of 80% of the outstanding shares of ComSouth.

     The ComSouth Bylaws provide that two-thirds of the Board of Directors must consent to any amendment, repeal or adoption of a Bylaw provision. The ComSouth Bylaws also may be amended or appealed by vote of the holders of shares entitled at to time vote for the election of directors.

     The M&M Articles of Incorporation require that when any proposed merger or purchase or sale of assets not in the ordinary course of business is on the agenda for a meeting of shareholders of M&M and said proposal is not recommended by the M&M Board of Directors, 80% of the shares issued by M&M shall constitute a quorum for such shareholders' meeting. In addition, a vote of 80% of the shares of M&M issued shall be required to approve any proposed merger or purchase or sale of assets not in the ordinary course of business which is not recommended by the M&M Board.

     The M&M Bylaws may be amended, altered or repealed by a vote of a majority of the entire Board of Directors.

     THE FOREGOING DISCUSSION OF CERTAIN SIMILARITIES AND MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF ANCHOR, COMSOUTH AND M&M STOCKHOLDERS IS ONLY A SUMMARY OF CERTAIN PROVISIONS AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF SUCH SIMILARITIES AND DIFFERENCES, AND IS QUALIFIED IN ITS ENTIRELY BY REFERENCE TO SOUTH CAROLINA CODE AND THE FULL TEXT OF THE ARTICLES OF INCORPORATION AND BYLAWS OF ANCHOR, COMSOUTH AND M&M.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

Anchor Market Prices

     The Anchor Common Stock is listed on The Nasdaq Stock Market under the symbol "AFSC." The following table sets forth, for the indicated periods, the high and low closing sales prices for Anchor Common Stock as reported by The Nasdaq Stock Market for each of the quarters indicated.



                                                   Sales Price
                                             -----------------------
Calendar Period                                  High        Low
-------------------------------------------- ----------- -----------
         1996
         First Quarter .....................   $ 14.67     $ 13.17
         Second Quarter ....................   $ 14.00     $ 13.50
         Third Quarter .....................   $ 20.33     $ 13.33
         Fourth Quarter ....................   $ 23.67     $ 18.00
         1997
         First Quarter .....................   $ 23.00     $ 21.00
         Second Quarter ....................   $ 23.33     $ 21.00
         Third Quarter .....................   $ 29.33     $ 22.17
         Fourth Quarter ....................   $ 35.00     $ 30.50
         1998
         First Quarter .....................   $ 44.00     $ 32.00
         Second Quarter (thru 5/19/98) .....   $ 44.00     $ 39.25

ComSouth Market Prices

     The ComSouth Common Stock has been listed on the American Stock Exchange ("AMEX") under the symbol "CSB" since March 21, 1996. Prior to that date, there had been only limited trading in ComSouth Common Stock since there was no established market for the stock. The following table sets forth, for the indicated periods, the high and low closing sales prices for ComSouth Common Stock as reported by AMEX for the quarters in which trading occurred since March, 1996.



                                                   Sales Price
                                             -----------------------
Calendar Period                                  High        Low
-------------------------------------------- ----------- -----------
         1996
         Second Quarter ....................   $ 14.50     $ 12.37
         Third Quarter .....................   $ 13.12     $ 11.62
         Fourth Quarter ....................   $ 15.25     $ 12.50
         1997
         First Quarter .....................   $ 15.88     $ 14.50
         Second Quarter ....................   $ 20.63     $ 15.13
         Third Quarter .....................   $ 24.88     $ 19.63
         Fourth Quarter ....................   $ 23.50     $ 16.75
         1998
         First Quarter .....................   $ 30.00     $ 21.00
         Second Quarter (thru 4/30/98) .....   $ 33.00     $ 27.63

M&M Market Prices

     M&M Common Stock is not listed for quotation on any stock exchange. The price of M&M Common Stock in the last known sales transaction prior to May 1, 1998 (the date the M&M Merger was publicly announced) was $17.00 per share and occurred on April 10, 1998. Based on transactions of which M&M management is aware, sales of M&M Common Stock have been effected in a range of $13.33 to $17.00 per share during the period from May 1, 1997 to May 1, 1998 (sales prices have been retroactively adjusted to give effect to the three-for-one stock split in 1997). Management has not determined that such sales were arms-length transactions. Thus, no assurance can be given that the stated price range represents the actual market value of M&M Common Stock, especially considering the absence of a known sales transaction subsequent to the May 1, 1998, public announcement of the M&M Merger.

Dividends

     Anchor paid total cash dividends of $0.375 per share during 1997, and total cash dividends of $.24 per share during the first and second quarters of 1998.

     No representations can be made as to when or if Anchor will pay dividends in the future. Anchor's ability to pay dividends to its stockholders significantly depends upon the ability of its subsidiaries to pay dividends to Anchor. Under South Carolina law, Anchor Bank must receive the written consent of the South Carolina Board to pay dividends. Anchor Bank cannot guarantee that such written consent will be received in the future. See "SUPERVISION AND REGULATION."

     ComSouth paid no cash dividends during 1997 or 1998.

     M&M paid total cash dividends of $0.37 per share during 1997, and total cash dividends of $.20 per share through July 17, 1998.


                      DESCRIPTION OF ANCHOR COMMON STOCK

     Anchor has authorized capital stock consisting of 10,000,000 shares of common stock, no par value per share, of which 3,896,118 shares are issued and outstanding at July 17, 1998, all of which are validly issued, fully paid and non-assessable. Approximately 388,159 shares of Anchor Common Stock are subject to options as of the date of this Joint Proxy Statement/ Prospectus. It is anticipated that an additional 1,757,012 and 875,321 shares of Anchor Common Stock will be issued pursuant to the ComSouth Merger and the M&M Merger, respectively. In addition, outstanding options to purchase ComSouth Common Stock and M&M Common Stock will be converted into options to acquire Anchor Common Stock, based on the applicable ComSouth and M&M Exchange Ratios. There currently are outstanding options to purchase an aggregate of approximately 224,132 shares of ComSouth Common Stock and 66,000 shares of M&M Common Stock. Based on the ComSouth Exchange Ratio of 0.75 and the M&M Exchange Ratio of 0.87, the outstanding options convert into options to purchase 168,099 and 57,420 (a total of 225,519) shares, respectively, of Anchor Common Stock.

     There are no other outstanding securities or other obligations which are convertible into shares or options, warrants, rights, calls or other commitments of any nature relating to the unissued shares of Anchor Common Stock.

     Holders of Anchor Common Stock are entitled to one vote per share in the election of directors and all matters to come before the stockholders. Holders of Anchor Common Stock are entitled to received dividends as may be declared by Anchor's Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding-up of the affairs of Anchor, holders of Anchor Common Stock are entitled to share ratably in Anchor's assets and funds legally available for distribution to its stockholders.

     Holders of Anchor Common Stock have no preemptive, subscription, redemption or conversion rights. See "THE PROPOSED MERGERS -- Certain Differences in Rights of Anchor, ComSouth and M&M Stockholders."


                          ANCHOR FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEET

     The following balance sheets of Anchor for the years ended December 31, 1997 and 1996 are provided in compliance with the requirements of Section 33-11-103(d) of the South Carolina Business Corporation Act of 1988, as amended. The income statements of Anchor as required by that section are set forth in the historical condensed statements of income. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATMENTS."

                                                                                        December 31
                                                                                ---------------------------
                                                                                    1997           1996
                                                                                      (In Thousands)
ASSETS ......................................................................
 Cash and due from banks ....................................................     $ 25,314       $ 25,347
 Interest-bearing balances due from banks ...................................          664            317
 Investment securities ......................................................      121,462        100,231
 Loans ......................................................................      415,699        345,405
  Less-reserve for loan losses ..............................................       (4,589)        (3,801)
                                                                                  --------       --------
    Net loans ...............................................................      411,110        341,604
                                                                                  --------       --------
 Premises and equipment .....................................................       16,875         16,121
 Other assets ...............................................................        9,972          9,884
                                                                                  --------       --------
    Total assets ............................................................     $585,397       $493,504
                                                                                  ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY ........................................
 Liabilities: ...............................................................
  Deposits: .................................................................
    Noninterest-bearing deposits ............................................     $ 83,393       $ 79,959
    Interest-bearing deposits ...............................................      410,315        340,253
                                                                                  --------       --------
  Total deposits ............................................................      493,708        420,212
  Federal funds purchased and secuirites sold under agreements to repurchase        11,912          6,337
  Other short-term borrowings ...............................................        2,187          1,848
  Long-term debt ............................................................       34,000         29,000
  Other liabilities .........................................................        4,061          3,132
                                                                                  --------       --------
    Total liabilities .......................................................      545,868        460,529
                                                                                  --------       --------
 Stockholders' Equity: ......................................................
  Common Stock ..............................................................       23,256         23,034
  Surplus ...................................................................        1,617          1,070
  Retained earnings .........................................................       14,656          8,871
                                                                                  --------       --------
    Total stockholders' equity ..............................................       39,529         32,975
                                                                                  --------       --------
    Total liabilities and stockholders' equity ..............................     $585,397       $493,504
                                                                                  ========       ========

See notes to consolidated financial statements incorporated herein by reference.


          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                   (In Thousands, except per share amounts)
                                  (Unaudited)


     The following unaudited pro forma combined condensed balance sheet combines the historical condensed balance sheets of Anchor, ComSouth and M&M as of March 31, 1998, to reflect (i) assumption of the proposed ComSouth Merger and the proposed M&M Merger; (ii) assumption of only the proposed ComSouth Merger; and (iii) assumption of only the proposed M&M Merger. Such pro forma information assumes the proposed Mergers occurred as of March 31, 1998 and is based on the historical balance sheets of Anchor, ComSouth and M&M as of that date, giving effect to the proposed Mergers using the pooling-of-interests method of accounting and to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.
     The following unaudited pro forma combined condensed statements of income include the historical condensed statements of income of Anchor, ComSouth and M&M to reflect (i) assumption of the proposed ComSouth Merger and the proposed M&M Merger (Schedule I); (ii) assumption of only the proposed ComSouth Merger (Schedules II); and (iii) assumption of only the proposed M&M Merger (Schedules
III). Such pro forma information assumes the companies had been combined for each period presented on a pooling-of-interests accounting basis and is based on the historical statements of income of Anchor, ComSouth and M&M, giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.
     The pro forma adjustments are based on currently available information and upon certain assumptions that management believes to be reasonable in the circumstances. The unaudited pro forma combined condensed financial statements are for illustrative purposes only and should not be viewed as a projection or forecast of the combined company's performance for any future period. The unaudited pro forma combined condensed financial statements do not purport to present the combined company's actual financial position or results of operations had the ComSouth merger and/or the M&M merger actually occurred on the dates assumed for purposes of preparation.
     For a description of the pooling-of interests accounting basis with respect to the Mergers and the related effects on historical financial statements of Anchor, see "THE PROPOSED MERGERS -- Accounting Treatment." The unaudited pro forma combined condensed financial statements should be read in conjunction with the respective historical financial statements of Anchor, ComSouth and M&M, including the notes thereto which are incorporated by reference or included elsewhere in this Joint Proxy Statement/Prospectus.

            PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)


                          (ANCHOR, COMSOUTH AND M&M)


                    (March 31, 1998 balances in thousands)



                                                                Anchor/         Anchor/
                                                              ComSouth Pro      ComSouth
                                                                 Forma         Pro Forma
                                    Anchor     ComSouth    Adjustments(2)(4)    Combined
                                 ----------- ------------ ------------------- -----------
ASSETS
 Cash and due from
   banks .......................  $ 27,561     $ 11,036        $       0       $ 38,597
 Federal funds sold ............    18,600       17,685                0         36,285
 Investment securities .........   117,679       38,173           (2,267)       153,585
 Loans .........................   438,045      148,785                0        586,830
   Less-reserve for loan
    losses .....................    (4,775)      (1,839)               0         (6,614)
                                  --------     --------        ---------       --------
    Net loans ..................   433,270      146,946                0        580,216
                                  --------     --------        ---------       --------
 Premises and equipment             17,062        1,249                0         18,311
 Intangible assets .............       914            0                0            914
 Other assets ..................     9,586        2,286                0         11,872
                                  --------     --------        ---------       --------
    Total assets ...............  $624,672     $217,375        $  (2,267)      $839,780
                                  ========     ========        =========       ========
LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
 Liabilities:
   Deposits:
   Noninterest-bearing
    deposits ...................  $ 98,762     $ 35,537        $       0       $134,299
   Interest-bearing
    deposits ...................   425,235      157,096                0        582,331
                                  --------     --------        ---------       --------
    Total deposits .............   523,997      192,633                0        716,630
   Federal funds
    purchased and
    securities sold
    under agreements
    to repurchase ..............     4,818        3,670                0          8,488
   Other short-term
    borrowings .................     1,581          728                0          2,309
   Long-term debt ..............    47,000        2,108                0         49,108
   Other liabilities ...........     5,781        1,424            1,105          6,510
                                  --------     --------        ---------       --------
    Total liabilities ..........   583,177      200,563            1,105        783,045
                                  --------     --------        ---------       --------
Stockholders' Equity:
 Common Stock ..................    23,342       13,825           (3,642)        33,525
 Surplus .......................     1,838            0            3,238          5,076
 Retained earnings .............    16,315        2,987           (2,968)        18,134
                                  --------     --------        ---------       --------
   Total stockholders'
    equity .....................    41,495       16,812           (3,372)        56,735
                                  --------     --------        ---------       --------
   Total liabilities and
    stockholders'
    equity .....................  $624,672     $217,375        $  (2,267)      $839,780
                                  ========     ========        =========       ========



                                                                                 Anchor/        Anchor/
                                                    Anchor/         Anchor/     ComSouth/      ComSouth/
                                                      M&M             M&M          M&M            M&M
                                                   Pro Forma       Pro Forma    Pro Forma      Pro Forma
                                      M&M      Adjustments(2)(4)    Combined   Adjustments     Combined
                                 ------------ ------------------- ----------- ------------- --------------
ASSETS
 Cash and due from
   banks .......................   $  7,954        $      0        $ 35,515     $       0     $   46,551
 Federal funds sold ............      4,500               0          23,100             0         40,785
 Investment securities .........     33,643            (190)        151,132        (2,457)       187,038
 Loans .........................    113,153               0         551,198             0        699,983
   Less-reserve for loan
    losses .....................     (1,045)              0          (5,820)            0         (7,659)
                                   --------        --------        --------     ---------     ----------
    Net loans ..................    112,108               0         545,378             0        692,324
                                   --------        --------        --------     ---------     ----------
 Premises and equipment               4,459               0          21,521             0         22,770
 Intangible assets .............          0               0             914             0            914
 Other assets ..................      5,215               0          14,801             0         17,087
                                   --------        --------        --------     ---------     ----------
    Total assets ...............   $167,879        $   (190)       $792,361     $  (2,457)    $1,007,469
                                   ========        ========        ========     =========     ==========
LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
 Liabilities:
   Deposits:
   Noninterest-bearing
    deposits ...................   $ 18,272        $      0        $117,034     $       0     $  152,571
   Interest-bearing
    deposits ...................    124,048               0         549,283             0        706,379
                                   --------        --------        --------     ---------     ----------
    Total deposits .............    142,320               0         666,317             0        858,950
   Federal funds
    purchased and
    securities sold
    under agreements
    to repurchase ..............      1,325               0           6,143             0          9,813
   Other short-term
    borrowings .................        599               0           2,180             0          2,908
   Long-term debt ..............     10,000               0          57,000             0         59,108
   Other liabilities ...........      1,739           1,138           7,458         2,243          8,187
                                   --------        --------        --------     ---------     ----------
    Total liabilities ..........    155,983           1,138         739,098         2,243        938,966
                                   --------        --------        --------     ---------     ----------
Stockholders' Equity:
 Common Stock ..................      5,030             192          28,564        (3,450)        38,747
 Surplus .......................      2,484            (220)          4,102         3,018          7,340
 Retained earnings .............      4,382          (1,300)         20,597        (4,268)        22,416
                                   --------        --------        --------     ---------     ----------
   Total stockholders'
    equity .....................     11,896          (1,328)         53,263        (4,700)        68,503
                                   --------        --------        --------     ---------     ----------
   Total liabilities and
    stockholders'
    equity .....................   $167,879        $   (190)       $792,361     $  (2,457)    $1,007,469
                                   ========        ========        ========     =========     ==========

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                     SCHEDULE I (ANCHOR, COMSOUTH AND M&M)


                 (Dollars in thousands except per share data)



                                                             Three Months Ended
                                                                  March 31,                 Years Ended December 31,
                                                          ------------------------- ----------------------------------------
                                                              1998         1997         1997          1996          1995
                                                          ------------ ------------ ------------ -------------- ------------
Interest income .........................................  $   19,020   $   15,867   $   69,564    $   56,576    $   47,737
Interest expense ........................................       8,986        7,181       31,739        25,377        21,563
                                                           ----------   ----------   ----------    ----------    ----------
Net interest income .....................................      10,034        8,686       37,825        31,199        26,174
Provision for loan losses ...............................         534          299        2,044         1,140           830
                                                           ----------   ----------   ----------    ----------    ----------
Net interest income after provision for loan losses .....       9,500        8,387       35,781        30,059        25,344
Noninterest income ......................................       2,176        1,919        7,971         6,736         5,722
Noninterest expense .....................................       7,688        6,848       29,209        25,553        22,987
                                                           ----------   ----------   ----------    ----------    ----------
Income before taxes .....................................       3,988        3,458       14,543        11,242         8,079
Provision for income taxes ..............................       1,376        1,240        5,306         3,951         2,783
                                                           ----------   ----------   ----------    ----------    ----------
Net income ..............................................  $    2,612   $    2,218   $    9,237    $    7,291    $    5,296
                                                           ==========   ==========   ==========    ==========    ==========
Net income per share -- basic ...........................  $     0.41   $     0.35   $     1.45    $     1.15    $     0.84
Net income per share -- diluted .........................  $     0.39   $     0.33   $     1.38    $     1.11    $     0.83
Weighted average common shares
  outstanding -- basic ..................................   6,398,066    6,370,852    6,382,036     6,349,372     6,309,914
Weighted average common shares
  outstanding -- diluted ................................   6,746,617    6,645,248    6,704,829    $6,541,464     6,351,503

See accompanying notes to unaudited pro forma combined condensed financial statements.

     See Schedule II A through E for Anchor and ComSouth historical condensed statement of income and the related pro forma adjustments.

     See Schedule III A through E for Anchor and M&M historical condensed statement of income and the related pro forma adjustments.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                      SCHEDULE IIA (ANCHOR AND COMSOUTH)


                       Three months ended March 31, 1998
                 (Dollars in thousands except per share data)



                                                                                         Anchor/       Anchor/
                                                                                         ComSouth     ComSouth
                                                                                        Pro Forma     Pro Forma
                                                              Anchor       ComSouth    Adjustments    Combined
                                                           ------------ ------------- ------------- ------------
Interest income ..........................................  $   11,758   $    4,048         $0       $   15,806
Interest expense .........................................       5,472        1,914          0            7,386
                                                            ----------   ----------         --       ----------
Net interest income ......................................       6,286        2,134          0            8,420
Provision for loan losses ................................         210          210          0              420
                                                            ----------   ----------         --       ----------
Net interest income after provision for loan losses ......       6,076        1,924          0            8,000
Noninterest income .......................................       1,104          625          0            1,729
Noninterest expense ......................................       4,599        1,556          0            6,155
                                                            ----------   ----------         --       ----------
Income before taxes ......................................       2,581          993          0            3,574
Provision for income taxes ...............................         938          318          0            1,256
                                                            ----------   ----------         --       ----------
Net income ...............................................  $    1,643   $      675         $0       $    2,318
                                                            ==========   ==========         ==       ==========
Net income per share -- basic ............................  $     0.43   $     0.29                  $     0.42
Net income per share -- diluted ..........................  $     0.40   $     0.27                  $     0.39
Weighted average common shares outstanding -- basic ......   3,830,637    2,341,320                   5,527,754
Weighted average common shares outstanding -- diluted ....   4,076,268    2,469,695                   5,869,666

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                      SCHEDULE IIB (ANCHOR AND COMSOUTH)


                       Three months ended March 31, 1997
                 (Dollars in thousands except per share data)



                                                                                          Anchor/       Anchor/
                                                                                          ComSouth     ComSouth
                                                                                         Pro Forma     Pro Forma
                                                               Anchor       ComSouth    Adjustments    Combined
                                                           ------------- ------------- ------------- ------------
Interest income ..........................................  $    9,913    $    3,241         $0       $   13,154
Interest expense .........................................       4,488         1,505          0            5,993
                                                            ----------    ----------         --       ----------
Net interest income ......................................       5,425         1,736          0            7,161
Provision for loan losses ................................         200            15          0              215
                                                            ----------    ----------         --       ----------
Net interest income after provision for loan losses ......       5,225         1,721          0            6,946
Noninterest income .......................................       1,049           483          0            1,532
Noninterest expense ......................................       4,180         1,368          0            5,548
                                                            ----------    ----------         --       ----------
Income before taxes ......................................       2,094           836          0            2,930
Provision for income taxes ...............................         759           316          0            1,075
                                                            ----------    ----------         --       ----------
Net income ...............................................  $    1,335    $      520         $0       $    1,855
                                                            ==========    ==========         ==       ==========
Net income per share -- basic ............................  $     0.35    $     0.23                  $     0.34
Net income per share -- diluted ..........................  $     0.33    $     0.21                  $     0.32
Weighted average common shares outstanding -- basic ......   3,839,010     2,304,465                   5,508,485
Weighted average common shares outstanding -- diluted ....   4,027,302     2,419,271                   5,782,882

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)

                      SCHEDULE IIC (ANCHOR AND COMSOUTH)


                     For the year ended December 31, 1997
                 (Dollars in thousands except per share data)



                                                                                        Anchor/       Anchor/
                                                                                        ComSouth     ComSouth
                                                                                       Pro Forma     Pro Forma
                                                              Anchor      ComSouth    Adjustments    Combined
                                                           ------------ ------------ ------------- ------------
Interest income ..........................................  $   43,416   $   14,593       $ 0       $   58,009
Interest expense .........................................      19,741        6,580         0           26,321
                                                            ----------   ----------       ---       ----------
Net interest income ......................................      23,675        8,013         0           31,688
Provision for loan losses ................................         910          334         0            1,244
                                                            ----------   ----------       ---       ----------
Net interest income after provision for loan losses ......      22,765        7,679         0           30,444
Noninterest income .......................................       4,313        1,995         0            6,308
Noninterest expense ......................................      17,522        6,059         0           23,581
                                                            ----------   ----------       ---       ----------
Income before taxes ......................................       9,556        3,615         0           13,171
Provision for income taxes ...............................       3,442        1,361         0            4,803
                                                            ----------   ----------       ---       ----------
Net income ...............................................  $    6,114   $    2,254       $ 0       $    8,368
                                                            ==========   ==========       ===       ==========
Net income per share -- basic ............................  $     1.59   $     0.98                 $     1.52
Net income per share -- diluted ..........................  $     1.51   $     0.91                 $     1.43
Weighted average common shares outstanding -- basic ......   3,843,227    2,311,098                  5,517,677
Weighted average common shares outstanding -- diluted ....   4,050,156    2,464,833                  5,839,907

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                      SCHEDULE IID (ANCHOR AND COMSOUTH)


                     For the year ended December 31, 1996
                 (Dollars in thousands except per share data)



                                                                                        Anchor/       Anchor/
                                                                                        ComSouth     ComSouth
                                                                                       Pro Forma     Pro Forma
                                                              Anchor      ComSouth    Adjustments    Combined
                                                           ------------ ------------ ------------- ------------
Interest income ..........................................  $   35,880   $   11,276     $    0      $   47,156
Interest expense .........................................      16,096        4,924          0          21,020
                                                            ----------   ----------     ------      ----------
Net interest income ......................................      19,784        6,352          0          26,136
Provision for loan losses ................................         850          110          0             960
                                                            ----------   ----------     ------      ----------
Net interest income after provision for loan losses ......      18,934        6,242          0          25,176
Noninterest income .......................................       3,760        1,646          0           5,406
Noninterest expense ......................................      15,331        5,131          0          20,462
                                                            ----------   ----------     ------      ----------
Income before taxes ......................................       7,363        2,757          0          10,120
Provision for income taxes ...............................       2,594          929        165           3,688
                                                            ----------   ----------     ------      ----------
Net income ...............................................  $    4,769   $    1,828     $ (165)     $    6,432
                                                            ==========   ==========     ======      ==========
Net income per share -- basic ............................  $     1.25   $     0.80                 $     1.17
Net income per share -- diluted ..........................  $     1.21   $     0.77                 $     1.13
Weighted average common shares outstanding -- basic ......   3,830,103    2,287,562                  5,486,901
Weighted average common shares outstanding -- diluted ....   3,947,187    2,387,573                  5,678,993

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                      SCHEDULE IIE (ANCHOR AND COMSOUTH)


                     For the year ended December 31, 1995
                 (Dollars in thousands except per share data)



                                                                                         Anchor/       Anchor/
                                                                                         ComSouth     ComSouth
                                                                                        Pro Forma     Pro Forma
                                                              Anchor       ComSouth    Adjustments    Combined
                                                           ------------ ------------- ------------- ------------
Interest income ..........................................  $   30,270   $    9,234      $    0      $   39,504
Interest expense .........................................      13,599        4,125           0          17,724
                                                            ----------   ----------      ------      ----------
Net interest income ......................................      16,671        5,109           0          21,780
Provision for loan losses ................................         596          195           0             791
                                                            ----------   ----------      ------      ----------
Net interest income after provision for loan losses ......      16,075        4,914           0          20,989
Noninterest income .......................................       2,977        1,469           0           4,446
Noninterest expense ......................................      13,560        4,576           0          18,136
                                                            ----------   ----------      ------      ----------
Income before taxes ......................................       5,492        1,807           0           7,299
Provision for income taxes ...............................       1,953          426         217           2,596
                                                            ----------   ----------      ------      ----------
Net income ...............................................  $    3,539   $    1,381      $ (217)     $    4,703
                                                            ==========   ==========      ======      ==========
Net income per share -- basic ............................  $     0.93   $     0.61                  $     0.86
Net income per share -- diluted ..........................  $     0.93   $     0.60                  $     0.86
Weighted average common shares outstanding -- basic ......   3,810,744    2,260,369                   5,447,147
Weighted average common shares outstanding -- diluted ....   3,823,007    2,299,470                   5,488,736

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                        SCHEDULE IIIA (ANCHOR AND M&M)


                       Three months ended March 31, 1998
                 (Dollars in thousands except per share data)



                                                                                         Anchor/       Anchor/
                                                                                           M&M           M&M
                                                                                        Pro Forma     Pro Forma
                                                              Anchor         M&M       Adjustments    Combined
                                                           ------------ ------------- ------------- ------------
Interest income ..........................................  $   11,758   $    3,214         $0       $   14,972
Interest expense .........................................       5,472        1,600          0            7,072
                                                            ----------   ----------         --       ----------
Net interest income ......................................       6,286        1,614          0            7,900
Provision for loan losses ................................         210          114                         324
                                                            ----------   ----------                  ----------
Net interest income after provision for loan losses ......       6,076        1,500          0            7,576
Noninterest income .......................................       1,104          447          0            1,551
Noninterest expense ......................................       4,599        1,533          0            6,132
                                                            ----------   ----------         --       ----------
Income before taxes ......................................       2,581          414          0            2,995
Provision for income taxes ...............................         938          120          0            1,058
                                                            ----------   ----------         --       ----------
Net income ...............................................  $    1,643   $      294         $0       $    1,937
                                                            ==========   ==========         ==       ==========
Net income per share -- basic ............................  $     0.43   $     0.29                  $     0.41
Net income per share -- diluted ..........................  $     0.40   $     0.29                  $     0.39
Weighted average common shares outstanding -- basic ......   3,830,637    1,006,116                   4,700,949
Weighted average common shares outstanding -- diluted ....   4,076,268    1,013,747                   4,953,219

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                         SCHEDULE IIIB (ANCHOR AND M&M)


                       Three months ended March 31, 1997
                 (Dollars in thousands except per share data)



                                                                                          Anchor/       Anchor/
                                                                                            M&M           M&M
                                                                                         Pro Forma     Pro Forma
                                                               Anchor         M&M       Adjustments    Combined
                                                           ------------- ------------- ------------- ------------
Interest income ..........................................  $    9,913    $    2,713         $0       $   12,626
Interest expense .........................................       4,488         1,188          0            5,676
                                                            ----------    ----------         --       ----------
Net interest income ......................................       5,425         1,525          0            6,950
Provision for loan losses ................................         200            84          0              284
                                                            ----------    ----------         --       ----------
Net interest income after provision for loan losses ......       5,225         1,441          0            6,666
Noninterest income .......................................       1,049           387          0            1,436
Noninterest expense ......................................       4,180         1,300          0            5,480
                                                            ----------    ----------         --       ----------
Income before taxes ......................................       2,094           528          0            2,622
Provision for income taxes ...............................         759           165          0              924
                                                            ----------    ----------         --       ----------
Net income ...............................................  $    1,335    $      363         $0       $    1,698
                                                            ==========    ==========         ==       ==========
Net income per share -- basic ............................  $     0.35    $     0.36                  $     0.36
Net income per share -- diluted ..........................  $     0.33    $     0.36                  $     0.35
Weighted average common shares outstanding -- basic ......   3,839,010     1,006,116                   4,701,377
Weighted average common shares outstanding -- diluted ....   4,027,302     1,006,116                   4,889,669

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                        SCHEDULE IIIC (ANCHOR AND M&M)


                     For the year ended December 31, 1997
                 (Dollars in thousands except per share data)



                                                                                           Anchor/        Anchor/
                                                                                             M&M            M&M
                                                                                          Pro Forma      Pro Forma
                                                               Anchor         M&M      Adjustments(5)    Combined
                                                            ------------ ------------ ---------------- ------------
Interest income ...........................................  $   43,416   $   11,555      $     0       $   54,971
Interest expense ..........................................      19,741        5,418            0           25,159
                                                             ----------   ----------      -------       ----------
Net interest income .......................................      23,675        6,137            0           29,812
Provision for loan losses .................................         910          800            0            1,710
                                                             ----------   ----------      -------       ----------
Net interest income after provision for loan losses .......      22,765        5,337            0           28,102
Noninterest income ........................................       4,313        1,921         (258)           5,976
Noninterest expense .......................................      17,522        5,628            0           23,150
                                                             ----------   ----------      -------       ----------
Income before taxes .......................................       9,556        1,630         (258)          10,928
Provision for income taxes ................................       3,442          503            0            3,945
                                                             ----------   ----------      -------       ----------
Net income ................................................  $    6,114   $    1,127      $  (258)      $    6,983
                                                             ==========   ==========      =======       ==========
Net income per share -- basic .............................  $     1.59   $     1.12                    $     1.48
Net income per share -- diluted ...........................  $     1.51   $     1.12                    $     1.42
Weighted average common shares outstanding -- basic .......   3,843,227    1,006,116                     4,707,586
Weighted average common shares outstanding -- diluted .....   4,050,156    1,006,763                     4,915,078

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                        SCHEDULE IIID (ANCHOR AND M&M)


                     For the year ended December 31, 1996
                 (Dollars in thousands except per share data)



                                                                                         Anchor/       Anchor/
                                                                                           M&M           M&M
                                                                                        Pro Forma     Pro Forma
                                                              Anchor         M&M       Adjustments    Combined
                                                           ------------ ------------- ------------- ------------
Interest income ..........................................  $   35,880   $    9,420         $0       $   45,300
Interest expense .........................................      16,096        4,357          0           20,453
                                                            ----------   ----------         --       ----------
Net interest income ......................................      19,784        5,063          0           24,847
Provision for loan losses ................................         850          180          0            1,030
                                                            ----------   ----------         --       ----------
Net interest income after provision for loan losses ......      18,934        4,883          0           23,817
Noninterest income .......................................       3,760        1,330          0            5,090
Noninterest expense ......................................      15,331        5,091          0           20,422
                                                            ----------   ----------         --       ----------
Income before taxes ......................................       7,363        1,122          0            8,485
Provision for income taxes ...............................       2,594          263          0            2,857
                                                            ----------   ----------         --       ----------
Net income ...............................................  $    4,769   $      859          0       $    5,628
                                                            ==========   ==========         ==       ==========
Net income per share -- basic ............................  $     1.25   $     0.85                  $     1.20
Net income per share -- diluted ..........................  $     1.21   $     0.85                  $     1.17
Weighted average common shares outstanding -- basic ......   3,830,103    1,006,116                   4,692,574
Weighted average common shares outstanding -- diluted ....   3,947,187    1,006,116                   4,809,658

See accompanying notes to unaudited pro forma combined condensed financial statements.

         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                        SCHEDULE IIIE (ANCHOR AND M&M)


                     For the year ended December 31, 1995
                 (Dollars in thousands except per share data)



                                                                                         Anchor/       Anchor/
                                                                                           M&M           M&M
                                                                                        Pro Forma     Pro Forma
                                                              Anchor         M&M       Adjustments    Combined
                                                           ------------ ------------- ------------- ------------
Interest income ..........................................  $   30,270   $    8,233         $0       $   38,503
Interest expense .........................................      13,599        3,839          0           17,438
                                                            ----------   ----------         --       ----------
Net interest income ......................................      16,671        4,394          0           21,065
Provision for loan losses ................................         596           39          0              635
                                                            ----------   ----------         --       ----------
Net interest income after provision for loan losses ......      16,075        4,355          0           20,430
Noninterest income .......................................       2,977        1,276          0            4,253
Noninterest expense ......................................      13,560        4,851          0           18,411
                                                            ----------   ----------         --       ----------
Income before taxes ......................................       5,492          780          0            6,272
Provision for income taxes ...............................       1,953          187          0            2,140
                                                            ----------   ----------         --       ----------
Net income ...............................................  $    3,539   $      593         $0       $    4,132
                                                            ==========   ==========         ==       ==========
Net income per share -- basic ............................  $     0.93   $     0.59                  $     0.88
Net income per share -- diluted ..........................  $     0.93   $     0.59                  $     0.88
Weighted average common shares outstanding -- basic ......   3,810,744    1,006,116                   4,673,511
Weighted average common shares outstanding -- diluted ....   3,823,007    1,006,116                   4,685,774

See accompanying notes to unaudited pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


               (DOLLARS IN THOUSANDS, PER SHARE AMOUNTS ACTUAL)


NOTE 1 -- BASIS OF PRESENTATION

     On April 14, 1998, Anchor Financial Corporation entered into a definitive agreement and plan of merger with ComSouth Bankshares, Inc., headquartered in Columbia, South Carolina. The ComSouth Merger calls for a tax-free exchange of
0.75 shares of Anchor Common Stock for each outstanding share of ComSouth Common Stock.

     On May 15, 1998, Anchor and M&M Financial Corporation, parent company of First National South, a national bank headquartered in Marion, South Carolina, entered into a definitive agreement and plan of merger. The M&M Merger provides for a tax-free exchange of 0.87 shares of Anchor Common Stock for each outstanding share of M&M Common Stock.

     The unaudited Pro Forma Combined Condensed Financial Statements have been prepared assuming that the ComSouth Merger and the M&M Merger (the "Mergers") will be accounted for under the pooling-of-interests method and are based on the historical consolidated financial statements of Anchor, ComSouth, and M&M. Certain amounts in the historical financial statements of ComSouth and M&M have been reclassified to conform with Anchor's historical financial statement presentation. The accounting policies for Anchor, ComSouth and M&M were substantially consistent for the periods presented.

     The unaudited Pro Forma Combined Condensed Financial Statements presented are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Mergers been consummated at the beginning of the periods indicated, nor are they necessarily indicative of the results of operations in future periods or the future financial position of the combined entitles. Consummation of each Merger is not contingent upon consummation of the other.

     The unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of each of Anchor, ComSouth, and M&M incorporated by reference or appearing elsewhere herein. The ComSouth Annual Report on Form 10-K and the M&M Annual Report on Form 10-KSB, each for the year ended December 31, 1997, should be read in conjunction with the ComSouth Current Report on Form 8-K filed April 16, 1998, and the M&M Current Report on Form 8-K filed May 5, 1998.


NOTE 2 -- STOCKHOLDERS' EQUITY

     In conjunction with the Mergers, Anchor will exchange 0.75 shares of its common stock for each share of common stock of ComSouth, and 0.87 shares of its common stock for each share of common stock of M&M.

     The pro forma adjustments herein reflect, where applicable, the 0.75 ComSouth Exchange Ratio for each of the 2,341,320 shares of ComSouth Common Stock which were issued and outstanding at March 31, 1998, and the 0.87 M&M Exchange Ratio for each of the 1,006,116 shares of M&M Common Stock which were issued and outstanding at March 31, 1998.

     The capital accounts have been adjusted to reflect the issuance of 1,755,990 shares of Anchor Common Stock in exchange for all of the outstanding shares of ComSouth based on the ComSouth Exchange Ratio. The excess ($3,289,000) of the historical stated value of ComSouth shares received in exchange over the par value of Anchor Common Stock issued has been credited to surplus.

     At March 31, 1998, Anchor owned 78,498 shares of ComSouth Common Stock (58,874 shares after applying the ComSouth Exchange Ratio) with a recorded fair value of $2,267,000 and an unrealized gain of $1,168,000 (net of tax effect of $695,000) recorded as a component of stockholders' equity. These shares will be retired upon consummation of the ComSouth Merger. Therefore, the investment balances discussed above and the related 58,874 shares of Anchor Common Stock amounting to $353,000 were eliminated, and the remaining amount of $51,000 was recorded as a decrease in surplus at March 31, 1998, in the unaudited pro forma combined condensed financial statements.

     The capital accounts have been adjusted to reflect the issuance of 875,321 shares of Anchor Common Stock in exchange for all of the outstanding shares of M&M based on the M&M Exchange Ratio. The excess ($222,000) of the par value of Anchor Common Stock issued over the historical par value of M&M shares received in exchange has been charged to surplus.

     At March 31, 1998, M&M owned 5,759 shares of Anchor Common Stock (5,010 shares after applying the M&M Exchange Ratio) with a recorded fair value of $190,000 and an unrealized gain of $100,000 (net of tax effect of $62,000) which is recorded as a component of stockholders' equity. These shares will be retired upon consummation of the M&M

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                           INFORMATION -- Continued

NOTE 2 -- STOCKHOLDERS' EQUITY -- (Continued)

Merger. Therefore, the investment balances discussed above and the related 5,010 shares of Anchor Common Stock amounting to $30,000 were eliminated, and the remaining amount of $2,000 was recorded as an increase in surplus at March 31, 1998.


NOTE 3 -- PER SHARE DATA

     Net income per share -- basic has been computed by dividing the pro forma combined net income applicable to common stockholders by the weighted average number of common shares outstanding of Anchor Common Stock plus the weighted average number of common shares, adjusted to equivalent shares of Anchor Common Stock, of ComSouth and M&M, using the ratios of 0.75 for ComSouth and 0.87 for M&M, as of the earliest period presented.

     Net income per share -- diluted has been computed by dividing the pro forma combined net income applicable to common stockholders by the weighted average number of common shares outstanding and dilutive common share equivalents of Anchor Common Stock plus the weighted average number of common shares outstanding and dilutive common share equivalents, adjusted to equivalent shares of Anchor Common Stock, of ComSouth and M&M, using the ratios of 0.75 for ComSouth and 0.87 for M&M, as of the earliest period presented, using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of stock options outstanding. Unallocated common shares held by the Employee Stock Ownership Plan are excluded from the weighted average shares outstanding.


NOTE 4 -- MERGER AND RESTRUCTURING COSTS

     In connection with the ComSouth Merger, Anchor expects to incur merger-related expenses of approximately $1.8 million, after tax. Anchor estimates that $1.3 million of the expenses will be directly related to effecting the Merger and $500,000 will be incurred in restructuring costs. In connection with the M&M Merger, Anchor expects to incur merger-related expenses of approximately $1.2 million, after tax. Anchor estimates that $200,000 of the expenses will be directly related to effecting the Merger and $1.0 million will be incurred in restructuring costs. The impact of these adjustments, net of the related tax effect, has been reflected in the Pro Forma Combined Condensed Balance Sheet as of March 31, 1998.

     Anchor and ComSouth expect that the combined company resulting from the ComSouth Merger will achieve substantial benefits from the ComSouth Merger in the form of operating cost savings. Anchor and M&M expect that the combined company resulting from the M&M Merger will achieve substantial benefits in the form of operating cost savings. However, the unaudited Pro Forma Combined Condensed Financial Statements do not reflect any direct costs or potential savings which are expected to result from the consolidation of operations of the combining companies, and, therefore, do not purport to be indicative of future operations.


NOTE 5 -- ELIMINATIONS

     M&M realized a gross gain of $258,000 on the sale of 9,300 shares of Anchor Common Stock during 1997. The pro forma adjustment for this gain is reflected in the unaudited Pro Forma Combined Condensed Statement of Income. Dividends paid by Anchor to M&M on the shares of Anchor Common Stock owned by M&M are deemed immaterial and pro forma adjustments for such dividends are not reflected in the unaudited Pro Forma Combined Condensed Financial Statements.


NOTE 6 -- INCOME TAXES

     The pro forma financial information for 1996 and 1995 includes adjustments associated with the reduction in valuation allowances against the net deferred tax assets recorded by ComSouth to the level required by the combined company. These adjustments were based on an evaluation of the ability of the combined company to utilize ComSouth's temporary difference deductions, on a pro forma basis.

                           INFORMATION ABOUT ANCHOR

Business of Anchor

     Anchor Financial Corporation is a registered bank holding company incorporated in 1984 under the laws of the State of South Carolina. The purpose for incorporation was to acquire The Anchor Bank and to invest in other bank-related businesses. Anchor provides its customers with banking services through its principal subsidiary, The Anchor Bank, and previously provided data processing services through its subsidiary, Anchor Automated Services, Inc., which is now inactive. Anchor owns 100% of the issued and outstanding stock of Anchor Bank and Anchor Automated Services, Inc.

     The principal role of Anchor is to supervise and coordinate the activities of the Anchor Subsidiaries and to provide them with capital and services of various kinds. Anchor derives substantially all of its income from dividends from Anchor Bank. Such dividends are determined on an individual basis, generally in relation to Anchor Bank's earnings, deposit growth and capital position.

     Organized in 1974 as a state-charted bank, The Anchor Bank of Myrtle Beach, Inc. was acquired by Anchor on June 15, 1984, and subsequently changed its name to The Anchor Bank. In 1993, Anchor acquired a bank in Hampstead, North Carolina, and, in accordance with the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, Anchor merged its two banking subsidiaries, The Anchor Bank and The Anchor Bank of North Carolina, on October 4, 1996. Anchor Bank survived the merger and all information presented in that report reflects this merger for all periods presented.

     Anchor Bank accounted for 100% of Anchor's total consolidated assets as of December 31, 1997, and 100% of total net income for 1997. Anchor Bank conducts its business through nineteen branches along the North Carolina and South Carolina coasts.

     The primary market area served by Anchor Bank is centered in the City of Myrtle Beach, South Carolina and includes the entire segment of the South Carolina coast known as the Grand Strand, which stretches from Little River to Pawley's Island and west to Conway, South Carolina. During 1991, Anchor Bank acquired two offices in Hilton Head Island, South Carolina, which is along the southern coastal region of the state. In a merger with 1st Atlantic Bank in 1993, Anchor Bank acquired two offices in Little River and Cherry Grove, South Carolina, which are approximately 20 miles north of Myrtle Beach. In 1994, Anchor Bank opened a branch office in the Crescent Beach section of North Myrtle Beach, South Carolina, which is 10 miles north of Myrtle Beach. In 1995, Anchor Bank opened branches in Mount Pleasant, South Carolina and Wilmington, North Carolina. Mount Pleasant is located north of Charleston, South Carolina and Wilmington is located in the southeast corner of North Carolina. In 1996, Anchor Bank opened an additional branch office in Wilmington, North Carolina. Anchor Bank maintains three other branch offices in the coastal communities of Wilmington, Hampstead, and Jacksonville, North Carolina. In 1997, Anchor Bank opened a branch in Charleston, South Carolina. Myrtle Beach and Hilton Head Island are coastal resort areas that serve a significant amount of tourists primarily during the summer months. Because of the seasonal nature of these market areas, most of the businesses in these markets, including financial institutions, are subject to wide swings in activity between the winter and summer months.

     On July 17, 1995, Anchor Bank formed Anchor Capital Corporation ("ACC"), a non-bank securities brokerage firm, to market non-traditional banking products to customers in all its markets. ACC offers mutual funds, annuities and other securities.

     For the year ended December 31, 1997, approximately 76% of the revenues of Anchor Bank were derived from interest and fees on loans, 14% from income on investment securities, 1% from temporary investments, 4% from service charges on deposit accounts, and 5% from other sources.

     Anchor Bank offers a full range of banking services, including trust services, to both businesses and individuals in its market area. These services include regular and interest checking, money market, savings and time deposit accounts, as well as personal and business loans. Anchor Bank also provides automated twenty-four hour banking for the convenience of its customers. In 1997, Anchor Bank began offering Anchor PC Banking, which allows customers to do a wide range of banking functions from their home computers.

     Chartered in July 1985, Anchor Automated Services, Inc. has previously provided data processing services to Anchor and Anchor Bank, as well as to the public. This subsidiary was inactive for the year ended December 31, 1997.

     Additional information about Anchor and its subsidiaries is included in documents incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

Recent Developments

     In April 1998, Anchor and The Anchor Bank executed Executive Employment Agreements with Stephen L. Chryst, Robert E. Coffee, Jr., Robert R. DuRant, III and Tommy E. Looper, which Agreements were made effective as of January 1, 1998. Under the terms of these Employment Agreements, Mr. Chryst will continue as President and Chief Executive Officer, and the term of his Agreement is five years, ending on December 31, 2002, unless further extended or sooner terminated as discussed below. Mr. Coffee will continue to serve as Executive Vice-President and Chief Administrative Officer, with his Agreement having an initial term of three years and ending on December 31, 2000, unless further extended or sooner terminated as discussed below. Mr. DuRant will continue to serve as Executive Vice-President and Chief Credit Officer and Mr. Looper will continue to serve as Executive Vice-President and Chief Financial Officer, with their Agreements having an initial term of four years ending on December 31, 2001, unless further extended or further terminated as discussed below. The Agreements provide for a per annum base salary of $333,000 for Mr. Chryst, $134,000 for Mr. Coffee, $150,000 for Mr. DuRant, and $172,000 for Mr. Looper. Other than the term and the base salary for each of these four executive officers, the terms of the Executive Employment Agreements are generally the same for each of these individuals.

     Other provisions of these four Executive Employment Agreements include:

      (i) Bonus Incentive Compensation. Each executive shall receive such cash bonus as the Board of Directors of Anchor and Anchor Bank shall determine for Mr. Chryst and as Mr. Chryst shall recommend and as shall be ratified by the Board of Directors for Messrs. Coffee, DuRant and Looper. Further, the executives have the right to participate in any incentive compensation plan adopted by Anchor Bank or adopted or sponsored by Anchor in which the senior officers of any of Anchor's banking subsidiaries are participants. The executives also shall be entitled to reimbursement of expenses, other employee benefits made available by Anchor Bank, vacations, facilities and services suitable to their respective positions and club dues.

      (ii) Compensation and Benefits in the Event of Termination -- If the executive's employment is terminated for "cause" (as defined in the Agreement) prior to a "change in control" (as defined in the Agreement) or for "cause" coincident with or following a "change in control," by action of the executive not for "good reason" (as defined in the Agreement), at any time, or by reason of the executive's death, "disability" or "retirement" (both terms as defined in the Agreement), the executive will receive his base salary and any other benefits to which he is entitled to the date of termination which have not been paid. If the executive's employment is terminated other than by reason of the executive's death, disability or retirement, and by action of the executive coincident with, following, or prior to a "change in control" and for "good reason," or by action of Anchor Bank coincident with, following or prior to a "change in control" and other than for "cause," Anchor Bank shall pay and provide the executive with all amounts in compensation owing to him and unpaid at the date of termination, and shall continue to pay the executive his base salary, to provide his insurance coverages he would have had had he remained as an employee or with substantially equivalent coverages until the then current termination date of the respective Executive Employment Agreements, but in no event shall such benefits be for less than a period of 12 months. The executive's base salary shall continue to be payable in equal installments in arrears on the last day of the month.

      (iii) Confidentiality and Restrictive Covenant -- The Agreements prohibit the executives from disclosing any confidential information both during employment and thereafter in accordance with Anchor and Anchor Bank's rules and procedures designed to protect their confidential information. The Agreements further provide that for a period of 12 months after the termination of the executive's employment under the Agreement, the termination of the Agreement or the completion of base salary payments pursuant to the Agreement, whichever is later, the executive will not, within a 25-mile radius of Myrtle Beach, South Carolina (or any office of any subsidiary of Anchor, if the executive should be employed by and located at a subsidiary of Anchor other than in Myrtle Beach, South Carolina) manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any banking business or savings and loan business or financial services business. Further, during the same period of time, the executive will not solicit the business or patronage, directly or indirectly, from any customers of Anchor Bank or seek to, or assist others to, persuade any employee of Anchor Bank engaged in work similar or related to Anchor Bank's work, to discontinue employment with Anchor Bank, seek employment in any business similar or related to that of Anchor Bank or engage in any business similar or related to that of Anchor Bank.

Selected Historical Financial Data of Anchor

     The following table presents consolidated selected financial data for Anchor for each of the five years in the period ended December 31, 1997. Net income per share has been restated for all periods presented to reflect a three-for-two stock split payable to Anchor's stockholders of record on August 29, 1997, as well as to conform to the requirements of Financial Accounting Standards Board ("FASB") Statement No. 128, "Earnings Per Share." This financial data is derived in part from, and should be read in conjunction with the Consolidated Financial Statements and the related notes thereto contained in Anchor's Annual Report on Form 10-K.



                                                          Years Ended December 31,
                                      ----------------------------------------------------------------
                                          1997         1996         1995         1994         1993
                                      ------------ ------------ ------------ ------------ ------------
                                              (dollars in thousands, except per share amounts)
 Interest income ....................   $ 43,416     $ 35,880     $ 30,270     $ 23,392     $ 19,612
 Interest expense ...................     19,741       16,096       13,599        9,133        7,552
 Net interest income ................     23,675       19,784       16,671       14,259       12,060
 Provision for loan losses ..........        910          850          596          940          522
 Noninterest income .................      4,313        3,760        2,977        4,433        3,350
 Noninterest expense ................     17,522       15,331       13,560       12,368       11,153
 Provision for income taxes .........      3,442        2,594        1,953        1,879        1,366
 Net income .........................   $  6,114     $  4,769     $  3,539     $  3,505     $  2,419
 PER SHARE DATA:
 Net income -- basic ................   $   1.59     $   1.25     $   0.93     $   0.92     $   0.64
 Net income -- diluted ..............       1.51         1.21         0.93         0.90         0.63
 Cash dividends declared ............      0.375         0.28         0.24         0.21         0.20
 Book value .........................       9.95         8.63         7.63         6.93         6.23
 Average total equity ...............   $ 35,986     $ 30,914     $ 27,642     $ 25,008     $ 22,615
 Average total assets ...............    540,163      459,252      378,998      330,699      285,339
 Total assets .......................    585,397      493,504      407,506      351,867      304,334
 Investment securities ..............    121,462      100,231       83,447       79,079       60,066
 Total loans ........................    415,699      345,405      285,104      236,771      202,987
 Net loans ..........................    411,110      341,604      282,058      233,975      200,626
 Total deposits .....................    493,708      420,212      353,876      308,208      271,759
 Total liabilities ..................    545,868      460,529      378,964      327,092      281,118
 Total stockholders' equity .........     39,528       32,975       28,542       24,775       23,217

                          SUPERVISION AND REGULATION

Bank Holding Companies

     Anchor, ComSouth and M&M are under the supervisory and regulatory authority granted the Federal Reserve Board of Governors by the Bank Holding Company Act of 1956, as amended ("BHCA"). Anchor, ComSouth and M&M are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve also may make examinations of Anchor, ComSouth and M&M and their respective subsidiaries.

     The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all the assets of any bank or ownership or control, directly or indirectly, of more than five percent of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") provides for nationwide interstate banking and branching with certain limitations. The Interstate Act permits bank holding companies to acquire banks without regard to state boundaries after September 29, 1996. The Federal Reserve may approve an interstate acquisition only if, as a result of the acquisition, the bank holding company would control less than 10% of the total amount of insured deposits in the United States or 30% of the deposits in the home state of the bank being acquired. The home state can waive the 30% limit as long as there is no discrimination against out-of-state institutions.

     Pursuant to the Interstate Act, interstate branching took effect on June 1, 1997, except under certain circumstances. Once a bank has established branches in a host state (a state other than its headquarters state) through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the host state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. The

Interstate Act further provides that individual states may opt out of interstate branching. If a state did not opt out of interstate branching prior to May 31, 1997, then a bank in that state may merge with a bank in another state provided that neither of the states have opted out.

     Under the BHCA, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHCA authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHCA generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and other non-bank subsidiary of such holding company). Further, under Section 106 of the 1970 Amendments to the BHCA, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

     In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund, of which Anchor Bank, the ComSouth Banks and the M&M Bank are members, substantially revised bank regulations, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required bank holding companies in certain circumstances to guarantee the capital compliance of their banks. Among other things, FDICIA required the federal banking agencies to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. FDICIA established five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized," as defined by regulations adopted by the Federal Reserve, the FDIC, and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure, and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligation under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     At March 31, 1998, Anchor Bank was "well capitalized," and was not subject to any of the foregoing restrictions.

     FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

Subsidiary Banks

     As a state nonmember bank with deposits insured by the FDIC, Anchor Bank is subject to the supervisory and regulatory authority of the FDIC and the South Carolina State Board of Financial Institutions. The South Carolina State Board of Financial Institutions and the North Carolina Banking Commission regulate all areas of commercial banking operations of state chartered banks under their supervision, including reserves, loans, mergers, payment of dividends, interest rates, establishment of branches, and other aspects of operations.

     The Comsouth Banks and the M&M Bank are national banking associations subject to regulation and supervision of the Comptroller of the Currency ("OCC").

     Anchor Bank, the ComSouth Banks and the M&M Bank (collectively, the "Subsidiary Banks") are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

     Each of Anchor, ComSouth and M&M generally depend upon payments of dividends by their respective Subsidiary Banks in order to pay dividends to their shareholders and to meet their other needs for cash or to pay expenses. The Subsidiary Banks are subject to various statutory restrictions on their ability to pay dividends to their respective holding companies. Federal law provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

     The Community Reinvestment Act of 1977 ("CRA") and the related regulations of the Comptroller of the Currency, the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation ("FDIC") are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch or, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the subsidiary banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.


Other

     Other legislative and regulatory proposals regarding changes in banking,and the regulation of banks, thrifts, and other financial institutions, are being considered by the executive branch of the Federal government, Congress, and various state governments, including South Carolina and North Carolina. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Anchor or Anchor Bank or ComSouth or M&M and their respective subsidiaries.


                          INFORMATION ABOUT COMSOUTH

Business of ComSouth

     ComSouth is a multi-bank holding company incorporated on May 15, 1987, pursuant to the laws of the State of South Carolina. Subsidiaries of ComSouth are Bank of Columbia, NA, which opened for business on July 12, 1988, and Bank of Charleston, N.A., which opened for business on April 12, 1990 (the "ComSouth Banks"). Both ComSouth Banks offer a full range of deposit services, including checking accounts, NOW accounts, and savings and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The ComSouth Banks also offer individual retirement accounts. The ComSouth Banks each offer a full range of short-term and intermediate-term commercial and personal loans. The Banks originate variable-rate, residential and other mortgage loans and fixed-rate mortgage loans primarily for resale. Commercial loans are made primarily to individuals and small and mid-sized businesses operating in the central and coastal regions of South Carolina, principally Richland and Lexington Counties for the Columbia Bank, and Charleston, Dorchester, and Berkeley Counties for the Charleston Bank. The Columbia Bank serves its customers from its main office at 1350 Main Street and drive-in facility at 1427 Park Street in Columbia, South Carolina. The Charleston Bank serves its customers from its main office and drive-in facility at 276 East Bay Street, Charleston, South Carolina.


Security Ownership of Certain Beneficial Owners and Management of Comsouth

     The following tables set forth as of July 17, 1998, the number and percentage of outstanding shares beneficially owned by each executive officer and director of ComSouth, by all executive officers and directors of ComSouth as a group, and by each person known by ComSouth to own more than 5% of the outstanding ComSouth Common Stock.



                                                           Number of Shares       Percent
Management Name                                       Beneficially Owned (1)(2)   of Class
---------------------------------------------------- --------------------------- ---------
        Harry R. Brown .............................        13,467 (3)                *
        W. Carlyle Blakeney, Jr. ...................        21,886 (4)                *
        R. Lee Burrows, Jr. ........................        11,842 (5)                *
        Mason R. Chrisman ..........................        52,341 (6)              2.21
        Charles R. Jackson .........................        22,407 (7)                *
        J. Michael Kapp ............................        41,411 (8)              1.73
        LaVonne N. Phillips .......................         31,275 (9)              1.31
        John C.B. Smith, Jr. .......................        65,440 (10)             2.73
        Arthur M. Swanson ..........................        93,606 (11)             3.91
        Arthur P. Swanson ..........................        27,447 (12)             1.15
        All Directors and Executive Officers as a group
         (10 persons) ..............................          381,122               15.9

---------
     * Less than one percent.

(1) Unless otherwise indicated, share amounts represent only those shares with respect to which the named holder has sole power to vote or to direct the vote and sole power to dispose of or to direct such disposition.

(2) Included in the ComSouth Common Stock share amounts for certain individuals are shares of ComSouth Common Stock which such individuals have the right to acquire within 60 days of March 23, 1998 pursuant to stock options as set forth in more detail in the footnotes to this table and under the caption "Employee Benefit Plans" appearing elsewhere herein. Consequently, the number of shares shown in the table may not necessarily correspond with the number of shares which may be voted by such individuals at the ComSouth Special Meeting. Percentage calculations for these individuals assume that all of their respective stock options have been exercised.

(3) Includes 6,600 shares subject to acquisition pursuant to exercise of stock options.

(4) Includes 1,553 shares subject to acquisition pursuant to exercise of stock options and 1,725 shares held as custodian for members of Mr. Blakeney's family.

(5) Includes 92 shares held by Mr. Burrows' spouse, and 891 shares subject to acquisition pursuant to exercise of stock options.

(6) Includes 1,435 shares subject to acquisition pursuant to exercise of stock options and 3,339 shares owned by Mr. Chrisman's spouse.

(7) Includes 15,853 shares owned by two corporations in which Mr. Jackson is a principal and 2,210 shares subject to acquisition pursuant to exercise of stock options.

(8) Includes 36,668 shares subject to acquisition pursuant to exercise of stock options.

(9) Includes 1,605 shares subject to acquisition pursuant to exercise of stock options, but does not include 9,487 shares held in a trust of which Mrs. Phillips is a beneficiary but as to which she does not have the power to vote, direct the vote, dispose of or direct the disposition of.

(10) Includes 24,702 shares held by Mr. Smith as custodian for members of his family, 3,160 shares subject to acquisition pursuant to exercise of stock options, and 4,743 shares owned by Mr. Smith's spouse.

(11) Includes 4,309 shares owned by Mr. Swanson's spouse and 11,550 shares subject to acquisition pursuant to exercise of stock options.

(12) Includes 9,900 shares subject to acquisition pursuant to exercise of stock options.


     Five Percent Shareholders

     The following table sets forth information regarding persons or groups that beneficially own five percent or more of outstanding shares of ComSouth's Common Stock. The information presented is derived from Schedules 13D provided to ComSouth pursuant to the regulations of the Commission. The information has not been verified by ComSouth.



                                        Number of Shares    Percent
Name and Address                       Beneficially Owned   of Class
------------------------------------- -------------------- ---------
  Mid-Atlantic Investors (1) ........       150,810            6.5
  Post Office Box 7574
  Columbia, SC 29202
  Jerry Shearer (1) .................       230,866           9.96
  289 Hunters Blind Drive
  Columbia, SC 29212
  Jerry Zucker (1) ..................       150,810            6.5
  16 Buckingham Drive
  Charleston, SC 29407

---------
(1) Messrs. Shearer and Zucker are the partners of Mid-Atlantic Investors. Messrs. Shearer and Zucker have shared voting power over 150,810 shares owned by Mid-Atlantic. Mr. Shearer has sole voting power over 77,295 shares and holds options to acquire 830 shares. Also included are 34 shares held by Mr. Shearer as custodian for members of his family and 1,897 shares owned by his wife. Mr. Shearer also holds options to purchase 53,385 shares from a trust. These shares have not been included as Mr. Shearer has no voting or investment power with respect to these shares. Mr. Shearer is employed by ComSouth on a part time basis to provide additional support as the Manager of Financial and Regulatory Affairs.

Management's Discussion and Analysis of Financial Condition and Results of
 Operations of Comsouth

     Safe Harbor for Forward-Looking Statements

     Statements included in Management's Discussion and Analysis of Financial Condition and Results of Operations of ComSouth which are not historical in nature, are intended to be, and are hereby identified as, `forward looking statements' for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. ComSouth cautions readers that forward looking statements, including without limitation, those relating to ComSouth's future business prospects, revenues, working capital, liquidity, capital needs, interest costs, and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements, due to several important factors herein identified, among others, and other risks and factors identified from time to time in the ComSouth's reports filed with the Commission. Management's Discussion and Analysis of ComSouth should be read in conjunction with the consolidated financial statements and accompanying notes thereto as well as the supplementary financial, tabular, and historical information set forth elsewhere herein. See "FINANCIAL STATEMENTS OF COMSOUTH."


                         TABLE 1 -- FINANCIAL SUMMARY
                             Summary of Operations
                      (thousands, except per share data)



                                                              1997         1996         1995         1994        1993
                                                          ------------ ------------ ------------ ----------- -----------
Interest income .........................................   $ 14,593     $ 11,276     $  9,234     $ 6,786     $ 6,537
Interest expense ........................................      6,580        4,924        4,125       2,570       2,690
                                                            --------     --------     --------     -------     -------
Net interest income .....................................      8,013        6,352        5,109       4,216       3,847
Provision for loan losses ...............................        334          110          195          75         135
                                                            --------     --------     --------     -------     -------
Net interest income after provision for loan losses .....      7,679        6,242        4,914       4,141       3,712
Noninterest income ......................................      1,995        1,646        1,469         771         690
Noninterest expense .....................................      6,059        5,131        4,576       3,927       3,836
                                                            --------     --------     --------     -------     -------
Income before income taxes...............................      3,615        2,757        1,807         985         566
Applicable income (taxes) benefit .......................     (1,361)        (929)        (426)         62         (43)
                                                            --------     --------     --------     -------     -------
Net income ..............................................   $  2,254     $  1,828     $  1,381     $ 1,047     $   523
                                                            ========     ========     ========     =======     =======
Earnings per share -- Basic (1) .........................   $   .98      $   .80      $   .61      $   .47     $  .23
Earnings per share -- Diluted (1) .......................   $   .91      $   .77      $   .60      $   .47     $  .23
Book value at year-end per common share .................   $  6.91      $  5.93      $  5.19      $  4.46     $ 4.08
Selected year-end assets and liabilities
Total assets ............................................  $205,572     $164,634     $133,423     $96,920     $95,008
Interest-earning assets .................................   192,517      151,635      119,429      89,179      87,105
Investment securities ...................................    43,026       34,106       22,135      21,878      23,323
Loans (net) .............................................   142,671      113,879       91,024      67,301      59,883
Deposits ................................................   182,673      145,408      117,763      82,908      82,898
Noninterest-bearing deposits ............................    41,284       35,678       24,654      13,392      11,430
Interest-bearing deposits ...............................   141,389      109,730       93,109      69,516      71,468
Interest-bearing liabilities ............................     5,615        4,659        2,193       3,422       2,513
Stockholders' equity ....................................    16,016       13,641       11,879      10,104       9,238
Ratios (average)
Loans to deposits .......................................     80.89%       82.55%       80.62%      71.87%      73.58%
Return on assets ........................................      1.24%        1.30%        1.22%       1.13%       0.58%
Return on interest-earning assets .......................      1.31%        1.37%        1.30%       1.20%       0.62%
Return on stockholders' equity ..........................     15.19%       14.54%       12.74%      11.12%       5.68%
Net interest income to interest-earning assets ..........      4.66%        4.78%        4.81%       4.84%       4.53%
Net charge-offs (recoveries) to loans ...................       .26%        0.09%        0.01%      (0.11%)      0.66%
Stockholders' equity to assets ..........................      8.17%        8.94%        9.55%      10.13%      10.21%
Stockholders' equity to deposits ........................      9.32%       10.16%       10.94%      11.69%      11.60%
Risk-based capital ratio ................................     12.10%       13.30%       13.43%      16.23%      15.27%
Tier 1 leverage ratio ...................................     10.90%       11.90%       12.17%      14.96%      14.00%

---------
(1) See Note 1 to ComSouth's consolidated financial statements regarding earnings per share calculation.

 Results of Operations

     For the first three months of 1998, ComSouth had net earnings of $675,000 or $.27 per diluted share, an increase of 30% over the $520,000 or $.21 per diluted share for the same period of 1997. ComSouth recorded net income of $2,254,000 or $.91 per diluted share at year end 1997, an increase of 23% over the $1,828,000 or $.77 per diluted share reported for 1996. The economy in both markets serviced by each ComSouth Bank has been favorable over the past several years and has generated a need for businesses to borrow to fund expansion and growth. As a result, loans outstanding grew by 25% to $144,500,000 during 1997, which was the primary reason for the improved earnings over the prior year.

     ComSouth had total revenues of $4,673,000 and $3,724,000 and total expenses of $3,998,000 and $3,204,000 for the three months ended March 31, 1998 and 1997, respectively. ComSouth had total revenues of $16,588,000, $12,922,000 and $10,703,000 for the three years ending 1997, 1996 and 1995, respectively. Total expenses for the same periods were $14,334,000, $11,094,000 and $9,322,000.

     Summarized in Table 2 is an analysis of the composition of ComSouth's revenues and expenses for 1997, 1996 and 1995.


                        TABLE 2 -- REVENUE AND EXPENSES



                                                                                Year ended December 31,
                                                      ---------------------------------------------------------------------------
                                                           1997                      1996                     1995
                                                          Amount          %         Amount         %         Amount         %
                                                      -------------- ---------- ------------- ---------- ------------- ----------
Revenues
Interest on loans ...................................  $11,945,201       72.0%   $ 9,454,242      73.2%   $ 7,723,855      72.2%
Interest and dividends on investment securities .....    2,520,380       15.2%     1,674,717      13.0%     1,361,008      12.7%
Interest on temporary investments ...................      127,606         .8%       147,320       1.1%       148,778       1.4%
Noninterest income ..................................    1,995,115       12.0%     1,646,054      12.7%     1,469,342      13.7%
                                                       -----------      -----    -----------     -----    -----------     -----
Total revenues ......................................  $16,588,302      100.0%   $12,922,333     100.0%   $10,702,983     100.0%
                                                       ===========      =====    ===========     =====    ===========     =====
Expenses
Interest on deposits ................................  $ 6,263,216       43.7%   $ 4,756,452      42.9%   $ 4,008,427      43.0%
Interest on note payable and securities sold
  under agreements to repurchase ....................      317,278        2.2%       167,104       1.5%       116,136       1.2%
Provision for loan losses ...........................      334,000        2.3%       110,000       1.0%       195,000       2.1%
Salaries and employee benefits ......................    3,090,304       21.6%     2,661,977      24.0%     2,481,335      26.6%
Occupancy expenses ..................................      448,647        3.1%       433,592       3.9%       429,183       4.6%
Furniture and equipment .............................      474,652        3.3%       406,767       3.6%       341,966       3.7%
Advertising and marketing ...........................      161,966        1.1%        89,358       0.8%        78,643       0.8%
Other ...............................................    1,883,592       13.2%     1,539,418      13.9%     1,244,695      13.4%
Taxes ...............................................    1,360,424        9.5%       929,239       8.4%       426,127       4.6%
                                                       -----------      -----    -----------     -----    -----------     -----
Total expenses ......................................  $14,334,079      100.0%   $11,093,907     100.0%   $ 9,321,512     100.0%
                                                       ===========      =====    ===========     =====    ===========     =====

     Interest on loans was responsible for most of the change in revenues in each of the last three years and for the three months ended March 31, 1998. Increased volume was the major factor for the growth in loan interest income as the yield realized on loans declined from 1995 to 1996, but remained relatively stable from 1996 to 1997. Interest income generated by investment securities also increased over the same three year period as a result of asset growth and improved yields earned on the portfolio each year. Noninterest income also increased over the three year period with the majority of these increases being derived from the "Business Manager" product. This product provides immediate cash flows to small businesses through the purchase by the ComSouth Banks of such businesses' receivables. The ComSouth Banks are paid a fee for the billing and collection of these receivables and retain full recourse against the seller of the purchased receivables in case of default. Fees derived from this product increased by $200,000 from 1995 to 1996 and $195,000 from 1996 to 1997.
Management's emphasis on the attraction of core deposit relationships to provide the funding source for its loan growth continued to provide additional revenue from deposit fees charged to service these accounts. Fees derived from deposit service charges increased by $113,000 from 1995 to 1996 and $145,000 from 1996 to 1997. The increase in deposit fee income over the three year period, though impacted somewhat by a modest increase by the Columbia Bank in deposit fees during the third quarter of 1996, was principally the result of growth in the number of deposit accounts.

     The increase in interest paid on deposits for the period from 1995 to 1996 was entirely due to growth in deposit accounts as rates paid on deposits declined. The increase in interest paid for deposits in the 1996 to 1997 period resulted from both growth and rate changes as rates paid on interest-bearing deposits increased by 13 basis points during the period. The increase in interest in the note payable category each year is the result of a borrowing during 1996 of $1,200,000 by ComSouth and an additional advance of $250,000 on the same note in 1997. Proceeds from these borrowings were used to support funding needs at the corporate level for legal fees and general operating expenses. Legal and regulatory expenses declined in the first quarter of 1998 due to reduced legal expenses as a result of the settlement of a significant portion of the pending litigation during that quarter. An increase in charged-off loans during 1997, coupled with a maturing loan portfolio and strong loan growth over the past two years resulted in a management decision to increase the contribution to the provision for loan losses during 1997. The significant change in the loan loss provision for the two periods ended March 31, 1998 and 1997, is due to additional reserves needed to support the $28 million increase in loans outstanding, management's recognition that a significant portion of the portfolio is beginning to mature, and the charge-off of a sizable credit in the fourth quarter of 1997 and another in the first quarter of 1998. Additionally, ComSouth has begun to estimate and accrue for potential credit risk as a result of the year 2000 problem. Salaries and employee benefits increased a modest 7% from 1995 to 1996 principally due to annual merit increases, however in 1997 management realized the need to increase staffing to better serve its customer base and to promote continued growth in ComSouth. As a result, salary and employee benefits increased by 16% in 1997 over 1996. The increase in furniture and equipment expense is the direct result of the increased staffing over the three year period. Advertising and marketing expenses increased over the three year period as a result of increased business and promotional materials to develop cross selling opportunities. In addition, charitable contributions increased by $25,000 during 1997 to support various local community projects in both service areas.

     Other expenses increased by $295,000 from 1995 to 1996 and by $344,000 from 1996 to 1997. Legal fees accounted for the major portion of these increases as legal fees were $170,000 higher in 1996 than 1995 and $150,000 higher in 1997 than 1996. During 1995, 1996 and 1997, ComSouth advanced legal defense expenses for 8 present and former directors of ComSouth named as defendants in 16 suits brought by stockholders including several former directors of ComSouth or the ComSouth Banks and the wife of the former President of ComSouth, one of which was asserted to be a class action status. In 1997, the trial judge granted summary judgment to all of the defendants in the suit which had been brought as a class action and the plaintiff indicated that he would appeal. Because it appeared that ComSouth would be obligated to indemnify the individual defendants for their legal expenses and ComSouth was advised by counsel that the posture of the 16 cases was such that further legal proceedings, and thus legal expenses, could be substantial, ComSouth agreed to participate in a settlement of the 16 cases pursuant to which ComSouth paid $250,000 to the plaintiffs and released its claims for reimbursement and future coverage against its directors' and officers' liability insurance carrier. The $250,000 was accrued as a legal expense in the fourth quarter of 1997 although the settlement did not become final until court approval of the settlement and dismissal of the suits occurred in the first quarter of 1998. In 1997, another shareholder represented by different counsel brought a suit against the same 8 former and present directors based on essentially the same facts. ComSouth has advanced the legal expenses for the defendants in that suit although ComSouth is not named as a defendant in that suit. Defense of the suit is not covered by insurance and ComSouth expects to have to pay the expense of defending the suit. The amount of such expense cannot be reasonably estimated. Accordingly, ComSouth has not set up a reserve to cover the expense but will accrue the expense as it occurs. Supplies and printing expenses increased by $25,000 from 1995 to 1996 and $22,000 from 1996 to 1997 and postage and freight increased by $25,000 from 1995 to 1996 and $18,000 from 1996 to 1997. These increases were primarily due to the growth in assets and deposits. Directors fees increased by $9,000 in 1996 over 1995 and $43,000 in 1997 from 1996 as a result of changes made to the fee structure in 1996, coupled with the addition of several new directors in the Columbia Bank and increased attendance in board and committee meetings. Temporary employment services increased by $18,000 from 1995 to 1996, but remained relatively stable from 1996 to 1997 as additional support was needed to support the growth each year until permanent staffing could be hired. Consulting fees declined by $24,000 from 1995 to 1996 due to a reduction in fees related to the development and implementation of a local area network
(LAN) in the Columbia Bank during the last quarter of 1995. Consulting fees for 1997 were up $14,000 over 1996 due to additional programming needs to assess the potential problems related to the year 2000. Training expenses increased by $22,000 in 1996 over 1995 and declined by only $4,000 from 1996 to 1997 as each ComSouth Bank continued to strengthen banking skills for its staff through various banking schools and seminars. An additional $21,000 in expense was incurred by ComSouth during 1997 as a result of its 3 for 2 stock split in October 1997. Listing fees for the newly issued stock certificates with the American Stock Exchange (AMEX) were $17,000, while processing fees by the transfer agent to issue the new certificates were $4,000.

     The increase in tax expenses for each year is primarily due to the increase in pretax income for each year.

     Discussion of ComSouth's financial condition and expanded discussion of its operating results are presented in the following narratives and tables.


     Net Interest Income

     Net interest income represents the differences between interest earned on assets and the interest paid on liabilities. It traditionally constitutes the largest source of a financial institution's earnings.

     Net interest income for the three months ended March 31, 1998 and 1997 was $2,135,000 and $1,736,000, respectively. The average yield on earning assets was 8.1% and 8.3%, the average rate paid on interest bearing liabilities was 4.7% and 4.7%, and the annualized net interest margin was 4.3% and 4.4% for the three months ended March 31, 1998 and 1997, respectively.

     For the years 1997, 1996 and 1995, net interest income totaled $8,013,000, $6,353,000 and $5,109,000, respectively. The increase in net interest income for all three years was principally due to the growth in loans outstanding for each year as loans outstanding increased by approximately 25% in 1997 and 1996 over the preceding year.

     The average yield on earning assets for 1997, 1996 and 1995 was 8.48%, 8.48% and 8.69%, the average rate paid on interest bearing liabilities was 4.85%, 4.72% and 4.84%, and the annualized net yield on average earning assets (net interest income divided by average earning assets) was 4.66%, 4.78% and 4.81%, respectively.

     The change in rates paid on interest bearing liabilities from 1996 to 1997 was the result of competitive pricing in both markets served by the ComSouth Banks and the need for each ComSouth Bank to attract higher priced funds to support loan growth and an increase in the federal funds rate during the first quarter of the year. The change in yields and rates of the 1995 to 1996 period were primarily due to several prime rate changes, which occurred at various times during the period. Even though rates paid on interest bearing liabilities are not generally tied to the prime lending rate, changes in the prime lending rate have traditionally impacted the market rate for such liabilities. Management continues to focus its efforts on minimizing any negative earnings impact as a result of increased competition, or rate changes. However, the reduction in the net interest margin in 1997 is the result of higher rates paid on deposits due to competition for deposits to support the strong loan growth.

     Table 3 shows the yields and costs on average balances for the periods discussed.

       TABLE 3 -- COMPARATIVE AVERAGE BALANCE SHEETS -- YIELD AND COSTS
         (Average balances for years ended December 31, in thousands)



                                                   1997                               1996
                                    ---------------------------------- ----------------------------------
                                      Average    Revenues/     Yield     Average    Revenues/     Yield
                                      Balance     expense      Rate      Balance     expense      Rate
                                    ----------- ----------- ---------- ----------- ----------- ----------
Interest earning assets:
Loans(1) ..........................  $128,892     $11,945       9.27%   $102,207     $ 9,454       9.25%
Investment securities
  (taxable) .......................    40,747       2,520       6.18%     28,064       1,675       5.97%
Federal funds sold ................     2,443         128       5.24%      2,757         147       5.33%
                                     --------     -------       ----    --------     -------       ----
Total interest-earning assets .....   172,082      14,593       8.48%    133,028      11,276       8.48%
                                     --------     -------       ----    --------     -------       ----
Noninterest earning assets
Cash and due from banks ...........     7,639                              6,263
Premises and equipment ............     1,421                              1,419
Other, less allowance for loan
  losses ..........................       554                                 46
                                     --------                           --------
Total noninterest earning
  assets ..........................     9,614                              7,728
                                     --------                           --------
Total assets ......................  $181,696                           $140,756
                                     ========                           ========
Interest-bearing liabilities:
Interest-bearing deposits
  NOW, money market and
   savings ........................  $ 64,907     $ 2,649       4.08%   $ 54,257     $ 2,139       3.94%
  Time deposits ...................    64,589       3,614       5.60%     46,848       2,618       5.59%
                                     --------     -------       ----    --------     -------       ----
Total interest-bearing
  deposits ........................   129,496       6,263       4.84%    101,105       4,757       4.71%
Short-term borrowings .............     4,411         196       4.44%      2,017          88       4.36%
Note payable and US
  Treasury tax and loan
  accounts ........................     1,738         121       6.96%      1,183          79       6.68%
                                     --------     -------       ----    --------     -------       ----
Total interest-bearing
  liabilities .....................   135,645       6,580       4.85%    104,305       4,924       4.72%
                                     --------     -------       ----    --------     -------       ----
Noninterest-bearing liabilities
Demand deposits ...................    29,848                             22,706
Other liabilities .................     1,358                              1,167
                                     --------                           --------
                                      166,851                            128,178
Stockholders' equity ..............    14,845                             12,578
                                     --------                           --------
Total liabilities and
  stockholders' equity ............  $181,696                           $140,756
                                     ========                           ========
Net interest income ...............               $ 8,013                            $ 6,352
                                                  =======                            =======
Margin analysis
Interest income/earning assets.....                             8.48%                              8.48%
                                                                ----                               ----
Interest expense/earning
  assets ..........................                             3.82%                              3.70%
                                                                ----                               ----
Net interest income/earning
  assets(2) .......................                             4.66%                              4.78%
                                                                ====                               ====



                                                   1995
                                    ----------------------------------
                                      Average    Revenues/     Yield
                                      Balance     expense      Rate
                                    ----------- ----------- ----------
Interest earning assets:
Loans(1) ..........................  $ 79,881      $7,724       9.67%
Investment securities
  (taxable) .......................    23,902       1,361       5.69%
Federal funds sold ................     2,532         149       5.88%
                                     --------      ------       ----
Total interest-earning assets .....   106,315       9,234       8.69%
                                     --------      ------       ----
Noninterest earning assets
Cash and due from banks ...........     5,763
Premises and equipment ............     1,321
Other, less allowance for loan
  losses ..........................        64
                                     --------
Total noninterest earning
  assets ..........................     7,148
                                     --------
Total assets ......................  $113,463
                                     ========
Interest-bearing liabilities:
Interest-bearing deposits
  NOW, money market and
   savings ........................  $ 41,363      $1,653       4.00%
  Time deposits ...................    41,329       2,356       5.70%
                                     --------      ------       ----
Total interest-bearing
  deposits ........................    82,692       4,009       4.85%
Short-term borrowings .............     1,915          83       4.33%
Note payable and US
  Treasury tax and loan
  accounts ........................       641          33       5.15%
                                     --------      ------       ----
Total interest-bearing
  liabilities .....................    85,248       4,125       4.84%
                                     --------      ------       ----
Noninterest-bearing liabilities
Demand deposits ...................    16,387
Other liabilities .................       985
                                     --------
                                      102,620
Stockholders' equity ..............    10,843
                                     --------
Total liabilities and
  stockholders' equity ............  $113,463
                                     ========
Net interest income ...............                $5,109
                                                   ======
Margin analysis
Interest income/earning assets.....                             8.69%
                                                                ----
Interest expense/earning
  assets ..........................                             3.88%
                                                                ----
Net interest income/earning
  assets(2) .......................                             4.81%
                                                                ====

---------
(1) Nonaccrual loan balances have been excluded.

(2) Net interest income divided by total interest earning assets.

     Table 4 analyzes changes in net interest income resulting from changes in volume and rates in the periods discussed.

                 TABLE 4 -- VOLUME AND RATE VARIANCE ANALYSIS
                            (Tax equivalent basis)



                                                    1997 Compared to 1996                    1996 Compared to 1995
                                           --------------------------------------- ------------------------------------------
                                             Change in    Change in                  Change in      Change in
                                             Volume(1)     Rate(1)       Total       Volume(1)       Rate(1)        Total
                                           ------------- ----------- ------------- ------------- -------------- -------------
Interest income:
Loans ....................................  $2,470,533    $ 20,426    $2,490,959    $2,066,082     $ (335,695)   $1,730,387
Investment securities(2) .................     786,551      59,112       845,663       247,140         66,569       313,709
Federal funds sold and securities
 purchased under agreement to resell .....     (17,133)     (2,581)      (19,714)        8,925        (10,383)       (1,458)
                                            ----------    --------    ----------    ----------     ----------    ----------
Total interest-earning assets ............   3,239,951      76,957     3,316,908     2,322,147       (279,509)    2,042,638
                                            ----------    --------    ----------    ----------     ----------    ----------
Interest expense:
NOW, money market and savings ............     434,053      75,878       509,931       511,219        (24,992)      486,227
Time deposits ............................     992,148       4,685       996,833       307,037        (45,239)      261,798
Federal funds purchased and securities
 sold under agreements to repurchase .....     106,406       1,620       108,026         4,380            568         4,948
Note payable and US Treasury tax and
 loan accounts ...........................      38,815       3,334        42,149        36,350          9,669        46,019
                                            ----------    --------    ----------    ----------     ----------    ----------
Total interest-bearing liabilities .......   1,571,422      85,517     1,656,939       858,986        (59,994)      798,992
                                            ----------    --------    ----------    ----------     ----------    ----------
Net interest income ......................  $1,668,529    $ (8,560)   $1,659,969    $1,463,161     $ (219,515)   $1,243,646
                                            ==========    ========    ==========    ==========     ==========    ==========

---------
(1) Volume-rate changes have been allocated to each category based on the percentage of each to the total change.

(2) Interest income is presented on a fully taxable equivalent basis using the federal income tax of 34% and state tax rate of 4.5%.


     Rate Sensitivity

     The management of the composition and maturities of rate sensitive assets and liabilities is vital to the optimization of net interest income as interest rates earned on assets and paid on liabilities fluctuate in periods in which the rate environment is unstable. Management constantly reviews interest rate risk exposure through its Asset/Liability Management function using such techniques as GAP Analysis and simulation modeling. Additionally, management gathers and analyzes information concerning local and national market conditions which may affect the rate environment. The results of the review of interest rate risk and expected changes in the rate environment are then used to make timely and reasonable changes to the balance sheet composition to reduce the potential earnings impact.

     Table 5 sets forth ComSouth's interest sensitivity position as of December 31, 1997 by showing the amount of interest-earning assets and interest-bearing liabilities that reprice in the periods shown.

                 TABLE 5 -- INTEREST SENSITIVITY GAP ANALYSIS
                   (December 31, 1997 balances in thousands)



                                                                                   Total           One
                                              0 to 3       4 to 6     7 to 12      Within        through     Over five
                                              Months       Months      Months     One Year     Five Years      Years       Total
                                          ------------- ------------ --------- -------------  ------------ ------------ ----------
Interest-earning assets
 Federal funds sold .....................   $   6,820                            $  6,820                                $  6,820
 Investment securities ..................       9,490                 $ 5,152      14,642       $ 27,102     $  1,282      43,026
Loans receivable (1) ....................      69,937     $  4,288     12,269      86,494         51,741        6,154     144,389
                                            ---------     --------    -------    --------       --------     --------    --------
                                               86,247        4,288     17,421     107,956         78,843        7,436     194,235
                                            ---------     --------    -------    --------       --------     --------    --------
Interest-bearing liabilities
 Deposits
   NOW, money market and savings ........      70,905                              70,905                                  70,905
   Time deposits ........................      34,988       10,984     16,451      62,423          8,062                   70,485
 Securities sold under agreements to
   repurchase ...........................       3,096                               3,096                                   3,096
 US Treasury tax and loan accounts ......       1,330                               1,330                                   1,330
 Note payable ...........................          81           81        161         323            866                    1,189
                                            ---------     --------    -------    --------       --------                 --------
                                              110,400       11,065     16,612     138,077          8,928            0     147,005
                                            ---------     --------    -------    --------       --------     --------    --------
Interest-sensitive gap ..................   $ (24,153)    $ (6,777)   $   809    $(30,121)      $ 69,915     $  7,436    $ 47,230
                                            =========     ========    =======    ========       ========     ========    ========
Cumulative interest-sensitivity gap .....                                        $(30,121)      $ 39,794     $ 47,230
                                                                                 ========       ========     ========
Ratios of interest-earnings assets to
 interest-bearing liabilities ...........                                            78.2%         883.1%
                                                                                 ========       ========
Cumulative gap to total
 interest-earning assets ................                                           (15.5%)         20.5%        24.3%
                                                                                 ========       ========     ========

---------
(1) Excludes nonaccrual loans.

     At December 31, 1997 approximately 55% of ComSouth's interest earning assets will reprice within one year, compared to 94% of interest bearing liabilities. The 15.5% or $30,121,000 negative interest-sensitivity gap position at December 31, 1997 is slightly higher than management prefers, however not at a level high enough that management would expect to create a material impact on earnings if rates were to change. This negative gap position is partially due to management's decision to classify all NOW, money market and saving deposits within the one year category when in fact a significant portion of these deposits are core deposits which may or may not be sensitive to rate changes. Management believes that paying the current market rates required to attract longer term time deposits to reduce the negative gap position is not warranted. Management is aware of its gap position and has developed specific strategies to maintain the gap position at a reasonable level.


     Investment Securities

     Investment securities represent the second largest component of earning assets, comprising 22% and 23% of total earning assets in 1997 and 1996, respectively. Note 4 to the accompanying consolidated financial statements presents the book value of investment securities by category as of December 31, 1997 and 1996. As shown in Table 6, ComSouth primarily invests in U.S. Treasury securities and securities of other U.S. Government agencies with maturities of up to five years.

     Management reviews the investment securities portfolio and classifies securities as either held-to-maturity or available-for-sale. Securities which ComSouth has the positive intent and ability to hold to maturity are classified as held-to-maturity, and are carried at amortized cost while all other securities were classified as available-for-sale and recorded at estimated fair value with any unrealized gain or loss recorded in stockholders' equity net of taxes. See Note 4 to the consolidated financial statements for further details.

                 TABLE 6 -- ANALYSIS OF INVESTMENT SECURITIES
                            December 31 (thousands)



                                               1997                              1996                  1995
                                       ---------------------   Weighted  --------------------- ---------------------
                                                               Average
                                                               Taxable
                                        Amortized     Fair    Equivalent  Amortized     Fair    Amortized     Fair
                                          Value      Value    Yield (1)     Value      Value      Value      Value
                                       ----------- --------- ----------- ----------- --------- ----------- ---------
Held-to-Maturity
US Treasuries
 Within one year .....................  $  4,434    $ 4,435      5.36%     $ 1,504    $ 1,500    $ 1,494    $ 1,493
 One to five years ...................     8,350      8,390      5.99%       6,778      6,753      2,545      2,532
                                        --------    -------      ----      -------    -------    -------    -------
   Total .............................    12,784     12,825      5.77%       8,282      8,253      4,039      4,025
                                        --------    -------      ----      -------    -------    -------    -------
US Government Agencies
 Within one year .....................     1,700      1,706      6.28%          41         43      3,300      3,290
 One to five years ...................     3,933      3,940      6.46%       4,570      4,551      1,757      1,778
 Five to ten years ...................        25         27      7.94%         107        111         90         96
 After ten years .....................        56         60      8.93%          72         77        134        144
                                        --------    -------      ----      -------    -------    -------    -------
   Total .............................     5,714      5,733      6.44%       4,790      4,782      5,281      5,308
                                        --------    -------      ----      -------    -------    -------    -------
Total Held-to-Maturity ...............  $ 18,498    $18,558      5.98%     $13,072    $13,035    $ 9,320    $ 9,333
                                        ========    =======      ====      =======    =======    =======    =======
Available-for-Sale
US Treasuries
 Within one year .....................  $  5,704    $ 5,708      6.06%     $ 1,249    $ 1,257    $ 1,500    $ 1,508
 One to five years ...................     2,614      2,633      5.92%       7,131      7,150      3,290      3,339
                                        --------    -------      ----      -------    -------    -------    -------
   Total .............................     8,318      8,341      6.02%       8,380      8,407      4,790      4,847
                                        --------    -------      ----      -------    -------    -------    -------
US Government Agencies
 Within one year .....................     2,800      2,799      5.72%       1,000      1,003
 One to five years ...................    12,185     12,187      6.32%      10,974     10,908      7,262      7,348
                                        --------    -------      ----      -------    -------    -------    -------
   Total .............................    14,985     14,986      6.20%      11,974     11,911      7,262      7,348
                                        --------    -------      ----      -------    -------    -------    -------
Other Securities
 After ten years (2) .................     1,201      1,201      6.91%         716        716        620        620
                                        --------    -------      ----      -------    -------    -------    -------
   Total .............................     1,201      1,201      6.91%         716        716        620        620
                                        --------    -------      ----      -------    -------    -------    -------
Total Available-for-Sale .............  $ 24,504    $24,528      6.18%     $21,070    $21,034    $12,672    $12,815
                                        ========    =======      ====      =======    =======    =======    =======
Average Maturity in Years of Total
 Investment Securities (3) ...........      1.64
                                        ========

---------
(1) Computed using a federal tax rate of 34%.

(2) Includes Federal Reserve Bank stock and Federal Home Loan Bank (FHLB) stock. These stocks are excluded from the calculation of average maturity in years. Dividends are paid at variable rates. The weighted average taxable equivalent yield for these securities is for the year 1997 only.

(3) Federal Reserve Bank Stock and FHLB Stock are excluded from the calculation of average maturity in years.


     Loans and Allowance for Loan Losses

     At December 31, 1997, total loans outstanding increased by 25% to $144 million over the $116 million reported for year end 1996. The strong loan demand experienced by both ComSouth Banks in 1996 continued throughout 1997 as the economies in both markets serviced by the banks remained good. In addition, management of the ComSouth Banks continued their efforts to service the needs of their respective markets and improve each ComSouth Bank's market share within their communities.

     Management continuously monitors business and geographic concentrations of its loan portfolio and believes that the loan portfolio is adequately diversified. There were no significant concentrations in any industry or with any individual borrower at years ending December 31, 1997 and 1996.

     The mortgage loan division of each bank originates loans primarily for sale to others and does not generally service such loans; however, certain older mortgage loans are held and serviced.

     Management has policies and procedures in place to reduce any risk related to environmental issues in its lending activity. As of December 31, 1997 and 1996, management was not aware of any environmental risk or exposure in its loan portfolio or any other assets of ComSouth.

     Table 7 shows the distribution of the loan portfolio among loan categories at December 31 and the maturity or repricing distribution of selected loan categories at December 31, 1997.


TABLE 7 -- LOAN RECEIVABLES AND SELECTED LOAN MATURITIES AND INTEREST RATE
                                  SENSITIVITY

Loans were composed of the following:



                                                                     December 31,
                                     ----------------------------------------------------------------------------
                                           1997            1996           1995           1994           1993
                                     --------------- --------------- -------------- -------------- --------------
Commercial .........................  $134,160,877    $106,816,552    $84,216,406    $59,564,663    $50,226,133
Real estate-mortgage ...............     3,278,376       3,642,852      4,658,041      5,797,527      6,740,922
Mortgage loans held for resale .....                                                                    799,200
Consumer and other .................     6,949,247       4,995,419      3,867,409      3,005,902      2,964,538
Nonaccrual .........................        87,989         226,582         66,739        526,500        602,786
                                      ------------    ------------    -----------    -----------    -----------
Total ..............................  $144,476,489    $115,681,405    $92,808,595    $68,894,592    $61,333,579
                                      ============    ============    ===========    ===========    ===========

Loan maturities and interest rate sensitivity
(December 31, 1997 balances in thousands)



                                              One         One to        Over
                                         Year or less   Five Years   Five Years    Total(1)
                                        -------------- ------------ ------------ -----------
Types of loans:
 Commercial ...........................     $82,778       $46,397      $4,986     $134,161
 Real Estate -- Mortgage ..............       2,487           153         639        3,279
 Consumer and other ...................       1,229         5,191         529        6,949
                                            -------       -------      ------     --------
   Total ..............................     $86,494       $51,741      $6,154     $144,389
                                            =======       =======      ======     ========
Total of loans above with:
 Predetermined interest rates .........      20,256        51,699       5,772       77,727
 Adjustable interest rates ............      66,238            42         382       66,662
                                            -------       -------      ------     --------
   Total ..............................     $86,494       $51,741      $6,154     $144,389
                                            =======       =======      ======     ========

---------
(1) Excludes nonaccrual loans totaling $87,879.

     Because extending credit involves a certain degree of risk-taking, management has established loan and credit policies designed to control both the types and amounts of risk assumed and to minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices, collection procedures, and nonaccrual and charge-off guidelines. In addition, both the Columbia Bank and the Charleston Bank maintain a loan classification system to monitor exposure to potential loan losses. Management believes that the December 1997 allowance levels at both the Columbia Bank and the Charleston Bank are sufficient to absorb expected charge-offs and provide adequately for the inherent losses that exist in the loan portfolio, assuming more or less normal conditions exist.

     Management continues to closely monitor the levels of nonperforming and potential problem loans to address any weaknesses in credits and to enhance the amount of ultimate collection or recovery of problem loans. Should increases in the overall level of nonperforming and potential problem loans accelerate from current trends, management will adjust the methodology for determining the allowance for loan losses to increase the provision and allowance for loan losses.

     The allowance for loan losses is increased by direct charges to operations. Among other factors, management considers the state of the economy, industry trends, conditions affecting individual borrowers and regulatory concerns in determining whether the amount of the allowance for loan losses is sufficient. Losses on loans are charged against the allowance in the period in which management determines that such loans have become uncollectible. Recoveries of previously charged-off loans are credited to the allowance.

     At March 31, 1998, the consolidated allowance for loan losses was $1,839,000, compared to $1,806,000 or 1.25% of total loans at December 31, 1997, as compared to $1,802,000 or 1.56% at December 31, 1996. The decline in the percentage of the allowance to total loans is largely due to the 25% increase in loans outstanding during 1997 and several charge-offs recorded during the year. Management's evaluation of the allowance at year-end 1997 indicated that it provided an adequate level of protection against inherent losses even with the strong growth realized during the year. ComSouth recorded net charge-offs of $331,000 for 1997, $92,000 for 1996 and $4,000 for 1995. The
increase in charge-offs in 1997 is primarily due to the loss of a specific loan. Additional data covering net charge-offs/recoveries to average loans, and other charges to operations is provided in Note 5 to the consolidated financial statements as well as Table 1.

     The provision for loan losses was $334,000 for 1997 and $110,000 for 1996. The increase is the provision in 1997 over 1996 was the result of increased contributions to support the strong loan growth as well as to compensate for the impact on the reserve due to the increase in loan losses for the year. Management's emphasis on sound credit underwriting standards and its continuous evaluation of its credit rating system and credit review function, indicated that this provision was sufficient to provide an adequate allowance for the loan portfolio at December 31, 1997.

     Table 8 includes the activity in the allowance for loan losses at December 31 and an allocation of the allowance for loan losses to loan categories. Although the allowance is primarily general in character and available to absorb expected losses regardless of loan category, the allocation is provided to offer an indication of the relative risk characteristics of the indicated categories of the loan portfolio.

     Effective January 1, 1995, ComSouth adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for the Impairment of a Loan" ("SFAS 114") and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure" ("SFAS 118"). These statements require creditors to account for impaired loans, except for those collateral dependent loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate. Specific reserves are maintained on impaired loans in accordance with SFAS 114 and SFAS 118, when required. The adoption of these accounting standards has not had a material effect on the financial position and results of operations of ComSouth. See Notes 1 and 5 to the consolidated financial statements for further details.


                     TABLE 8 -- ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses was as follows:



                                         1997           1996           1995           1994           1993
                                    -------------- -------------- -------------- -------------- --------------
Balance at beginning of year ......  $ 1,802,402    $ 1,784,508    $ 1,593,771    $ 1,450,776    $ 1,698,327
Provision for loan losses .........      334,000        110,000        195,000         75,000        135,000
Loans charged off:
 Commercial .......................     (321,642)       (96,977)       (46,704)       (43,565)      (488,282)
 Real estate-mortgage .............            0              0              0           (142)      (103,513)
 Consumer and other ...............      (34,097)       (28,954)       (47,167)       (53,393)       (94,842)
                                     -----------    -----------    -----------    -----------    -----------
   Total ..........................     (355,739)      (125,931)       (93,871)       (97,100)      (686,637)
                                     -----------    -----------    -----------    -----------    -----------
Recoveries:
 Commercial .......................       20,931         28,272         85,738        135,955        159,920
 Real estate-mortgage .............            0              0              0            550         97,390
 Consumer and other ...............        4,266          5,553          3,870         28,590         46,776
                                     -----------    -----------    -----------    -----------    -----------
   Total ..........................       25,197         33,825         89,608        165,095        304,086
                                     -----------    -----------    -----------    -----------    -----------
Balance at end of year ............  $ 1,805,860    $ 1,802,402    $ 1,784,508    $ 1,593,771    $ 1,450,776
                                     ===========    ===========    ===========    ===========    ===========

Allocation of allowance for loan losses to loan categories:
(December 31, 1997 balances in thousands)



                                         1997                1996               1995               1994              1993
                                  ------------------- ------------------ ------------------ ------------------ -----------------
                                   Amount   Percent*   Amount   Percent   Amount   Percent   Amount   Percent   Amount   Percent
                                  -------- ---------- -------- --------- -------- --------- -------- --------- -------- --------
Commercial ......................  $1,402       93%    $1,348      93%    $1,249      91%    $1,184      85%    $  974      83%
Real Estate -- Mortgage .........     150        2%       194       3%       273       5%       225       9%       193      12%
Consumer and other ..............     100        5%       101       4%        89       4%        66       6%        67       5%
Unallocated .....................     154                 159                174                119                217
                                   ------              ------             ------             ------             ------
Total ...........................  $1,806      100%    $1,802     100%    $1,785     100%    $1,594     100%    $1,451     100%
                                   ======      ===     ======     ===     ======     ===     ======     ===     ======     ===

---------
* Percent of Loans in each category to Total Loans.


     Problem Assets

     When a loan becomes 90 days past due as to interest or principal or serious doubt exists as to collectibility, the accrual of income is discontinued unless the loan is well secured and in the process of collection. Previously accrued interest on loans transferred to nonaccrual status is reversed against current earnings and any subsequent interest is recognized on the cash basis. Problem assets include nonaccrual loans, restructured loans and foreclosed properties. At December 31, 1997, $88,000 of loans were on nonaccrual status as compared to $227,000 at December 31, 1996. The decrease in nonaccrual loans was primarily due to one of the loans being paid out on an SBA guarantee and another loan being charged off. Interest income of $11,530, $4,132 and $57,370 was recognized during 1997, 1996 and 1995, respectively, for loans either returned to accrual status from nonaccrual or paid in full from nonaccrual status. For those loans classified as nonaccrual as of December 31, 1997, 1996 and 1995, interest income of $6,722, $7,779 and $9,798 would have been recognized in the respective periods if those loans had performed under the original terms. ComSouth realized a loss of approximately $23,000 on the sale of Other Real Estate Owned ("OREO") property in 1996 and a gain of approximately $8,100 on the sale of OREO property in 1995.


                           TABLE 9 -- PROBLEM ASSETS
                           (Balance at December 31)



                                              1997           1996           1995           1994            1993
                                         -------------- -------------- -------------- -------------- ---------------
Nonaccrual loans .......................   $   87,989     $  226,582     $   66,739     $  526,500     $   602,786
Loans past due ninety days or more .....       77,673        125,512         15,853         28,703           8,000
Troubled debt restructuring ............            0              0              0              0               0
Other real estate owned ................            0              0        172,500        191,100         474,996
                                           ----------     ----------     ----------     ----------     -----------
                                           $  165,662     $  352,094     $  255,092     $  746,303     $ 1,085,782
                                           ==========     ==========     ==========     ==========     ===========
Nonperforming assets to total loans
 and other real estate owned ...........          .11%           .30%           .27%          1.08%           1.78%
                                           ==========     ==========     ==========     ==========     ===========

     All accruing loans 90 days of more past due were in the process of collection at each year end. At December 31, 1997, total classified loans, which include nonaccrual and accruing loans 90 days past due, were $3,736,000 or 2.6% of total loans, compared to $2,831,000 or 2.5% at December 31, 1996. While it is difficult to determine the impact of these potential problem loans, the future impact is not expected to be material as an estimate of the potential impact has been considered in determining the amount of the allowance for loan losses at December 31, 1997. Other than the loans previously discussed, management is not aware of any possible credit problems of borrowers which causes management to have serious doubts about the ability of the borrower to comply with present loan repayment terms.


     Average Deposits

     Average deposits in 1997 were $159.3 million, compared to $123.8 million the prior year, an increase of $35.5 million or 28.7%.

     The total average deposits for the years ended December 31, 1997 and 1996, are summarized below.

                         TABLE 10 -- AVERAGE DEPOSITS
                        (Average balances in thousands)



                                                    1997                  1996                  1995
                                            --------------------- --------------------- --------------------
                                              Average    Average    Average    Average   Average    Average
                                              Balance      Cost     Balance      Cost    Balance     Cost
                                            ----------- --------- ----------- --------- --------- ----------
Noninterest bearing deposits ..............  $ 29,848              $ 22,706              $16,387
Interest bearing transaction accounts .....    24,781   2.87%        23,717   2.78%       20,234      2.89%
Savings ...................................    40,126   4.83%        30,540   4.85%       21,128      5.05%
Time ......................................    64,590   5.60%        46,848   5.59%       41,329      5.70%
                                             --------              --------              -------
Total average deposits ....................  $159,345              $123,811              $99,078
                                             ========              ========              =======

     At December 31, 1997, ComSouth had $34,363,250 in certificates of deposit of $100,000 or more. Of those accounts, maturities are as follows:


      MATURITY
      Less than three months ..............  $22,313,212
      Over 3 through 6 months .............    4,367,533
      Over 6 through 12 months ............    6,192,505
      Over 1 year through 5 years .........    1,490,000
                                             -----------
      Total ...............................  $34,363,250
                                             ===========

     Liquidity and Capital Resources

     Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. ComSouth's primary source of liquidity is funds derived from the deposit gathering operations of ComSouth's Banks with additional funds provided from maturing loans and investment securities, sales of temporary investments, or sales of investment securities classified as available-for-sale. These funds are primarily used to pay interest on deposits and to fund deposit outflows. Any remaining funds are utilized for investments and to fund loan commitments and disbursements, to repay debt, and to fund operating expense. Negative funds positions are dealt with by a combination of actions including borrowings from other banks or rediscounting qualifying loans with the Federal Reserve Bank. At December 31, 1997, the Columbia Bank had approximately $11.0 million while the Charleston Bank had approximately $10.1 million in standby credit available to them from other financial institutions. Management believes that a sufficient liquidity balance is maintained through the operation of its asset and liability management program. Additionally, the standby credit facilities provide adequate protection in the event of negative cash flows.

     At March 31, 1998 and December 31, 1997, liquid assets of approximately $67.2 million and $59.2 million, respectively, were available to meet demands for deposit withdrawals, undisbursed amounts on lines of credit ("loan commitments") of $25,224,000 and $22,043,000, respectively, and letters of credit totaling $2,181,000 and $3,327,000, respectively. The amount of liquid assets available at March 31, 1998, includes cash and cash equivalents of $29,000,000, an increase of $12,900,000 from the December 31, 1997, amount of $16,100,000. This increase in cash and cash equivalents is primarily attributable to investment securities which were either called or matured during the last week of the quarter and were reinvested in federal funds sold.

     At December 31, 1997 and 1996, liquid assets of approximately $59.2 million and $47.2 million, respectively, were available to meet demands for deposit withdrawals, undisbursed amounts on lines of credit ("loan commitments") of $22,043,000 and $21,396,000 and letters of credit totaling $3,327,000 and $1,689,000, respectively. The amount of liquid assets available on December 31, 1997 includes cash and cash equivalents of $16,150,000, a increase of $3,050,000 over the December 31, 1996 amount of $13,100,000. This increase in cash and cash equivalents is attributable to short-term deposits made during the last week of the year which were invested in federal funds sold.

     Reliance is being placed upon continued deposit growth as the principal source of funds. Management is committed to pay competitive market rates for deposits. Deposits were approximately $192.6 million at March 31, 1998, compared to $182.7 million at December 31, 1997, compared to $145.4 million at December 31, 1996. Of the total deposit base of ComSouth at March 31, 1998, approximately $40.0 million, or 20.8%, consisted of Certificates of Deposits in amounts of $100,000 and higher ("Jumbo Certificates"), compared to approximately $34.4 million, or 18.8% at December 31, 1997.

     While most of the large time deposits are acquired from customers with standing relationships with the ComSouth Banks, it is a common industry practice not to consider these types of deposits as core deposits because their retention can be expected to be heavily influenced by rates offered, and they therefore have the characteristics of shorter-term purchased funds. Certificates of deposit of $100,000 and over involve the maintenance of an appropriate matching of maturity distribution and a diversification of sources to achieve an appropriate level of liquidity. Management believes that ComSouth's liquidity position is relatively strong and is adequate to meet the withdrawal demand of these Jumbo Certificates.

     One of the principal uses of funds is to meet loan demand at the Columbia Bank and the Charleston Bank. At March 31, 1998, total loans outstanding were approximately $148.5 million. As mentioned in the loan sections of this discussion, at December 31, 1997, total loans outstanding were approximately $144 million, as compared to $116 million at December 31, 1996.

     The Comptroller of the Currency ("OCC"), the ComSouth Banks' primary regulator, requires national banks to maintain a Tier 1 (primarily stockholders' equity) risk-based capital ratio of 4.0% and a total risk-based capital ratio of 8.0%. At December 31, 1997, the Tier 1 capital ratio for the Columbia Bank was 9.4% and the total capital ratio was 10.6%, while the Charleston Bank had a Tier 1 ratio of 13.0% and a total capital ratio of 14.2%.


     ComSouth's primary regulator, the Board of Governors of the Federal Reserve, has issued guidelines requiring a minimum risk based capital ratio of 8.0%, of which at least 4.0% must consist of Tier 1 capital. ComSouth's Tier 1 capital ratio was 10.9% and its total capital ratio was 12.1% at December 31, 1997. These ratios are well within guidelines established by ComSouth's primary regulator. See Note 14 to the consolidated financial statements for further discussion concerning capital ratios.


     Impact of Inflation and Changing Prices

     The financial statements and related data presented have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

     The impact of inflation is reflected in the increased cost of ComSouth's operations. Since the primary assets and liabilities of ComSouth are monetary in nature, to the extent that inflation impacts interest rates, it will impact the net income of ComSouth.


     Stock Data and Dividends

     The Boards of Directors of ComSouth, the Columbia Bank and the Charleston Bank intend to follow a policy of retaining earnings to provide funds to operate and expand the business of the corporation. Consequently, ComSouth has not declared or distributed any cash dividends to its shareholders. However, ComSouth's Board of Directors did declare and pay a ten percent (10%) stock dividend on December 2, 1996 for stockholders of record as of November 15, 1996, and recorded a 3 for 2 stock split in the form of a fifty percent (50%) stock dividend on October 30, 1997 for shareholders of record as of October 15, 1997.

     Prior to March 21, 1996, there had been only limited trading in ComSouth's stock since there was no established market for the stock. ComSouth's stock was listed on the American Stock Exchange (AMEX) on March 21, 1996 under the ticker symbol of CSB. The initial sale price of the stock adjusted for the 10% dividend and the 3 for 2 split was $6.25 per share. Closing price at December 31, 1997 was $23.00 per share. The average monthly market trading volume for 1997 was 20,400 shares. There were approximately 600 holders of record of ComSouth's Common Stock (no par value) as of December 31, 1997.

     The future dividend policy of ComSouth is subject to the discretion of the Board of Directors and will depend upon a number of factors including future earnings, financial condition, cash needs, and general business conditions. ComSouth's ability to distribute cash dividends depends entirely on the ComSouth Banks' ability to distribute dividends to ComSouth. All national banks must comply with the requirements of the National Bank Act and may have to obtain the approval of the OCC before paying any dividend. The ComSouth Banks may not declare or pay a dividend if the effect of the payment would cause the minimum capital of the ComSouth Banks to be reduced below the minimum capital requirements imposed by the OCC. Additionally, ComSouth is subject to loan covenants that prohibit payments of dividends without prior approval of the lender.

 Year 2000 Compliance

     Because ComSouth is heavily dependent upon computers, failure of the computer systems, or the computer systems of other entities to which ComSouth's computers are linked or on which they are dependent, to operate properly after December 31, 1999, could have a material adverse effect on ComSouth. Although management has prepared a plan for addressing year 2000 issues and believes that its computer systems will not experience any significant problems with the changeover to the year 2000, it has not yet tested its systems for year 2000 compliance. Furthermore, ComSouth has not received confirmation from all of the other entities with which its systems are linked or upon which its systems are dependent that such entities do not expect to encounter problems. In addition, computer problems experienced by the customers of the ComSouth Banks and others could cause economic disruptions that would affect business. Therefore, there can be no assurance that ComSouth will not experience year 2000 problems, or that such problems, if experienced, will not have a material adverse effect on ComSouth.


     Fourth Quarter Earnings

     Net income for the fourth quarter of 1997 was $610,000 or $.25 per diluted share, compared to $574,000 or $.24 per diluted share earned in the same quarter of 1996. Strong loan demand during 1997 was the major factor contributing to this increase in income as interest income was $900,000 higher for the fourth quarter of 1997 over 1996. Noninterest income improved by $49,000 between the two periods as fees provided by the "Business Manager" product increased by $20,000 and fees derived from deposit services, due to the growth of deposit accounts, increased by $20,000. The remainder of the increase in noninterest income is due to fees from origination of mortgage loans which were sold during the year. Mortgage loan origination activity increased during 1997 as rates remained relatively low, generating new home purchases and refinancing activity. Noninterest expense increased by $376,000 in the fourth quarter of 1997 over the same quarter of 1996. Salary and employee benefit expenses increased by $170,000 between the two periods as additional staffing was needed during the year to support growth and future production. Legal fees increased by $75,000 over the same period of 1996. The additional staffing needed to support the growth resulted in increased expenses for occupancy, furniture, fixtures and equipment in the amount of $25,000. Advertising and marketing expenses increased by $25,000 due to production of materials to support emphasis on cross selling opportunities. Supplies and postage increased by $20,000 over the two periods as a result of the increased growth in loans and deposits during the year. Other expenses also increased between the two periods by approximately $15,000. This increase was primarily due to expenses related to the 3-for-2 stock split in October as additional listing fees paid to the AMEX for listing of the shares issued in connection with the split were approximately $17,000 and processing expenses paid to ComSouth's transfer agent in connection with issuance of the additional stock certificates were approximately $4,000.

     Income tax expenses increased by $59,000 as a result of pretax income being $95,000 higher in the fourth quarter of 1997 over the same period of 1996 and income tax expenses being reduced by $38,000 in the fourth quarter of 1996 as a result of an adjustment to the deferred tax asset valuation allowance.

     Table 11 summarizes the financial results and selected average balances by quarter for 1997 and 1996.

                    TABLE 11 -- QUARTERLY FINANCIAL RESULTS
            (dollar amounts in thousands, except per share amounts)



                                                         1997 Quarter Ended
                                          -------------------------------------------------
                                            Dec. 31     Sept. 30     June 30     March 31
                                          ----------- ------------ ----------- ------------
Consolidated Income Statement
Interest income .........................  $  3,958     $  3,803    $  3,590     $  3,242
Interest expense ........................     1,781        1,716       1,578        1,505
                                           --------     --------    --------     --------
Net interest income .....................     2,177        2,087       2,012        1,737
Provision for loan losses ...............       114          115          90           15
                                           --------     --------    --------     --------
Net interest income after provision
 for loan losses ........................     2,063        1,972       1,922        1,722
Noninterest income ......................       491          496         526          482
Noninterest expense .....................     1,583        1,507       1,601        1,368
                                           --------     --------    --------     --------
Net income before income taxes ..........       971          961         847          836
Current income taxes ....................      (361)        (362)       (322)        (316)
                                           --------     --------    --------     --------
Net income ..............................  $    610     $    599    $    525     $    520
                                           ========     ========    ========     ========
Net income per share -- basic ...........  $    .26     $    .26    $    .23     $    .23
                                           ========     ========    ========     ========
Net income per share -- diluted .........  $    .25     $    .24    $    .21     $    .21
                                           ========     ========    ========     ========
Quarterly average balances
Assets ..................................  $181,696     $177,159    $172,317     $166,211
Earning assets ..........................   172,082      167,605     162,776      157,037
Investment securities ...................    43,190       41,964      41,207       39,052
Loans ...................................   128,893      125,641     121,569      117,985
Deposits ................................   159,345      154,899     150,362      145,185
Stockholders' equity ....................    14,845       14,539      14,250       14,002
Common stock data (dollar per share)
Market price range:
 High ...................................  $  23.50     $  24.88    $  20.63     $  15.88
 Low ....................................  $  16.75     $  19.63    $  15.13     $  14.50
 Average ................................  $  22.84     $  22.83    $  17.64     $  15.30
 Close ..................................  $  23.00     $  23.75    $  19.63     $  15.50



                                                         1996 Quarter Ended
                                          -------------------------------------------------
                                            Dec. 31     Sept. 30      June 30     March 31
                                          ----------- ------------ ------------ -----------
Consolidated Income Statement
Interest income .........................  $  3,052     $  2,866     $  2,747    $  2,611
Interest expense ........................     1,351        1,233        1,169       1,171
                                           --------     --------     --------    --------
Net interest income .....................     1,701        1,633        1,578       1,440
Provision for loan losses ...............        60            0           40          10
                                           --------     --------     --------    --------
Net interest income after provision
 for loan losses ........................     1,641        1,633        1,538       1,430
Noninterest income ......................       442          401          411         392
Noninterest expense .....................     1,207        1,370        1,284       1,270
                                           --------     --------     --------    --------
Net income before income taxes ..........       876          664          665         552
Current income taxes ....................      (302)        (218)        (251)       (158)
                                           --------     --------     --------    --------
Net income ..............................  $    574     $    446     $    414    $    394
                                           ========     ========     ========    ========
Net income per share -- basic ...........  $    .25     $    .20     $    .18    $    .17
                                           ========     ========     ========    ========
Net income per share -- diluted .........  $    .24     $    .19     $    .17    $    .17
                                           ========     ========     ========    ========
Quarterly average balances
Assets ..................................  $152,750     $141,559     $137,284    $131,227
Earning assets ..........................   144,696      133,904      129,404     124,435
Investment securities ...................    33,298       29,357       31,042      29,567
Loans ...................................   111,398      104,547       98,362      94,868
Deposits ................................   134,534      124,018      121,738     114,838
Stockholders' equity ....................    13,267       12,624       12,195      12,117
Common stock data (dollar per share)
Market price range:
 High ...................................  $  15.25     $  13.12     $  14.50    $  12.37
 Low ....................................  $  12.50     $  11.62     $  12.37    $  10.00
 Average ................................  $  13.80     $  12.30     $  13.51    $  11.54
 Close ..................................  $  14.62     $  13.12     $  12.39    $  12.25

                             INFORMATION ABOUT M&M

Business of M&M

     M&M is a bank holding company headquartered in Marion, South Carolina. The principal business activity of M&M is provided through its principal subsidiary, First National South, a national bank, which provides commercial banking services to domestic markets, principally in the counties of Marion, Horry and Florence, South Carolina. M&M pursues a community banking business which is characterized by personalized service and local decision-making and emphasizes the banking needs of individuals and small to medium-sized businesses. During 1997, M&M opened a new branch in Florence, South Carolina (the "new branch").


Security Ownership of Certain Beneficial Owners and Management of M&M

     The following table sets forth, as of July 17, 1998, the number and percentage of outstanding shares of M&M Common Stock beneficially owned by (i) each director of M&M, (ii) the chief executive officer, and (iii) all executive officers and directors of M&M as a group. To M&M's knowledge, no shareholder owned beneficially more than 5% of M&M's outstanding voting stock as of such date.



                                                     Number of
                                                      Shares       Percent
                                                   Beneficially      of
Name                                                   Owned        Class
------------------------------------------------- --------------  --------
           Chester A. Duke ......................     12,528(1)       1.2
           Charles McElveen .....................      8,400(2)        *
           J. M. McLendon .......................      9,600           *
           Bruce Siegal .........................      2,001(3)        *
           Nancy B. Williams ....................     21,400(4)       2.1
           All Executive Officers and Directors as a group
  (9 persons) ...................................     68,418(5)       6.8

* Less that 1%
---------
(1) includes 270 shares owned by Mr. Duke's wife, as to which Mr. Duke disclaims beneficial ownership; 1,575 shares held in a self-directed Individual Retirement Account; 1,992 shares held by First National South f/b/o Mr. Duke; 1,200 shares owned by the W. H. Bryant Charitable Trust of which Mr. Duke is one of three Trustees; and 4,050 shares subject to currently exercisable options.

(2) Includes 2,700 shares owned by Mr. McElveen's wife and 900 shares owned by his children, as to which Mr. McElveen disclaims beneficial ownership.

(3) Includes 150 shares owned by Mr. Siegal's wife, as to which Mr. Siegal disclaims beneficial ownership.

(4) Includes 750 shares owned by Mrs. Williams' husband and 10,000 shares owned by her children, as to which Mrs. Williams disclaims beneficial ownership.


(5) Includes 8,595 shares subject to currently exercisable options.


Management's Discussion and Analysis of Financial Condition and Results of Operation's of M&M

     Safe Harbor for Forward-Looking Statements

     Statements included in Management's Discussion and Analysis of Financial Condition and Results of Operations of M&M which are not historical in nature, are intended to be and are hereby identified as "forward looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. M&M cautions readers that forward looking statements, including without limitation, those relating to M&M's future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements, due to several important factors herein identified, among others, and other risks and factors identified from time to time in the M&M's reports filed with the Commission.

 Selected Financial Data

     The following table sets forth certain selected financial data concerning M&M. The financial data selected by M&M has been derived from the audited consolidated financial statements. This information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations.



                                                             1997          1996          1995          1994         1993
                                                        ------------- ------------- ------------- ------------- ------------
                                                                  (Dollars in thousands except per share amounts)
Income Statement Data:
Interest income .......................................   $  11,555     $   9,420     $   8,233     $   7,121    $   7,585
Interest expense ......................................       5,418         4,357         3,839         2,919        3,088
Net interest income ...................................       6,137         5,063         4,394         4,202        4,497
Provision for loan losses .............................         800           180            39           274          885
Net interest income after provision for loan losses ...       5,337         4,883         4,355         3,928        3,612
Noninterest income ....................................       1,921         1,330         1,276         1,270        1,511
Noninterest expense ...................................       5,628         5,091         4,851         5,462        4,672
Income tax expense (benefit) ..........................         503           263           187          (203)          20
Net income (loss) .....................................       1,127           859           593           (61)         431
Basic and diluted earnings (loss) per share(1) ........        1.12          0.85          0.59         (0.06)        0.43
Cash dividends paid ...................................         369           335           302           314          280
Cash dividends per share(1) ...........................        0.37          0.33          0.30          0.31         0.28
Balance Sheet Data:
Assets ................................................   $ 156,271     $ 133,914     $ 117,815     $ 113,616    $ 115,213
Gross loans outstanding ...............................     105,427        80,923        61,344        43,607       50,599
Allowance for loan losses .............................         927         1,027           819           726        1,467
Time deposits in other banks ..........................         300           800           300           300        1,150
Investment securities .................................      32,875        38,342        40,625        55,544       47,802
Deposits:
Interest-bearing ......................................     111,524        89,548        78,714        73,316       77,976
Noninterest-bearing ...................................      18,958        17,925        17,370        18,004       17,173
Stockholders' equity ..................................      11,688        10,822        10,158         9,327       10,517
Other Data:
Nonperforming loans ...................................   $     473     $     723     $     855     $   1,859    $   2,009
Loan loss reserve to nonperforming loans ..............      195.86%       142.15%        95.79%        39.05%       73.02%

---------
(1) Share data have been restated to reflect the three-for-one stock split on July 1, 1997.


     Basis of Presentation

     This discussion and analysis is intended to assist the reader in understanding the financial condition and results of operations of M&M and its subsidiaries, First National South and Marion National Investment Corporation. This commentary should be read in conjunction with the consolidated financial statements and the related notes and the other statistical information contained herein. See "FINANCIAL STATEMENTS OF M&M."


     Results Of Operations


     Three Months Ended March 31, 1998 Compared with Three Months Ended March 31, 1997 and Year Ended December 31, 1997 Compared With Year Ended December 31,
   1996

     For the quarter ended March 31, 1998, net interest income increased $89,362, or 5.86%, over the first quarter of 1997. The improvement in the three-month period ended March 31, 1998, is related to an increase in the volume of interest-earning assets. Average interest-earnings assets increased 21.73% to $152,302,696 when compared to the corresponding quarter of 1997. Most of the growth was in loan volume, which averaged $108,745,624 during the quarter ended March 31, 1998, compared to $85,351,404 for the quarter ended March 31, 1997. The yields on loans were 9.51% and 9.77% for the three months ended March 31, 1998 and 1997, respectively. The growth in assets was primarily funded by interest-bearing liabilities, particularly certificates of deposit, $5,000,000 of new borrowings from the Federal Home Loan Bank, and deposits of local municipalities and hospitals. Certificates of deposit and borrowings from the Federal Home Loan Bank are typically more expensive funding sources than transaction and savings accounts. Accordingly, the overall rate paid on interest-bearing liability accounts increased to 4.73% for the quarter ended March 31, 1998, from 4.41% for the comparable quarter of 1997.

     The influence of the factors above had the effect of decreasing the interest rate spread 55 basis points to 3.71% and decreasing the net yield on earning assets 63 basis points to 4.24% for the three-month period ended March 31, 1998.

     For the year ended December 31, 1997, net interest income was $6,137,243, an increase of $1,073,704, or 21.2%, from the prior year. The improvement is related to an increase in the volume of interest earning assets and an increase in the yields on interest earning assets due to an increase in the percentage of loans to total earning assets. For 1997, average loans comprised 70.9% of average earning assets compared to 61.6% for 1996. The improvement in interest income was partially offset by the increase in interest expense due to the increase in both the volume of and rates paid on interest-bearing liability accounts. Interest expense was $5,418,294, an increase of $1,061,366, or 24.36%, from the prior year. The increase was due mainly to a $17,263,000 increase in average interest-bearing deposits during 1997 and M&M's increased use of borrowings from the Federal Home Loan Bank as a funding source. The increase in the volume of both assets and liabilities is attributable to management's ability to strengthen its influence in M&M's market area and M&M's emphasis on growth.

     The influence of the factors above had the effect of increasing the interest rate spread 23 basis points to 3.97% and increasing the net interest margin 14 basis points to 4.57% for the year ended December 31, 1997.

     The provision for loan losses is the charge to operating earnings that management feels is necessary to maintain the allowance for possible loan losses at an adequate level. For the quarter ended March 31, 1998, the provision was $114,000, an increase of $30,000 from the comparable 1997 period. The increase does not reflect a negative trend in nonperforming or classified assets but is indicative of management's decision to attain a target ratio for the allowance for loan losses to total loans at or above 1.0%. Based on present information, management of M&M believes the allowance for loan losses is adequate at March 31, 1998, to meet presently known and inherent risks in the loan portfolio. The 1997 provision for loan losses was $800,000, or $620,000 higher than in 1996. The increase in the loan loss provision was due mainly to one asset-based loan of approximately $827,000 which eventually defaulted and to the growth in the loan portfolio-particularly commercial loans.

     Total non-interest income during the three months ended March 31, 1998, was $447,602, an increase of $60,584, or 15.65%, from the comparable period in 1997. The increase is due primarily to higher income from service charges on a larger deposit account base and to changes in the fee structures on overdrawn accounts and checks drawn on nonsufficient funds.

     Noninterest income increased $591,995 to $1,921,413 in 1997 from $1,329,418 in 1996. Most of the increase was attributable to a gain of $266,232 that M&M realized on the sale of selected available-for-sale securities. M&M's purchase of additional Federal Home Loan Bank stock during 1997 in order to meet the borrowing requirements of the Federal Home Loan Bank resulted in an increase of $72,931 in dividend income. During the first quarter of 1997, M&M began charging customers of other banks for use of its ATM's. These charges generated approximately $52,260 of additional fee income. Due to M&M's continued emphasis on securities sales through its brokerage department, fees from these sales were $154,756 in 1997 compared to $101,387 for 1996, an increase of $53,369. Additionally, noninterest income for 1997 was favorably impacted by the $101,907 increase in service charges on deposit accounts. The increase in these service charges was attributable to the opening of the new branch in Florence, the increase in demand deposit accounts, and an emphasis on charging customers for writing checks on insufficient funds.

     Total non-interest expense for the three months ended March 31, 1998, was $1,533,105, an increase of 15.18% compared to the three months ended March 31, 1997. The increase in non-interest expense is attributable mainly to the continuing growth of M&M. The primary component of non-interest expense is salaries and benefits which increased to $888,603 in 1998 from $739,179 in 1997, an increase of $151,424.

     For the year ended December 31, 1997, noninterest expense was $5,628,380, an increase of $537,529, or 10.6%, over the $5,090,851 recorded in 1996. The increase in noninterest expense was attributable mainly to the continuing growth of M&M. The largest component of noninterest expense is salaries and benefits which increased $255,149 to $3,039,928 for the year. Most of the increase was due to the hiring of employees to staff the new branch and several experienced loan officers from larger regional banks to increase loan business.


     M&M's total income tax expense for 1997 was $502,874, an increase of $239,531 from the 1996 income tax expense of $263,343. The effective tax rates for 1997 and 1996 were 30.8% and 23.5%, respectively. The increase was partially attributable to a decrease in tax-exempt income as a percentage of income before income taxes.

     The combination of the factors described above regarding the first quarter of 1998, resulted in net income for the three months ended March 31, 1998 of $294,294 or $0.29 per share as compared to $362,830 or $0.36 per share for the three months ended March 31, 1997.

     The combination of the factors above regarding the years 1997 and 1996 resulted in net income for the year ended December 31, 1997, of $1,127,402, or $1.12 per share, as compared to $858,763 or $0.85 per share for the year ended December 31, 1996.


     Year Ended December 31, 1996 Compared With Year Ended December 31, 1995

     For the year ended December 31, 1996, net interest income was $5,063,539, an increase of $669,379, or 15.2%, from the prior year. Management attributes the increase to a continuing favorable mix of interest earning assets in 1996. Investments in securities were reduced, and more emphasis was placed on increasing loans which traditionally have higher returns than other interest-earning assets. During 1996, M&M earned 8.25% on earning assets, an increase of 46 basis points from 1995.

     M&M's interest rate spread for the year ended December 31, 1996, was 3.74% and was 31 basis points higher than for the year ended December 31, 1995. The net interest margin in 1996 was 4.43% compared to 4.16% in 1995. The improvements in the interest rate spread and the net interest margin were primarily attributable to an increase in loan volumes.

     The 1996 provision for loan losses was $180,000, or $141,110 higher than in 1995. The increase in the loan loss provision was due mainly to the growth in the loan portfolio.

     Noninterest income increased $53,125 to $1,329,418 in 1996 from $1,276,293 in 1995. Brokerage department commissions on sales of securities during 1996 were $101,387, an increase of $72,582 over the amount recorded in 1995. These increased commissions were the primary source of the overall increase in noninterest income. M&M also realized a $25,369 gain on the sale of foreclosed property in 1996. Other categories of noninterest income increased due to the growth of M&M. The increases were offset by the $45,595 decrease in service charges on deposit accounts due to a new fee structure on checks drawn on insufficient funds and by the $139,544 decrease in the gain on the sale of securities because there were no sales of securities from the investment portfolio during 1996.

     For the year ended December 31, 1996, noninterest expense was $5,090,851, an increase of $239,456, or 4.9%, over the $4,851,395 recorded in 1995. The increase in salaries and employee benefits was $135,182 and was the principal component of the increase in noninterest expense in 1996. Other categories of noninterest expense increased due to the growth of M&M. The cost of federal deposit insurance decreased $104,729 to $2,054 in 1996 from $106,783 in 1995 due to an industry-wide reduction in the insurance assessment.

     M&M's total income tax expense for 1996 was $263,343, an increase of $75,993 from the 1995 income tax expense of $187,350. This increase resulted primarily from increased income before taxes. The effective tax rates for 1996 and 1995 were 23.5% and 24.0%, respectively.

     The combination of the factors above resulted in net income for the year ended December 31, 1996 of $858,763 or $0.85 per share as compared to $592,818 or $0.59 per share for the year ended December 31, 1995.


     Net Interest Income

     The largest component of M&M's net income is its net interest income, which is the difference between the income earned on assets and interest paid on deposits and borrowings used to support such assets. Net interest income is determined by the yields earned on the M&M's interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Net interest income divided by average interest-earning assets represents M&M's net interest margin.

     The following tables set forth, for the periods indicated, certain information related to M&M's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from the daily balances throughout the periods indicated.

     The following tables, "Comparative Average Balances, Yields and Rates" and "Rate/Volume Analysis," provide information on specific factors affecting M&M's net interest income.

                Comparative Average Balances, Yields and Rates



                                                                    1997                                   1996
                                                    -------------------------------------  -------------------------------------
                                                       Average                   Yield/       Average                   Yield/
                                                       Balance      Interest      Rate        Balance      Interest      Rate
                                                    -------------  ----------  ----------  -------------  ----------  ----------
                                                                               (Dollars in thousands)
 Assets:
 Interest-earning deposits in other banks .........   $   1,251     $   100        7.99%     $   1,448     $   118        8.15%
 Taxable securities (1) ...........................      32,324       2,040        6.31         34,390       2,078        6.04
 Tax-exempt securities (1) ........................       3,782         224        5.92          4,848         296        6.11
 Federal funds sold ...............................       1,720          97        5.64          3,146         195        6.20
 Loans (2) ........................................      95,162       9,094        9.56         70,406       6,733        9.56
                                                      ---------     -------                  ---------     -------
   Total interest-earning assets ..................     134,239      11,555        8.61        114,238       9,420        8.25
                                                      ---------     -------                  ---------     -------
 Cash and due from banks ..........................       5,527                                  5,037
 Allowance for loan losses ........................      (1,170)                                  (928)
 Premises and equipment ...........................       4,270                                  3,823
 Other real estate owned ..........................          --                                     49
 Other assets .....................................       4,569                                  3,494
                                                      ---------                              ---------
   Total assets ...................................   $ 147,435                              $ 125,713
                                                      =========                              =========
 Liabilities and Stockholders' Equity:
 Interest-bearing deposits ........................   $ 101,354       4,574        4.51%     $  84,091       3,717        4.42%
 Advances from FHLB ...............................       9,397         550        5.85          3,060         181        5.92
 Other borrowings .................................       6,036         294        4.87          9,592         459        4.79
                                                      ---------     -------                  ---------     -------
   Total interest-bearing liabilities .............     116,787       5,418        4.64         96,743       4,357        4.50
                                                      ---------     -------                  ---------     -------
 Noninterest-bearing deposits .....................      18,063                                 16,937
 Accrued interest and other liabilities ...........       1,244                                  1,430
 Stockholders' equity .............................      11,341                                 10,603
                                                      ---------                              ---------
   Total liabilities and stockholders' equity .....   $ 147,435                              $ 125,713
                                                      =========                              =========
 Net interest income/interest rate spread (3) .....                 $ 6,137        3.97%                   $ 5,063        3.74%
                                                                    =======        ====                    =======        ====
 Net interest margin (4) ..........................                                4.57%                                  4.43%
                                                                                   ====                                   ====

---------
(1) Yields on securities are computed at their nominal rates and have not been adjusted for tax rate differences.

(2) The effects of loans in non-accrual status and fees collected are not significant to the computations.

(3) Interest rate spread is the difference between the average yield on interest-earning assets and the average effective rate paid on interest-bearing liabilities.

(4) Net interest margin is net interest income divided by average interest-earning assets.


     Rate/Volume Analysis

     The following table describes the extent to which changes in interest rates and changes in the volume of earning assets and interest-bearing liabilities affected M&M's interest income and interest expense during the periods indicated. Information is provided on impacts in each category attributable to (a) changes due to volume (change in volume multiplied by prior period rate), (b) changes due to rates (change in rates multiplied by prior period volume) and (c) changes in rate and volume (change in rate multiplied by the change in volume).

                             1997 Compared to 1996
                         Due to increase (decrease) in



                                                                   Volume/
                                              Volume      Rate      Rate      Total
                                           ----------- ---------- -------- -----------
                                                     (Dollars in thousands)
     Interest income:
      Time deposits in other banks .......   $   (16)    $   (2)   $   0     $   (18)
      Taxable securities .................      (125)        92       (5)        (38)
      Tax-exempt securities ..............       (65)        (9)       2         (72)
      Federal funds sold .................       (88)       (18)       8         (98)
      Loans ..............................     2,367         (5)      (1)      2,361
                                             -------     -------   ------    -------
         Total interest income ...........     2,073         58        4       2,135
                                             -------     ------    -----     -------
     Interest expense:
      Interest bearing deposits ..........       763         78       16         857
      Advances from FHLB .................       375         (2)      (4)        369
      Other borrowings ...................      (170)         8       (3)       (165)
                                             -------     ------    ------    -------
         Total interest expense ..........       968         84        9       1,061
                                             -------     ------    -----     -------
      Net interest income ................   $ 1,105     $  (26)   $  (5)    $ 1,074
                                             =======     ======    =====     =======

                             1996 Compared to 1995
                         Due to increase (decrease) in



                                                                  Volume/
                                             Volume     Rate       Rate      Total
                                           --------- ---------- ---------- ---------
                                                    (Dollars in thousands)
     Interest income:
      Time deposits in other banks .......  $   17     $   34     $   11    $   62
      Taxable securities .................    (521)        64        (13)     (470)
      Tax-exempt securities ..............     (57)        (2)         0       (59)
      Federal funds sold .................      11         34          3        48
      Loans ..............................   1,727        (91)       (30)    1,606
                                            ------     ------     ------    ------
         Total interest income ...........   1,177         39        (29)    1,187
                                            ------     ------     ------    ------
     Interest expense:
      Interest bearing deposits ..........     365        134         16       515
      Advances from FHLB .................     121         (8)       (12)      101
      Other borrowings ...................     (89)       (11)         2       (98)
                                            ------     ------     ------    ------
         Total interest expense ..........     397        115          6       518
                                            ------     ------     ------    ------
      Net interest income ................  $  780     $  (76)    $  (35)   $  669
                                            ======     ======     ======    ======

     Interest Rate Risk and Sensitivity

     Interest rates paid on deposits and borrowed funds and interest rates earned on loans and investments generally followed the fluctuations in market rates in 1997 and 1996. However, fluctuations in market interest rates do not necessarily have a significant impact on net interest income, depending on M&M's sensitivity position. A rate-sensitive asset or liability is one that can be repriced either up or down in interest rate within a certain time interval. Within an acceptable range of the balance between rate-sensitive assets and rate-sensitive liabilities, market interest rate fluctuations should not have a significant impact on liquidity and earnings. The larger the imbalance, the greater is the interest rate risk that is assumed; and the greater is the positive or negative impact of interest rate fluctuations on liquidity and earnings.

     Interest rate sensitivity management is concerned with both the timing and the magnitude of repricing characteristics of interest-earning assets and interest-bearing liabilities and is an important part of asset/liability management. The objectives of interest rate sensitivity management are to insure the adequacy of net interest income and to control the risks associated with movements in interest rates. The following table, "Interest Rate Sensitivity Analysis," displays M&M's static gap, or the difference between the amount of assets and liabilities which reprice or mature within a specified time interval.

     No adjustments have been made to allow for the effects of probable calls, prepayments on mortgage-backed securities, or any other option or timing related considerations. The table indicates that, on a cumulative basis through twelve months, unadjusted rate-sensitive liabilities exceeded unadjusted rate-sensitive assets, resulting in a liability sensitive position at the end of 1997 of $77,615,000. The table may not be indicative of M&M's position at other points in time. For a bank with a liability sensitive position, or negative static gap, falling interest rates would generally be expected to have a positive effect on net interest income and rising interest rates would generally be expected to have the opposite effect.


Interest Rate Sensitivity Analysis



                                                         Interest Sensitive                    Non Interest Sensitive
                                             ------------------------------------------ ------------------------------------
                                                Less than        4-6           7-12         1-5        Over 5
                                                3 months        months        months       years       years        Total
                                             -------------- ------------- ------------- ----------- ----------- ------------
                                                                         (Dollars in thousands)
   Interest-earning assets:
    Deposits in other banks ................   $    1,520    $      100    $      200    $     --    $     --    $   1,820
    Investment securities ..................        2,390           496         1,749      13,282      14,958       32,875
    Loans, net of unearned income ..........       12,264         8,872        11,119      53,314      19,858      105,427
                                               ----------    ----------    ----------    --------    --------    ---------
       Total ...............................       16,174         9,468        13,068    $ 66,596    $ 34,816    $ 140,122
                                               ----------    ----------    ----------    ========    ========    =========
   Interest-bearing liabilities:
    Interest-bearing deposits ..............       73,927        13,258        20,679    $  3,660    $     --    $ 111,524
    Advances from FHLB .....................        5,000           500           500       4,000          --       10,000
    Short-term borrowings ..................        2,461            --            --          --          --        2,461
                                               ----------    ----------    ----------    --------    --------    ---------
       Total ...............................       81,388        13,758        21,179    $  7,660    $     --    $ 123,985
                                               ----------    ----------    ----------    ========    ========    =========
   Interest sensitivity gap ................   $  (65,214)   $   (4,290)   $   (8,111)
                                               ==========    ==========    ==========
   Cumulative interest sensitivity gap .....   $  (65,214)   $  (69,504)   $  (77,615)
                                               ==========    ==========    ==========
   Gap ratio ...............................         0.20          0.69          0.62
   Cumulative gap ratio ....................         0.20          0.27          0.33

Liquidity

     Liquidity is the ability to meet cash obligations through the maturity, or sometimes sale, of assets or the acquisition of liabilities. M&M manages liquidity at the banking subsidiary level. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets which may be converted into cash at minimal cost. These assets include amounts due from banks and federal funds sold. Some liquidity is provided from maturing loans; however, the most manageable source of liquidity is liabilities, with the primary focus of liquidity management being on the ability to obtain deposits within M&M's market area. Core deposits, which are all deposits except individual certificates of deposit in excess of $100,000, are a relatively stable source of liquidity. Certificates of deposit in excess of $100,000 are considered a less stable source of liquidity because they are on occasion more sensitive to interest rate changes than are other deposit accounts. The M&M Bank has a $20,000,000 line of credit with the Federal Home Loan Bank of Atlanta. As of March 31, 1998, the M&M Bank has borrowed $10,000,000 on this line of credit. As a secondary source of liquidity, M&M has securities available for sale with a carrying value of $31,363,789 as of March 31, 1998. As of December 31, 1997, the M&M Bank had unused lines of credit to purchase federal funds from unrelated banks totaling $9,500,000 and an unused commitment from the Federal Home Loan Bank totaling $10,000,000 available to it as secondary sources of liquidity. Management believes M&M's liquidity sources adequately meet its operational needs.

     The M&M Bank is required by regulation to maintain an average cash reserve balance computed as a percentage of deposits. This requirement is met by vault and teller cash and amounts due from the Federal Reserve Bank, both of which are reported as cash equivalents on M&M's consolidated balance sheet.

     As a bank holding company, M&M's ability to pay dividends and meet its cash obligations is primarily dependent upon the earnings of the M&M Bank. Most of the cash dividends have been paid in the past, and most future dividends will be paid, from the earnings of the M&M Bank. For a national bank, prior approval of the Comptroller of the Currency is required if the total of all dividends declared in any year exceed the M&M Bank's net profits (as defined) for that year combined with its retained net profits (as defined) for the two preceding years.

Capital Resources

     M&M uses several ratios as indicators of capital strength. The most commonly used measure is average common equity to average assets which was 7.7% during 1997 and 8.4% during 1996. The decrease in this ratio reflects the fact that average asset growth has outpaced equity growth from earnings. Average assets grew 17.3% in 1997 while equity increased 6.9%. In April 1998 management formally assessed its capital levels to assure continued capital adequacy for current and projected growth.

     At March 31, 1998, total stockholders' equity increased $207,893 to $11,896,251 since December 31,1997. The increase is due to earnings for the period ended March 31, 1998, of $294,294 and an after tax reduction of $84,401 in the unrealized gain on securities available-for-sale.

     On April 16, 1998, M&M executed a $3,000,000 line of credit with Anchor Bank, a wholly-owned subsidiary of Anchor. M&M has this line available for the capital needs of the M&M Bank. The line of credit is collateralized by M&M's investment in its M&M Bank subsidiary. The debt service, if any, is expected to be paid from dividends from the M&M Bank. There have been no draws on this line.

     The Federal Reserve Board and bank regulatory agencies require bank holding companies and financial institutions to maintain capital at adequate levels based on a percentage of assets and off-balance sheet exposures, adjusted for risk weights ranging from 0% to 100%. Under the risk-based standard, capital is classified into two tiers. Tier 1 capital of M&M consists of common stockholders' equity, excluding the unrealized gain(loss) on available-for-sale securities, minus intangible assets. M&M's Tier 2 capital consists of the general reserve for loan losses subject to certain limitations. A bank holding company's qualifying capital base for purposes of its risk-based capital ratio consists of the sum of its Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

     M&M and the M&M Bank are also required to maintain capital at a minimum level based on average total assets (as defined), which is known as the leverage ratio. Only the strongest bank holding companies and banks are allowed to maintain capital at the minimum requirement. All others are subject to maintaining ratios 100 to 200 basis points above the minimum. The M&M Bank is also required to meet specific capital guidelines to be well-capitalized under the regulatory framework for prompt corrective action.

     The Federal Reserve guidelines contain an exemption from the capital requirements for bank holding companies with less than $150 million in consolidated assets. Accordingly, prior to 1997, M&M was not subject to the Federal Reserve's minimum requirements.

     Both M&M and the M&M Bank exceeded the fully phased-in regulatory ratios at December 31, 1997 and 1996, as set forth in the following table.

Capital Ratios



                                                                                                  To Be Well
                                                                                              Capitalized Under
                                                                             For Capital      Prompt Corrective
                                                          Actual          Adequacy Purposes   Action Provisions
                                                  ---------------------- -------------------- ------------------
                                                    Amount      Ratio      Amount     Ratio     Amount    Ratio
                                                  ---------- ----------- ---------- --------- --------- --------
                                                                      (Dollars in thousands)
   December 31, 1997
     M&M
      Total capital (to risk weighted assets) ...  $12,366       10.81%   $ 9,154       8.0%   $ N/A        --%
      Tier 1 capital (to risk weighted assets) ..   11,440       10.00      4,577       4.0      N/A        --
      Tier 1 capital (to average assets) ........   11,440        7.32      6,254       4.0      N/A        --
     The M&M Bank
      Total capital (to risk weighted assets) ...   12,136       10.60      9,156       8.0     11,445    10.0
      Tier 1 capital (to risk weighted assets) ..   11,209        9.79      4,578       4.0      6,867     6.0
      Tier 1 capital (to average assets) ........   11,209        7.19      6,235       4.0      7,794     5.0
   December 31, 1996
     M&M
      Total capital (to risk weighted assets) ...  $11,708       13.29%   $ 7,047       8.0%   $ N/A        --%
      Tier 1 capital (to risk weighted assets) ..   10,681       12.13      3,524       4.0      N/A        --
      Tier 1 capital (to average assets) ........   10,681        8.04      5,315       4.0      N/A        --
     The M&M Bank
      Total capital (to risk weighted assets) ...   11,403       13.00      7,016       8.0      8,771    10.0
      Tier 1 capital (to risk weighted assets) ..   10,376       11.83      3,508       4.0      5,262     6.0
      Tier 1 capital (to average assets) ........   10,376        7.82      5,307       4.0      6,634     5.0

     At December 31, 1997, M&M's stockholders' equity was $11,688,358, an increase of $866,646 from December 31, 1996. The increase stems from the net income for 1997, less cash dividends paid to stockholders, and the positive effects of the valuation allowance on securities available-for-sale in the amount of $108,153.

     At December 31, 1997, M&M had no significant commitments for capital expenditures.


Investment Securities

     Note 4 to M&M's Consolidated Financial Statements presents the book value of investment securities by category as of December 31, 1997 and 1996. The following table summarizes the carrying value, maturities and weighted average yields of M&M's investment securities, excluding equity securities, at December 31, 1997. Yields on tax-exempt securities have been adjusted to reflect the pre-tax equivalent yields.

                                                        Available-for-Sale         Held-to-Maturity
                                                     ------------------------- -------------------------
                                                        Carrying                  Carrying
                                                         Amount        Yield       Amount        Yield
                                                     -------------- ---------- -------------- ----------
     U.S. Treasury Securities
     Due in one year or less .......................  $  1,002,500      7.28%
     Due after one year but within five years ......     6,093,281      5.98
     Due after five years but within ten years .....     1,000,625      6.01
                                                      ------------
      Total ........................................  $  8,096,406      6.14
                                                      ============
     Securities of Other U.S. Government
      Agencies and Corporations
     Due in one year or less .......................  $  2,679,471      5.66
     Due after one year but within five years ......     4,948,052      6.28
     Due after ten years ...........................     3,793,531      5.92
                                                      ------------
      Total ........................................  $ 11,421,054      6.01
                                                      ============
     Obligations of States and Local Governments
     Due in one year or less .......................  $    297,767     10.66    $   655,006       9.84%
     Due after one year but within five years ......       267,869     10.74      1,972,309       8.98
     Due after five years but within ten years .....            --        --        234,924       4.01
     Due after ten years ...........................            --        --        111,597      12.55
                                                      ------------              -----------
      Total ........................................  $    565,636     10.70    $ 2,973,837       8.87
                                                      ============              -----------
     Total Securities
     Due in one year or less .......................  $  3,979,738      6.44    $   655,006       9.84
     Due after one year but within five years ......    11,309,202      6.22      1,972,309       8.98
     Due after five years but within ten years .....     1,000,625      6.01        234,924       4.01
     Due after ten years ...........................     3,793,531      5.92        111,597      12.55
     Mortgage-backed securities ....................     9,628,265      5.93             --         --
                                                      ------------              -----------
      Total securities .............................  $ 29,711,361      6.11    $ 2,973,837       8.87
                                                      ============              ===========

Loan Portfolio

     M&M extends credit primarily to consumers and small businesses in three contiguous but distinctly different counties in eastern South Carolina. The service area is mixed in nature. The economy in Marion County includes agriculture, timber, light manufacturing, and local government activities. Marion County is adjacent to Horry County, a county dominated by tourist, recreational and retirement activities. Florence County is also adjacent to Marion County. Florence County is a regional business center whose economy contains elements of medium and light manufacturing, higher education, regional health care and distribution facilities. M&M is affected by the economic influences of the components of its market area. Except for recent increases in commercial and residential construction activity in the Myrtle Beach area of Horry County, no particular category or segment of these economies previously described is expected to grow or contract disproportionately in 1998.

     Management believes the loan portfolio is adequately diversified. There are no foreign loans, and agricultural lending is limited to seasonal activity. Real estate loans are primarily construction loans and loans secured by real estate. Commercial loans are spread across a variety of industries with no significant concentrations existing by industry or customer type other than in the hotel/motel industry. Loans to borrowers in this industry are $10,843,010 or 10.3% of the total loan portfolio. There have been no adverse economic developments that have affected these customers' repayment capability. Loans in this industry are performing as agreed. Note 5 to M&M's Consolidated Financial Statements presents separately the amount of loans by category as of December 31, 1997 and 1996.

     Loans, the largest component of earning assets, represented 70.9% of average earning assets and 64.5% of average total assets during 1997 compared with 61.6% and 56.0%, respectively, during 1996. M&M has focused on growth in its market area, loan quality and expansion of existing customer relationships. These efforts enabled loans to increase to $105,427,377 at December 31, 1997, a 30.3% increase over the $80,922,947 amount reported for year-end 1996.

Maturities and Sensitivity of Loans to Changes in Interest Rates

     The following table summarizes the loan maturity distribution, by type, at December 31, 1997 and related interest rate characteristics:



                                                Less than         One to          After
                                                 one year       five years      five years        Total
                                             --------------- --------------- --------------- ---------------
     Commercial loans ......................  $ 28,010,355    $ 44,369,469    $ 15,739,668    $  88,119,492
     Real estate -- construction ...........     2,986,810          38,448         987,549        4,012,807
     Consumer and other ....................     1,256,842       8,907,169       3,131,067       13,295,078
                                              ------------    ------------    ------------    -------------
                                              $ 32,254,007    $ 53,315,086    $ 19,858,284    $ 105,427,377
                                              ============    ============    ============    =============
     Loans maturing after one year with:
      Fixed interest rates .................                                                  $  52,494,854
      Variable interest rates ..............                                                     20,678,516
                                                                                              -------------
         Total .............................                                                  $  73,173,370
                                                                                              =============

Provision And Allowance for Loan Losses

     Additions to the allowance for loan losses, which are expensed as the provision for loan losses on M&M's statement of income, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, and current and anticipated economic conditions.

     The following is an analysis of activity in the allowance for loan losses for the years ended December 31, 1997 and 1996:


Summary of Loan Loss Experience



                                                                  1997            1996
                                                            --------------- ---------------
         Net loans outstanding at the end of the year .....  $105,427,377    $ 80,922,947
                                                             ============    ============
         Average amount of loans outstanding during the year $ 95,162,041    $ 70,406,181
                                                             ============    ============
         Allowance for loan losses, beginning of year .....  $  1,027,355    $    818,637
                                                             ------------    ------------
         Loans charged off:
          Commercial ......................................       902,003          17,004
          Real estate, construction .......................            --              --
          Consumer ........................................        57,421          19,481
                                                             ------------    ------------
    Total loans charged off ...............................       959,424          36,485
                                                             ------------    ------------
         Recoveries of loans previously charged off .......        58,704          65,203
                                                             ------------    ------------
    Net charge-offs (recoveries) ..........................       900,720         (28,718)
                                                             ------------    ------------
         Provision charged to operations ..................       800,000         180,000
                                                             ------------    ------------
         Allowance for loan losses, end of year ...........  $    926,635    $  1,027,355
                                                             ============    ============

     The following is a summary of nonperforming assets at December 31,1997 and 1996:



                                                               1997         1996
                                                           ------------ ------------
           Nonaccrual loans -- (all loans are collateralized$ 473,103    $ 710,834
           Accruing loans 90 days or more past due .......         --       11,916
           Loans impaired ................................         --           --
           Restructured loans ............................         --           --
           Other real estate owned .......................         --           --
                                                            ---------    ---------
    Total nonperforming assets ...........................  $ 473,103    $ 722,750
                                                            =========    =========

     Nonperforming assets have decreased significantly in recent years. These decreases were primarily the result of the disposal of other real estate owned and improved loan quality. As of December 31, 1997 and 1996, nonperforming assets to total loans and other real estate owned was 0.45% and 0.89%, respectively.



Ratios
-----------------------------------------------------------
            Net charge-offs to average loans outstanding ..     0.95%      -0.04%
            Net charge-offs to loans at end of year .......     0.85       -0.04
            Allowance for loan losses to average loans outstan  0.97        1.46
            Allowance for loan losses to loans, end of year     0.88        1.27
            Net charge-offs to allowance for loan losses ..    97.20       -2.80
            Net charge-offs to provisions for loan losses .   112.59      -15.95
            Allowance for loan losses to nonperforming loans  195.86      142.15

     In 1997, M&M increased the allowance for loan losses by a charge to operations of $800,000. M&M has concluded that this provision, combined with the quality of its loan underwriting processes, its loan monitoring and administration mechanisms, and its aggressive charge off policy, is sufficient to maintain its allowance for loan losses at an adequate level. Measured as a percentage of loans outstanding, the allowance for loan losses at the end of the year decreased from 1.27% at December 31, 1996 to 0.88% at December 31, 1997.

     For 1997 M&M had net charge-offs of $900,720, compared to net recoveries of $28,718 for 1996. The amount of charge-offs in 1997 was largely attributable to one Business Manager loan that originated in the first quarter of 1997. In December 1997, management determined that the loan was not collectible and charged off the balance of $826,671. Management does not believe that the increase in loan charge-offs is indicative of any future trend. Although management cannot determine the exact amount of loans to be charged off in the future, it knows some loans will continue to be charged off due to the risks associated with extending credit.

     At December 31, 1997 and 1996, M&M's internal review mechanism had identified $4,904,483 and $4,066,439, respectively, of criticized and classified loans. These are loans as to which known information about possible credit problems of the borrowers cause management to have serious doubts as to the ability of such borrowers to comply with present loan repayment terms, which may result in such loans becoming non-performing loans. Included in this amount are $3,425,674 and $1,751,459, respectively, of loans graded by M&M as "other loans especially mentioned", the least severe credit grading category. M&M is not aware of any common condition or problem among the potentially problem borrowers. This internal review process is the primary determining factor in management's assessment of the adequacy of the allowance for loan losses. Except for the information used by management in its internal review process, management is not aware of any further information about any material credits which causes management to have serious doubts as to the ability of borrowers to comply with the loan repayment terms. M&M does not allocate the allowance for loan losses to specific categories of loans but evaluates the adequacy on an overall portfolio basis utilizing its risk grading system.

     M&M's provision and allowance for loan losses is subjective in nature and relies on judgments and assumptions about risk elements in the portfolio, M&Ms charge-off history, future economic conditions and other factors affecting borrowers. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant problem credits. In addition, management monitors the overall economic conditions in the service area. Management is not aware of any trends, material risks or uncertainties affecting the loan portfolio, nor is management aware of any information about any significant borrowers which causes serious doubts as to the ability of the borrowers to comply with the loan repayment terms. It should be noted however that no assurances can be made that future charges to the allowance for loan losses or provision for loan losses may not be significant to a particular accounting period. At December 31, 1997 and 1996, management considered the allowance for loan losses adequate based on its judgements, evaluations and analysis of the loan portfolio.

Average Daily Deposits

     The following table summarizes M&M's average daily deposits for the years ended December 31, 1997 and 1996. The 1997 totals include certificates of deposit over $100,000 which at December 31, 1997 totaled approximately $16,294,857. Of this total, $9,449,021 had scheduled maturities within three months, $1,746,865 within four to six months, $4,773,971 within seven to twelve months and $325,000 thereafter.



                                                         1997                        1996
                                              --------------------------- --------------------------
                                                  Average       Average       Average       Average
                                                   Amount      Rate Paid       Amount      Rate Paid
                                              --------------- ----------- --------------- ----------
  Noninterest-bearing demand ................  $ 18,062,755        --%     $ 16,937,418        --%
  Interest-bearing transaction accounts .....    28,583,650      3.37        21,623,547      3.13
  Savings ...................................    16,682,701      3.11        15,656,646      3.00
  Certificates of deposit ...................    56,087,786      5.50        46,810,808      5.49
                                               ------------                ------------
     Total ..................................  $119,416,892                $101,028,419
                                               ============                ============

Return on Equity and Assets

     The following table shows the return on average assets (net income divided by average total assets), return on average equity (net income divided by average equity), dividend payout ratio (dividends declared per share divided by net income per share) and equity to assets ratio (average equity divided by average total assets) for the period indicated.



                                    1997       1996
                                 ---------- ----------
  Return on average assets .....     0.76%      0.68%
  Return on average equity .....     9.94       8.10
  Dividend payout ratio ........    32.72      39.05
  Equity to assets ratio .......     7.69       8.43

Short-term Borrowings

     At December 31, 1997 and 1996, M&M had borrowings characterized as securities sold under agreements to repurchase aggregating $1,072,526 and $8,534,279, respectively. The weighted average interest rate paid was 4.78% and 4.76%, for the years ended December 31, 1997 and 1996, respectively. Additionally, M&M had $6,000,000 and $5,000,000 in fixed-rate advances from the Federal Home Loan Bank due to mature within one year at December 31, 1997 and 1996, respectively.


Long-term Debt

     M&M had $4,000,000 in fixed-rate advances from the Federal Home Loan Bank as of December 31, 1997 scheduled to be repaid in more than one year.


Accounting Rule Changes

     In June 1997, the FASB released SFAS 130, "Reporting Comprehensive Income." SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is the change in equity of a business during a period from transactions and other events and circumstances from nonowner sources and excludes investments by owners and distributions to owners. Comprehensive income consists of two components-net income and other comprehensive income. Other comprehensive income includes, among other things, the change in the unrealized gain or loss on securities available for sale. This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

     As of January 1, 1998, M&M adopted SFAS 130. M&M reported comprehensive income in its condensed consolidated financial statements as of March 31, 1998, and reclassified prior periods to reflect the application of SFAS 130.

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share," effective for years ending after December 15, 1997. SFAS 128 simplifies the standards for computing earnings per share and makes them comparable to international earning per share standards. It also requires the dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation to the numerator and denominator of the diluted earnings per share computation.

     Basic earnings per share is computed by dividing net income by the weighted-average number of shares outstanding for the period excluding the effects of any dilutive potential common shares. Diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of options outstanding under M&M's stock option plan is reflected in diluted earnings per share by the application of the treasury stock method.

     SFAS 128 became effective for M&M as of December 31, 1997. SFAS 128 had no effect on earnings per share data for prior years because M&M previously had a simple capital structure.


Impact of Inflation

     Unlike most industrial companies, the assets and liabilities of financial institutions such as M&M and its subsidiaries are primarily monetary in nature. Therefore, interest rates have a more significant effect on M&M's performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.


The Year 2000

     During 1997, M&M commenced a year 2000 date conversion project to address all necessary code changes, testing and implementation. Failure to address the issue could result in computer applications which fail or create erroneous results by or at the year 2000. Bank regulators have established minimum guidelines for banks in addressing the year 2000 issue. The regulators are monitoring the progress of banks in complying with these guidelines and have the option of taking regulatory action for banks which have not made satisfactory progress in addressing the year 2000 issue. M&M is utilizing both internal and external resources to identify, correct, and test the systems for the year 2000 compliance. M&M has contacted its primary processing vendors, and the vendors have developed plans to address processing of transactions in the year 2000. Additionally, in the normal course of business, management decided to replace its outdated core banking software beginning in the fourth quarter of 1998. The vendor for the new core software has certified that it will be fully capable of correctly processing transactions in the year 2000. Management has placed this project on hold pending the M&M Merger. Should the M&M Merger not be consummated, management believes that the project can be resumed in time to meet all applicable requirements. Management has assessed the anticipated year 2000 compliance expenses and does not expect them to have a material effect on M&M's earnings. Maintenance or modification costs will be expensed as incurred, while the costs of new software will be capitalized over the software's useful life.


              ANCHOR'S RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP, independent accountants, have continuously served as the independent accountants for Anchor from its formation in 1984 through the present. A representative of Price Waterhouse LLP is expected to be present at the Anchor Special meeting and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.


                                    EXPERTS

     The consolidated financial statements of Anchor Financial Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in the Anchor Financial Corporation Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this Joint Proxy Statement/Prospectus, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The financial statements of ComSouth Bancshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by JW Hunt and Company, LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of M&M Financial Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been so included in reliance upon the report of Tourville, Simpson & Henderson, independent accountants, given on their authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     Gerrish & McCreary, P.C., counsel to Anchor Financial Corporation, has passed upon the validity of the issuance of shares of Anchor Common Stock to be issued in connection with the Mergers and the Federal income tax treatment of the Mergers.


                               FAIRNESS OPINIONS

     Sandler O'Neill & Partners, L.P., an investment banking firm, has issued opinions that the Comsouth Merger and the M&M Merger are fair and equitable from a financial point of view to the stockholders of Anchor. See "THE PROPOSED MERGERS -- Opinion of Anchor's Financial Advisor."

     Interstate/Johnson Lane Corporation, an investment banking firm, has issued its opinion that the ComSouth Merger is fair and equitable from a financial point of view to the stockholders of ComSouth. See "THE PROPOSED MERGERS -- ComSouth Merger -- Opinion of ComSouth's Financial Advisor."

     Orr Management Company, an investment banking firm, has issued its opinion that the M&M Merger is fair and equitable from a financial point of view to the stockholders of M&M. See "THE PROPOSED MERGERS -- M&M Merger -- Opinion of M&M's Financial Advisor."


                                INDEMNIFICATION

     Anchor's Bylaws contain the following provision regarding indemnification by Anchor:

      Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, in which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the corporation; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the corporation; and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the corporation, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his heirs, executors, or administrators may be entitled as a matter of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Anchor, Anchor has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  APPENDIX A




                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                          ANCHOR FINANCIAL CORPORATION

                                       AND

                            COMSOUTH BANKSHARES, INC.

                              DATED APRIL 14, 1998


                                                 TABLE OF CONTENTS

                                                                                                               Page

PREAMBLE..........................................................................................................1

RECITALS..........................................................................................................1

DEFINITIONS.......................................................................................................1

ARTICLE I.  MERGER................................................................................................5
         1.1      THE MERGER......................................................................................5
         1.2      EFFECTIVE DATE..................................................................................5

ARTICLE II.  MERGER CONSIDERATION.................................................................................5
         2.1      CONSIDERATION...................................................................................5
         2.2      SHAREHOLDER RIGHTS; STOCK TRANSFERS.............................................................6
         2.3      FRACTIONAL SHARES...............................................................................6
         2.4      EXCHANGE PROCEDURES.............................................................................6
         2.5      DISSENTING SHARES...............................................................................6
         2.6      RESERVATION OF RIGHT TO REVISE TRANSACTION......................................................7
         2.7      OPTIONS.........................................................................................7
         2.8      ANTI-DILUTION ADJUSTMENTS.......................................................................7

ARTICLE III.  COMSOUTH ACTIONS PENDING CONSUMMATION...............................................................8
         3.1      CAPITAL STOCK...................................................................................8
         3.2      DISTRIBUTIONS...................................................................................8
         3.3      LIABILITIES.....................................................................................8
         3.4      OPERATIONS......................................................................................8
         3.5      LIENS AND ENCUMBRANCES..........................................................................8
         3.6      EMPLOYMENT ARRANGEMENTS.........................................................................8
         3.7      BENEFIT PLANS...................................................................................9
         3.8      CONTINUANCE OF BUSINESS.........................................................................9
         3.9      AMENDMENTS......................................................................................9
         3.10     CLAIMS..........................................................................................9
         3.11     CONTRACTS.......................................................................................9
         3.12     LOANS...........................................................................................9

ARTICLE IV.  ANCHOR ACTIONS PENDING CONSUMMATION..................................................................9

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.......................................................................10
         5.1      COMSOUTH'S REPRESENTATIONS AND WARRANTIES......................................................10
         5.2      ANCHOR'S REPRESENTATIONS AND WARRANTIES........................................................19
         5.3      EXCEPTIONS TO REPRESENTATIONS..................................................................21

ARTICLE VI.  COVENANTS...........................................................................................22
         6.1      BEST EFFORTS...................................................................................22
         6.2      THE PROXY......................................................................................22
         6.3      REGISTRATION STATEMENT - COMPLIANCE
                  WITH SECURITIES LAWS...........................................................................22
         6.4      REGISTRATION STATEMENT EFFECTIVENESS...........................................................23
         6.5      PRESS RELEASES.................................................................................23
         6.6      ACCESS; INFORMATION............................................................................23
         6.7      ACQUISITION PROPOSALS..........................................................................24
         6.8      REGISTRATION STATEMENT PREPARATION; REGULATORY
                  APPLICATIONS PREPARATION.......................................................................24
         6.9      APPOINTMENT OF DIRECTORS.......................................................................24
         6.10     EMPLOYMENT AGREEMENTS..........................................................................24
         6.11     BLUE-SKY FILINGS...............................................................................25
         6.12     AFFILIATE AGREEMENTS...........................................................................25
         6.13     TAKEOVER LAW...................................................................................25
         6.14     NO RIGHTS TRIGGERED............................................................................25
         6.15     SHARES LISTED..................................................................................25
         6.16     CURRENT INFORMATION............................................................................25





         6.17     SEVERANCE......................................................................................26
         6.18     INDEMNIFICATION................................................................................26

ARTICLE VII.  CONDITIONS TO CONSUMMATION
  OF THE MERGER..................................................................................................26
         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS.........................................................26
         7.2      CONDITIONS TO OBLIGATIONS OF ANCHOR............................................................27
         7.3      CONDITIONS TO OBLIGATIONS OF COMSOUTH..........................................................28

ARTICLE VIII.  TERMINATION.......................................................................................29
         8.1      EVENTS OF TERMINATION..........................................................................29
         8.2      CONSEQUENCES OF TERMINATION....................................................................31

ARTICLE IX.  OTHER MATTERS.......................................................................................32
         9.1      SURVIVAL.......................................................................................32
         9.2      WAIVER; AMENDMENT..............................................................................32
         9.3      COUNTERPARTS...................................................................................32
         9.4      GOVERNING LAW..................................................................................32
         9.5      EXPENSES.......................................................................................33
         9.6      CONFIDENTIALITY................................................................................33
         9.7      NOTICES........................................................................................33
         9.8      ENTIRE UNDERSTANDING; NO THIRD PARTY
                  BENEFICIARIES..................................................................................33
         9.9      HEADINGS.......................................................................................34


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 14, 1998 (the "Agreement"), is made and entered into by and between ANCHOR FINANCIAL CORPORATION ("Anchor"), a South Carolina corporation, and COMSOUTH BANKSHARES, INC. ("ComSouth"), a South Carolina corporation.

                                    PREAMBLE

         The management and Boards of Directors of Anchor and ComSouth believe, respectively, that the business combination transaction provided for herein, in which ComSouth will, subject to the terms and conditions set forth herein, merge with and into Anchor so that Anchor is the surviving corporation in the Merger, is in the best interests of Anchor and ComSouth's shareholders.

                                    RECITALS

         A. ANCHOR. Anchor is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal offices located at 2002 Oak Street, Myrtle Beach, South Carolina. As of the date of this Agreement, Anchor has 7,000,000 authorized shares of common stock, par value $6.00 per share ("Anchor Common Stock") (no other class of capital stock being authorized), of which 3,890,323 shares of Anchor Common Stock are issued and outstanding and of which 388,784 shares are subject to issuance pursuant to certain stock options.

         B. COMSOUTH. ComSouth is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal executive offices located at 1136 Washington Street, Suite 200, Columbia, South Carolina. As of the date of this Agreement, ComSouth has 75,000,000 authorized shares of common stock, no par value per share ("ComSouth Common Stock") (with preferred stock being authorized but no shares of which are issued), of which 2,341,320 shares of ComSouth Common Stock are issued and outstanding and of which 214,254 shares of ComSouth Common Stock are subject to issuance pursuant to certain stock options.

         C. APPROVALS. At meetings of the respective Boards of Directors of Anchor and ComSouth, each such Board has approved and authorized the execution of this Agreement.

         D. INTENTION OF THE PARTIES. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.
         In consideration of their mutual promises and obligations, Anchor and ComSouth agree as follows:

                                   DEFINITIONS

         A. DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

                  "Acquisition Proposal" has the meaning assigned in Section 6.7(A).
                  "Agreement" means this Agreement and Plan of Merger.
                  "Anchor" means Anchor Financial Corporation, a South Carolina corporation.
                  "Anchor Common Stock" has the meaning assigned in Recital A. "Anchor Financial Reports" has the meaning assigned in Section
5.2(G).
                  "Anchor Option" has the meaning assigned in Section 2.7. "Appraisal Laws" has the meaning assigned in Section 2.5. "Asset Classification" has the meaning assigned in Section
5.1(5).
                  "Charleston Bank" means The Bank of Charleston, a national banking association.

                  "Code" has the meaning assigned in Section 5.1(P)(2). "Columbia Bank" means The Bank of Columbia, a national banking association.

                  "Compensation and Benefit Plans" has the meaning assigned in
Section 5.1(P)(1).

                  "ComSouth" means ComSouth Bankshares, Inc., a South Carolina corporation.
                  "ComSouth Common Stock" has the meaning assigned in Recital B. "ComSouth Financial Reports" has the meaning assigned in
Section 5.1(H).
                  "ComSouth Option" has the meaning assigned in Section 2.7. "Dissenting Shares" means the shares of ComSouth Common Stock held by those shareholders of ComSouth who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.
                  "Effective Date" has the meaning assigned in Section 1.2. "Eligible ComSouth Common Stock" means shares of ComSouth
Common Stock validly issued and outstanding on the Effective Date other than Dissenting Shares.
                  "Employment Agreement" means Exhibit C.
                  "Environmental Law" means (1) any federal state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response,

Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.
                  "ERISA" has the meaning assigned in Section 5.1(P)(2).
                  "ERISA Affiliate" has the meaning assigned in Section
5.1(P)(3).
                  "ERISA Plans" has the meaning assigned in Section 5.1(P)(2). "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.
                  "Exchange Agent" has the meaning assigned in Section 2.4. "Exchange Ratio" has the meaning assigned in Section 2.1(B). "FDIC" means the Federal Deposit Insurance Corporation. "Federal Reserve Board" means the Board of Governors of the
Federal Reserve System.
                  "GAAP" means generally accepted accounting principles consistently applied.
                  "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.
                  "Joint Proxy Statement" has the meaning assigned in Section
6.2.
                  "Loan/Fiduciary Property" means any property owned or controlled by ComSouth or either of its Subsidiaries or in which ComSouth or either of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where ComSouth or either of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.
                  "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Agreement by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated by this Agreement.
                  "Meeting" has the meaning assigned in Section 6.2.
                  "Merger" has the meaning assigned in Section 1.1. "Multiemployer Plans" has the meaning assigned in Section
5.1(P)(2).
                  "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.
                  "OCC" means the Office of the Comptroller of the Currency. "Participation Facility" means any facility in which ComSouth or its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.
                  "Party" means a party to this Agreement.
                  "Pension Plan" has the meaning assigned in Section 5.1(P)(2). "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.
                  "Registration Statement" has the meaning assigned in Section 6.2.
                  "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.
                  "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock.
                  "Schedule" refers to information provided by a Party in a Schedule that is delivered contemporaneously with the execution of this Agreement.
                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.
                  "SEC" means the Securities and Exchange Commission. "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity.
                  "Tax Returns" has the meaning assigned in Section 5.1(Z). "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.
         B. GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following rules of interpretation apply: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) the phrase "in this Agreement" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (iii) references in this Agreement to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they will be deemed to be following by the words "without limitation." Unless otherwise stated references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires.
                                ARTICLE I. MERGER
         1.1 THE MERGER. Subject to the provisions of this Agreement and in accordance with the terms of Section 33-11-101 of the Code of Laws of South Carolina of 1976, as amended (the "South Carolina Code"), on the Effective Date, ComSouth will merge with and into Anchor, under the Articles of Incorporation of Anchor (the "Merger"), and the resulting corporation will operate under the name "Anchor Financial Corporation" (the "Merged Company"). After the Effective Date, the Board of Directors of the Merged Company will consist of the directors of Anchor immediately preceding the Effective Date plus four additional directors to be designated from the current directors of ComSouth or its Subsidiary banks. ComSouth may offer suggestions to Anchor, and Anchor shall make the final designation of such directors.
         1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the tenth business day after the fulfillment or waiver of all conditions precedent set forth in, and the granting of all approvals (and expiration of any waiting period) required by, Article VII of this Agreement. A business day is any day other than a Saturday, Sunday or legal holiday in the State of South Carolina. If the Merger is not consummated in accordance with this Agreement on or before December 31, 1998, Anchor or ComSouth may terminate this Agreement in accordance with Article VIII.

                        ARTICLE II. MERGER CONSIDERATION
         2.1 CONSIDERATION. Subject to the provisions of this Agreement, on the Effective Date:

                  (A) OUTSTANDING ANCHOR COMMON STOCK. The shares of Anchor Common Stock issued and outstanding immediately prior to the Effective Date will, on and after the Effective Date, remain as issued and outstanding shares of Anchor Common Stock.
                  (B) OUTSTANDING COMSOUTH COMMON STOCK. Except as provided below in Section 2.3, each share of Eligible ComSouth Common Stock issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger, automatically and without any action on the part of the holder of the share, be converted into the right to receive 0.75 shares of Anchor Common Stock (the "Exchange Ratio").

         2.2 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, all shares, other than Dissenting Shares, of ComSouth Common Stock issued and outstanding immediately prior to the Effective Date will be converted into shares of Anchor Common Stock in accordance with Section 2.1(B) by virtue of the Merger. After the Effective Date, there will be no transfers on the stock transfer books of ComSouth of the shares of ComSouth Common Stock that were issued and outstanding immediately prior to the Effective Date.
          2.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Anchor Common Stock and no certificates or other evidence of ownership of such fractional shares will be issued in the Merger. Anchor will pay to each holder of ComSouth Common Stock who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fractional part of a share of Anchor Common Stock by the closing price of Anchor Common Stock on the Effective Date on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Anchor).
         2.4 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Anchor will send or cause to be sent to each former shareholder of ComSouth of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Anchor Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Anchor Common Stock for which shares of such shareholder's ComSouth Common Stock are exchanged on the Effective Date, and any fractional share checks that such shareholder will be entitled to receive will be delivered to such shareholder only upon delivery to Anchor's exchange agent (the "Exchange Agent") of the certificates representing all such shares of ComSouth Common Stock (or indemnity satisfactory to Anchor and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). Certificates surrendered for exchange by any person constituting an "affiliate" of ComSouth for purposes of Rule 145 of the Securities Act will not be exchanged for certificates representing Anchor Common Stock until Anchor has received a written agreement from such person as specified in Section 6.12.
         2.5 DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, each Dissenting Share whose holder, as of the Effective Date of the

Merger, has not effectively withdrawn or lost his dissenters' rights under
Section 33-13-102 of the South Carolina Code (the "Appraisal Laws") will not be converted into or represent a right to receive Anchor Common Stock, but the holder of such Dissenting Share will be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his ComSouth Common Stock pursuant to the provisions of the Appraisal Laws will receive payment for such Dissenting Shares from Anchor (but only after the amount of payment is agreed upon or finally determined pursuant to the Appraisal Laws).
         2.6 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision of this Agreement to the contrary, Anchor may at any time change the method of effecting its acquisition of ComSouth, but no such change will (A) change the amount or kind of consideration to be issued to holders of ComSouth Common Stock as provided for in this Agreement, or (B) adversely affect the tax treatment to the ComSouth shareholders as a result of receiving such consideration. If Anchor elects to change the method of acquisition, ComSouth will cooperate with and assist Anchor with any necessary amendment to this Agreement, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for Anchor, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or governmental entity.
         2.7 OPTIONS. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of an option, each option granted by ComSouth to purchase shares of ComSouth Common Stock ("ComSouth Option") that has been outstanding and unexercised will be converted into and become an option to purchase Anchor Common Stock ("Anchor Option") on the same terms and conditions as are in effect with respect to the ComSouth Options immediately prior to the Effective Date, except that (A) each such Anchor Option may be exercised solely for shares of Anchor Common Stock, (B) the number of shares of Anchor Common Stock subject to such Anchor Options will be equal to the number of shares of ComSouth Common Stock subject to such ComSouth Options immediately prior to the Effective Date, multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per share exercise price under each such Anchor Option will be adjusted by dividing the per share exercise price of the ComSouth Option by the Exchange Ratio, and rounding up or down to the nearest cent. The number of shares of ComSouth Common Stock that are issuable upon exercise of ComSouth Options as of the date of this Agreement are disclosed in Schedule 2.7.
         2.8 ANTI-DILUTION ADJUSTMENTS. In the event Anchor changes the number of shares of Anchor Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar recapitalization with respect to Anchor Common Stock, and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.
               ARTICLE III. COMSOUTH ACTIONS PENDING CONSUMMATION
         Unless otherwise agreed to in writing by Anchor, ComSouth and its Subsidiaries will conduct their business in the ordinary and usual course consistent with past practice and will use their best efforts to maintain and preserve their business organizations, employees and advantageous business relationships and retain the services of their officers and key employees identified by Anchor, and ComSouth, without the prior written consent of Anchor, will not:
         3.1 CAPITAL STOCK. Issue, sell or otherwise permit to become outstanding any additional shares of capital stock of ComSouth, except pursuant to the exercise of stock options outstanding on the date hereof, or grant any Rights with respect to its capital stock, or enter into any agreement to do any of the foregoing, or permit any additional shares of ComSouth Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.
         3.2 DISTRIBUTIONS. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, any additional shares of its capital stock or grant any Rights with respect to its capital stock.
         3.3 LIABILITIES. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual corporation or other entity.
         3.4 OPERATIONS. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, or (B) commit to incur any capital expenditures other than in the ordinary course of business and not exceeding $15,000 individually or $25,000 in the aggregate.
         3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist, except such liens, charges or encumbrances occurring in the ordinary course of business which do not have a material adverse effect on ComSouth.
         3.6 EMPLOYMENT ARRANGEMENTS. Hire any new employees, increase the number of full time employees disclosed in Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any ComSouth Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.6.
         3.7 BENEFIT PLANS. Enter into or modify (except as may be required by applicable law or to continue coverage) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.
         3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to ComSouth or any one of its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to ComSouth or any one of its Subsidiaries taken as a whole (except foreclosures or acquisitions by Comsouth or any one of its Subsidiaries in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).
         3.9      AMENDMENTS.  Amend its Articles of Incorporation or Bylaws.
         3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of ComSouth.
         3.11 CONTRACTS. Enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.
         3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices. With regard to any new extension of credit in excess of $500,000, the Chief Financial Officer of ComSouth will report to the Chief Financial Officer of Anchor, as expeditiously as possible, the substance and nature of the transaction for the purpose of keeping Anchor abreast of the ongoing credit quality at ComSouth.
                 ARTICLE IV. ANCHOR ACTIONS PENDING CONSUMMATION
         From the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement, Anchor will continue to conduct the business of Anchor and its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of Anchor Common Stock and the business prospects of Anchor, and will not: (1) make any distributions with respect to its capital stock except its regular quarterly dividends made in accordance with its past practices; or (2) take any action which would materially adversely affect the ability of Anchor or ComSouth to obtain any regulatory approvals or other consents required for the Merger described in this Agreement without imposition of any condition or restriction that would adversely impact the transactions contemplated hereby or prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a tax free organization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, or materially adversely affect the ability of any party to this Agreement to perform its covenants or agreements under this Agreement.
                    ARTICLE V. REPRESENTATIONS AND WARRANTIES
         5.1 COMSOUTH'S REPRESENTATIONS AND WARRANTIES. ComSouth hereby represents and warrants to Anchor as follows:

                  (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to ComSouth are true and correct.
                  (B) ORGANIZATION, STANDING AND AUTHORITY. ComSouth is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. ComSouth and its Subsidiaries have in effect all federal state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted. The Columbia Bank and the Charleston Bank are "insured depository institutions" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and their deposits are insured by the Bank Insurance Fund of the FDIC.
                  (C) SHARES. The outstanding shares of ComSouth's capital stock are validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights of ComSouth's shareholders. Except as ComSouth disclosed in Schedule 5.1(C), there are no shares of capital stock or other equity securities of ComSouth outstanding and no outstanding Rights with respect to its capital stock or other equity securities.
                  (D) SUBSIDIARIES. ComSouth has two Subsidiaries, The Bank of Columbia and The Bank of Charleston.
                  (E) CORPORATE POWER. ComSouth has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.
                  (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all necessary corporate action of ComSouth, and this Agreement is a valid and binding agreement of ComSouth, enforceable against ComSouth in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 7.1(A), the required regulatory approvals referred to in
Section 7.1(B), and the required filings under federal and state securities laws, and except as set forth on Schedule 5.1(G), the execution, delivery and performance of this Agreement and the consummation by ComSouth of the transactions contemplated by this Agreement do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of ComSouth or to which ComSouth or its properties is subject or bound, (2) constitute a breach or violation of, or a default under its articles of incorporation or bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.
                  (H) FINANCIAL REPORTS. ComSouth's audited consolidated statements of financial condition and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997 (collectively, the "ComSouth Financial Reports") do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the ComSouth Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of ComSouth as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, for the periods set forth therein, in accordance with GAAP.
                  (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 5.1(I), ComSouth has no obligation or liability (contingent or otherwise) except (1) as reflected in the ComSouth Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997.
                  (J) NO EVENTS. Since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on ComSouth.
                  (K) PROPERTIES. ComSouth has good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the ComSouth Financial Reports as being owned by ComSouth as of the dates of the ComSouth Financial Reports, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by ComSouth are held under valid leases or subleases enforceable in accordance with their respective terms.
                  (L) LITIGATION. Except as disclosed in Schedule 5.2(L), before the date of this Agreement:
                           (1) no criminal or administrative investigations or
hearings, before or by any Regulatory Authorities, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Regulatory Authority) are pending or, to the knowledge of its executive officers, threatened, against it (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, or any fair lending law or other law relating to discrimination); and
                           (2) neither ComSouth or either of its Subsidiaries
nor any of their officers, directors, controlling persons, nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of ComSouth or either of its Subsidiaries, and they have not been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                  (M)      COMPLIANCE WITH LAWS.  ComSouth and its Subsidiaries:
                           (1) are in compliance, in the conduct of their
businesses, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure act and all applicable fair lending laws or other laws relating to discriminations;
                           (2) have all permits, licenses, certificates of
authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit them to carry on their businesses as they are presently conducted;
                           (3) have no notification or other communication from
any Regulatory Authority (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor do any grounds for any of the foregoing exist);
                           (4) are not required to notify any federal banking
agency before adding directors to their boards of directors or employing senior executives (except notifications required as a result of the Merger); and
                           (5) have adopted and are implementing a program to
address any problems associated with the capacity of the computer software operated by ComSouth and its Subsidiaries and their vendors to properly process transactions after December 31, 1999.
                  (N) MATERIAL CONTRACTS. Neither ComSouth nor either of its Subsidiaries nor their assets, businesses or operations, is a party to, or bound or affected by, or receives benefits under, any material contract or agreement or amendment to such contract or agreement. ComSouth or either of its Subsidiaries is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. ComSouth or either of its Subsidiaries is not subject to or bound by any contract containing covenants that limit its ability to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, it may carry on its business (other than as may be required by law or any applicable Regulatory Authority).
                  (O) REPORTS. Since January 1, 1993, ComSouth and its Subsidiaries filed all reports and statements, together with any required amendments, that they were obligated to file with (1) the OCC, (2) the FDIC, (3) the Federal Reserve Board and (4) any other Regulatory Authorities having jurisdiction over ComSouth and/or its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modification filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules to the financial statements, complied with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                  (P)      EMPLOYEE BENEFIT PLANS.
                           (1) Schedule 5.1(P)(1) contains a complete list of
all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained on contributed to by Comsouth and/or its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of ComSouth and/or its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part of such plans, and all related amendments, have been supplied to Anchor.
                           (2) All "employee benefit plans" within the meaning
of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of Comsouth and/or its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and ComSouth is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. ComSouth or either of its Subsidiaries has not engaged in a transaction with respect to any ERISA Plan that could subject ComSouth or either of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
                           (3) No liability under Subtitle C or D of Title IV of
ERISA has been or is expected to be incurred by ComSouth or either of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with ComSouth or either of its Subsidiaries under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). ComSouth or either of its Subsidiaries does not presently contribute to a Multiemployer Plan, nor has it contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.
                           (4) All contributions required to be made under the
terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single- employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Comsouth or either of its Subsidiaries has not provided, or is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
                           (5) Under each Pension Plan which is a
single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material changes in the financial condition of such plan since the last day of the most recent plan year.
                           (6) ComSouth has no obligations for retiree health
and life benefits under any plan, except as set forth in Schedule 5.1(P)(6). There are no restrictions on the rights of ComSouth to amend or terminate any such plan without incurring any liability under the plan.
                           (7) Except as set forth on Schedule 5.1(P)(7),
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of ComSouth or its Subsidiaries under any Compensation and Benefit Plan or otherwise from ComSouth or its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.
                  (Q) NO KNOWLEDGE. ComSouth knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained.
                  (R) LABOR AGREEMENTS. ComSouth is neither a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is ComSouth the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (S) ASSET CLASSIFICATION. ComSouth has disclosed to Anchor in
Schedule 5.1(S) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of ComSouth and its Subsidiaries that have been classified by them as of December 31, 1997 (the "Asset Classification"): and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extension of credit or other assets that were charged off by ComSouth and its Subsidiaries prior to December 31, 1997.
                  (T) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the consolidated balance sheet in the December 31, 1997, Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Financial Reports will be, adequate in the opinion of the Board of Directors of ComSouth to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the dates noted.
                  (U) INSURANCE. ComSouth has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights under the policy or policies. Set forth in Schedule 5.1(U) is a list of all insurance policies maintained by or for the benefit of ComSouth and its Subsidiaries and their directors, officers, employees or agents.
                  (V) AFFILIATES. Except as disclosed in Schedule 5.1(V), there is no person who, as of the date of this Agreement, may be deemed to be an "affiliate" of ComSouth as that term is used in Rule 145 under the Securities Act.
                  (W) TAKEOVER LAWS, ARTICLES OF ASSOCIATION. ComSouth has taken all necessary action to exempt this Agreement, and the transactions contemplated by this Agreement from, and this Agreement and such transactions are exempt from
(1) any applicable takeover laws, and (2) any takeover-related provisions of Comsouth's Articles of Incorporation.
                  (X) NO FURTHER ACTION. ComSouth has taken all action so that entering into this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) or any other action or combination of actions, or any other transactions, contemplated by this Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 7.1(A)), or (2) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of ComSouth under any agreement to which Comsouth is a party, or (3) restrict or impair in any way the ability of Anchor to exercise the rights granted under this Agreement.

                  (Y)      ENVIRONMENTAL MATTERS.

                           (1) To ComSouth and its Subsidiaries' knowledge, the
Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws.
                           (2) There is no proceeding pending or, to ComSouth
and its Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which ComSouth or either of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by ComSouth or either of its Subsidiaries or any Participation Facility.
                           (3) There is no proceeding pending or, to ComSouth or
its Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or ComSouth or its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.
                           (4) To Comsouth or its Subsidiaries' knowledge, there
is no reasonable basis for any proceeding of a type described in subparagraph
(2) or (3) of this paragraph (Y).
                           (5) To ComSouth or its Subsidiaries' knowledge,
during the period of (a) ownership or operation by ComSouth or either of its Subsidiaries of any of its current properties, (b) participation in the management of any Participation Facility by ComSouth or either of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by ComSouth or either of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Fiduciary Property.
                           (6) To ComSouth or its Subsidiaries' knowledge, prior
to the period of (a) ownership or operation by ComSouth or either of its Subsidiaries of any of its current properties, (b) participation in the management of any Participation Facility by ComSouth or either of its Subsidiaries or (c) holding of a security or other interest in a Loan/Fiduciary Property by ComSouth or either of its Subsidiaries, there was no release of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan) Fiduciary Property.

                  (Z) TAX REPORTS. (1) All reports and returns with respect to Taxes that are required to be filed by or with respect to ComSouth, including consolidated federal income tax returns of ComSouth, (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, and such Tax Returns were true, complete and accurate, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns except as reserved against in the Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of ComSouth.
                  (AA) ACCURACY OF INFORMATION. The statements with respect to ComSouth and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of ComSouth and its Subsidiaries or any other Party pursuant to the terms of or relating to this Agreement are true and correct, and such statements and documents do not omit any fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.
                  (BB) DERIVATIVES CONTRACTS. ComSouth is not a party to nor has it agreed to enter into a Derivatives Contract or to own securities that are referred to as "structured notes," except as set forth on Schedule 5.1(BB).
                  (CC) ACCOUNTING CONTROLS. ComSouth has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all transactions are executed in accordance with management's general or specific authorization, (2) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of ComSouth is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
                  (DD) COMMITMENTS AND CONTRACTS. ComSouth or either of its Subsidiaries is not a party or subject to any of the following (whether written or oral, express or implied):
                           (1) except disclosed in Schedule 5.1(DD)(1), any
employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by ComSouth or its Subsidiaries without any obligation on the part of ComSouth or its Subsidiaries to make any payment in connection with such termination);
                           (2) except as disclosed in Schedule 5.1(DD)(2), any
real or personal property lease with annual rental payments aggregating $5,000 or more; or
                           (3) any material contract with any affiliate.
         5.2 ANCHOR'S REPRESENTATIONS AND WARRANTIES. Anchor hereby represents and warrants to ComSouth as follows:
                  (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to Anchor are true and correct.
                  (B) ORGANIZATION, STANDING AND AUTHORITY. Anchor is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Anchor and its Subsidiaries have in effect all federal state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted.
                  (C) SHARES. The outstanding shares of Anchor's capital stock are, and the shares to be issued in exchange for ComSouth Common Stock when issued will be, validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights.
                  (D) CORPORATE POWER. Anchor has the corporate power and authority to carry on its business as it is now being conducted or will be conduced and to own all its material properties and assets.
                  (E) CORPORATE AUTHORITY. Subject to the approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all necessary corporate action of Anchor and is a valid and binding agreement of Anchor, enforceable against Anchor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.
                  (F) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 7.1(A), subject to receipt of the required regulatory approvals referred to in Section 7.1(B), and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation by Anchor and each of its Subsidiaries of the transactions contemplated by this Agreement does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Anchor or any of its Subsidiaries or to which Anchor or any of its Subsidiaries or its properties is subject or bound, (2) constitute a breach or violation of, or a default under its articles of incorporation or bylaws of Anchor or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.
                  (G) FINANCIAL REPORTS. The Annual Report of Anchor on Form 10-K for the fiscal year ended December 31, 1997, and all other documents filed or to be filed subsequent to December 31, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Anchor Financial Reports") did not and will not contain any untrue statement of fact or omit to state a fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the Anchor Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Anchor Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth herein, in each case in accordance with GAAP, except as may be noted therein.
                  (H) NO EVENTS. Since December 31, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on Anchor.
                  (I) LITIGATION; REGULATORY ACTION. No litigation, proceeding or controversy before any court or governmental agency is pending that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and no such litigation, proceeding or controversy has been threatened; and neither Anchor nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither Anchor nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                  (J) REPORTS. Since December 31, 1993, Anchor and its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the FDIC, (2) the Federal Reserve Board, and (3) any other Regulatory Authorities having jurisdiction with respect to Anchor and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
                  (K) ACCURACY OF INFORMATION. The statements with respect to Anchor and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Anchor or any other Party pursuant to the terms of this Agreement are true and correct, and such statements and documents do not omit any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.
                  (L) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Anchor nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) except (1) as reflected the Anchor Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Since December 31, 1997, neither Anchor nor any of its Subsidiaries has incurred or paid any obligation or liability that, individually or in the aggregate, is unreasonably likely to have Material Adverse Effect on Anchor.
                  (M) NO KNOWLEDGE. Anchor knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained.
                  (N) YEAR 2000 COMPLIANCE. Anchor has taken and is taking appropriate steps to assure, and believes, that computer software operated by Anchor and its Subsidiaries and their vendors will be able to properly process transactions and function after December 31, 1999.

         5.3      EXCEPTIONS TO REPRESENTATIONS.
                  (A) DISCLOSURE OF EXCEPTIONS. Each exception set forth in a
Schedule is disclosed only for purposes of the representations referred in that exception, but the following conditions apply:
                           (1) no exception is required to be set forth in a
Schedule if its absence would not result in the related representation being found untrue or incorrect under the standard established by Section 5.3(B); and

                           (2) the mere inclusion of an exception in a Schedule
is not an admission by a party that the exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that party.
                  (B) NATURE OF EXCEPTIONS. No representation contained in this
Article V will be found untrue or incorrect and no party to this Agreement will have breached a representation due to the following: the existence of any fact, set of facts, or event if the fact or event individually or taken together with other facts or events would not, or, in the case of Article V is not reasonably likely to, have a Material Adverse Effect with respect to such party.

                              ARTICLE VI. COVENANTS
         ComSouth hereby covenants to Anchor, and Anchor hereby covenants to ComSouth, that:
         6.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it will use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as soon as practicable and to otherwise enable consummation of the transactions contemplated by this Agreement and will cooperate fully with the other Parties to that end.
         6.2 THE PROXY. ComSouth will promptly assist Anchor in the preparation of a joint proxy statement (the "Joint Proxy Statement") to be mailed to the holders of ComSouth Common Stock in connection with the transactions contemplated by this Agreement and to be filed by Anchor in a registration statement (the "Registration Statement") with the SEC as provided in Section 6.8, which will conform to all applicable legal requirements. ComSouth and Anchor will call meetings (the "Meetings") of the holders of ComSouth Common Stock and the holders of Anchor Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Agreement, and ComSouth and Anchor will use their respective best efforts to solicit and obtain votes of the holders of ComSouth Common Stock and the holders of Anchor Common Stock in favor of the transactions contemplated by this Agreement and, subject to the exercise of their respective fiduciary duties, the Boards of Directors of ComSouth and Anchor will recommend approval of such transactions by such holders.
         6.3 REGISTRATION STATEMENT -- COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement to the Registration Statement becomes effective, and at all times subsequent to such effectiveness, up to and including the dates of the Meetings, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of ComSouth relating to ComSouth and by or on behalf of Anchor relating to Anchor,

(A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. But, no Party will be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.
         6.4 REGISTRATION STATEMENT EFFECTIVENESS. Anchor will advise ComSouth, promptly after Anchor receives any notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Anchor Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
         6.5 PRESS RELEASES. ComSouth will not, without the prior approval of Anchor, and Anchor will not, without the prior approval of ComSouth, issue any press release or written statement for general circulation relating to the transactions contemplated by this Agreement, except as otherwise required by law.
         6.6      ACCESS; INFORMATION.
                  (A) Upon reasonable notice, each party will afford the other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of its properties, books, contracts, commitments and records and, during the period up to the Effective Date, ComSouth will promptly furnish (and cause its accountants and other agents to promptly furnish) to Anchor (1) a copy of each material report, schedule and other document filed by ComSouth with any Regulatory Authority, (2) such representations and certifications as are necessary for purposes of the pooling letter described in Section 7.2(F), and (3) all other information concerning the business, properties and personnel of ComSouth as Anchor may reasonably request, provided that no investigation pursuant to this Section 6.6 will affect or be deemed to modify or waive any representation or warranty made by ComSouth in this Agreement or the conditions to the obligations of ComSouth to consummate the transactions contemplated by this Agreement; and
                  (B) Anchor will not use any information obtained pursuant to this Section 6.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 9.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Anchor or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Agreement, Anchor will, upon request by ComSouth, deliver to ComSouth all documents so obtained by Anchor or destroy such documents and, in the case of destruction, will certify such fact to ComSouth.
         6.7      ACQUISITION PROPOSALS.
                  (A) ComSouth will not solicit, initiate or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of ComSouth (as advised in writing by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, ComSouth or any merger or other business combination with ComSouth other than as contemplated by this Agreement ("Acquisition Proposal"); it will instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it will notify Anchor immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, ComSouth.
                  (B) ComSouth will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Anchor with respect to any Acquisition Proposal.
         6.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file the Registration Statement with the SEC with respect to the shares of Anchor Common Stock to be issued to the holders of ComSouth Common Stock pursuant to this Agreement, and Anchor will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing of the Registration Statement. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Agreement.
         6.9 APPOINTMENT OF DIRECTORS. Immediately after the Effective Date, Anchor will cause the appointment of four directors from the current directors of ComSouth or its Subsidiaries to the Board of Directors of Anchor to hold office until such time as his or her successor is elected and qualified.
         6.10 EMPLOYMENT AGREEMENTS. Employment agreements, in form substantially similar to that attached as Exhibit C, will have been duly executed and delivered by Anchor and the parties to such employment agreements, including J. Michael Kapp, Arthur P. Swanson, John P. Barnwell, and Carmel Dodds, provided such persons have not terminated their employment with ComSouth or its Subsidiaries at or prior to the Effective Date.
         6.11 BLUE-SKY FILINGS. Anchor will use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that Anchor will not be required as a result to submit to general jurisdiction in any state.
         6.12 AFFILIATE AGREEMENTS. Comsouth will use its best efforts to induce each person who may be deemed to be an "affiliate" of ComSouth for purposes of Rule 145 under the Securities Act to execute and deliver to Anchor on or before the mailing of the Joint Proxy Statement for the ComSouth Meeting an agreement in the form attached hereto as Exhibit A restricting the disposition of such affiliate's shares of ComSouth Common Stock and the shares of Anchor Common Stock to be received by such person in exchange for such person's shares of ComSouth Common Stock. In the case of Anchor, Anchor agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".
         6.13 TAKEOVER LAW. ComSouth will not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable takeover statute, and ComSouth will take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.
         6.14 NO RIGHTS TRIGGERED. ComSouth will take all necessary steps to ensure that entering into this Agreement and the consummation of the transactions contemplated by this Agreement and any other action or combination of actions, or any other transactions contemplated by this Agreement, do not and will not (A) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of ComSouth or under any agreement to which ComSouth is a party, or (B) restrict or impair in any way the ability of Anchor to exercise the rights granted to Anchor under this Agreement or the Stock Option Agreement.
         6.15 SHARES LISTED. Anchor will use its best efforts to cause to be listed, prior to the Effective Date, on The Nasdaq Stock Market, upon official notice of issuance, the shares of Anchor Common Stock to be issued to the holders of ComSouth Common Stock.
         6.16  CURRENT INFORMATION.
                  (A) During the period from the date of this Agreement to the Effective Date, both ComSouth and Anchor will, and will cause its representatives to, confer on a regular and frequent basis with representatives of the other.
                  (B) Both ComSouth and Anchor will promptly notify the other of
(1) any material change in the business or operations of it or its Subsidiaries,
(2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Agreement.
         6.17 SEVERANCE. On the Effective Date, Anchor will adopt a severance plan for employees of ComSouth and its Subsidiaries with terms as set forth in
Schedule 6.17.
         6.18  INDEMNIFICATION.
                  (A) Anchor shall indemnify each officer, director and former director of ComSouth or its Subsidiaries named as a defendant in the lawsuit styled Roof v. Swanson et al which is pending in the Court of Common Pleas for Richland County, South Carolina, including the advancing of the expenses of defending the case.
                  (B) Anchor agrees to purchase and keep in force for not less than three years directors' and officers' liability insurance to the extent available providing coverage for actions and omissions by officers and directors of ComSouth and its Subsidiaries for claims made during the period commencing with and after the Effective Date.
                  (C) Following the Effective Date, each director and officer of ComSouth or any of its Subsidiaries shall be indemnified to the fullest extent permitted by South Carolina law by Anchor against all liabilities and the expense of defending claims of liability connected with or arising out of such director's or officer's service as such.

                           ARTICLE VII. CONDITIONS TO
                           CONSUMMATION OF THE MERGER
         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:
                  (A) SHAREHOLDER VOTES. This Agreement will have been duly approved by the requisite vote of ComSouth's shareholders and of Anchor's shareholders under applicable law and the Articles of Incorporation and Bylaws of, respectively, ComSouth and Anchor.
                  (B) REGULATORY APPROVALS. The Parties will have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, any waiting periods relating to such consents and approvals will have expired, and no such approval or consent will have imposed any condition or requirement that, in the opinion of Anchor, would deprive Anchor of the material economic or business benefits of the transactions contemplated by this Agreement.

                  (C) NO INJUNCTION. There will not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Agreement.
                  (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC or any other Regulatory Authority.
                  (E) BLUE SKY PERMITS. Anchor will have received all state securities laws and "blue sky" permits necessary to consummate the Merger.
                  (F) TAX OPINION. Anchor and ComSouth will have received an opinion from Gerrish & McCreary, P.C. to the effect that (1) the Merger constitutes a tax-free merger under Section 368(a)(1)(A) of the Code, and (2) no gain or loss will be recognized by shareholders of ComSouth who receive shares of Anchor Common Stock in exchange for their shares of the ComSouth Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests and, in rendering their opinion, Gerrish & McCreary, P.C. may require and rely upon representations contained in certificates of officers of Anchor, ComSouth and others.
                  (G) NASDAQ LISTING. The shares of Anchor Common Stock to be issued pursuant to this Agreement will have been approved for listing on The Nasdaq Stock Market subject only to official notice of issuance.
                  (H) FAIRNESS OPINION. Anchor will have received, immediately prior to the mailing of the Joint Proxy Statement to Anchor's shareholders, an opinion of Sandler O'Neill to the effect that the financial terms of the Merger are fair from a financial point of view to Anchor's shareholders.
         7.2 CONDITIONS TO OBLIGATIONS OF ANCHOR. The obligations of Anchor to consummate the transactions contemplated by this Agreement also are subject to the written waiver by Anchor or the fulfillment on or prior to the Effective Date of each of the following conditions:
                  (A) LEGAL OPINION. Anchor will have received an opinion, dated the Effective Date, of Sinkler & Boyd, P.A., counsel for ComSouth, incorporating the opinions set forth in Exhibit B.
                  (B) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Agreement of ComSouth will be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) the chief executive officers, chief financial officers, and chief lending officers of ComSouth and its Subsidiaries will sign a certificate, dated the

Effective Date, certifying that each and all of the agreements and covenants of ComSouth to be performed and complied with pursuant to this Agreement on or prior to the Effective Date have been duly performed and complied with in all material respects.

                  (C) RECEIPT OF AFFILIATE AGREEMENTS. Anchor will have received from each affiliate of ComSouth the agreement referred to in Section 6.11.
                  (D) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of ComSouth, nor will ComSouth have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Anchor will have received a certificate dated the Effective Date signed by the Chief Executive Officer of ComSouth to such effect.
                  (E) DISSENTERS' RIGHTS. The number of shares of ComSouth Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws will have been effectively preserved as of the Effective Date or because of the payment of cash in lieu of fractional shares of Anchor Common Stock, will not exceed in the aggregate 6% of the outstanding shares of ComSouth Common Stock.
                  (F) POOLING LETTER. Anchor will have received a letter dated as of the Effective Date, in form and substance acceptable to Anchor, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.
                  (G) CAPITAL. ComSouth's capital will not be less than $16,500,000 on the Effective Date.
                  (H) ALLOWANCE FOR LOAN AND LEASE LOSSES. ComSouth's allowance for possible loan and lease losses will not be less than 1.2% of ComSouth's total outstanding loans and leases and will be adequate to absorb ComSouth's anticipated loan and lease losses.
         7.3 CONDITIONS TO OBLIGATIONS OF COMSOUTH. The obligations of ComSouth to consummate the transactions contemplated by this Agreement also are subject to the written waiver by ComSouth or the fulfillment on or prior to the Effective Date of each of the following conditions:
                  (A) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of Anchor contained in this Agreement will be true and correct as of the date of this Agreement and upon the Effective Date, with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of Anchor to be performed and complied with pursuant to this Agreement on or prior to the Effective Date will have been duly performed and complied with in all material respects, and ComSouth will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.
                  (B) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of Anchor, nor will Anchor have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and ComSouth will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.
                  (C) FAIRNESS OPINION. ComSouth will have received, immediately prior to the mailing of the Joint Proxy Statement to ComSouth's shareholders, an opinion of a qualified firm to the effect that the financial terms of the Merger are fair from a financial point of view to ComSouth's shareholders.
                  (D) LEGAL OPINION. ComSouth will have received an opinion, dated the Effective Date, of Gerrish & McCreary, P.C., counsel for Anchor, incorporating the opinions set forth in Exhibit D.
                            ARTICLE VIII. TERMINATION
         8.1 EVENTS OF TERMINATION. This Agreement may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:
                  (A) MUTUAL CONSENT. By the mutual consent of Anchor and ComSouth, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.
                  (B) BREACH. By Anchor or ComSouth, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by any other Party of any representation or warranty in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party, or (B) a material breach by any other Party of any of the covenants or agreements in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party.
                  (C) DELAY. By Anchor or ComSouth, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by December 31, 1998; provided, however, that no Party that is in material breach of any of the provisions of this Agreement will be entitled to terminate this Agreement pursuant to this
Section 8.1(C).
                  (D) NO SHAREHOLDER APPROVAL. By Anchor or ComSouth, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the shareholder approval contemplated by Section 7.1(A) is not obtained at the Meetings or any adjournment(s) of the Meetings.
                  (E) MARKET PRICE. By the Board of Directors of ComSouth, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:
                           (1) the Average Closing Price shall be twenty percent (20%) less than the Starting Price; and
                           (2) (i) the quotient of the Average Closing Price divided by the Starting Price (such quotient being the "Anchor Ratio") shall be less than (ii) the quotient of the Average Index Price divided by the Index Price on the Starting Date less 0.10 of such quotient (which quotient less 0.10 shall be the "Index Ratio");
subject, however, to the following: If ComSouth refuses to consummate the Merger pursuant to this Section 8.1(E), it shall give prompt written notice thereof to Anchor; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Anchor shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Anchor Ratio. If Anchor makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to ComSouth of such election pursuant to this
Section 8.1(E) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.1(E).
                  For purposes of this Section 8.1(E), the following terms shall have the meanings indicated:
                           "Average Closing Price" shall mean the average of the daily last sales prices of Anchor Common Stock as reported on The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Anchor) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.
                           "Average Index Price" shall mean the average of the daily current market price of the Index for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.
                           "Determination Date" shall mean the date on which the last consent of the Board of Governors of the Federal Reserve System shall be received.
                           "Index" shall mean the NASDAQ Bank Index which is a broad- based capitalization-weighted index of domestic and foreign common stock of banks that are traded on the Nasdaq National Market System as well as the SmallCap Market. The Index was developed with a base level of 100 as of February 5, 1971.
                           "Index Price" on a given date shall mean the current market price of the Index for that day.
                           "Starting Date" shall mean April 14, 1998.
                           "Starting Price" shall mean $41.00 per share.
                  If Anchor declares or effects a stock dividend, reclassification, recapitalization, split up, combination, exchange of shares, similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of Anchor shall be appropriately adjusted for the purposes of applying this Section 8.1(E).
         8.2      CONSEQUENCES OF TERMINATION.
                  (A) GENERAL CONSEQUENCES. Subject to Section 6.6, in the event of the termination or abandonment of this Agreement pursuant to the provisions of this Section 8.1, this Agreement will become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Agreement.
                  (B) OTHER CONSEQUENCES. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement will relieve any Party of any liability for any breach of this Agreement or for any misrepresentation under this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing Party will be entitled to reasonable attorneys' fees and expenses.
                  (C) TERMINATION FEE. If this Agreement is terminated:
                           (1)(i) by Anchor, if at any time prior to the
ComSouth Meeting, the Board of Directors of ComSouth shall have failed to recommend the Merger to the holders of ComSouth Common Stock, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Anchor, or (ii) by the action of the Board of Directors of ComSouth if a tender offer or exchange offer for 25% or more of the outstanding shares of ComSouth Common Stock is commenced (other than by Anchor) and the Board of ComSouth recommends that the stockholders of ComSouth tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days after the commencement thereof (which, in the case of an exchange offer, shall be the effective date of the registration statement relating to such exchange offer);
                           (2) by ComSouth or Anchor because of a failure to
obtain the required approval of the stockholders of ComSouth after an Acquisition Proposal for ComSouth shall have been publicly disclosed, or any Person shall have publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal; or

                           (3) by Anchor pursuant to Section 8.1(B) if the
breach by ComSouth giving rise to such termination was willful and, at or prior to such termination, an Acquisition Proposal shall have been made known to ComSouth or any of its Subsidiaries or shall have been publicly disclosed to ComSouth's stockholders or any Person shall have made known to ComSouth or any of its Subsidiaries or otherwise publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal and regardless of whether such Acquisition Proposal shall have been rejected by ComSouth or withdrawn prior to the time of such termination, then, in such case, ComSouth shall pay to Anchor a termination fee of $2.5 million (the "Termination Fee").
                           Any Termination Fee that becomes payable pursuant to
this Section shall be paid promptly following the receipt of a written request for Termination Fee to ComSouth from Anchor. Notwithstanding the foregoing, in no event shall ComSouth be obligated to pay any Termination Fee if ComSouth shall be entitled to terminate this Agreement pursuant to Section 8.1(B) due to a breach by Anchor.
                            ARTICLE IX. OTHER MATTERS
         9.1 SURVIVAL. Only those agreements and covenants in this Agreement that, by their express terms apply in whole or in part after the Effective Date, will survive the Effective Date. All other representations, warranties, and covenants will be deemed only to be conditions of the Merger and will not survive the Effective Date. If the Merger is abandoned and this Agreement is terminated, the provisions of Article VIII will apply and the agreements of the Parties in Section 6.6 will survive such abandonment and termination.
         9.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (A) waived in writing by the Party benefitted by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Agreement) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the votes by the shareholders of Anchor and ComSouth, the consideration to be received by the shareholders of ComSouth for each share of ComSouth Common Stock will not thereby be altered. Nothing contained in this Section 9.2 is intended to modify Anchor's rights pursuant to Section 6.7.
         9.3 COUNTERPARTS. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed to constitute an original. This Agreement will become effective when one counterpart has been signed by each Party.
         9.4 GOVERNING LAW. This Agreement will be governed by, and interpreted in accordance with, the laws of the State of South Carolina, except as federal law may be applicable.

         9.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.
         9.6 CONFIDENTIALITY. Except as otherwise provided in Section 6.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.
         9.7 NOTICES. All notices, requests and other communications hereunder to a "Party" will be in writing and will be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopier or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties.

                  Anchor:                   Anchor Financial Corporation
                                            2002 Oak Street
                                            Myrtle Beach, SC  29578
                                            Attn:  Stephen L. Chryst

                  with a copy to:           Gerrish & McCreary, P.C.
                                            700 Colonial Road - Suite 200
                                            Memphis, TN 38117
                                            Attn:  Ann W. Langston, Esq.

                  ComSouth:                 ComSouth Bancshares, Inc.
                                            1136 Washington Street
                                            Suite 200
                                            Columbia, SC  29201
                                            Attn:  Arthur M. Swanson

                  with a copy to:           Sinkler & Boyd, P.A.
                                            1426 Main Street, Twelfth Floor
                                            Columbia, SC  29201
                                            Attn:  George S. King, Jr., Esq.

         9.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the Parties with reference to transactions contemplated by this Agreement and supersedes any and all other oral or written agreements previously made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


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



         9.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

                                      ANCHOR FINANCIAL CORPORATION


                                      By:       /s/ Stephen L. Chryst
                                               Stephen L. Chryst
                                               Its President and
                                               Chief Executive Officer


                                      COMSOUTH BANKSHARES, INC.


                                      By:       /s/ Arthur M. Swanson
                                               Arthur M. Swanson
                                               Its President

                                   APPENDIX B




                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                          ANCHOR FINANCIAL CORPORATION

                                       AND

                            M&M FINANCIAL CORPORATION

                               DATED MAY 15, 1998



                                                 TABLE OF CONTENTS

                                                                                                               Page

PREAMBLE..........................................................................................................1

RECITALS..........................................................................................................1

DEFINITIONS.......................................................................................................1

ARTICLE I.  MERGER................................................................................................5
         1.1      THE MERGER......................................................................................5
         1.2      EFFECTIVE DATE..................................................................................5

ARTICLE II.  MERGER CONSIDERATION.................................................................................5
         2.1      CONSIDERATION...................................................................................5
         2.2      SHAREHOLDER RIGHTS; STOCK TRANSFERS.............................................................6
         2.3      FRACTIONAL SHARES...............................................................................6
         2.4      EXCHANGE PROCEDURES.............................................................................6
         2.5      DISSENTING SHARES...............................................................................6
         2.6      RESERVATION OF RIGHT TO REVISE TRANSACTION......................................................7
         2.7      OPTIONS.........................................................................................7
         2.8      ANTI-DILUTION ADJUSTMENTS.......................................................................7

ARTICLE III.  M&M ACTIONS PENDING CONSUMMATION....................................................................8
         3.1      CAPITAL STOCK...................................................................................8
         3.2      DISTRIBUTIONS...................................................................................8
         3.3      LIABILITIES.....................................................................................8
         3.4      OPERATIONS......................................................................................8
         3.5      LIENS AND ENCUMBRANCES..........................................................................8
         3.6      EMPLOYMENT ARRANGEMENTS.........................................................................8
         3.7      BENEFIT PLANS...................................................................................9
         3.8      CONTINUANCE OF BUSINESS.........................................................................9
         3.9      AMENDMENTS......................................................................................9
         3.10     CLAIMS..........................................................................................9
         3.11     CONTRACTS.......................................................................................9
         3.12     LOANS...........................................................................................9

ARTICLE IV.  ANCHOR ACTIONS PENDING CONSUMMATION..................................................................9

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.......................................................................10
         5.1      M&M'S REPRESENTATIONS AND WARRANTIES...........................................................10
         5.2      ANCHOR'S REPRESENTATIONS AND WARRANTIES........................................................18
         5.3      EXCEPTIONS TO REPRESENTATIONS..................................................................21

ARTICLE VI.  COVENANTS...........................................................................................21
         6.1      BEST EFFORTS...................................................................................21
         6.2      THE PROXY......................................................................................22
         6.3      REGISTRATION STATEMENT - COMPLIANCE
                  WITH SECURITIES LAWS...........................................................................22
         6.4      REGISTRATION STATEMENT EFFECTIVENESS...........................................................22
         6.5      PRESS RELEASES.................................................................................23
         6.6      ACCESS; INFORMATION............................................................................23
         6.7      ACQUISITION PROPOSALS..........................................................................23
         6.8      REGISTRATION STATEMENT PREPARATION; REGULATORY
                  APPLICATIONS PREPARATION.......................................................................24
         6.9      APPOINTMENT OF DIRECTORS.......................................................................24
         6.10     EMPLOYMENT AGREEMENTS..........................................................................24
         6.11     BLUE-SKY FILINGS...............................................................................24
         6.12     AFFILIATE AGREEMENTS...........................................................................24
         6.13     TAKEOVER LAW...................................................................................24
         6.14     NO RIGHTS TRIGGERED............................................................................25
         6.15     SHARES LISTED..................................................................................25
         6.16     CURRENT INFORMATION............................................................................25




         6.17     SEVERANCE......................................................................................25
         6.18     INDEMNIFICATION................................................................................25

ARTICLE VII.  CONDITIONS TO CONSUMMATION
  OF THE MERGER..................................................................................................26
         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS.........................................................26
         7.2      CONDITIONS TO OBLIGATIONS OF ANCHOR............................................................27
         7.3      CONDITIONS TO OBLIGATIONS OF M&M...............................................................27

ARTICLE VIII.  TERMINATION.......................................................................................28
         8.1      EVENTS OF TERMINATION..........................................................................28
         8.2      CONSEQUENCES OF TERMINATION....................................................................30

ARTICLE IX.  OTHER MATTERS.......................................................................................31
         9.1      SURVIVAL.......................................................................................31
         9.2      WAIVER; AMENDMENT..............................................................................32
         9.3      COUNTERPARTS...................................................................................32
         9.4      GOVERNING LAW..................................................................................32
         9.5      EXPENSES.......................................................................................32
         9.6      CONFIDENTIALITY................................................................................32
         9.7      NOTICES........................................................................................32
         9.8      ENTIRE UNDERSTANDING; NO THIRD PARTY
                  BENEFICIARIES..................................................................................33
         9.9      HEADINGS.......................................................................................33


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of May 15, 1998 (the "Agreement"), is made and entered into by and between ANCHOR FINANCIAL CORPORATION ("Anchor"), a South Carolina corporation, and M&M FINANCIAL CORPORATION ("M&M"), a South Carolina corporation.
                                    PREAMBLE
         The management and Boards of Directors of Anchor and M&M believe, respectively, that the business combination transaction provided for herein, in which M&M will, subject to the terms and conditions set forth herein, merge with and into Anchor so that Anchor is the surviving corporation in the Merger, is in the best interests of Anchor and M&M's shareholders.
                                    RECITALS
         A. ANCHOR. Anchor is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal offices located at 2002 Oak Street, Myrtle Beach, South Carolina. As of the date of this Agreement, Anchor has 10,000,000 authorized shares of common stock, no par value per share ("Anchor Common Stock") (no other class of capital stock being authorized), of which 3,890,323 shares of Anchor Common Stock are issued and outstanding and of which 388,784 shares are subject to issuance pursuant to certain stock options.
         B. M&M. M&M is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal executive offices located at 307 North Main Street, Marion, South Carolina. As of the date of this Agreement, M&M has 3,000,000 authorized shares of common stock, $5.00 par value per share ("M&M Common Stock") of which 1,006,116 shares of M&M Common Stock are issued and outstanding and of which 66,000 shares of M&M Common Stock are subject to issuance pursuant to certain stock options.
         C. APPROVALS. At meetings of the respective Boards of Directors of Anchor and M&M, each such Board has approved and authorized the execution of this Agreement.
         D. INTENTION OF THE PARTIES. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.
         In consideration of their mutual promises and obligations, Anchor and M&M agree as follows:

                                   DEFINITIONS
         A. DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

                  "Acquisition Proposal" has the meaning assigned in Section 6.7(A).
                  "Agreement" means this Agreement and Plan of Merger.

                  "Anchor" means Anchor Financial Corporation, a South Carolina corporation.
                  "Anchor Bank" means The Anchor Bank, a South Carolina banking association.
                  "Anchor Common Stock" has the meaning assigned in Recital A. "Anchor Financial Reports" has the meaning assigned in Section
5.2(G).
                  "Anchor Option" has the meaning assigned in Section 2.7. "Appraisal Laws" has the meaning assigned in Section 2.5. "Asset Classification" has the meaning assigned in Section
5.1(S).
                  "Code" has the meaning assigned in Section 5.1(P)(2). "Compensation and Benefit Plans" has the meaning assigned in
Section 5.1(P)(1).

                  "Dissenting Shares" means the shares of M&M Common Stock held by those shareholders of M&M who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.
                  "Effective Date" has the meaning assigned in Section 1.2. "Eligible M&M Common Stock" means shares of M&M Common Stock validly issued and outstanding on the Effective Date other than Dissenting
Shares.
                  "Employment Agreement" means Exhibit C.
                  "Environmental Law" means (1) any federal state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

                  "ERISA" has the meaning assigned in Section 5.1(P)(2).
                  "ERISA Affiliate" has the meaning assigned in Section
5.1(P)(3).
                  "ERISA Plans" has the meaning assigned in Section 5.1(P)(2). "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.
                  "Exchange Agent" has the meaning assigned in Section 2.4. "Exchange Ratio" has the meaning assigned in Section 2.1(B). "FDIC" means the Federal Deposit Insurance Corporation. "Federal Reserve Board" means the Board of Governors of the
Federal Reserve System.
                  "First National South" means First National South, a national banking association.
                  "GAAP" means generally accepted accounting principles consistently applied.
                  "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.
                  "Joint Proxy Statement" has the meaning assigned in Section
6.2.
                  "Loan/Fiduciary Property" means any property owned or controlled by M&M or either of its Subsidiaries or in which M&M or either of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where M&M or either of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.
                  "M&M" means M&M Financial Corporation, a South Carolina corporation.
                  "M&M Common Stock" has the meaning assigned in Recital B.
                  "M&M Financial Reports" has the meaning assigned in Section 5.1(H).
                  "M&M Option" has the meaning assigned in Section 2.7. "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Agreement by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated by this Agreement.
                  "Meeting" has the meaning assigned in Section 6.2.

                  "Merger" has the meaning assigned in Section 1.1. "Multiemployer Plans" has the meaning assigned in Section
5.1(P)(2).
                  "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.
                  "OCC" means the Office of the Comptroller of the Currency. "Participation Facility" means any facility in which M&M or its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.
                  "Party" means a party to this Agreement.
                  "Pension Plan" has the meaning assigned in Section 5.1(P)(2). "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.
                  "Registration Statement" has the meaning assigned in Section 6.2.
                  "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.
                  "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock.
                  "Schedule" refers to information provided by a Party in a Schedule that is delivered contemporaneously with the execution of this Agreement.
                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.
                  "SEC" means the Securities and Exchange Commission. "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity.
                  "Tax Returns" has the meaning assigned in Section 5.1(Z). "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.
         B. GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following rules of interpretation apply: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) the phrase "in this Agreement" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (iii) references in this Agreement to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they will be deemed to be following by the words "without limitation." Unless otherwise stated references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires.
                                ARTICLE I. MERGER
         1.1 THE MERGER. Subject to the provisions of this Agreement and in accordance with the terms of Section 33-11-101 of the Code of Laws of South Carolina of 1976, as amended (the "South Carolina Code"), on the Effective Date, M&M will merge with and into Anchor, under the Articles of Incorporation of Anchor (the "Merger"), and the resulting corporation will operate under the name "Anchor Financial Corporation" (the "Merged Company"). After the Effective Date, the Board of Directors of the Merged Company will consist of the directors of Anchor immediately preceding the Effective Date plus two additional directors to be designated from the current directors of M&M or its Subsidiary bank. The Board of Directors of Anchor Bank will consist of the directors of Anchor Bank immediately preceding the Effective Date plus two additional directors to be resignated from the current directors of M&M or its Subsidiary bank. M&M may offer suggestions to Anchor, and Anchor shall make the final designation of such directors.
         1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the tenth business day after the fulfillment or waiver of all conditions precedent set forth in, and the granting of all approvals (and expiration of any waiting period) required by, Article VII of this Agreement. A business day is any day other than a Saturday, Sunday or legal holiday in the State of South Carolina. If the Merger is not consummated in accordance with this Agreement on or before December 31, 1998, Anchor or M&M may terminate this Agreement in accordance with Article VIII.

                        ARTICLE II. MERGER CONSIDERATION
         2.1 CONSIDERATION. Subject to the provisions of this Agreement, on the Effective Date:
         (A) OUTSTANDING ANCHOR COMMON STOCK. The shares of Anchor Common Stock issued and outstanding immediately prior to the Effective Date will, on and after the Effective Date, remain as issued and outstanding shares of Anchor Common Stock.
         (B) OUTSTANDING M&M COMMON STOCK. Except as provided below in Section 2.3, each share of Eligible M&M Common Stock issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger, automatically and without any action on the part of the holder of the share, be converted into the right to receive 0.87 shares of Anchor Common Stock (the "Exchange Ratio").
         2.2 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, all shares, other than Dissenting Shares, of M&M Common Stock issued and outstanding immediately prior to the Effective Date will be converted into shares of Anchor Common Stock in accordance with Section 2.1(B) by virtue of the Merger. After the Effective Date, there will be no transfers on the stock transfer books of M&M of the shares of M&M Common Stock that were issued and outstanding immediately prior to the Effective Date.
         2.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Anchor Common Stock and no certificates or other evidence of ownership of such fractional shares will be issued in the Merger. Anchor will pay to each holder of M&M Common Stock who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fractional part of a share of Anchor Common Stock by the closing price of Anchor Common Stock on the Effective Date on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Anchor).
         2.4 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Anchor will send or cause to be sent to each former shareholder of M&M of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Anchor Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Anchor Common Stock for which shares of such shareholder's M&M Common Stock are exchanged on the Effective Date, and any fractional share checks that such shareholder will be entitled to receive will be delivered to such shareholder only upon delivery to Anchor's exchange agent (the "Exchange Agent") of the certificates representing all such shares of M&M Common Stock (or indemnity satisfactory to Anchor and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). Certificates surrendered for exchange by any person constituting an "affiliate" of M&M for purposes of Rule 145 of the Securities Act will not be exchanged for certificates representing Anchor Common Stock until Anchor has received a written agreement from such person as specified in Section 6.12.
         2.5 DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under
Section 33-13-102 of the South Carolina Code (the "Appraisal Laws") will not be converted into or represent a right to receive Anchor Common Stock, but the holder of such Dissenting Share will be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his M&M Common Stock pursuant to the provisions of the Appraisal Laws will receive payment for such Dissenting Shares from Anchor (but only after the amount of payment is agreed upon or finally determined pursuant to the Appraisal Laws).
         2.6 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision of this Agreement to the contrary, Anchor may at any time change the method of effecting its acquisition of M&M, but no such change will (A) change the amount or kind of consideration to be issued to holders of M&M Common Stock as provided for in this Agreement, or (B) adversely affect the tax treatment to the M&M shareholders as a result of receiving such consideration. If Anchor elects to change the method of acquisition, M&M will cooperate with and assist Anchor with any necessary amendment to this Agreement, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for Anchor, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or governmental entity.
         2.7 OPTIONS. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of an option, each option granted by M&M to purchase shares of M&M Common Stock ("M&M Option") that has been outstanding and unexercised will be converted into and become an option to purchase Anchor Common Stock ("Anchor Option") on the same terms and conditions as are in effect with respect to the M&M Options immediately prior to the Effective Date, except that (A) each such Anchor Option may be exercised solely for shares of Anchor Common Stock, (B) the number of shares of Anchor Common Stock subject to such Anchor Options will be equal to the number of shares of M&M Common Stock subject to such M&M Options immediately prior to the Effective Date, multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per share exercise price under each such Anchor Option will be adjusted by dividing the per share exercise price of the M&M Option by the Exchange Ratio, and rounding up or down to the nearest cent. The number of shares of M&M Common Stock that are issuable upon exercise of M&M Options as of the date of this Agreement are disclosed in Schedule 2.7.
         2.8 ANTI-DILUTION ADJUSTMENTS. In the event Anchor changes the number of shares of Anchor Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar recapitalization with respect to Anchor Common Stock, and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                  ARTICLE III. M&M ACTIONS PENDING CONSUMMATION
         Unless otherwise agreed to in writing by Anchor, M&M and its Subsidiaries will conduct their business in the ordinary and usual course consistent with past practice and will use their best efforts to maintain and preserve their business organizations, employees and advantageous business relationships and retain the services of their officers and key employees identified by Anchor, and M&M, without the prior written consent of Anchor, will not:
         3.1 CAPITAL STOCK. Issue, sell or otherwise permit to become outstanding any additional shares of capital stock of M&M, except pursuant to the exercise of stock options outstanding on the date hereof, or grant any Rights with respect to its capital stock, or enter into any agreement to do any of the foregoing, or permit any additional shares of M&M Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.
         3.2 DISTRIBUTIONS. Except a cash dividend in an amount not to exceed $0.37 per share of M&M Common Stock per annum prorated to the Effective Date, make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, any additional shares of its capital stock or grant any Rights with respect to its capital stock.
         3.3 LIABILITIES. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual corporation or other entity.
         3.4 OPERATIONS. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, or (B) commit to incur any capital expenditures other than in the ordinary course of business and not exceeding $15,000 individually or $25,000 in the aggregate.
         3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist, except such liens, charges or encumbrances occurring in the ordinary course of business which do not have a Material Adverse Effect on M&M.
         3.6 EMPLOYMENT ARRANGEMENTS. Hire any new employees, increase the number of full time employees disclosed in Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any M&M Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.6.
         3.7 BENEFIT PLANS. Enter into or modify (except as may be required by applicable law or to continue coverage) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.
         3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to M&M or any one of its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to M&M or any one of its Subsidiaries taken as a whole (except foreclosures or acquisitions by M&M or any one of its Subsidiaries in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).
         3.9 AMENDMENTS. Amend its Articles of Incorporation or Bylaws.
         3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of M&M.
         3.11 CONTRACTS. Enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.
         3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices. With regard to any new extension of credit in excess of $250,000, M&M will report to the Chief Financial Officer of Anchor, as expeditiously as possible, the substance and nature of the transaction for the purpose of keeping Anchor abreast of the ongoing credit quality at M&M.

                 ARTICLE IV. ANCHOR ACTIONS PENDING CONSUMMATION
         From the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement, Anchor will continue to conduct the business of Anchor and its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of Anchor Common Stock and the business prospects of Anchor, and will not: (1) make any distributions with respect to its capital stock except its regular quarterly dividends made in accordance with its past practices; or (2) take any action which would materially adversely affect the ability of Anchor or M&M to obtain any regulatory approvals or other consents required for the Merger described in this Agreement without imposition of any condition or restriction that would adversely impact the transactions contemplated hereby or prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a tax free organization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, or materially adversely affect the ability of any party to this Agreement to perform its covenants or agreements under this Agreement.
                    ARTICLE V. REPRESENTATIONS AND WARRANTIES
         5.1 M&M'S REPRESENTATIONS AND WARRANTIES. M&M hereby represents and warrants to Anchor as follows:
                  (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to M&M are true and correct.
                  (B) ORGANIZATION, STANDING AND AUTHORITY. M&M is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. M&M and its Subsidiaries have in effect all federal state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted. First National South is an "insured depository institutions" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Bank Insurance Fund of the FDIC.
                  (C) SHARES. The outstanding shares of M&M's capital stock are validly issued and outstanding, fully paid and nonassessable and are subject to preemptive rights of M&M's shareholders. Except as M&M disclosed in Schedule 5.1(C), there are no shares of capital stock or other equity securities of M&M outstanding and no outstanding Rights with respect to its capital stock or other equity securities.
                  (D) SUBSIDIARIES. M&M has two Subsidiaries, First National South and Marion National Investment Corporation.
                  (E) CORPORATE POWER. M&M has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.
                  (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all necessary corporate action of M&M, and this Agreement is a valid and binding agreement of M&M, enforceable against M&M in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.
                  (G) NO DEFAULTS. Except as set forth on Schedule 5.1(G), subject to the approval by its shareholders referred to in Section 7.1(A), the required regulatory approvals referred to in Section 7.1(B), and the required filings under federal and state securities laws, and except as set forth on Schedule

5.1(G), the execution, delivery and performance of this Agreement and the consummation by M&M of the transactions contemplated by this Agreement do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of M&M or to which M&M or its properties is subject or bound, (2) constitute a breach or violation of, or a default under its articles of incorporation or bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.
                  (H) FINANCIAL REPORTS. M&M's audited consolidated statements of financial condition and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997, (collectively, the "M&M Financial Reports") do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the M&M Financial Reports (including the related notes and schedules thereto) fairly presents the financial position of M&M as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows (including any related notes and schedules thereto) fairly presents the results of operations, changes in shareholders' equity and cash flows, as the case may be, for the periods set forth therein, in accordance with GAAP.
                  (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 5.1(I), M&M has no obligation or liability (contingent or otherwise) except (1) as reflected in the M&M Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997.
                  (J) NO EVENTS. Since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on M&M.
                  (K) PROPERTIES. M&M has good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the M&M Financial Reports as being owned by M&M as of the dates of the M&M Financial Reports, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by M&M are held under valid leases or subleases enforceable in accordance with their respective terms.

                  (L) LITIGATION. Except as disclosed in Schedule 5.2(L), before the date of this Agreement:
                           (1) no criminal or administrative investigations or
hearings, before or by any Regulatory Authorities, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Regulatory Authority) are pending or, to the knowledge of its executive officers, threatened, against it (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, or any fair lending law or other law relating to discrimination); and
                           (2) neither M&M nor either of its Subsidiaries nor
any of their officers, directors, controlling persons, nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of M&M or either of its Subsidiaries, and they have not been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.
                  (M)      COMPLIANCE WITH LAWS.  M&M and its Subsidiaries:
                           (1) are in compliance, in the conduct of their
businesses, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure act and all applicable fair lending laws or other laws relating to discriminations;
                           (2) have all permits, licenses, certificates of
authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit them to carry on their businesses as they are presently conducted;
                           (3) have no notification or other communication from
any Regulatory Authority (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor do any grounds for any of the foregoing exist);

                           (4) are not required to notify any federal banking
agency before adding directors to their boards of directors or employing senior executives (except notifications required as a result of the Merger); and

                           (5) have adopted and are implementing a program to
address any problems associated with the capacity of the computer software operated by M&M and its Subsidiaries and their vendors to properly process transactions after December 31, 1999.
                  (N) MATERIAL CONTRACTS. Neither M&M nor either of its Subsidiaries nor their assets, businesses or operations, is a party to, or bound or affected by, or receives benefits under, any material contract or agreement or amendment to such contract or agreement. M&M or either of its Subsidiaries is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. M&M or either of its Subsidiaries is not subject to or bound by any contract containing covenants that limit its ability to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, it may carry on its business (other than as may be required by law or any applicable Regulatory Authority).
                  (O) REPORTS. Since January 1, 1993, M&M and its Subsidiaries filed all reports and statements, together with any required amendments, that they were obligated to file with (1) the OCC, (2) the FDIC, (3) the Federal Reserve Board and (4) any other Regulatory Authorities having jurisdiction over M&M and/or its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modification filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules to the financial statements, complied with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.
                  (P)      EMPLOYEE BENEFIT PLANS.
                           (1) Schedule 5.1(P)(1) contains a complete list of
all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained on contributed to by M&M and/or its

Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of M&M and/or its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part of such plans, and all related amendments, have been supplied to Anchor.
                           (2) All "employee benefit plans" within the meaning
of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of M&M and/or its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and M&M is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. M&M or either of its Subsidiaries has not engaged in a transaction with respect to any ERISA Plan that could subject M&M or either of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
                           (3) No liability under Subtitle C or D of Title IV of
ERISA has been or is expected to be incurred by M&M or either of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with M&M or either of its Subsidiaries under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). M&M or either of its Subsidiaries does not presently contribute to a Multiemployer Plan, nor has it contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.
                           (4) All contributions required to be made under the
terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single- employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. M&M or either of its Subsidiaries has not provided, or is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                           (5) Under each Pension Plan which is a
single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.
                           (6) M&M has no obligations for retiree health and
life benefits under any plan, except as set forth in Schedule 5.1(P)(6). There are no restrictions on the rights of M&M to amend or terminate any such plan without incurring any liability under the plan.
                           (7) Except as set forth on Schedule 5.1(P)(7),
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of M&M or its Subsidiaries under any Compensation and Benefit Plan or otherwise from M&M or its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.
                  (Q) NO KNOWLEDGE. M&M knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained.
                  (R) LABOR AGREEMENTS. M&M is neither a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is M&M the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.
                  (S) ASSET CLASSIFICATION. M&M has disclosed to Anchor in
Schedule 5.1(S) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of M&M and its Subsidiaries that have been classified by them as of December 31, 1997 (the "Asset Classification"); and, no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extension of credit or other assets that were charged off by M&M and its Subsidiaries prior to December 31, 1997.

                  (T) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the consolidated balance sheet in the December 31, 1997, Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Financial Reports will be, adequate in the opinion of the Board of Directors of M&M to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the dates noted.
                  (U) INSURANCE. M&M has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights under the policy or policies. Set forth in Schedule 5.1(U) is a list of all insurance policies maintained by or for the benefit of M&M and its Subsidiaries and their directors, officers, employees or agents.
                  (V) AFFILIATES. Except as disclosed in Schedule 5.1(V), there is no person who, as of the date of this Agreement, may be deemed to be an "affiliate" of M&M as that term is used in Rule 145 under the Securities Act.
                  (W) TAKEOVER LAWS, ARTICLES OF ASSOCIATION. M&M has taken all necessary action to exempt this Agreement, and the transactions contemplated by this Agreement from, and this Agreement and such transactions are exempt from
(1) any applicable takeover laws, and (2) any takeover-related provisions of M&M's Articles of Incorporation.
                  (X) NO FURTHER ACTION. M&M has taken all action so that entering into this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) or any other action or combination of actions, or any other transactions, contemplated by this Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 7.1(A)), or (2) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of M&M or under any agreement to which M&M is a party, or (3) restrict or impair in any way the ability of Anchor to exercise the rights granted under this Agreement.
                  (Y) ENVIRONMENTAL MATTERS.
                           (1) To M&M and its Subsidiaries' knowledge, the
Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws.
                           (2) There is no proceeding pending or, to M&M and its
Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which M&M or either of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by M&M or either of its Subsidiaries or any Participation Facility.
                           (3) There is no proceeding pending or, to M&M or its
Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or M&M or its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.
                           (4) To M&M or its Subsidiaries' knowledge, there is
no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph (Y).
                           (5) To M&M or its Subsidiaries' knowledge, during the
period of (a) ownership or operation by M&M or either of its Subsidiaries of any of its current properties, (b) participation in the management of any Participation Facility by M&M or either of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by M&M or either of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Fiduciary Property.
                           (6) To M&M or its Subsidiaries' knowledge, prior to
the period of (a) ownership or operation by M&M or either of its Subsidiaries of any of its current properties, (b) participation in the management of any Participation Facility by M&M or either of its Subsidiaries or (c) holding of a security or other interest in a Loan/Fiduciary Property by M&M or either of its Subsidiaries, there was no release of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan) Fiduciary Property.
                  (Z) TAX REPORTS. (1) All reports and returns with respect to Taxes that are required to be filed by or with respect to M&M, including consolidated federal income tax returns of M&M, (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, and such Tax Returns were true, complete and accurate, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns except as reserved against in the Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of M&M.
                  (AA) ACCURACY OF INFORMATION. The statements with respect to M&M and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of M&M and its Subsidiaries or any other Party pursuant to the terms of or relating to this Agreement are true and correct, and such statements and documents do not omit any fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.
                  (BB) DERIVATIVES CONTRACTS. M&M is not a party to nor has it agreed to enter into a Derivatives Contract or to own securities that are referred to as "structured notes," except as set forth on Schedule 5.1(BB).
                  (CC) ACCOUNTING CONTROLS. M&M has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all transactions are executed in accordance with management's general or specific authorization, (2) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of M&M is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
                  (DD) COMMITMENTS AND CONTRACTS. M&M or either of its Subsidiaries is not a party or subject to any of the following (whether written or oral, express or implied):
                           (1) except disclosed in Schedule 5.1(DD)(1), any
employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by M&M or its Subsidiaries without any obligation on the part of M&M or its Subsidiaries to make any payment in connection with such termination);
                           (2) except as disclosed in Schedule 5.1(DD)(2), any
real or personal property lease with annual rental payments aggregating $5,000 or more; or
                           (3) any material contract with any affiliate.
         5.2 ANCHOR'S REPRESENTATIONS AND WARRANTIES. Anchor hereby represents and warrants to M&M as follows:
                  (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to Anchor are true and correct.
                  (B) ORGANIZATION, STANDING AND AUTHORITY. Anchor is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Anchor and its Subsidiaries have in effect all federal state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted.
                  (C) SHARES. The outstanding shares of Anchor's capital stock are, and the shares to be issued in exchange for M&M Common Stock when issued will be, validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights.
                  (D) CORPORATE POWER. Anchor has the corporate power and authority to carry on its business as it is now being conducted or will be conduced and to own all its material properties and assets.
                  (E) CORPORATE AUTHORITY. Subject to the approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all necessary corporate action of Anchor and is a valid and binding agreement of Anchor, enforceable against Anchor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.
                  (F) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 7.1(A), subject to receipt of the required regulatory approvals referred to in Section 7.1(B), and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation by Anchor and each of its Subsidiaries of the transactions contemplated by this Agreement does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Anchor or any of its Subsidiaries or to which Anchor or any of its Subsidiaries or its properties is subject or bound, (2) constitute a breach or violation of, or a default under its articles of incorporation or bylaws of Anchor or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.
                  (G) FINANCIAL REPORTS. The Annual Report of Anchor on Form 10-K for the fiscal year ended December 31, 1997, and all other documents filed or to be filed subsequent to December 31, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Anchor Financial Reports") did not and will not contain any untrue statement of fact or omit to state a fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the Anchor Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Anchor Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth herein, in each case in accordance with GAAP, except as may be noted therein.
                  (H) NO EVENTS. Since December 31, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on Anchor.
                  (I) LITIGATION; REGULATORY ACTION. No litigation, proceeding or controversy before any court or governmental agency is pending that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and no such litigation, proceeding or controversy has been threatened; and neither Anchor nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither Anchor nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.
                  (J) REPORTS. Since December 31, 1993, Anchor and its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the FDIC, (2) the Federal Reserve Board, and (3) any other Regulatory Authorities having jurisdiction with respect to Anchor and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
                  (K) ACCURACY OF INFORMATION. The statements with respect to Anchor and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Anchor or any other Party pursuant to the terms of this Agreement are true and correct, and such statements and documents do not omit any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

                  (L) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Anchor nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) except (1) as reflected the Anchor Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Since December 31, 1997, neither Anchor nor any of its Subsidiaries has incurred or paid any obligation or liability that, individually or in the aggregate, is unreasonably likely to have Material Adverse Effect on Anchor.
                  (M) NO KNOWLEDGE. Anchor knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained.
                  (N) YEAR 2000 COMPLIANCE. Anchor has taken and is taking appropriate steps to assure, and believes, that computer software operated by Anchor and its Subsidiaries and their vendors will be able to properly process transactions and function after December 31, 1999.
         5.3      EXCEPTIONS TO REPRESENTATIONS.
                  (A) DISCLOSURE OF EXCEPTIONS. Each exception set forth in a
Schedule is disclosed only for purposes of the representations referred in that exception, but the following conditions apply:
                           (1) no exception is required to be set forth in a
Schedule if its absence would not result in the related representation being found untrue or incorrect under the standard established by Section 5.3(B); and
                           (2) the mere inclusion of an exception in a Schedule
is not an admission by a party that the exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that party.
                  (B) NATURE OF EXCEPTIONS. No representation contained in this
Article V will be found untrue or incorrect and no party to this Agreement will have breached a representation due to the following: the existence of any fact, set of facts, or event if the fact or event individually or taken together with other facts or events would not, or, in the case of Article V is not reasonably likely to, have a Material Adverse Effect with respect to such party.
                              ARTICLE VI. COVENANTS
         M&M hereby covenants to Anchor, and Anchor hereby covenants to M&M, that:
         6.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it will use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as soon as practicable and to otherwise enable consummation of the transactions contemplated by this Agreement and will cooperate fully with the other Parties to that end.
         6.2 THE PROXY. M&M will promptly assist Anchor in the preparation of a joint proxy statement (the "Joint Proxy Statement") to be mailed to the holders of M&M Common Stock in connection with the transactions contemplated by this Agreement and to be filed by Anchor in a registration statement (the "Registration Statement") with the SEC as provided in Section 6.8, which will conform to all applicable legal requirements. M&M and Anchor will call meetings (the "Meetings") of the holders of M&M Common Stock and the holders of Anchor Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Agreement, and M&M and Anchor will use their respective best efforts to solicit and obtain votes of the holders of M&M Common Stock and the holders of Anchor Common Stock in favor of the transactions contemplated by this Agreement and, subject to the exercise of their respective fiduciary duties, the Boards of Directors of M&M and Anchor will recommend approval of such transactions by such holders.
         6.3 REGISTRATION STATEMENT -- COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement to the Registration Statement becomes effective, and at all times subsequent to such effectiveness, up to and including the dates of the Meetings, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of M&M relating to M&M and by or on behalf of Anchor relating to Anchor, (A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. But, no Party will be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.
         6.4 REGISTRATION STATEMENT EFFECTIVENESS. Anchor will advise M&M, promptly after Anchor receives any notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Anchor Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.5 PRESS RELEASES. M&M will not, without the prior approval of Anchor, and Anchor will not, without the prior approval of M&M, issue any press release or written statement for general circulation relating to the transactions contemplated by this Agreement, except as otherwise required by law.
         6.6      ACCESS; INFORMATION.
                  (A) Upon reasonable notice, each party will afford the other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of its properties, books, contracts, commitments and records and, during the period up to the Effective Date, M&M will promptly furnish (and cause its accountants and other agents to promptly furnish) to Anchor (1) a copy of each material report, schedule and other document filed by M&M with any Regulatory Authority, (2) such representations and certifications as are necessary for purposes of the pooling letter described in Section 7.2(F), and (3) all other information concerning the business, properties and personnel of M&M as Anchor may reasonably request, provided that no investigation pursuant to this Section 6.6 will affect or be deemed to modify or waive any representation or warranty made by M&M in this Agreement or the conditions to the obligations of M&M to consummate the transactions contemplated by this Agreement; and
                  (B) Anchor will not use any information obtained pursuant to this Section 6.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 9.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Anchor or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Agreement, Anchor will, upon request by M&M, deliver to M&M all documents so obtained by Anchor or destroy such documents and, in the case of destruction, will certify such fact to M&M.
         6.7      ACQUISITION PROPOSALS.
                  (A) M&M will not solicit, initiate or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of M&M (as advised in writing by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, M&M or any merger or other business combination with M&M other than as contemplated by this Agreement ("Acquisition Proposal"); it will instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it will notify Anchor immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, M&M.
                  (B) M&M will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Anchor with respect to any Acquisition Proposal.
         6.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file the Registration Statement with the SEC with respect to the shares of Anchor Common Stock to be issued to the holders of M&M Common Stock pursuant to this Agreement, and Anchor will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing of the Registration Statement. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Agreement.
         6.9 APPOINTMENT OF DIRECTORS. Immediately after the Effective Date, Anchor will cause the appointment of two directors from the current directors of M&M or its Subsidiary bank to the Board of Directors of Anchor to hold office until such time as his or her successor is elected and qualified, and the appointment of two directors from the current directors of M&M or its Subsidiary bank to the Board of Directors of Anchor Bank to hold office until such time as his or her successor is elected and qualified.
         6.10 EMPLOYMENT AGREEMENT. An employment agreement, in form substantially similar to that attached as Exhibit C, will have been duly executed and delivered by Anchor and Chester A. Duke, provided Mr. Duke has not terminated his employment with M&M or its Subsidiaries at or prior to the Effective Date.
         6.11 BLUE-SKY FILINGS. Anchor will use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that Anchor will not be required as a result to submit to general jurisdiction in any state.
         6.12 AFFILIATE AGREEMENTS. M&M will use its best efforts to induce each person who may be deemed to be an "affiliate" of M&M for purposes of Rule 145 under the Securities Act to execute and deliver to Anchor on or before the mailing of the Joint Proxy Statement for the M&M Meeting an agreement in the form attached hereto as Exhibit A restricting the disposition of such affiliate's shares of M&M Common Stock and the shares of Anchor Common Stock to be received by such person in exchange for such person's shares of M&M Common Stock. In the case of Anchor, Anchor agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".
         6.13 TAKEOVER LAW. M&M will not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable takeover statute, and M&M will take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.

         6.14 NO RIGHTS TRIGGERED. M&M will take all necessary steps to ensure that entering into this Agreement and the consummation of the transactions contemplated by this Agreement and any other action or combination of actions, or any other transactions contemplated by this Agreement, do not and will not
(A) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of M&M or under any agreement to which M&M is a party, or (B) restrict or impair in any way the ability of Anchor to exercise the rights granted to Anchor under this Agreement.
         6.15 SHARES LISTED. Anchor will use its best efforts to cause to be listed, prior to the Effective Date, on The Nasdaq Stock Market, upon official notice of issuance, the shares of Anchor Common Stock to be issued to the holders of M&M Common Stock.
         6.16  CURRENT INFORMATION.
                  (A) During the period from the date of this Agreement to the Effective Date, both M&M and Anchor will, and will cause its representatives to, confer on a regular and frequent basis with representatives of the other.
                  (B) Both M&M and Anchor will promptly notify the other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Agreement.
         6.17 SEVERANCE. On the Effective Date, Anchor will adopt a severance plan for employees of M&M and its Subsidiaries with terms as set forth in
Schedule 6.17.
         6.18  INDEMNIFICATION.
                  (A) Following the Effective Date, each director and officer of M&M or any of its Subsidiaries shall be indemnified to the fullest extent permitted by South Carolina law by Anchor against all liabilities and the expense of defending claims of liability connected with or arising out of such director's or officer's service as such.
                  (B) Anchor agrees to purchase and keep in force for not less than three years, directors and officers' liability insurance to the extent available providing coverage for actions and omissions by officers and directors of M&M and its Subsidiaries for claims made during the period commencing with and after the Effective Date.
                           ARTICLE VII. CONDITIONS TO
                           CONSUMMATION OF THE MERGER
         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:
                  (A) SHAREHOLDER VOTES. This Agreement will have been duly approved by the requisite vote of M&M's shareholders and of Anchor's shareholders under applicable law and the Articles of Incorporation and Bylaws of, respectively, M&M and Anchor.
                  (B) REGULATORY APPROVALS. The Parties will have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, any waiting periods relating to such consents and approvals will have expired, and no such approval or consent will have imposed any condition or requirement that, in the opinion of Anchor, would deprive Anchor of the material economic or business benefits of the transactions contemplated by this Agreement.
                  (C) NO INJUNCTION. There will not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Agreement.
                  (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC or any other Regulatory Authority.
                  (E) BLUE SKY PERMITS. Anchor will have received all state securities laws and "blue sky" permits necessary to consummate the Merger.
                  (F) TAX OPINION. Anchor and M&M will have received an opinion from Gerrish & McCreary, P.C. to the effect that (1) the Merger constitutes a tax-free merger under Section 368(a)(1)(A) of the Code, and (2) no gain or loss will be recognized by shareholders of M&M who receive shares of Anchor Common Stock in exchange for their shares of the M&M Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests and, in rendering their opinion, Gerrish & McCreary, P.C. may require and rely upon representations contained in certificates of officers of Anchor, M&M and others.
                  (G) NASDAQ LISTING. The shares of Anchor Common Stock to be issued pursuant to this Agreement will have been approved for listing on The Nasdaq Stock Market subject only to official notice of issuance.
                  (H) FAIRNESS OPINION. Anchor will have received, immediately prior to the mailing of the Joint Proxy Statement to Anchor's shareholders, an opinion of Sandler O'Neill to the effect that the financial terms of the Merger are fair from a financial point of view to Anchor's shareholders.
         7.2 CONDITIONS TO OBLIGATIONS OF ANCHOR. The obligations of Anchor to consummate the transactions contemplated by this Agreement also are subject to the written waiver by Anchor or the fulfillment on or prior to the Effective Date of each of the following conditions:
                  (A) LEGAL OPINION. Anchor will have received an opinion, dated the Effective Date, of Sinkler & Boyd, P.A., counsel for M&M, incorporating the opinions set forth in Exhibit B.
                  (B) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Agreement of M&M will be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) the chief executive officers, chief financial officers, and chief lending officers of M&M and its Subsidiaries will sign a certificate, dated the Effective Date, certifying that each and all of the agreements and covenants of M&M to be performed and complied with pursuant to this Agreement on or prior to the Effective Date have been duly performed and complied with in all material respects.
                  (C) RECEIPT OF AFFILIATE AGREEMENTS. Anchor will have received from each affiliate of M&M the agreement referred to in Section 6.11.
                  (D) ADVERSE CHANGE. During the period from December 31, 1997, to the Effective Date, there will not have been any Material Adverse Change in the financial position or results of operations of M&M, nor will M&M have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Anchor will have received a certificate dated the Effective Date signed by the Chief Executive Officer of M&M to such effect.
                  (E) DISSENTERS' RIGHTS. The number of shares of M&M Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws will have been effectively preserved as of the Effective Date or because of the payment of cash in lieu of fractional shares of Anchor Common Stock, will not exceed in the aggregate 10% of the outstanding shares of M&M Common Stock.
                  (F) POOLING LETTER. Anchor will have received a letter dated as of the Effective Date, in form and substance acceptable to Anchor, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.
                  (G) CAPITAL. M&M's capital will not be less than $11.5 million on the Effective Date.

                  (H) ALLOWANCE FOR LOAN AND LEASE LOSSES. M&M's allowance for possible loan and lease losses will not be less than .88% of M&M's total outstanding loans and leases and will be adequate to absorb M&M's anticipated loan and lease losses.
        7.3 CONDITIONS TO OBLIGATIONS OF M&M. The obligations of M&M to consummate the transactions contemplated by this Agreement also are subject to the written waiver by M&M or the fulfillment on or prior to the Effective Date of each of the following conditions:
                  (A) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of Anchor contained in this Agreement will be true and correct as of the date of this Agreement and upon the Effective Date, with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of Anchor to be performed and complied with pursuant to this Agreement on or prior to the Effective Date will have been duly performed and complied with in all material respects, and M&M will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.
                  (B) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there will not have been any Material Adverse Change in the financial position or results of operations of Anchor, nor will Anchor have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and M&M will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.
                  (C) FAIRNESS OPINION. M&M will have received, immediately prior to the mailing of the Joint Proxy Statement to M&M's shareholders, an opinion from Orr Management Company to the effect that the financial terms of the Merger are fair from a financial point of view to M&M's shareholders.
                  (D) LEGAL OPINION. M&M will have received an opinion, dated the Effective Date, of Gerrish & McCreary, P.C., counsel for Anchor, incorporating the opinions set forth in Exhibit D.

                            ARTICLE VIII. TERMINATION
         8.1 EVENTS OF TERMINATION. This Agreement may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:
                  (A) MUTUAL CONSENT. By the mutual consent of Anchor and M&M, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.
                  (B) BREACH. By Anchor or M&M, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by any other Party of any representation or warranty in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party, or (B) a material breach by any other Party of any of the covenants or agreements in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party.
                  (C) DELAY. By Anchor or M&M, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by December 31, 1998; provided, however, that no Party that is in material breach of any of the provisions of this Agreement will be entitled to terminate this Agreement pursuant to this
Section 8.1(C).
                  (D) NO SHAREHOLDER APPROVAL. By Anchor or M&M, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the shareholder approval contemplated by Section 7.1(A) is not obtained at the Meetings or any adjournment(s) of the Meetings.
                  (E) MARKET PRICE. By the Board of Directors of M&M, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:
                           (1) the Average Closing Price shall be twenty percent (20%) less than the Starting Price; and
                           (2) (i) the quotient of the Average Closing Price divided by the Starting Price (such quotient being the "Anchor Ratio") shall be less than (ii) the quotient of the Average Index Price divided by the Index Price on the Starting Date less 0.10 of such quotient (which quotient less 0.10 shall be the "Index Ratio"); subject, however, to the following: If M&M refuses to consummate the Merger pursuant to this Section 8.1(E), it shall give prompt written notice thereof to Anchor; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Anchor shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Anchor Ratio. If Anchor makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to M&M of such election pursuant to this Section 8.1(E) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.1(E).

                  For purposes of this Section 8.1(E), the following terms shall have the meanings indicated:
                           "Average Closing Price" shall mean the average of the daily last sales prices of Anchor Common Stock as reported on The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Anchor) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.
                           "Average Index Price" shall mean the average of the daily current market price of the Index for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.
                           "Determination Date" shall mean the date on which the last consent of the Board of Governors of the Federal Reserve System shall be received.
                           "Index" shall mean the NASDAQ Bank Index which is a broad- based capitalization-weighted index of domestic and foreign common stock of banks that are traded on the Nasdaq National Market System as well as the SmallCap Market. The Index was developed with a base level of 100 as of February 5, 1971.
                           "Index Price" on a given date shall mean the current market price of the Index for that day.
                           "Starting Date" shall mean April 28, 1998.
                           "Starting Price" shall mean $40.50 per share.
                  If Anchor declares or effects a stock dividend, reclassification, recapitalization, split up, combination, exchange of shares, similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of Anchor shall be appropriately adjusted for the purposes of applying this Section 8.1(E).
         8.2      CONSEQUENCES OF TERMINATION.
                  (A) GENERAL CONSEQUENCES. Subject to Section 6.6, in the event of the termination or abandonment of this Agreement pursuant to the provisions of this Section 8.1, this Agreement will become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Agreement.
                  (B) OTHER CONSEQUENCES. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement will relieve any Party of any liability for any breach of this Agreement or for any misrepresentation under this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing Party will be entitled to reasonable attorneys' fees and expenses.

                  (C)      TERMINATION FEE.  If this Agreement is terminated:
                           (1)(i) by Anchor, if at any time prior to the M&M
Meeting, the Board of Directors of M&M shall have failed to recommend the Merger to the holders of M&M Common Stock, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Anchor, or (ii) by the action of the Board of Directors of M&M if a tender offer or exchange offer for 25% or more of the outstanding shares of M&M Common Stock is commenced (other than by Anchor) and the Board of M&M recommends that the stockholders of M&M tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days after the commencement thereof (which, in the case of an exchange offer, shall be the effective date of the registration statement relating to such exchange offer);
                           (2) by M&M or Anchor because of a failure to obtain
the required approval of the stockholders of M&M after an Acquisition Proposal for M&M shall have been publicly disclosed, or any Person shall have publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal; or
                           (3) by Anchor pursuant to Section 8.1(B) if the
breach by M&M giving rise to such termination was willful and, at or prior to such termination, an Acquisition Proposal shall have been made known to M&M or any of its Subsidiaries or shall have been publicly disclosed to M&M's stockholders or any Person shall have made known to M&M or any of its Subsidiaries or otherwise publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal and regardless of whether such Acquisition Proposal shall have been rejected by M&M or withdrawn prior to the time of such termination, then, in such case, M&M shall pay to Anchor a termination fee of $1.5 million (the "Termination Fee"). Any Termination Fee that becomes payable pursuant to this Section shall be paid promptly following the receipt of a written request for Termination Fee to M&M from Anchor. Notwithstanding the foregoing, in no event shall M&M be obligated to pay any Termination Fee if M&M shall be entitled to terminate this Agreement pursuant to
Section 8.1(B) due to a breach by Anchor.
                            ARTICLE IX. OTHER MATTERS
         9.1 SURVIVAL. Only those agreements and covenants in this Agreement that, by their express terms apply in whole or in part after the Effective Date, will survive the Effective Date. All other representations, warranties, and covenants will be deemed only to be conditions of the Merger and will not survive the Effective Date. If the Merger is abandoned and this Agreement is terminated, the provisions of Article VIII will apply and the agreements of the Parties in Section 6.6 will survive such abandonment and termination.

         9.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (A) waived in writing by the Party benefitted by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Agreement) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the votes by the shareholders of Anchor and M&M, the consideration to be received by the shareholders of M&M for each share of M&M Common Stock will not thereby be altered. Nothing contained in this Section 9.2 is intended to modify Anchor's rights pursuant to Section 6.7.
         9.3 COUNTERPARTS. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed to constitute an original. This Agreement will become effective when one counterpart has been signed by each Party.
         9.4 GOVERNING LAW. This Agreement will be governed by, and interpreted in accordance with, the laws of the State of South Carolina, except as federal law may be applicable.
         9.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.
         9.6 CONFIDENTIALITY. Except as otherwise provided in Section 6.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.
         9.7 NOTICES. All notices, requests and other communications hereunder to a "Party" will be in writing and will be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopier or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties.

                  Anchor:                   Anchor Financial Corporation
                                            2002 Oak Street
                                            Myrtle Beach, SC  29578
                                            Attn:  Stephen L. Chryst

                  with a copy to:           Gerrish & McCreary, P.C.
                                            700 Colonial Road - Suite 200
                                            Memphis, TN 38117
                                            Attn:  Ann W. Langston, Esq.

                  M&M:                      M&M Financial Corporation
                                            307 North Main Street
                                            Marion, SC  29571
                                            Attn:  Chester A. Duke
                  with a copy to:           Sinkler & Boyd, P.A.
                                            1426 Main Street, Twelfth Floor
                                            Columbia, SC  29201
                                            Attn:  George S. King, Jr., Esq.
         9.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the Parties with reference to transactions contemplated by this Agreement and supersedes any and all other oral or written agreements previously made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
         9.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         ANCHOR FINANCIAL CORPORATION


                                          By:      /s/
                                                   -----------------------------
                                                   Stephen L. Chryst
                                                   Its President and
                                                   Chief Executive Officer


                                          M&M FINANCIAL CORPORATION


                                          By:     /s/
                                                  -----------------------------
                                                  Chester A. Duke
                                                  Its Chairman and President

                                   APPENDIX C

                                   CHAPTER 13
                               Dissenters' Rights

                                    Article 1
                 Right to Dissent and Obtain Payment for Shares


SECTION 33-13-101.  DEFINITIONS.

In this chapter:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102.  RIGHT TO DISSENT.

         A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

         (1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
         (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
         (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

         (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
                  (i)      alters  or  abolishes  a  preferential  right  of the
                           shares;
                  (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
                  (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
                  (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
                  (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or
         (5) the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;
         (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

SECTION 33-13-103.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenter's rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

                                    Article 2

                  Procedure for Exercise of Dissenters' Rights

SECTION 33-13-200.  NOTICE OF DISSENTER'S RIGHTS.

         (a)      If proposed corporate action creating dissenters' rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
         (b) If corporate action creating dissenters' rights under Section 33-13- 102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210.  NOTICE OF INTENT TO DEMAND PAYMENT.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenter's rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.
         (b) A shareholder  who does not satisfy the  requirements of subsection
(a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220.  DISSENTERS' NOTICE.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenter's notice to all shareholders who satisfied the requirements of Section 33-13-210(a).
         (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

                  (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;
                  (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
                  (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
                  (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
                  (5)      be accompanied by a copy of this chapter.

SECTION 33-13-230.  SHAREHOLDERS' PAYMENT DEMAND.

         (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to
Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
         (c)  A  shareholder  who  does  not  comply   substantially   with  the
requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240.  SHARE RESTRICTIONS.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

         (b) The person for whom dissenter's rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250.  PAYMENT.

         (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
         (b)      The payment must be accompanied by:
                  (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
                  (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
                  (3)      an explanation of how the interest was calculated;
                  (4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and
                  (5)      a copy of this chapter.

SECTION 33-13-260.  FAILURE TO TAKE ACTION.

         (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270.  AFTER-ACQUIRED SHARES.

         (a) A corporation may elect to withhold payment required by Section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.
         (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION 33-13-280.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amounts of interest due and demand payment of his estimate (less any payment under Section 33-15-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
                  (1) dissenter believes that the amount paid under Section 33-13- 250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
                  (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
                  (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
         (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                                   APPENDIX D


July 17, 1998



Board of Directors
Anchor Financial Corporation
2002 Oak Street
Myrtle Beach, SC 29578

Ladies and Gentlemen:

Anchor Financial Corporation ("Anchor") and ComSouth Bankshares, Inc. ("ComSouth") have entered into an Agreement and Plan of Merger, dated as of April 14, 1998 (the "ComSouth Agreement"), pursuant to which Comsouth will be merged with and into Anchor (the "ComSouth Merger"). Upon consummation of the ComSouth Merger, each share of ComSouth common stock, no par value, issued and outstanding immediately prior to the ComSouth Merger will be converted into the right to receive 0.75 shares (the "ComSouth Exchange Ratio") of Anchor common stock, no par value ("Anchor Common Stock"). The terms and conditions of the ComSouth Merger are more fully set forth in the ComSouth Agreement.

Anchor has also entered into an Agreement and Plan of Merger with M&M Financial Corporation ("M&M"), dated as of May 15, 1998 (the "M&M Agreement"), pursuant to which M&M will be merged with and into Anchor (the "M&M Merger"). Upon consummation of the M&M Merger, each share of M&M common stock, par value $5.00 per share, issued and outstanding immediately prior to the M&M Merger will be converted into the right to receive 0.87 shares (the "M&M Exchange Ratio") of Anchor Common Stock. The terms and conditions of the M&M Merger are more fully set forth in the M&M Agreement.

You have requested our opinion as to the fairness of each of the ComSouth Exchange Ratio and the M&M Exchange Ratio to the holders of shares of Anchor Common Stock from a financial point of view.

Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the ComSouth Agreement and exhibits thereto; (ii) the M&M Agreement and exhibits thereto; (iii) certain publicly available financial statements of Anchor and other historical financial information provided by Anchor that we deemed relevant; (iv) certain publicly available financial statements of ComSouth and other historical financial information provided by ComSouth that we deemed relevant; (v) certain publicly available financial statements of M&M and other historical financial information provided by M&M that we deemed relevant;
(vi) certain financial analyses and forecasts of Anchor prepared by and reviewed with management of Anchor and the views of senior management of Anchor regarding Anchor's past and current business operations, results thereof, financial condition and future prospects; (vii) certain financial analyses and forecasts of ComSouth prepared by and reviewed with management of ComSouth and the views of senior management of ComSouth regarding ComSouth's past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of M&M prepared by and reviewed with management of M&M and the views of senior management of M&M regarding M&M's past and current business operations, results thereof, financial condition and future prospects; (ix) the pro forma impact of the ComSouth Merger and the M&M Merger on Anchor; (x) the publicly reported historical price and trading activity for each of Anchor's and ComSouth's common stock, and a comparison of certain financial and stock market information for Anchor, ComSouth and M&M with similar publicly available information for certain other companies the securities of which are publicly traded; (xi) the financial terms of recent business

Board of Directors
Anchor Financial Corporation
July 17, 1998
Page 2



combinations in the banking industry, to the extent publicly available; (xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Anchor, ComSouth or M&M or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Anchor, ComSouth and M&M and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Anchor's, ComSouth's or M&M's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Anchor, ComSouth and M&M will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the ComSouth Agreement and the M&M Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in such agreements are not waived and that the ComSouth Merger and the M&M Merger will be accounted for as poolings of interests.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Anchor Common Stock will be when issued to ComSouth's shareholders or M&M's shareholders pursuant to the ComSouth Agreement and the M&M Agreement, respectively, or the prices at which Anchor's, ComSouth's or M&M's common stock will trade at any time.

We have acted as Anchor's financial advisor in connection with the ComSouth Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the ComSouth Merger. We have also received a fee for rendering this opinion.

In the ordinary course of our business, we may actively trade the debt and equity securities of Anchor and ComSouth for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of Anchor in connection with its consideration of the ComSouth Merger and the M&M Merger and does not constitute a recommendation to any stockholder of Anchor as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the ComSouth Merger or the M&M Merger. Our opinion is not to be quoted

Board of Directors
Anchor Financial Corporation
July 17, 1998
Page 3



or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the Joint Proxy Statement/Prospectus of Anchor, ComSouth and M&M dated the date hereof and to the references to this opinion therein.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the ComSouth Exchange Ratio and the M&M Exchange Ratio are fair to the holders of shares of Anchor Common Stock from a financial point of view.

Very truly yours,

/s/ Sandler O'Neill & Partners, L.P.

                                   APPENDIX E


July 17, 1998



Board of Directors
ComSouth Bankshares, Inc.
1136 Washington Street, Suite 200
Post Office Box 11671
Columbia, South Carolina  29211-1671

Members of the Board:

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of ComSouth Bankshares, Inc. ("ComSouth Bankshares") under the terms of a certain Agreement and Plan of Merger (the "Agreement") by and between ComSouth Bankshares and Anchor Financial Corporation ("Anchor Financial") pursuant to which ComSouth Bankshares will merge with and into Anchor Financial (the "Merger"). Under the terms of the Agreement, each of the outstanding shares of ComSouth Bankshares common stock shall be converted into the right to receive
 .75 shares of Anchor Financial common stock. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

Interstate/Johnson Lane Corporation ("IJL") is one of the largest independent investment banking firms headquartered in the Southeast. As part of its regular investment banking business, IJL evaluates securities in connection with negotiated underwritings, leveraged buyouts, secondary distributions, private placements, estate and gift valuations, mergers and acquisitions, employee stock ownership plan purchases and other activities.

We have developed our Opinion on the basis of the findings and conclusions arising from our conduct of due diligence with respect to ComSouth Bankshares and Anchor Financial. In arriving at our Opinion, we have, among other things:

         1)       reviewed the terms and conditions of the Agreement;

         2) analyzed certain historical business and financial information relating to ComSouth Bankshares and Anchor Financial;

         3) conducted discussions with members of the senior management of ComSouth Bankshares and Anchor Financial with respect to the business and prospects of ComSouth Bankshares and Anchor Financial and the strategic objectives of the Merger;

         4) reviewed financial and market information as to certain other publicly traded companies believed by us to be reasonably similar to ComSouth Bankshares;

         5)       considered  the  financial   terms  of  selected   merger  and
                  acquisition transactions in the bank industry believed by us to be reasonably similar to the proposed Merger;

         6) performed a pro forma dilution analysis using financial projections for ComSouth Bankshares and Anchor Financial in calendar year 1998 and 1999, including potential cost savings, merger costs and synergies, to estimate the impact to the shareholders Anchor Financial; and

         7) conducted, as appropriate and relevant, such other financial studies, analyses and investigations as the basis for the conclusions set forth in this Opinion.

Board of Directors
ComSouth Bankshares, Inc.
July 17, 1998
Page 2



We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information furnished to us by ComSouth Bankshares and Anchor Financial including, without limitation, all financial projections of ComSouth Bankshares and Anchor Financial. Accordingly, we do not make any warranties, nor do we express any opinion regarding the accuracy of such projections. We have also relied upon the assurances of management of ComSouth Bankshares and Anchor Financial that they are unaware of any facts that would make the information provided to us incomplete or misleading.

Based upon and subject to the foregoing, and such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration provided for in the Agreement is fair, from a financial point of view, to the stockholders of ComSouth Bankshares.

Our fees for rendering our Opinion are not contingent upon the Opinion expressed herein, and neither IJL nor any of its affiliates or employees has a present or intended material financial interest in the Company. Further, IJL is independent of all parties participating in the proposed Merger.

This Opinion is furnished pursuant to our engagement letter dated ______________. Our Opinion is directed to the Board of Directors of ComSouth Bankshares and does not constitute a recommendation to any shareholder of ComSouth Bankshares as to how such a shareholder should vote in connection with the Merger. This Opinion is a summary discussion of our underlying analyses and may be included in communications to the shareholders of ComSouth Bankshares provided that IJL approves of such disclosures prior to publication.

Very truly yours,

/s/

INTERSTATE/JOHNSON LANE
CORPORATION

                                   APPENDIX F


July 17, 1998



Board of Directors
M&M Financial Corporation
307 North Main Street
Marion, SC  29571

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders, ("Company Common Stock"), of M&M Financial Corporation (the "Company") of the consideration to be received by such stockholders in the proposed merger (the "Merger") of the Company with Anchor Financial Corporation ("Acquiror") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), between the Company and Acquiror. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock (other than shares owned by stockholders who properly exercise dissenters' rights) will be converted into and represent the right to receive
0.87 (the "Exchange Ratio") of a share of the common stock of Acquiror (the "Merger Consideration"). However, the Merger may be terminated or be subject to renegotiation if the Board of Directors of M&M, at any time during the ten-day period commencing two days after the Determination Date, determines by majority vote that:

         (1) the Average Closing Price is twenty percent (20%) less than the Starting Price; and
         (2) (i) the quotient of the Average Closing Price divided by the Starting Price (such quotient being the "Anchor Ratio") is less than (ii) the quotient of the Average Index Price divided by the Index Price on the Starting Date less 0.10 of such quotient (which quotient less 0.10 shall be the "Index Ratio"). (See Exhibit 1 for definitions.)

In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information concerning the Company and Acquiror, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 1995-1997 and of the Acquiror for each of the years in the three year period ended December 31, 1995-1997, the Quarterly Reports on Form 10-Q of the Company and Acquiror for the quarter ended March 31, 1998,
(iii) certain available financial forecasts concerning the business and operations of the Company and Acquiror that were prepared by management of the Company and Acquiror, respectively, and (iv) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and Acquiror and the trading markets for such other companies' securities. We have held discussions with certain officers and employees of the Company and Acquiror to discuss the past and current business operations, financial condition and prospects of the Company and Acquiror, as well as matters we believe relevant to our inquiry. We have also considered other information, financial studies, analyses, investigations, and financial, economic and market criteria that we deemed relevant.

In our review and analysis, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us, or that is publicly available, and have not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company or Acquiror, as the case may be, and we express no opinion with respect to such

Board of Directors
M&M Financial Corporation
July 17, 1998
Page 2



forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company or Acquiror.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors that we have deemed appropriate under the circumstances, including the following: (i) the historical and current financial position and results of operations of the Company and Acquiror; (ii) the historical and current market for the equity securities of the Company, Acquiror and other companies that we believe to be comparable in certain respects to the Company or Acquiror; (iii) the nature and terms of certain other acquisition transactions that we believe to be relevant; and (iv) the current and historical relationships between the trading levels of the Company Common Stock and Acquiror Common Stock. We have taken into account our assessment of general economic, market and financial conditions and our knowledge of the banking industry, as well as our experience in connection with similar transactions and securities valuation generally. Our opinion is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstance or events occurring after the date hereof. Our opinion expressed below does not imply any conclusion as to the likely trading range for Acquiror Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement. Orr Management Company was not requested to, and did not, solicit third-party offers to acquire all or any part of the Company immediately preceding or in connection with the process resulting in the proposed Merger nor did Orr Management Company participate in the discussions or negotiations with respect to the proposed Merger. Our opinion does not address the fairness, from a financial point of view, of any Exchange Ratio that may be agreed upon by the Company and Acquiror pursuant to the provision of the Merger Agreement that provides for renegotiation of the Exchange Ratio.

In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions will be imposed that would have a material adverse affect on the contemplated benefits of the Merger to the Company following the Merger. We understand that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code and that, for accounting purposes, the Merger will be accounted for as a pooling of interests.

We will receive a fee from the Company for delivery of this fairness opinion, the payment of which is not contingent upon consummation of the Merger.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders is fair to such holders from a financial point of view.

Very truly yours,

/s/
Orr Management Company

                         INDEX TO FINANCIAL STATEMENTS

                  COMSOUTH BANKSHARES, INC. AND SUBSIDIARIES


AUDITED FINANCIAL STATEMENTS

Report of Independent Accountants ........................................................  F-2
Consolidated Balance Sheets at December 31, 1997 and 1996 ................................  F-3
Consolidated Statements of Operations for Years ended
  December 31, 1997, 1996 and 1995 .......................................................  F-4
Consolidated Statements of Changes in Stockholders' Equity
  for Years ended December 31, 1997, 1996 and 1995 .......................................  F-5
Consolidated Statements of Cash Flows for Years ended December 31, 1997, 1996 and 1995 ...  F-6
Notes to Consolidated Financial Statements for Years ended
  December 31, 1997, 1996 and 1995 .......................................................  F-7

UNAUDITED FINANCIAL STATEMENTS

 Consolidated Balance Sheets at March 31, 1998 (unaudited)
   and December 31, 1997 (audited) ..........................  F-24
Consolidated Statements of Operations for the Three Months
 ended March 31, 1998 and 1997 ..............................  F-25
Consolidated Statement of Changes in Stockholders' Equity
 for the Three Months ended March 31, 1998 and 1997 .........  F-26
Consolidated Statement of Cash Flows for the Three Months
 ended March 31, 1998 and 1997 ..............................  F-27
Notes to Consolidated Financial Statements ..................  F-28

                  M&M FINANCIAL CORPORATION AND SUBSIDIARIES


AUDITED FINANCIAL STATEMENTS

Report of Independent Accountants .................................  F-31
Consolidated Balance Sheets at December 31, 1997 and 1996 .........  F-32
Consolidated Statements of Income for Years ended
 December 31, 1997, 1996 and 1995 .................................  F-33
Consolidated Statements of Changes in Stockholders' Equity
 for Years ended December 31, 1997, 1996 and 1995 .................  F-34
Consolidated Statements of Cash Flows for Years ended
 December 31, 1997, 1996 and 1995 .................................  F-35
Notes to Consolidated Financial Statements for Years ended
 December 31, 1997, 1996 and 1995 .................................  F-36

UNAUDITED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets at March 31, 1998 (unaudited)
 and December 31, 1997 (audited) ...................................  F-52
Condensed Consolidated Statements of Income for the Three Months
 ended March 31, 1998 and 1997 .....................................  F-54
Condensed Consolidated Statements of Changes in Stockholders' Equity
 for the Three Months ended March 31, 1998 and 1997 ................  F-55
Condensed Consolidated Statements of Cash Flows for the Three Months
 ended March 31, 1998 and 1997 .....................................  F-56
Notes to Condensed Consolidated Financial Statements ...............  F-57

                          J. W. HUNT AND COMPANY, LLP
                          Certified Public Accountants


William R. Hunt, CPA                                                                Middleburg Office Park
John C. Creech, Jr., CPA                             Members                        1607 St. Julian Place
Anne H. Ross, CPA                             American Institute of                 Post Office Box 265
William F. Quattlebaum, CPA                Certified Public Accountants             Columbia, SC 29202-0265
Susan R. Bernard, CPA              Private Companies and SEC Practice Sections      803-254-8196
                                                                                    Fax 803-256-1254
                               Members of CPA Associates with Associated Offices in
J. W. Hunt, CPA (1907-1987)           Principal US and International Cities

To the Board of Directors and Stockholders of ComSouth Bankshares, Inc.

     We have audited the consolidated balance sheets of ComSouth Bankshares, Inc. (the "Corporation") and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Corporation and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                        J. W. HUNT AND COMPANY, LLP


Columbia, South Carolina
January 31, 1998

                           COMSOUTH BANKSHARES, INC.


                          CONSOLIDATED BALANCE SHEETS



                                                                                                   December 31,
                                                                                         ---------------------------------
                                                                                               1997             1996
                                                                                         ---------------- ----------------
ASSETS
Cash and due from banks ................................................................  $   9,332,658    $   9,441,553
Federal funds sold .....................................................................      6,820,000        3,650,000
                                                                                          -------------    -------------
  Total cash and cash equivalents ......................................................     16,152,658       13,091,553
Investment securities:
  Held-to-maturity, at amortized cost (fair value of $18,558,395 in 1997 and
   $13,035,431 in 1996) ................................................................     18,498,356       13,071,927
  Available-for-sale, at fair value (amortized cost of $24,504,127 in 1997 and
   $21,070,548 in 1996) ................................................................     24,527,758       21,034,568
Loans receivable:
  (less allowance for loan losses 1997 -- $1,805,860; 1996--$1,802,402) ................    142,670,629      113,879,003
Accrued interest receivable ............................................................      1,643,676        1,343,298
Premises and equipment, net ............................................................      1,311,260        1,489,159
Other assets ...........................................................................        767,201          724,956
                                                                                          -------------    -------------
Total Assets ...........................................................................  $ 205,571,538    $ 164,634,464
                                                                                          =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits
  Noninterest bearing demand ...........................................................     41,283,341       35,677,721
  NOW, money market and savings ........................................................     70,904,709       56,290,307
  Time deposits of $100,000 or more ....................................................     34,363,250       26,984,224
  Time deposits less than $100,000 .....................................................     33,235,474       23,442,953
  Other time deposits ..................................................................      2,885,885        3,012,613
                                                                                          -------------    -------------
Total deposits .........................................................................    182,672,659      145,407,818
Federal funds purchased and securities sold under agreements to repurchase .............      3,096,166        2,674,394
Note payable ...........................................................................      1,189,167        1,200,000
U.S. Treasury tax and loan accounts ....................................................      1,330,114          784,106
Accrued interest .......................................................................        625,948          446,225
Other liabilities ......................................................................        641,912          481,099
                                                                                          -------------    -------------
Total Liabilities ......................................................................    189,555,966      150,993,642
                                                                                          -------------    -------------
Stockholders' Equity
Preferred stock
  (no par value, 50,000,000 shares authorized;no shares issued or outstanding)
Special stock
  (no par value, 50,000,000 shares authorized;no shares issued or outstanding)
Common stock
  (no par value, 50,000,000 shares authorized; shares issued and outstanding --
   2,317,600 in 1997 and 2,299,138 in 1996) ............................................     13,699,539       13,616,273
Retained earnings ......................................................................      2,300,437           48,296
Unrealized gain (loss) on investment securities available-for- sale, net of applicable
  deferred income taxes ................................................................         15,596          (23,747)
                                                                                          -------------    -------------
Total Stockholders' Equity .............................................................     16,015,572       13,640,822
                                                                                          -------------    -------------
Commitments and contingencies
  (Notes 2, 12, and 20) ................................................................
Total Liabilities and Stockholders' Equity .............................................  $ 205,571,538    $ 164,634,464
                                                                                          =============    =============

The accompanying notes are an integral part of these consolidated financial statements.

                           COMSOUTH BANKSHARES, INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                            Year ended December 31,
                                                                                 ---------------------------------------------
                                                                                       1997           1996           1995
                                                                                 --------------- -------------- --------------
Interest income:
Interest and fees on loans .....................................................  $ 11,945,201    $ 9,454,242    $ 7,723,855
Investment securities ..........................................................     2,429,235      1,633,488      1,326,097
Federal funds sold .............................................................       127,606        147,320        148,778
Dividends ......................................................................        91,145         41,229         34,911
                                                                                  ------------    -----------    -----------
 Total interest income .........................................................    14,593,187     11,276,279      9,233,641
                                                                                  ------------    -----------    -----------
Interest expense:
Deposits .......................................................................     6,263,216      4,756,452      4,008,427
Federal funds purchased and securities sold under agreements to repurchase .....       195,757         87,731         82,783
U.S. Treasury tax and loan accounts ............................................        31,425         33,459         33,120
Note payable ...................................................................        90,096         45,913            233
                                                                                  ------------    -----------    -----------
 Total interest expense ........................................................     6,580,494      4,923,555      4,124,563
                                                                                  ------------    -----------    -----------
Net interest income ............................................................     8,012,693      6,352,724      5,109,078
Provision for loan losses ......................................................       334,000        110,000        195,000
                                                                                  ------------    -----------    -----------
Net interest income after provision for loan losses ............................     7,678,693      6,242,724      4,914,078
                                                                                  ------------    -----------    -----------
Noninterest income:
Lending operations and services ................................................     1,223,621      1,013,470        957,418
Service charges on deposit accounts ............................................       689,840        555,723        442,397
Other ..........................................................................        81,654         76,861         69,527
                                                                                  ------------    -----------    -----------
                                                                                     1,995,115      1,646,054      1,469,342
                                                                                  ------------    -----------    -----------
Noninterest expenses:
Salaries and employee benefits .................................................     3,090,304      2,661,977      2,481,335
Occupancy expenses .............................................................       448,647        433,593        429,183
Furniture and equipment ........................................................       474,652        406,767        341,966
Advertising and marketing ......................................................       161,966         89,358         78,643
Other ..........................................................................     1,883,592      1,539,418      1,244,695
                                                                                  ------------    -----------    -----------
                                                                                     6,059,161      5,131,113      4,575,822
                                                                                  ------------    -----------    -----------
Income before provision for income taxes .......................................     3,614,647      2,757,665      1,807,598
Provision for income taxes .....................................................    (1,360,424)      (929,239)      (426,127)
                                                                                  ------------    -----------    -----------
Net income .....................................................................  $  2,254,223    $ 1,828,426    $ 1,381,471
                                                                                  ============    ===========    ===========
Basic earnings per common share:
 Weighted average shares outstanding ...........................................     2,311,098      2,287,562      2,260,369
 Net income per weighted average number of shares outstanding ..................  $       0.98    $       .80    $       .61
                                                                                  ============    ===========    ===========
Diluted earnings per common share:
 Weighted average shares outstanding ...........................................     2,464,833      2,387,573      2,299,470
 Net income per weighted average number of shares outstanding ..................  $       0.91    $       .77    $       .60
                                                                                  ============    ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                           COMSOUTH BANKSHARES, INC.


          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                 Years Ended December 31, 1997, 1996 and 1995



                                                          Common         Stock
                                                        Shares (1)      Amount
                                                       ------------ --------------
Balance at December 31, 1994 .........................  2,052,582    $11,711,421
Change in unrealized gain on investment
  securities available-for-sale, net of applicable
  deferred income taxes ..............................
Issuance of common stock .............................     25,868        118,386
Net income ...........................................
Balance at December 31, 1995 .........................  2,078,450     11,829,807
Change in unrealized loss on investment
  securities available-for-sale, net of applicable
  deferred income taxes ..............................
6.4% stock dividend                                       207,900      1,732,500
Cash in lieu of fractional shares ....................
Issuance of common shares ............................     12,788         53,966
Net income ...........................................
Balance at December 31, 1996 .........................  2,299,138     13,616,273
Change in unrealized gain on investment
  securities available-for-sale, net of applicable
  deferred income taxes ..............................
Cash in lieu of fractional shares ....................
Issuance of common shares ............................     18,462         83,266
Net income ...........................................
Balance at December 31, 1997 .........................  2,317,600    $13,699,539
                                                        =========    ===========



                                                           Retained        Unrealized
                                                           Earinings     Gain (loss) on       Total
                                                         (Accumulated      Investment     Stockholders'
                                                            Deficit        Securities        Equity
                                                       ---------------- ---------------- --------------
Balance at December 31, 1994 .........................   ($ 1,426,885)     ($ 180,560)    $10,103,976
Change in unrealized gain on investment
  securities available-for-sale, net of applicable
  deferred income taxes ..............................                        275,305         275,305
Issuance of common stock .............................                                        118,386
Net income ...........................................      1,381,471                       1,381,471
                                                          -----------                     -----------
Balance at December 31, 1995 .........................        (45,414)         94,745      11,879,138
Change in unrealized loss on investment
  securities available-for-sale, net of applicable
  deferred income taxes ..............................                       (118,492)       (118,492)
6.4% stock dividend                                        (1,732,500)
Cash in lieu of fractional shares ....................         (2,216)                         (2,216)
Issuance of common shares ............................                                         53,966
Net income ...........................................      1,828,426                       1,828,426
                                                          -----------                     -----------
Balance at December 31, 1996 .........................         48,296         (23,747)     13,640,822
Change in unrealized gain on investment
  securities available-for-sale, net of applicable
  deferred income taxes ..............................                         39,343          39,343
Cash in lieu of fractional shares ....................         (2,082)                         (2,082)
Issuance of common shares ............................                                         83,266
Net income ...........................................      2,254,223                       2,254,223
                                                          -----------                     -----------
Balance at December 31, 1997 .........................    $ 2,300,437       $  15,596     $16,015,572
                                                          ===========       =========     ===========

---------
(1) Adjusted for a three-for-two stock split in 1997.

The accompanying notes are an integral part of these consolidated financial statements.

                           COMSOUTH BANKSHARES, INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                       Year ended December 31,
                                                                           ------------------------------------------------
                                                                                 1997            1996            1995
                                                                           --------------- --------------- ----------------
Cash flows from operating activities:
Net income ...............................................................  $   2,254,223   $   1,828,426   $   1,381,471
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization ............................................        381,752         330,309         288,565
Provision for loan losses ................................................        334,000         110,000         195,000
Deferred tax expense (benefit) ...........................................         49,622        (113,137)       (200,000)
Amortization of premium and accretion of discount on investment
 securities ..............................................................        (36,657)          9,932          17,726
Gross amount of loans originated for resale ..............................     (1,800,900)
Proceeds from loans sold .................................................      1,800,900
Increase in accrued interest receivable ..................................       (300,378)       (238,393)       (304,492)
(Increase) decrease in other assets ......................................        (54,478)         21,381          43,489
Increase (decrease) in interest payable ..................................        179,723        (130,949)        340,014
Increase (decrease) in other liabilities .................................        103,155        (480,222)        713,520
                                                                            -------------   -------------   -------------
Cash provided by operating activities ....................................      2,910,962       1,337,347       2,475,293
                                                                            -------------   -------------   -------------
Cash flows from investing activities:
Purchases of investment securities held-to-maturity ......................     (6,963,543)     (8,623,337)       (493,906)
Purchases of investment securities available-for-sale ....................     (7,686,525)    (11,174,538)    (11,556,551)
Maturities of investment securities held-to-maturity .....................      1,576,718       4,862,449       7,273,578
Maturities of investment securities available-for-sale ...................      4,250,000       2,774,700       4,919,100
Net increase of loans ....................................................    (30,734,022)    (21,891,265)    (22,740,893)
Gross amount of loans serviced for others ................................      4,299,242       4,233,697       4,464,426
Remittances on loans serviced for others .................................     (2,690,846)     (5,307,348)     (5,641,798)
Purchases of premises and equipment ......................................       (203,853)       (531,910)       (308,190)
Proceeds from sale of other real estate owned ............................                                          8,063
                                                                                                            -------------
Cash used for investing activities .......................................    (38,152,829)    (35,657,552)    (24,076,171)
                                                                            -------------   -------------   -------------
Cash flows from financing activities:
Net increase in deposits .................................................     37,264,841      27,645,028      34,854,381
Increase (maturities of) in federal funds purchased and securities sold
 under agreements to repurchase ..........................................        421,772         919,482      (1,190,837)
(Repayment) proceeds of note payable .....................................        (10,833)      1,200,000        (125,000)
Increase in U.S. treasury tax and loan accounts ..........................        546,008         345,620          86,928
Proceeds from issuance of common stock ...................................         83,266          53,966         118,386
Cash in lieu of fractional shares ........................................         (2,082)         (2,216)
                                                                            -------------   -------------
Cash provided by financing activities ....................................     38,302,972      30,161,880      33,743,858
                                                                            -------------   -------------   -------------
Increase (decrease) in cash and cash equivalents .........................      3,061,105      (4,158,325)     12,142,980
                                                                            -------------   -------------   -------------
Cash and cash equivalents at beginning of year ...........................     13,091,553      17,249,878       5,106,898
                                                                            -------------   -------------   -------------
Cash and cash equivalents at end of year .................................  $  16,152,658   $  13,091,553   $  17,249,878
                                                                            =============   =============   =============
Supplemental disclosure of cash flow information:
Cash paid for interest ...................................................  $   6,400,771   $   5,054,504   $   3,784,548
Cash paid for taxes ......................................................  $   1,398,336   $   1,575,933   $     107,995
Noncash adjustments to report investment securities available-for-sale at fair value:
Investment securities available-for-sale .................................  $      23,631   $     (35,980)  $     143,553
Other (liabilities) assets ...............................................         (8,035)         12,233         (48,808)
                                                                            -------------   -------------   -------------
Unrealized gain (loss) on investment securities available-for-sale, net of
 applicable deferred income taxes ........................................  $      15,596   $     (23,747)  $      94,745

The accompanying notes are an integral part of these consolidated financial statements.

                           COMSOUTH BANKSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                 Years ended December 31, 1997, 1996 and 1995


NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization: ComSouth Bankshares, Inc. (the "Corporation") commenced organizational activities on January 1, 1987, and was chartered on May 15, 1987, as a South Carolina corporation. The Corporation was formed to become a bank holding company and its wholly-owned subsidiaries, Bank of Columbia, NA ("BOCL") and Bank of Charleston, NA ("BOC") opened for business in Columbia, South Carolina, on July 12, 1988, and in Charleston, South Carolina, on April 12, 1990, respectively. BOCL and BOC provide general banking services in the State of South Carolina. The Banks' primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

     Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Consolidated Statements of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash and federal funds sold. Generally, federal funds are sold for one-day periods.

     Investment Securities Held-to-Maturity: Investment securities which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using methods approximating the interest method over the period to maturity.

     Investment Securities Available-for-Sale: Investment securities available-for-sale consist of securities not classified as securities held-to-maturity.

     Unrealized holding gains and losses, net of tax, on securities available-for-sale are reported as a net amount in a separate component of stockholders' equity until realized.

     Gains and losses on the sale of securities available-for-sale are determined using the specific-identification method.

     Declines in the fair value of individual securities held-to-maturity and available-for-sale below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses. The Corporation has not had any such write-downs. Premiums and discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

     Loans Receivable: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for any charge-offs and the allowance for loan losses.

     Nonaccrual Loans: Commercial loans are placed on nonaccrual at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Residential real estate loans are typically placed on nonaccrual at the time the loan is 120 days delinquent. Credit card loans, other unsecured personal credit lines and certain consumer finance loans are typically charged-off at 120 days delinquent. In all cases, loans must be placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

     All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are reasonably assured of repayment within a reasonable time frame and when the borrower has demonstrated payment performance of cash or cash equivalents for a minimum of six months. Allowance for Loan Losses: The allowance for loan losses is established through provisions for loan losses charged against income. Portions of loans deemed to be uncollectible are charged against the allowance for losses, and subsequent recoveries, if any, are credited to the allowance.

                           COMSOUTH BANKSHARES, INC.

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or the fair value, less selling costs, of the collateral for collateral dependent loans. By the time a loan becomes probable of foreclosure it has been charged down to fair value, less estimated cost to sell.

     The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated probable inherent loan losses. Management's periodic evaluation of the adequacy of the allowance is based on the Banks' past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that are susceptible to significant change including the amounts and timing of future cash flows expected to be received on impaired loans.

     Foreclosed Assets: Foreclosed assets, which are recorded in other assets, include properties, acquired through foreclosure or in full or partial satisfaction of the related loan. Foreclosed assets initially are recorded at the lower of fair value, net of estimated selling costs, or costs, at the date of foreclosure. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value, less estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expenses.

     Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities: In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (FASB No. 125), which provides new accounting and reporting standards for sales, securitizations, and servicing of receivables and other financial assets and extinguishments of liabilities.

     FASB No. 125 is effective for transactions occurring after December 31, 1996, except those provisions relating to repurchase agreements, securities lending and other similar transactions and pledged collateral, which were delayed until after December 31, 1997 by FASB No. 127, "Deferral of the Effective Date of Certain Provisions of FASB No. 125, an amendment of FASB Statement No. 125." The adoption of FASB No. 125 in 1997 did not have a material impact on the Corporation's financial position or results of operation. The adoption of FASB No. 127 in 1998 is not expected to have a material impact on the Corporation's financial position or results of operations.

     Premises and Equipment: Premises and equipment are stated at cost, less accumulated depreciation. Additions and major replacements or betterments of premises and equipment are capitalized. Maintenance, repairs and minor improvements are expensed as incurred.

     Depreciation of premises and equipment and amortization of leasehold improvements are computed using the straight-line method over the estimated useful lives (generally three to fifteen years) of the assets or, if shorter, the lease term for leasehold improvements.

     Advertising and Marketing Expenses: The Corporation expenses the costs of advertising and marketing as incurred.

     Stock-Based Compensation: The Corporation applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Corporation's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost for stock awards and appreciation rights is recorded based on the market price at the end of the period. The compensation cost relating to performance-based awards was $28,296 during 1997. There were no compensation costs related to performance-based awards for 1996 or 1995. At December 31, 1997, deferred compensation related to director and management awards was $28,296. There were no deferred compensation for 1996. In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FASB No. 123), was issued and encourages, but does not require, adoption of a fair value method of accounting for employee stock-based compensation plans. As permitted by FASB No. 123, the Corporation has elected to disclose the pro forma net income and net income per share as if the fair value method had been applied in measuring compensation cost.

                           COMSOUTH BANKSHARES, INC.

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     Retirement Plan: The Corporation established a 401(K) plan during 1995 covering substantially all employees. Plan participants may contribute annually up to 12% of their compensation. Additionally, the Corporation may make profit sharing contributions to the Plan annually. The Corporation's contributions to the Plan are determined annually by the Board of Directors. The Corporation contributed approximately $47,200, $42,800 and $25,300 to the Plan in 1997,1996 and 1995, respectively.

     Income Taxes: Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The provision for income taxes of each subsidiary is recorded as if each subsidiary filed a separate return.

     Financial Instruments: In the ordinary course of business, the Corporation has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit-card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.


     Fair Values of Financial Instruments:

       Cash and Cash Equivalents: The carrying amounts of cash and cash equivalents approximate their fair value.

      Investment Securities Available-for-Sale and Held-to-Maturity: Fair values for securities are based on quoted market prices.

      Loans receivable: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold, adjusted for differences in loan characteristics. Fair value for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

      Deposit Liabilities: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

      Short-term Borrowings: The carrying amounts of federal funds purchased and securities sold under agreements to repurchase approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements.

      Accrued interest: The carrying amounts of accrued interest approximate their fair values.

      Off-Balance-Sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

     Reclassification: Certain amounts in the prior year consolidated financial statements have been reclassified to conform with the manner of presentation in 1997.

     Earnings Per Share: Basic earnings per common share are calculated on the basis of the weighted average number of shares outstanding during the year. Diluted earnings per share includes stock options granted but not exercised. On October 30, 1997, a three-for-two stock split in the form of a stock dividend was authorized, payable to stockholders of record on October 15, 1997. A total of 770,816 shares were issued in connection with the split. All common share and per share amounts in these financial statements have been restated to reflect the split where appropriate.

                           COMSOUTH BANKSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 2 -- STOCKHOLDER LEGAL ACTION

     In the last quarter of 1997, the Corporation agreed in principle to a settlement of 16 lawsuits brought by stockholders against the Corporation and 8 former and present directors of the Corporation. The Corporation agreed to pay $250,000 in the settlement. Although the settlement was subject to judicial approval which was not obtained until the first quarter of 1998, the Corporation accrued the $250,000 in the fourth quarter of 1997.

     Another stockholder suit involving the same facts but which does not name the Corporation as a defendant is still pending against the same 8 former and present directors of the Corporation. Based on rulings in the suits which were settled, it appears that the Corporation will be obligated to indemnify the defendants for their legal expenses and it is accruing those expenses as incurred. The Corporation and the Banks are defendants in other legal proceedings in the ordinary course of business. Based on consultation with legal counsel, management is of the opinion that the outcome of pending and threatened litigation will not have a material effect on the Corporation's consolidated financial statements.


NOTE 3 -- RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

     BOCL and BOC are required to maintain average reserve balances with the Federal Reserve, or in vault cash. The average daily reserve balance requirement for December 31, 1997 and 1996 was met by vault cash held in the two banks.

     At December 31, 1997, the two banks had due from bank balances in excess of federally insured limits of approximately $1,347,000.


NOTE 4 -- INVESTMENT SECURITIES

     The amortized cost and estimated fair value of investment securities held-to-maturity at December 31, 1997 and 1996, are presented below:



                                                     1997
                            -------------------------------------------------------
                                               Gross        Gross       Estimated
                               Amortized    Unrealized   Unrealized    Unrealized
                                 Cost          Gains       Losses         Value
                            -------------- ------------ ------------ --------------
U.S. Treasury Securities ..  $12,784,336     $ 52,951     $ 12,547    $12,824,740
U.S. Government Agencies ..    5,569,883       11,831                   5,581,714
Mortgage-Backed Securities       144,137        7,804                     151,941
                             -----------     --------                 -----------
 Total ....................  $18,498,356     $ 72,586     $ 12,547    $18,558,395
                             ===========     ========     ========    ===========



                                                     1996
                            -------------------------------------------------------
                                               Gross        Gross       Estimated
                               Amortized    Unrealized   Unrealized    Unrealized
                                 Cost          Gains       Losses         Value
                            -------------- ------------ ------------ --------------
U.S. Treasury Securities ..  $ 8,281,749     $ 13,405     $ 41,624    $ 8,253,530
U.S. Government Agencies ..    4,570,256        4,350       23,535      4,551,071
Mortgage-Backed Securities       219,922       10,908                     230,830
                             -----------     --------                 -----------
 Total ....................  $13,071,927     $ 28,663     $ 65,159    $13,035,431
                             ===========     ========     ========    ===========

     The amortized cost and estimated fair value of investment securities available-for-sale at December 31, 1997 and 1996, are presented below:



                                                   1997
                          -------------------------------------------------------
                                             Gross        Gross       Estimated
                             Amortized    Unrealized   Unrealized    Unrealized
                               Cost          Gains       Losses         Value
                          -------------- ------------ ------------ --------------
U.S. Treasury Securities   $ 8,318,299     $ 35,379     $ 12,804    $ 8,340,874
U.S. Government Agencies    14,985,028       25,167       24,111     14,986,084
Other ...................    1,200,800                                1,200,800
                           -----------                              -----------
 Total ..................  $24,504,127     $ 60,546     $ 36,915    $24,527,758
                           ===========     ========     ========    ===========



                                                   1996
                          -------------------------------------------------------
                                             Gross        Gross       Estimated
                             Amortized    Unrealized   Unrealized    Unrealized
                               Cost          Gains       Losses         Value
                          -------------- ------------ ------------ --------------
U.S. Treasury Securities   $ 8,380,065     $ 51,442     $ 24,328    $ 8,407,179
U.S. Government Agencies    11,974,333        5,323       68,417     11,911,239
Other ...................      716,150                                  716,150
                           -----------                              -----------
 Total ..................  $21,070,548     $ 56,765     $ 92,745    $21,034,568
                           ===========     ========     ========    ===========

                           COMSOUTH BANKSHARES, INC.

NOTE 4 -- INVESTMENT SECURITIES -- Continued


     The amortized cost and estimated fair value of investment securities held-to-maturity at December 31, 1997, based on their contractual maturities, are shown below:



                                                 Amortized     Estimated
                                                    Cost       Fair Value
                                               ------------- -------------
  Due in one year or less ....................  $ 6,134,509   $ 6,140,826
  Due after one year through five years ......   12,282,389    12,330,319
  Due after five years through ten years .....       25,550        26,850
  Due after ten years ........................       55,908        60,400
                                                -----------   -----------
                                                $18,498,356   $18,558,395
                                                ===========   ===========

     The mortgage-backed securities held at December 31, 1997 mature generally between one and eleven years. The actual lives of these securities may be shorter as a result of prepayments.

     The amortized cost and estimated fair value of investment securities available-for-sale at December 31, 1997, based on their contractual maturities, are shown below:



                                                Amortized     Estimated
                                                   Cost       Fair Value
                                              ------------- -------------
  Due in one year or less ...................  $ 8,504,327   $ 8,506,925
  Due after one year through five years .....   14,799,000    14,820,033
  Due after ten years .......................    1,200,800     1,200,800
                                               -----------   -----------
                                               $24,504,127   $24,527,758
                                               ===========   ===========

     Securities with book values of $28,592,077 and $21,009,597 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes as required by law.

     There were no sales of securities during 1997, 1996 or 1995.


NOTE 5 -- LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

     Loans were composed of the following:



                                             December 31,
                                    -------------------------------
                                          1997            1996
                                    --------------- ---------------

  Commercial ......................  $134,160,877    $106,816,552
  Real estate-mortgage ............     3,278,376       3,642,852
  Mortgage loans held for resale ..
  Consumer and other ..............     6,949,247       4,995,419
  Nonaccrual ......................        87,989         226,582
                                     ------------    ------------
  Total ...........................  $144,476,489    $115,681,405
                                     ============    ============

     At December 31, 1997, the total loan portfolio included adjustable rate loans totaling approximately $66 million and fixed rate loans totaling approximately $78 million. Overdrawn demand deposits totaling approximately $449,000 and $294,000 have been reclassified as loan balances at December 31, 1997 and 1996, respectively.

                           COMSOUTH BANKSHARES, INC.

NOTE 5 -- LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES -- Continued

     Activity in the allowance for loan losses was as follows:



                                                1997           1996           1995
                                           -------------- -------------- --------------
   Balance at beginning of year ..........  $ 1,802,402    $ 1,784,508    $ 1,593,771
   Provision for loan losses .............      334,000        110,000        195,000
   Loans charged off:
    Commercial ...........................     (321,642)       (96,977)       (46,704)
    Real estate-mortgage .................            0              0              0
    Consumer and other ...................      (34,097)       (28,954)       (47,167)
                                            -----------    -----------    -----------
     Total ...............................     (355,739)      (125,931)       (93,871)
                                            -----------    -----------    -----------
   Recoveries:
    Commercial ...........................       20,931         28,272         85,738
    Real estate-mortgage .................            0              0              0
    Consumer and other ...................        4,266          5,553          3,870
                                            -----------    -----------    -----------
     Total ...............................       25,197         33,825         89,608
                                            -----------    -----------    -----------
   Balance at end of year ................  $ 1,805,860    $ 1,802,402    $ 1,784,508
                                            ===========    ===========    ===========

     Impairment of loans having recorded investments of $520,479 at December 31, 1997, and $396,481 at December 31, 1996, has been recognized in conformity with FASB Statement 114, as amended by FASB Statement 118. The average recorded investment in impaired loans during 1997 and 1996 was $458,480 and $231,610, respectively. The total allowance for loan losses related to these loans was $77,522 and $82,172 on December 31, 1997 and 1996, respectively. Interest income on impaired loans of $13,554, $25,871 and $8,208 was recognized for cash payments received in 1997, 1996 and 1995, respectively. Interest income of $11,530, $4,132 and $57,370 was recognized during 1997, 1996 and 1995, respectively, for loans either returned to accrual status from nonaccrual or paid in full from nonaccrual status. For those loans classified as nonaccrual as of December 31, 1997, 1996 and 1995, interest income of $6,722, $7,779 and $9,798 would have been recognized in the respective periods if those loans had performed under the original terms.

     Commercial loans include investments of $1,056,888 and $3,247,629 in participating interests of loans originated by other financial institutions as of December 31, 1997 and 1996, respectively.

     Commercial loans exclude loans serviced for others of $8,537,258 and $10,132,951 as of December 31, 1997 and 1996, respectively. Real estate mortgage loans exclude loans serviced for others of $838,596 and $851,299 as of December 31, 1997 and 1996, respectively. Servicing loans for others generally consists of collecting payments, maintaining escrow accounts and disbursing payments to investors. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees.


NOTE 6 -- TRANSACTIONS WITH RELATED PARTIES

     Directors and officers of the Corporation and its subsidiaries are customers of and borrow from the Banks in the ordinary course of business. All of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with unrelated third parties, and did not involve more than a normal risk of collectibility.

     Directors and principal officers' direct and indirect indebtedness to the subsidiaries aggregated $4,552,869 and $4,150,181 at December 31, 1997 and 1996, respectively. During 1997, $3,802,060 of new loans were made to related parties and repayments totaled $3,399,371. Additionally, unfunded commitments to extend credit to directors and officers totaled $1,329,472 for 1997 and $1,022,962 for 1996, and standby letters of credit totaled $208,000 and $35,000 at December 31, 1997 and 1996.

                           COMSOUTH BANKSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 7 -- PREMISES AND EQUIPMENT

     Premises and equipment included the following:



                                                               December 31,
                                                       -----------------------------
                                                            1997           1996
                                                       -------------- --------------
           Leasehold improvements ....................  $  1,290,738   $  1,233,911
           Equipment and furnishings .................     1,825,508      1,678,482
                                                        ------------   ------------
                                                           3,116,246      2,912,393
           Less accumulated depreciation and amortization (1,804,986)    (1,423,234)
                                                        ------------   ------------
            Total premises and equipment, net ........  $  1,311,260   $  1,489,159
                                                        ============   ============

     Depreciation and amortization expenses for 1997, 1996 and 1995 totaled $381,752, $329,901, and $281,034, respectively.


NOTE 8 -- DEPOSITS

     The aggregate amount of short-term jumbo CDs, each with minimum denomination of $100,000, was approximately $34,363,000 and $26,984,000 at December 31, 1997 and 1996, respectively.

     At December 31, 1997, the scheduled maturities of CDs were as follows:


  1998 .........  $62,422,521
  1999 .........    5,931,188
  2000 .........    1,427,525
  2001 .........      703,375
                  -----------
                  $70,484,609
                  ===========

NOTE 9 -- NOTE PAYABLE

     During 1996, the Corporation established a $1,200,000 revolving line-of-credit with another financial institution. The line-of-credit was subsequently converted to a term loan and matures December 2001 with interest payments due quarterly. BOC's common stock serves as collateral. Borrowings during 1997 and 1996 are summarized as follows:



                                                            1997             1996
                                                       --------------   --------------
           Interest rate at year-end .................         8.00%            7.75%
           Maximum amount outstanding at any month-end   $1,200,000       $1,200,000
           Average amount outstanding during the year    $1,108,767       $  777,778
           Weighted average interest rate during the year      8.10%            7.75%

     During 1997, the Corporation established a $250,000 term loan with the financial institution noted in the preceding paragraph. This loan matures September 30, 2000. Interest is variable at the lender's prime rate minus one-half percent (8.0% average rate for 1997 and at December 31, 1997) with repayment of $20,833 plus accrued interest due quarterly beginning December 31, 1997. The loan is cross-collateralized with the line-of-credit noted above.

     The line-of-credit agreement and the term loan agreement contain certain covenants. The principal financial covenants require the Corporation to maintain the allowance for loan losses in an amount of at least 100% of non-performing assets; tangible equity to total assets at least equal to 8% for BOC and at least equal to 6% for BOCL; nonperforming loans plus foreclosed assets to loans receivable plus foreclosed assets at a ratio no greater than 1.80%; and maintain a return on average assets of at least 1%. The Corporation was in compliance with these covenants at December 31, 1997. The Corporation is also restricted from paying any dividends unless approved by the lender. The Corporation received a waiver from the lender on this restriction for the 1997 three-for-two stock split and the 10% stock dividend paid in December 1996.

                           COMSOUTH BANKSHARES, INC.

NOTE 9 -- NOTE PAYABLE -- Continued

     At December 31, 1997, BOCL had approximately $11.0 million and BOC had approximately $10.1 million in standby credit available from other banks for short-term borrowings.


NOTE 10 -- FEDERAL HOME LOAN BANK ADVANCES

     The Banks are members of the Federal Home Loan Bank and as such, have access to borrowings. The Banks use the borrowings to meet short-term liquidity needs and generally repay the advances and variable interest within one day. Collateral for the borrowings are blanket liens on the Banks' one to four family residential loans. All borrowings were repaid at December 31, 1997. The average interest rate on such borrowings was 6.50% for 1997.


NOTE 11 -- OTHER BORROWED FUNDS

     Federal funds purchased and securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Other borrowed funds consist of term federal funds purchased and treasury tax and loan deposits and generally are repaid within one to 120 days from the transaction date.

     Information concerning securities sold under agreements to repurchase is summarized as follows:



                                                     1997              1996
                                               ---------------   ---------------
  Average balance during the year ............   $ 3,346,634       $ 1,342,644
  Average interest rate during the year ......          4.00%             3.73%
  Maximum month-end balance during the year ..   $ 3,806,376       $ 2,674,394

NOTE 12 -- COMMITMENTS

     The Corporation leases its office facilities and certain equipment under various operating leases. Original lease terms typically range from one to ten years and normally have options that permit renewals for additional periods.

     The aggregate future minimum lease payments under all noncancellable leases at December 31, 1997 were as follows:


  1998 ...............  $  382,592
  1999 ...............     378,590
  2000 ...............      99,116
  2001 ...............      99,116
  2002 ...............      85,979
  Thereafter .........     114,000
                        ----------
                        $1,159,393
                        ==========

     Total rental expenses under the above leases for 1997, 1996 and 1995 were approximately $355,000, $262,000 and $274,000, respectively.


NOTE 13 -- STOCK OPTIONS

     The Corporation has reserved 75,900 shares of common stock for issuance to key employees under an Incentive Stock Option Plan (the "Qualified Option Plan") and 75,900 shares of common stock for issuance to key employees, officers, and directors under a non-qualified stock option plan (the "Non-Qualified Plan"). During 1995, the Corporation reserved an additional 165,000 shares of common stock for issuance to employees under a non-qualified stock option plan (the "1995 Non-Qualified Plan"). Additionally, as part of the 1995 Non-Qualified Plan, each non-employee director of the Corporation will receive options to purchase 40 shares of common stock for each board of directors meeting attended. The options are exercisable after six months from date of the grant and expire at the earlier of termination of director status or ten years after the date of grant. The option price will be at fair market value at the date of grant.

                           COMSOUTH BANKSHARES, INC.

NOTE 13 -- STOCK OPTIONS -- Continued

     The following tables summarize activity of each plan:



                                                                    Options
                                                                   Price Per     Expiration
                                                     Options         Share         Dates
                                                   ----------- ---------------- -----------
  Qualified Plan
  January 1, 1991 ................................    43,325
  Exercised during 1992 ..........................    (2,000)
  Exercised during 1995 ..........................   (16,500)
  Expired during 1995 ............................    (4,300)
  Adjusted for 10% stock dividend during 1996 ....     2,053
  Adjusted for 3 for 2 split in 1997 .............    11,289
                                                     -------
  December 31, 1997 ..............................    33,867   $  3.56-$5.27     01/24/00
                                                     =======   =============     ========
  Non-Qualified Plan
  January 1, 1991 ................................    18,875
  Granted during 1991 ............................    23,525
  Exercised during 1992 ..........................    (2,100)
  Expired during 1994 ............................      (500)
  Exercised during 1995 ..........................      (700)
  Adjusted for 10% stock dividend during 1996 ....     3,923
  Exercised during 1996 ..........................    (8,580)
  Adjusted for 3 for 2 split in 1997 .............    17,628
  Exercised during 1997 ..........................   (17,662)
                                                     -------
  December 31, 1997 ..............................    34,409   $  3.56-$5.27     12/31/00
                                                     =======   =============     ========
  1995 Non-Qualified Plan
  Granted during 1995 ............................    40,000
  Adjusted for 10% stock dividend during 1996 ....     4,000
  Granted during 1996 ............................     6,746
  Adjusted for 3 for 2 split in 1997 .............    25,397
  Granted during 1997 ............................    56,888
                                                     -------
  December 31, 1997 ..............................   133,031   $ 5.15-$15.91     04/28/07
                                                     =======   =============     ========

     Since all options granted during 1997, 1996 and 1995, other than those granted to Messrs. Barnwell and Swanson discussed below, in management's opinion, were issued at exercise prices equal to or greater than the market value of the common stock at the time of grant, compensation expense related to the grant of these options was not recognized.

     As an inducement to the President of BOCL to enter into an employment agreement in January 1992, the Corporation granted total stock options for 36,668 shares of stock at a purchase price of $2.42 per share. The President of BOCL's rights in these options fully vested in January 1995.

     In recognition of their outstanding performance since the inception of the Bank of Charleston and as an inducement for their continued employment, Messrs. Arthur P. Swanson, CEO and President and John P. Barnwell, Executive Vice President, Bank of Charleston, NA were each granted options to purchase 18,000 shares of common stock at a price of $.67 per share. These options are to vest on a pro rata basis over a five year period with one fifth of the total vesting each year, beginning October 10, 1998. Expiration of these options will be in five year increments beginning with each vesting date. Since these options were granted at a price less than fair market value, the Corporation expensed approximately $28,000 in additional compensation expenses during 1997 and plans to expense approximately $9,200 per month for the remaining vesting period. In the event of a change of control of the Corporation, any unvested options will vest immediately.

                           COMSOUTH BANKSHARES, INC.

NOTE 13 -- STOCK OPTIONS -- Continued

     The fair value of stock-based compensation was estimated at date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997: risk-free interest rate of 6.43%; dividend yield of 0.00%; volatility factor of the expected market price of the Corporation's common stock of .17; a weighted-average expected life of the option of 5.7 years and an assumed annual forfeiture rate of 0%. The Corporation's pro forma information is presented below:



                                                    1997
                                       -------------------------------
                                         As Reported      Pro Forma
                                       --------------- ---------------
  Net income .........................   $ 2,254,223     $ 2,229,079
  Basic net income per common share ..          0.98            0.97
  Diluted net income per common share           0.91            0.90

     All options above have been adjusted to reflect the 10% stock dividend declared in 1996 and the 3 for 2 split in October of 1997.


NOTE 14 -- REGULATORY REQUIREMENTS

     National banks are subject to certain restrictions regarding their ability to transfer funds to the Corporation in the form of cash dividends, loans or advances. The approval of the Office of the Comptroller of the Currency (OCC) is required to pay dividends in excess of each Bank's net profits for the current year plus retained net profits (net profits less dividends paid) for the preceding two years, less any required transfers to surplus. As of December 31, 1997, approximately $2,902,000 and $3,613,000 of BOCL's and BOC's retained earnings, respectively, were available for distribution to the Corporation as dividends without prior regulatory approval.

     Under Federal Reserve regulation, the Banks are also limited as to the amount they may lend to the Corporation unless such loans are collateralized by specified obligations. Since the assets of the Corporation do not qualify as assets which may be pledged as collateral to its subsidiary banks, the Corporation is not eligible to obtain loans from its bank subsidiaries.

     BOCL and BOC are subject to various capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in initiation of certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Banks' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that BOCL and BOC meet all capital adequacy requirements to which they are subject.

                           COMSOUTH BANKSHARES, INC.

NOTE 14 -- REGULATORY REQUIREMENTS -- Continued

     As of September 30, 1997, the most recent notifications from the Office of the Comptroller of the Currency categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Banks must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Banks' categories.


                                                                                       Minimum Required
                                                                                          To Be Well
                                                                                         Capitalized
                                                                  Minimum Required       Under Prompt
                                                                    For Capital           Corrective
                                                  Actual         Adequacy Purposes    Actual Provisions
                                           -------------------- -------------------- --------------------
                                             Amount     Ratio     Amount     Ratio     Amount     Ratio
                                           ---------- --------- ---------- --------- ---------- ---------
                                                               (Dollars in thousands)
As of December 31, 1997
 Tier 1 Capital (to Average Assets)
   Consolidated ..........................  $16,000       8.3%   $ 7,857       4.0%   $ 9,822       5.0%
   BOC ...................................   10,243      10.6%     3,865       4.0%     4,832       5.0%
   BOCL ..................................    6,363       6.4%     3,965       4.0%     4,956       5.0%
 Tier 1 Capital (to Risk Weighted Assets):
   Consolidated ..........................  $16,000      10.9%   $ 5,869       4.0%   $ 8,803       6.0%
   BOC ...................................   10,243      13.0%     3,145       4.0%     4,718       6.0%
   BOCL ..................................    6,363       9.4%     2,718       4.0%     4,076       6.0%
 Total Capital (to Risk Weighted Assets):
   Consolidated ..........................  $17,806      12.1%   $11,737       8.0%   $14,671      10.0%
   BOC ...................................   11,194      14.2%     6,290       8.0%     7,863      10.0%
   BOCL ..................................    7,212      10.6%     5,436       8.0%     6,794      10.0%
As of December 31, 1996
 Tier 1 Capital (to Average Assets):
   Consolidated ..........................  $13,605      10.1%   $ 5,377       4.0%   $ 6,721       5.0%
   BOC ...................................    8,808      11.0%     3,219       4.0%     4,020       5.0%
   BOCL ..................................    5,248       7.4%     2,848       4.0%     3,551       5.0%
 Tier 1 Capital (to Risk Weighted Assets):
   Consolidated ..........................  $13,605      11.9%   $ 4,567       4.0%   $ 6,851       6.0%
   BOC ...................................    8,808      13.8%     2,556       4.0%     3,834       6.0%
   BOCL ..................................    5,248      10.0%     2,102       4.0%     3,154       6.0%
 Total Capital (to Risk Weighted Assets):
   Consolidated ..........................  $15,137      13.3%   $ 9,134       8.0%   $11,418      10.0%
   BOC ...................................    9,607      15.0%     5,112       8.0%     6,390      10.0%
   BOCL ..................................    5,909      11.2%     4,205       8.0%     5,256      10.0%

                           COMSOUTH BANKSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 15 -- OTHER NONINTEREST EXPENSES

     Components of other noninterest expenses were as follows:



                                                          Year ended December 31,
                                                   --------------------------------------
                                                       1997         1996         1995
                                                   ------------ ------------ ------------
Legal, accounting, regulatory and insurance ......  $  796,481   $  649,977   $  481,428
Supplies and printing ............................     172,526      150,749      125,914
Postage and freight ..............................     138,387      120,621       95,385
Loan servicing ...................................      90,555       85,630       78,154
Outside services .................................      81,236       61,503       52,364
Directors' Fees ..................................      80,199       36,720       28,140
Dues and subscriptions ...........................      68,061       70,683       78,538
Training and other employee expenses .............      65,759       69,685       47,214
Consulting .......................................      65,646       51,274       75,377
Telephone ........................................      60,614       56,843       58,217
Losses other than bad debt .......................      55,549       34,393       15,112
Temporary employment services ....................      42,784       44,593       27,035
Data communications ..............................      40,567       33,481       23,700
Travel -- nonofficers ............................      26,509       21,610       17,538
Losses -- OREO ...................................                   23,309
Amortization -- organization expense .............                                 7,530
Other ............................................      98,719       28,347       33,049
                                                    ----------   ----------   ----------
                                                    $1,883,592   $1,539,418   $1,244,695
                                                    ==========   ==========   ==========

NOTE 16 -- INCOME TAXES

     The Corporation files consolidated federal income tax returns on a calendar-year basis.

     The components of consolidated provision for income taxes were as follows:




                                   Year ended December 31,
                           ----------------------------------------
                                1997          1996         1995
                           -------------- ------------ ------------
  Taxes currently payable:
  Federal ................  $ 1,095,262    $  903,042   $  552,598
  State ..................      215,540       139,334       73,529
                            -----------    ----------   ----------
                              1,310,802     1,042,376      626,127
                            -----------    ----------   ----------
  Deferred income taxes:
  Federal ................       49,622      (113,137)    (200,000)
                            -----------    ----------   ----------
                            $ 1,360,424    $  929,239   $  426,127
                            ===========    ==========   ==========

                           COMSOUTH BANKSHARES, INC.

NOTE 16 -- INCOME TAXES -- Continued

     The Corporation reported its fifth consecutive profitable year as of December 31, 1997, and prior federal tax net operating loss carryforwards were fully utilized in 1996. As a result of these changes in circumstances, management reconsidered its prior policy of fully reserving net deferred tax assets concluding that it was "more likely than not" that approximately $140,000 and $200,000 of deferred tax assets would be realized in 1996 and 1995. The decrease in the valuation allowance was due to the realization of loss carryforwards as reflected in the provision for income taxes.

     At December 31, 1997, the Corporation had net operating loss (NOL) carryforwards for state income tax purposes of approximately $3.5 million available to offset future state taxable income. The NOL carryforwards expire in the years 2003 through 2012. The valuation allowance at December 31, 1997 represents management's estimate of the allowance for the state net operating loss carryforward deferred tax asset.

     Deferred tax assets and (liabilities) and related valuation allowance at December 31, 1997 and 1996, were as follows:



                                                                December 31,
                                                          -------------------------
                                                              1997         1996
                                                          ------------ ------------
            Allowance for loan losses ...................  $  439,789   $  497,145
            State tax net operating loss carryforward ...     177,257      127,194
            Excess tax over book depreciation ...........      67,917       82,522
            Accrued liabilities .........................      29,068
            Unrealized loss on securities available-for-sale                12,233
                                                                        ----------
            Gross deferred tax asset ....................     714,031      719,094
                                                           ----------   ----------
            Accretion of discounts on bonds .............     (20,953)      (1,381)
            Unrealized gain on securities available-for-sale   (8,035)
                                                           ----------
            Gross deferred tax liability ................     (28,988)      (1,381)
                                                           ----------   ----------
            Net deferred tax asset before valuation allowance 685,043      717,713
            Less valuation allowance ....................    (157,220)    (120,000)
                                                           ----------   ----------
            Net deferred tax asset ......................  $  527,823   $  597,713
                                                           ==========   ==========

     Total provision for income taxes is different than if it were computed by applying the federal tax rate due to the following:



                                                           For the Year ended December 31,      Percentage of Pre-tax income
                                                       ---------------------------------------- -----------------------------
                                                            1997          1996         1995        1997      1996      1995
                                                       -------------- ------------ ------------ --------- --------- ---------
Tax expense at statutory rate ........................  $ 1,228,980    $  937,606   $  614,583      34.0      34.0      34.0
Change in deferred tax asset valuation allowance .....       37,220      (140,624)    (200,000)      1.0      (5.1)    (11.1)
State tax, net of federal benefit ....................      107,355        74,036       48,529       3.0       2.7       2.7
Alternative minimum tax expenses .....................                                 (13,000)                        ( 1.0)
Nondeductible expenses ...............................      (26,856)       46,471       12,622      ( .7)      1.7       1.0
Other, net ...........................................       13,725        11,750      (36,607)       .4        .4     ( 2.0)
                                                        -----------    ----------   ----------     -----     -----    ------
                                                        $ 1,360,424    $  929,239   $  426,127      37.7      33.7      23.6
                                                        ===========    ==========   ==========     =====     =====    ======

                           COMSOUTH BANKSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 17 -- CONDENSED PARENT COMPANY FINANCIAL INFORMATION

     Condensed financial data for ComSouth Bankshares, Inc. (parent only) was as follows:



                                                         December 31,
                                                 ----------------------------
                                                      1997          1996
                                                 ------------- --------------
           Balance Sheet Data
           Cash and short-term investments .....  $    61,415   $   235,042
           Investments in subsidiaries, at equity  16,621,175    14,032,798
           Other assets ........................      713,276       721,916
                                                  -----------   -----------
  Total assets .................................  $17,395,866   $14,989,756
                                                  ===========   ===========
           Note payable ........................  $ 1,189,167   $ 1,200,000
           Other liabilities ...................      191,127       148,934
           Stockholders' equity ................   16,015,572    13,640,822
                                                  -----------   -----------
  Total liabilities and stockholders' equity ...  $17,395,866   $14,989,756
                                                  ===========   ===========


                                                                                Year ended December 31,
                                                                     ----------------------------------------------
                                                                          1997            1996            1995
                                                                     -------------- --------------- ---------------
Results of Operations Data
Revenues:
 Management fees ...................................................  $ 1,019,265     $   971,336     $   878,193
 Other .............................................................           40           3,743           1,184
                                                                      -----------     -----------     -----------
                                                                        1,019,305         975,079         879,377
                                                                      -----------     -----------     -----------
Expenses:
 Salaries and employee benefits ....................................      752,165         640,763         579,079
 Interest expense ..................................................       90,096          45,912             233
 Other expense .....................................................      771,054         854,900         489,155
                                                                      -----------     -----------     -----------
                                                                        1,613,315       1,541,575       1,068,467
                                                                      -----------     -----------     -----------
Income (loss) before equity in undistributed income of subsidiaries      (594,010)       (566,496)       (189,090)
Equity in undistributed income of subsidiaries .....................    2,848,233       2,394,922       1,570,561
                                                                      -----------     -----------     -----------
Net income .........................................................  $ 2,254,223     $ 1,828,426     $ 1,381,471
                                                                      ===========     ===========     ===========


                                                                                        1997           1996           1995
                                                                                   -------------- -------------- --------------
Cash Flow Data
Cash flows from operating activities:
 Net income ......................................................................  $  2,254,223   $  1,828,426   $  1,381,471
Adjustments to reconcile net income to net cash used for operating activities:
Equity in income of subsidiaries .................................................    (2,848,233)    (2,394,922)    (1,570,561)
Depreciation and amortization ....................................................        47,064         38,794         34,110
Increase in other assets .........................................................        (7,854)      (216,916)      (174,641)
Increase (decrease) in other liabilities .........................................        42,193       (279,740)       292,822
                                                                                    ------------   ------------   ------------
Cash used for operating activities: ..............................................      (512,607)    (1,024,358)       (36,799)
                                                                                    ------------   ------------   ------------
Cash flow from investing activities:
Purchases of premises and equipment ..............................................       (30,570)       (41,321)       (71,263)
                                                                                    ------------   ------------   ------------
Cash used for investing activities ...............................................       (30,570)       (41,321)       (71,263)
                                                                                    ------------   ------------   ------------

                           COMSOUTH BANKSHARES, INC.

NOTE 17 -- CONDENSED PARENT COMPANY FINANCIAL INFORMATION -- Continued



                                                           1997         1996          1995
                                                       ------------ ------------ -------------
Cash from financing activities:
(Repayments) net proceeds of note payable ............     (10,833)   1,200,000     (125,000)
Proceeds from issuance of common stock ...............      83,266       53,966      118,386
Cash in lieu of fractional shares ....................      (2,083)      (2,216)
Dividends received from subsidiaries .................     299,200
                                                           -------
Cash provided by (used for) financing activities .....     369,550    1,251,750       (6,614)
                                                           -------    ---------     --------
(Decrease) increase in cash and cash equivalents .....    (173,627)     186,071     (114,676)
Cash and cash equivalents at beginning of year .......     235,042       48,971      163,647
                                                          --------    ---------     --------
Cash and cash equivalents at end of year .............  $   61,415   $  235,042   $   48,971
                                                        ==========   ==========   ==========
Supplemental disclosures of cash flow information:
Cash paid for interest ...............................  $   90,096   $   45,912   $      223

NOTE 18 -- FINANCIAL INSTRUMENTS

     BOCL and BOC are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers and to reduce their own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial position. The contract or notional amounts of those instruments reflect the extent of involvement the subsidiaries have in particular classes of financial instruments.

     BOCL's and BOC's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The subsidiaries use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

     Unless noted otherwise, BOCL and BOC do not require collateral or other security to support financial instruments with credit risk. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not represent future cash requirements. BOCL and BOC evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by BOCL and BOC upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

                           COMSOUTH BANKSHARES, INC.

NOTE 18 -- FINANCIAL INSTRUMENTS -- Continued

     Standby letters of credit are conditional commitments issued by BOCL and BOC to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. Most guarantees expire by December 1998. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies but may include accounts receivable, inventory, equipment, marketable securities and property. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.

     The estimated fair values of the Corporation's consolidated financial instruments were as follows at:



                                                                        December 31, 1997      December 31, 1996
                                                                      ---------------------- ----------------------
                                                                       Carrying      Fair     Carrying      Fair
                                                                        Amount      Amount     Amount      Value
                                                                      ---------- ----------- ---------- -----------
                                                                                 (balances in thousands)
 Financial Assets:
  Cash and cash equivalents .........................................  $ 16,153   $ 16,153    $ 13,092   $ 13,092
  Investment securities .............................................    43,026     43,086      34,106     34,070
  Loans receivable ..................................................   142,671    147,563     113,879    117,308
                                                                       --------   --------    --------   --------
    Total Financial Assets ..........................................  $201,850   $206,802    $161,077   $164,470
                                                                       ========   ========    ========   ========
 Financial Liabilities:
  Deposits ..........................................................   182,673    182,878     145,408    145,509
  Federal funds purchased and securities sold under agreements to
    repurchase ......................................................     3,096      3,096       2,674      2,674
  Note payable ......................................................     1,189      1,189       1,200      1,200
  U.S. Treasury tax and loan accounts ...............................     1,330      1,330         784        784
                                                                       --------   --------    --------   --------
    Total Financial Liabilities .....................................  $188,288   $188,493    $150,066   $150,167
                                                                       ========   ========    ========   ========
 Off-balance-sheet financial instruments:
  Commitments to extend credit ......................................    22,044     22,044      21,396     21,396
  Standby letters of credit .........................................     3,327      3,327       1,689      1,689

NOTE 19 -- SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

     Most of BOCL's and BOC's business activity is with customers located within the Columbia, SC and Charleston, SC metropolitan areas, respectively. Although BOCL and BOC have diversified loan portfolios, a substantial portion of their debtor's ability to honor their contracts is dependent upon the economies of Columbia and Charleston and the surrounding areas.

     The contractual amounts of credit-related financial instruments such as commitments to extend credit and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.


NOTE 20 -- CONTINGENCIES


     Litigation

     In addition to the matter discussed in Note 2, the Corporation and its subsidiaries are parties to and defendants in litigation arising from normal banking activities. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the Corporation's financial position or results of operations.

                           COMSOUTH BANKSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


     Year 2000 Considerations

     Many existing computer programs use only two digits to identify a year in the date datum field. These programs were designed and developed without considering the impact of the upcoming change in the century. If uncorrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organizations.

     Because the Corporation is heavily dependent upon computers, failure of the computer systems, or the computer systems of other entities to which the Corporation's computers are linked or on which they are dependent, to operate properly after December 31, 1999, could have a material adverse effect on the Corporation. Although management has prepared a plan for addressing year 2000 issues and believes that its computer systems will not experience any significant problems with the changeover to the year 2000, it has not yet tested its systems for year 2000 compliance. Furthermore, the Corporation has not received confirmation from all of the other entities with which its systems are linked or upon which its systems are dependent that such entities do not expect to encounter problems. In addition, computer problems experienced by the customers of the Banks and others could cause economic disruptions that would affect business. Therefore, there can be no assurance that the Corporation will not experience year 2000 problems, or that such problems, if experienced, will not have a material adverse effect on the Corporation. No special provision has been made by the Corporation for expenses related to the year 2000 problem, however, management has incorporated into it's 1998 budget certain expenses which will potentially be incurred as a result of the year 2000 problem.

                           COMSOUTH BANKSHARES, INC.

                          CONSOLIDATED BALANCE SHEETS



                                                                                       March 31,      December 31,
                                                                                          1998            1997
                                                                                    --------------- ---------------
                                                                                      (Unaudited)
ASSETS
Cash and due from banks ...........................................................  $ 11,036,269    $  9,332,658
Federal funds sold ................................................................    17,685,000       6,820,000
                                                                                     ------------    ------------
 Total cash and cash equivalents ..................................................    28,721,269      16,152,658
Investment securities:
 Held-to-maturity, at amortized cost (fair value of $13,372,158 in 1998
   and $18,558,395 in 1997) .......................................................    13,302,858      18,498,356
 Available-for-sale, at fair value (amortized cost of $24,852,379 in 1998
   and $24,504,127 in 1997) .......................................................    24,869,820      24,527,758
Loans receivable:
 (less allowance for loan losses 1998 -- $1,838,844; 1997--$1,805,860) ............   146,946,488     142,670,629
Accrued interest receivable .......................................................     1,645,462       1,643,676
Premises and equipment ............................................................     1,248,514       1,311,260
Other assets ......................................................................       641,016         767,201
                                                                                     ------------    ------------
   Total Assets ...................................................................  $217,375,427    $205,571,538
                                                                                     ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits
 Noninterest bearing demand .......................................................    35,537,006      41,283,341
 NOW, money market and savings ....................................................    79,443,925      70,904,709
 Time deposits of $100,000 or more ................................................    36,979,405      34,363,250
 Time deposits less than $100,000 .................................................    37,269,934      33,235,474
 Other time deposits ..............................................................     3,402,866       2,885,885
                                                                                     ------------    ------------
   Total deposits .................................................................   192,633,136     182,672,659
Federal funds purchased and securities sold under agreements to repurchase ........     3,670,070       3,096,166
Notes payable .....................................................................     2,108,333       1,189,167
U.S. Treasury tax and loan accounts ...............................................       728,058       1,330,114
Accrued interest ..................................................................       608,580         625,948
Other liabilities .................................................................       815,391         641,912
                                                                                     ------------    ------------
   Total Liabilities ..............................................................   200,563,568     189,555,966
                                                                                     ------------    ------------
Stockholders' Equity
Preferred Stock
 (no par value, 50,000,000 shares authorized; no shares issued or outstanding)
Special stock
 (no par value, 50,000,000 shares authorized; no shares issued or outstanding)
Common Stock
 (no par value, 50,000,000 shares authorized; shares issued and outstanding --
   2,341,320 in 1998 and 2,317,600 in 1997) .......................................    13,824,539      13,699,539
Retained earnings .................................................................     2,975,809       2,300,437
Accumulated other comprehensive income ............................................        11,511          15,596
                                                                                     ------------    ------------
   Total Stockholders' Equity .....................................................    16,811,859      16,015,572
                                                                                     ------------    ------------
   Total Liabilities and Stockholders' Equity .....................................  $217,375,427    $205,571,538
                                                                                     ============    ============

                           COMSOUTH BANKSHARES, INC.


                      CONSOLIDATED STATEMENTS OF OPERATION


                                  (Unaudited)



                                                                             Three Months ended March 31,
                                                                             -----------------------------
                                                                                  1998           1997
                                                                             -------------- --------------
Interest income:
 Interest and fees on loans ................................................  $ 3,323,350    $ 2,653,768
 Investment securities .....................................................      625,315        539,516
 Federal funds sold ........................................................       99,523         48,215
                                                                              -----------    -----------
   Total interest income ...................................................    4,048,188      3,241,499
                                                                              -----------    -----------
Interest expense:
 Deposits ..................................................................    1,827,176      1,427,395
 Federal funds purchased and securities sold under agreements to repurchase        53,510         44,775
 U.S. Treasury tax and loan accounts .......................................        8,944          9,768
 Notes payable .............................................................       23,924         23,250
                                                                              -----------    -----------
   Total interest expense ..................................................    1,913,554      1,505,188
                                                                              -----------    -----------
Net interest income ........................................................    2,134,634      1,736,311
Provision for loan losses ..................................................      210,000         15,000
                                                                              -----------    -----------
   Net interest income after provision for loan losses .....................    1,924,634      1,721,311
Noninterest income:
 Lending operations and services ...........................................      404,496        296,547
 Service charges on deposit accounts .......................................      184,892        163,265
 Other .....................................................................       35,969         22,643
                                                                              -----------    -----------
   Total noninterest income ................................................      625,357        482,455
                                                                              -----------    -----------
Noninterest expense:
 Salaries and employee benefits ............................................      908,700        725,732
 Occupancy expenses ........................................................      119,790        107,638
 Furniture and equipment ...................................................      107,633        109,574
 Advertising and marketing .................................................       30,488         24,058
 Other .....................................................................      389,879        400,654
                                                                              -----------    -----------
   Total noninterest expense ...............................................    1,556,490      1,367,656
                                                                              -----------    -----------
Income before provision for income taxes ...................................      993,501        836,110
Provision for income taxes .................................................     (318,129)      (315,950)
                                                                              -----------    -----------
   Net income ..............................................................  $   675,372    $   520,160
                                                                              ===========    ===========
Basic earnings per common share:
 Weighted average shares outstanding .......................................    2,341,320      2,304,465
 Net income per weighted average number of shares outstanding ..............  $       .29    $       .23
                                                                              ===========    ===========
Diluted earnings per common share:
 Weighted average shares outstanding .......................................    2,469,695      2,419,271
 Net income per weighted average number of shares outstanding ..............  $       .27    $       .21
                                                                              ===========    ===========

                           COMSOUTH BANKSHARES,INC.


           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


             Three Months Ended March 31, 1998 and March 31, 1997
                                  (Unaudited)



                                                                                        Accumulated
                                                                                           Other           Total
                                                 Common       Common       Retained    Comprehensive   Stockholders'
                                                 Shares        Stock       Earnings    Income (Loss)      Equity
                                              ----------- -------------- ------------ --------------- --------------
Balance at December 31, 1996 ................  2,299,138   $13,616,273    $   48,296     $ (23,747)    $13,640,822
Comprehensive income:
 Net income .................................                                520,160                       520,160
 Other comprehensive income, net of
   tax -- Unrealized loss on securities .....                                              (74,067)        (74,067)
                                                                                                       -----------
Comprehensive income ........................                                                              446,093
                                                                                                       -----------
Issuance of common stock ....................      6,112        28,175                                      28,175
                                               ---------   -----------                                 -----------
Balance at March 31, 1997 ...................  2,305,250   $13,644,448    $  568,456     $ (97,814)    $14,115,090
                                               =========   ===========    ==========     =========     ===========
Balance at December 31, 1997 ................  2,317,600   $13,699,539    $2,300,437     $  15,596     $16,015,572
Comprehensive income:
 Net income .................................                                675,372                       675,372
 Other comprehensive income, net of
   tax -- Unrealized loss on securities .....                                               (4,085)         (4,085)
                                                                                                       -----------
Comprehensive income ........................                                                              671,287
                                                                                                       -----------
Issuance of common stock ....................     23,720       125,000                                     125,000
                                               ---------   -----------                                 -----------
Balance at March 31, 1998 ...................  2,341,320   $13,824,539    $2,975,809     $  11,511     $16,811,859
                                               =========   ===========    ==========     =========     ===========

                           COMSOUTH BANKSHARES, INC.


                     CONSOLIDATED STATEMENT OF CASH FLOWS


                                  (Unaudited)



                                                                                             Three Months ended March 31,
                                                                                           --------------------------------
                                                                                                 1998             1997
                                                                                           ---------------- ---------------
Cash flows from operating activities:
Net income ...............................................................................   $    675,372    $    520,160
  Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation and amortization ..........................................................         88,101          72,765
  Provision for loan losses ..............................................................        210,000          15,000
  Amortization of premium and accretion of discount on investment securities .............        (18,364)          3,844
  (Increase) decrease in interest receivable .............................................         (1,786)         49,765
  Decrease in other assets ...............................................................        126,185          50,819
  (Decrease) increase in interest payable ................................................        (17,368)         49,025
  Increase in other liabilities ..........................................................        175,584         308,315
                                                                                             ------------    ------------
   Cash provided by operating activities .................................................      1,237,724       1,069,693
                                                                                             ------------    ------------
Cash flows from investing activities:
  Purchase of investments, held-to-maturity ..............................................              0      (3,281,875)
  Purchase of investments, available-for-sale ............................................     (7,849,328)     (1,364,500)
  Maturities of investments, held-to-maturity ............................................      5,214,938           5,530
  Maturities of investments, available-for-sale ..........................................      7,500,000               0
  Net increase in loans ..................................................................     (4,940,193)     (4,352,990)
  Gross amount of loans serviced for others ..............................................      1,554,136         375,168
  Remittances on loans serviced for others ...............................................       (841,147)       (709,871)
  Purchase of premises and equipment .....................................................        (25,355)        (64,101)
                                                                                             ------------    ------------
   Cash used for investing activities ....................................................        613,051      (9,392,639)
                                                                                             ------------    ------------
Cash flows from financing activities:
  Net increase in deposits ...............................................................      9,960,477       7,403,419
  Increase in federal funds purchased and securities sold under agreements to repurchase .        573,903         190,626
  Proceeds (repayment) of note payable ...................................................        919,167         (60,000)
  (Decrease) increase in U.S. Treasury, tax and loan accounts ............................       (602,056)        436,991
  Proceeds from issuance of common stock .................................................        125,000          28,175
                                                                                             ------------    ------------
   Cash provided by financing activities .................................................     10,976,491       7,999,211
                                                                                             ------------    ------------
  Increase (decrease) in cash and cash equivalents .......................................     12,827,266        (323,735)
  Cash and cash equivalents at beginning of period .......................................     16,152,658      13,091,553
                                                                                             ------------    ------------
  Cash and cash equivalents at end of period .............................................   $ 28,979,924    $ 12,767,818
                                                                                             ============    ============
Supplemental disclosure of cash flow information:
  Cash paid for interest .................................................................   $  1,930,922    $  1,456,163
  Cash paid for taxes ....................................................................   $      1,800    $     57,952
Noncash adjustments to report investment securities, available-for-sale at fair value:
  Investment securities, available-for-sale ..............................................   $     17,441    $   (148,202)
  Other (liabilities) assets .............................................................         (5,930)         50,388
  Unrealized gain (loss) on investment securities, available-for-sale, net of applicable
   deferred income taxes .................................................................   $     11,511    $    (97,814)

                           COMSOUTH BANKSHARES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary for the fair presentation of the consolidated statements of operations and of cash flows for the interim periods presented. Such adjustments are of a normal recurring nature. The interim financial statements, including related notes, should be read in conjunction with the financial statements for the year ended December 31, 1997, appearing in the Corporation's 1997 Annual Report and included in the Corporation's Form 10-K Annual Report for the year ended December 31, 1997. The unaudited results of operations for the three month period ended March 31, 1998 may not necessarily be indicative of the results for the year that will end December 31, 1998.


NOTE 1 -- LOAN COMMITMENTS

     At March 31, 1998, standby letters of credit of $2,181,000 and undisbursed amounts of lines of credit of $25,224,000 were outstanding.


NOTE 2 -- NOTES PAYABLE

     During 1996, the Corporation established a $1,200,000 revolving line of credit with another financial institution. The line-of-credit was subsequently converted to a term loan and matures December 2001 with interest payments due quarterly. Interest is variable at the lender's prime rate minus one-half percent (8.0% at March 31, 1998). 550,000 shares of Bank of Charleston's ("BOC") common stock serve as collateral. At March 31, 1998, the Corporation had an outstanding balance of $900,000 on this loan. A quarterly payment of $60,000 was made during March 1998.

     During 1997, the Corporation established a $250,000 term loan with the financial institution noted in the preceding paragraph. This loan matures September 30, 2000. Interest is variable at the lender's prime rate minus one-half percent (8.0% at March 31, 1998) with repayments of $20,833 plus accrued interest due quarterly. The loan is cross-collateralized with the loan noted above. At March 31, 1998, the Corporation had an outstanding balance of $208,333 on this loan. A quarterly payment of $20,833 was made during March 1998.

     On March 19, 1998, the Corporation established a $1,000,000 term loan with the financial institution previously mentioned. This loan matures March 26, 2001. Interest is variable at the lender's prime rate minus one-half percent (8.0% at March 31, 1998) with repayments of interest only quarterly for the first year, followed by four quarterly principal payments of $50,000 plus accrued interest, followed by four quarterly principal payments of $200,000 plus accrued interest. This loan is cross-collateralized with the existing term loans. At March 31, 1998, the Corporation had an outstanding balance of $1,000,000 on this loan; no quarterly payments were due or made during the quarter ending March 31, 1998.

     The line of credit agreement and the term loan agreements contain certain covenants. The principal financial covenants require the Corporation to maintain the allowance for loan losses at a minimum of 100% of non-performing assets; tangible equity to total assets at least equal to 8% for BOC and at least equal to 6% for Bank of Columbia ("BOCL"); non-performing loans plus foreclosed assets to loans receivable plus foreclosed assets at a ratio no greater than 1.80%; and maintain a return on average assets of at least 1%. The Corporation was in full compliance with all of the covenants at quarter end. The Corporation is also restricted from paying any dividends unless approved by the lender. The Corporation received a waiver from the lender on this restriction for the 1997 three-for-two stock split and the 10% stock dividend paid in December 1996.

     At March 31, 1997, BOCL had approximately $11.0 million and BOC had approximately $10.1 million in standby credit available from other banks for short-term borrowings.


NOTE 4 -- ALLOWANCE FOR CREDIT LOSSES

     The Corporation adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure" on January 1, 1995. These standards require creditors to account for impaired loans, except for those collateral dependent loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate. Specific reserves are maintained on impaired loans in accordance with SFAS 114 and SFAS 118, when required. The adoption of the standards has not had a material impact on the Corporation's financial position or results of operations. Currently, the Banks have $430,000 in loans classified as impaired loans.

                           COMSOUTH BANKSHARES, INC.

NOTE 4 -- ALLOWANCE FOR CREDIT LOSSES -- Continued

     When a loan becomes 90 days past due as to interest or principal or serious doubt exists as to collectibility, the accrual of income is discontinued unless the loan is well secured and in the process of collection. Previously accrued interest on loans transferred to nonaccrual status is reversed against current earnings and any subsequent interest is recognized on the cash basis. Problem assets include nonaccrual loans, restructured loans and foreclosed properties. At March 31, 1998, $183,000 of loans was on nonaccrual status as compared to $88,000 at December 31, 1997. No previous nonaccrual loans have been returned to active status during 1998; therefore, no interest income has been recognized on these loans. Interest income of $4,132 was recognized during 1997 for loans previously recorded as nonaccrual. For those loans classified as nonaccrual as of March 31, 1998 and December 31, 1997, interest income of $4,527 and $6,722 would have been recognized in the respective periods if those loans had performed under the original terms.

     All accruing loans 90 days or more past due were in the process of collection at each period end. At March 31, 1998, total classified loans were $3,392,000 or 2.3% of total loans, compared to $3,736,000 or 2.6% at December 31, 1997. While it is difficult to determine the impact of these potential problem loans, the future impact is not expected to be material as an estimate of the potential impact has been considered in determining the amount of the allowance for loan losses at March 31, 1998. Other than the loans previously discussed, management is not aware of any possible credit problems of borrowers, which cause management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms.

     Management continuously monitors business and geographic concentrations of its loan portfolio and believes that the loan portfolio is adequately diversified. There were no significant concentrations in any industry or with any individual borrower for the periods presented.


PROBLEM ASSETS



                                                                   March 31,    December 31,
                                                                      1998          1997
                                                                 ------------- -------------
Nonaccrual loans ...............................................   $ 182,721     $  87,989
Loans past due ninety days or more .............................      72,507        77,673
Troubled debt restructuring ....................................           0             0
Other real estate owned ........................................           0             0
                                                                   ---------     ---------
   Total .......................................................   $ 255,228     $ 165,662
                                                                   =========     =========
Nonperforming assets to total loans and other real estate owned          .17%          .11%
                                                                   =========     =========

                           COMSOUTH BANKSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 5 -- ALLOWANCE FOR LOAN LOSSES

     Activity in the allowance for loan losses was as follows:



                                           March 31,    December 31,
                                              1998          1997
                                         ------------- -------------
Balance at beginning of period .........  $1,805,860    $1,802,402
Provision for loan losses ..............     210,000       334,000
Loans charged-off:
  Commercial ...........................    (175,468)     (321,642)
  Real estate-mortgage .................           0             0
  Consumer and other ...................      (1,819)      (34,097)
                                          ----------    ----------
   Total ...............................    (177,287)     (355,739)
                                          ----------    ----------
Recoveries:
  Commercial ...........................         200        20,931
  Real estate-mortgage .................           0             0
  Consumer and other ...................          71         4,266
                                          ----------    ----------
   Total ...............................         271        25,197
                                          ----------    ----------
Balance at end of period ...............  $1,838,844    $1,805,860
                                          ==========    ==========

     Because extending credit involves a certain degree of risk-taking, management has established loan and credit policies designed to control both the types and amounts of risk assumed and to minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices, collection procedures, and nonaccrual and charge-off guidelines. In addition, both BOCL and BOC maintain a loan classification system to monitor exposure to potential loan losses. Management believes that the March 1998 allowance levels at both BOCL and BOC are sufficient to absorb expected charge-offs and provides adequately for the inherent losses that exist in the loan portfolio, assuming more or less normal conditions exist.

                        TOURVILLE, SIMPSON & HENDERSON
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 8567
                              1615 PICKENS STREET
                         COLUMBIA, SOUTH CAROLINA 29202
                            TELEPHONE (803)252-3000
                               FAX (803)254-0211

William E. Tourville, CPA                        Member AICPA SEC and
Harriet S. Simpson, CPA, CISA, CFE, CCP             Private Companies
Lewis M. Henderson, CPA                             Practice Sections

Christopher G. Speaks, CPA
R. Jason Caskey, CPA
Starlene W. Watson, CPA
Frank D. Thomas, CPA


                       REPORT OF INDEPENDENT ACCOUNTANTS

THE BOARD OF DIRECTORS
M&M FINANCIAL CORPORATION
Marion, South Carolina

     We have audited the accompanying consolidated balance sheets of M&M Financial Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of M&M Financial Corporation as of December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                        TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
March 9, 1998

                           M&M FINANCIAL CORPORATION


                          CONSOLIDATED BALANCE SHEETS


                          December 31, 1997 and 1996



                                                                                                  1997              1996
                                                                                           ----------------- -----------------
ASSETS
Cash and cash equivalents:
 Cash and due from banks .................................................................   $   7,822,361     $   7,022,370
 Interest-bearing demand accounts with other banks .......................................       1,519,920           241,458
 Federal funds sold ......................................................................              --           700,000
                                                                                             -------------     -------------
    Total cash and cash equivalents ......................................................       9,342,281         7,963,828
 Time deposits with other banks ..........................................................         300,000           800,000
 Investment securities: ..................................................................
   Securities available-for-sale .........................................................      29,901,275        34,997,823
   Securities held-to-maturity (estimated market value of $3,031,496 and $3,463,852 at
    December 31, 1997 and 1996, respectively) ............................................       2,973,837         3,344,422
                                                                                             -------------     -------------
    Total investment securities ..........................................................      32,875,112        38,342,245
 Loans receivable ........................................................................     105,427,377        80,922,947
   Less allowance for loan losses ........................................................        (926,635)       (1,027,355)
                                                                                             -------------     -------------
    Loans, net ...........................................................................     104,500,742        79,895,592
 Premises and equipment, net .............................................................       4,355,338         3,708,575
 Accrued interest receivable .............................................................       1,256,335         1,207,411
 Other assets ............................................................................       3,640,886         1,996,546
                                                                                             -------------     -------------
    Total assets .........................................................................   $ 156,270,694     $ 133,914,197
                                                                                             =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
 Deposits:
   Noninterest-bearing demand deposits ...................................................   $  18,958,066     $  17,925,223
   Interest-bearing demand deposits ......................................................      32,004,240        23,412,310
   Savings deposits ......................................................................      18,281,077        15,164,905
   Time deposits .........................................................................      61,238,686        50,970,568
                                                                                             -------------     -------------
    Total deposits .......................................................................     130,482,069       107,473,006
 Short-term borrowings ...................................................................       2,461,432         9,083,374
 Advances from the Federal Home Loan Bank ................................................      10,000,000         5,000,000
 Accrued interest and other liabilities ..................................................       1,638,835         1,536,105
                                                                                             -------------     -------------
    Total liabilities ....................................................................     144,582,336       123,092,485
                                                                                             -------------     -------------
 Stockholders' equity:
 Common stock, $5 par value; 3,000,000 shares authorized; 1,006,116 and 335,372
   shares issued and outstanding at December 31, 1997 and 1996, respectively .............       5,030,580         1,676,860
 Capital surplus .........................................................................       2,483,783         2,483,783
 Unrealized gain on securities available-for-sale, net ...................................         248,721           140,568
 Retained earnings .......................................................................       3,925,274         6,520,501
                                                                                             -------------     -------------
    Total stockholders' equity ...........................................................      11,688,358        10,821,712
                                                                                             -------------     -------------
    Total liabilities and stockholders' equity ...........................................   $ 156,270,694     $ 133,914,197
                                                                                             =============     =============

The accompanying notes are an integral part of the consolidated financial statements.

                           M&M FINANCIAL CORPORATION


                       CONSOLIDATED STATEMENTS OF INCOME


             For the Years Ended December 31, 1997, 1996 and 1995



                                                                                    1997             1996             1995
                                                                              ---------------- ---------------- ----------------
 Interest income:
  Loans, including fees .....................................................   $  9,093,815     $  6,732,695     $  5,126,826
  Securities, nontaxable ....................................................        224,493          295,842          355,059
  Securities, taxable .......................................................      2,039,786        2,078,500        2,548,207
  Federal funds sold ........................................................         97,026          195,563          147,178
  Time deposits with other banks and other ..................................        100,417          117,867           56,108
                                                                                ------------     ------------     ------------
     Total interest income ..................................................     11,555,537        9,420,467        8,233,378
                                                                                ------------     ------------     ------------
 Interest expense:
  Deposits ..................................................................      4,574,507        3,717,409        3,202,304
  Advances from the Federal Home Loan Bank ..................................        550,138          181,066           80,306
  Federal funds purchased and securities sold under repurchase agreements
    and other borrowings ....................................................        293,649          458,453          556,608
                                                                                ------------     ------------     ------------
     Total interest expense .................................................      5,418,294        4,356,928        3,839,218
                                                                                ------------     ------------     ------------
 Net interest income ........................................................      6,137,243        5,063,539        4,394,160
 Provision for loan losses ..................................................        800,000          180,000           38,890
                                                                                ------------     ------------     ------------
 Net interest income after provision for loan losses ........................      5,337,243        4,883,539        4,355,270
                                                                                ------------     ------------     ------------
 Other income:
  Service charges on deposit accounts .......................................        798,621          735,481          781,076
  Commercial analysis charges ...............................................        192,732          153,965          151,536
  Gain on sales of securities available-for-sale ............................        266,232               --          139,544
  Commissions on sales of mutual funds and annuities ........................        154,756          101,387           28,805
  Other income ..............................................................        509,072          338,585          175,332
                                                                                ------------     ------------     ------------
     Total other income .....................................................      1,921,413        1,329,418        1,276,293
                                                                                ------------     ------------     ------------
 Other expense:
  Salaries and employee benefits                                                   3,039,928        2,784,779        2,649,597
  Occupancy expense of premises .............................................        278,794          279,833          270,831
  Furniture and equipment expense ...........................................        554,863          564,280          516,303
  Other operating expense ...................................................      1,754,795        1,461,959        1,414,664
                                                                                ------------     ------------     ------------
     Total other expense ....................................................      5,628,380        5,090,851        4,851,395
                                                                                ------------     ------------     ------------
 Income before income taxes .................................................      1,630,276        1,122,106          780,168
 Income tax provision .......................................................        502,874          263,343          187,350
                                                                                ------------     ------------     ------------
 Net income .................................................................   $  1,127,402     $    858,763     $    592,818
                                                                                ============     ============     ============
 Basic earnings per share ...................................................   $       1.12     $       0.85     $       0.59
 Diluted earnings per share .................................................           1.12             0.85             0.59

The accompanying notes are an integral part of the consolidated financial statements.

                           M&M FINANCIAL CORPORATION


           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


             For the Years Ended December 31, 1997, 1996 and 1995



                                                                                        Unrealized
                                                                                         Gain on
                                                                                        Securities                       Total
                                                        Common Stock      Capita        Available-      Retained     Stockholders'
                                             Shares        Amount         Surplus     for Sale, net     Earnings        Equity
                                          ------------ -------------- -------------- --------------- -------------- --------------
Balance, December 31, 1994 ..............    335,372    $ 1,676,860    $ 2,483,783     $ (539,617)    $  5,706,127   $ 9,327,153
Cash dividends, $0.30 per share .........         --             --             --             --         (301,835)     (301,835)
Change in fair value for the period .....         --             --             --        540,223               --       540,223
Net income for 1995 .....................         --             --             --             --          592,818       592,818
                                             -------    -----------    -----------     ----------     ------------   -----------
Balance, December 31, 1995 ..............    335,372      1,676,860      2,483,783            606        5,997,110    10,158,359
Cash dividends, $0.33 per share .........         --             --             --             --         (335,372)     (335,372)
Change in fair value for the period .....         --             --             --        139,962               --       139,962
Net income for 1996 .....................         --             --             --             --          858,763       858,763
                                             -------    -----------    -----------     ----------     ------------   -----------
Balance, December 31, 1996 ..............    335,372      1,676,860      2,483,783        140,568        6,520,501    10,821,712
Three-for-one stock split ...............    670,744      3,353,720             --             --       (3,353,720)           --
Cash dividends, $0.37 per share .........         --             --             --             --         (368,909)     (368,909)
Change in fair value for the period .....         --             --             --        108,153               --       108,153
Net income for 1997 .....................         --             --             --             --        1,127,402     1,127,402
                                             -------    -----------    -----------     ----------     ------------   -----------
Balance, December 31, 1997 ..............  1,006,116    $ 5,030,580    $ 2,483,783     $  248,721     $  3,925,274   $11,688,358
                                           =========    ===========    ===========     ==========     ============   ===========

The accompanying notes are an integral part of the consolidated financial statements.

                           M&M FINANCIAL CORPORATION


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


             For the Years Ended December 31, 1997, 1996 and 1995



                                                                                 1997             1996            1995
                                                                           ---------------- --------------- ----------------
Cash flows from operating activities:
 Net income ..............................................................  $   1,127,402    $     858,763   $     592,818
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .........................................        440,501          429,692         409,519
   Gain on sale of securities ............................................       (266,232)              --        (139,544)
   Provision for loan losses .............................................        800,000          180,000          38,890
   Amortization less accretion on securities .............................        (40,955)          26,993         (69,006)
   Deferred income taxes .................................................        168,584          (35,961)         17,483
   Foreclosed asset valuation expense ....................................             --               --          18,417
   Gain on disposition of foreclosed assets ..............................             --          (25,369)             --
   (Increase) decrease in interest receivable ............................        (48,924)        (218,285)        179,951
   Increase in interest payable ..........................................        174,501          293,749         267,081
   (Increase) decrease in other assets ...................................     (1,167,332)         139,524        (678,495)
   Decrease in other liabilities .........................................        (71,771)         (81,623)       (238,673)
                                                                            -------------    -------------   -------------
    Net cash provided by operating activities ............................      1,115,774        1,567,483         398,441
                                                                            -------------    -------------   -------------
Cash flows from investing activities:
 Proceeds from sales of securities available-for-sale ....................      5,272,801               --      21,702,952
 Proceeds from maturities of securities available-for-sale ...............      9,403,561       10,798,945       7,389,026
 Purchases of securities available-for-sale ..............................     (9,114,188)      (8,954,269)    (16,154,008)
 Proceeds from maturities of securities held-to-maturity .................        388,003          702,500       8,976,276
 Purchases of securities held-to-maturity ................................             --               --      (5,908,470)
 Net increase in loans made to customers .................................    (25,405,150)     (19,550,025)    (17,770,768)
 Net decrease (increase) in deposits in other banks ......................        500,000         (500,000)             --
 Purchases of premises and equipment .....................................     (1,065,260)        (200,564)       (240,523)
 Proceeds on disposition of foreclosed assets ............................             --          108,588         218,353
 Purchase of Federal Home Loan Bank Stock ................................       (735,300)        (245,500)       (304,500)
                                                                            -------------    -------------   -------------
    Net cash used by investing activities ................................    (20,755,533)     (17,840,325)     (2,091,662)
                                                                            -------------    -------------   -------------
Cash flows from financing activities:
 Net increase in deposit accounts ........................................     23,009,063       11,388,893       4,764,235
 Net decrease in short-term borrowings ...................................     (6,621,942)      (1,165,095)     (1,073,534)
 Proceeds of advances from the Federal Home Loan Bank ....................      5,000,000        5,000,000              --
 Cash dividends paid .....................................................       (368,909)        (335,372)       (301,835)
                                                                            -------------    -------------   -------------
    Net cash provided by financing activities ............................     21,018,212       14,888,426       3,388,866
                                                                            -------------    -------------   -------------
Net increase (decrease) in cash and cash equivalents .....................      1,378,453       (1,384,416)      1,695,645
Cash and cash equivalents, beginning of year .............................      7,963,828        9,348,244       7,652,599
                                                                            -------------    -------------   -------------
Cash and cash equivalents, end of year ...................................  $   9,342,281    $   7,963,828   $   9,348,244
                                                                            =============    =============   =============

The accompanying notes are an integral part of the consolidated financial statements.

                           M&M FINANCIAL CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation -- The accompanying consolidated financial statements include the accounts of M&M Financial Corporation (the Company), a bank holding company, and its wholly-owned subsidiaries; First National South (the Bank), and Marion National Investment Corporation. The principal business activity of the Company and the Bank is to provide commercial banking services to domestic markets, principally in the counties of Marion, Horry and Florence, South Carolina. In consolidation, all significant intercompany items and transactions have been eliminated.

     Use of Estimates -- In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates.


     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, including valuation allowances for impaired loans, and the carrying amount of real estate acquired in connection with foreclosures or in satisfaction of loans. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

     While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

     Securities Held-to-Maturity -- Investment securities classified as held-to-maturity are carried at cost adjusted for amortization of premiums and accretion of discounts, both computed by the straight - line method. Management has the intent and the Company has the ability to hold designated investment securities to maturity. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security.

     Securities Available-for-Sale -- Securities classified as available-for-sale by the Company are carried at amortized cost and adjusted to estimated fair value by recording the aggregate unrealized gain or loss in a valuation account. Management does not actively trade and may not hold securities available-for-sale until maturity. The adjusted cost basis of securities available-for-sale is determined by specific identification and is used in computing the gain or loss from a sales transaction.

     Loans -- Loans are stated at their unpaid principal balance. Substantially all interest income is computed using the simple interest method and is recorded in the period earned. When serious doubt exists as to the collectibility of a loan or a loan is 90 days past due, the accrual of interest income is generally discontinued unless the estimated net realizable value of the collateral is sufficient to assure collection of the principal balance and accrued interest. When interest accruals are discontinued, income in the current year is reversed, and interest accrued in prior years is charged to the allowance for loan losses.

     Impairment of a loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the collateral if the loan is collateral dependent. When management determines that a loan is impaired, the difference between the Company's investment in the related loan and the present value of the expected future cash flows, or the fair value of the collateral, is charged to bad debt expense with a corresponding entry to a valuation account. The accrual of interest is discontinued on an impaired loan when management determines that the borrower may be unable to meet payments as they become due.

     Allowance for Loan Losses -- Management provides for losses on loans through specific and general charges to operations and credits such charges to the allowance for loan losses. Specific provision for losses is determined for identified loans based upon estimates of the excess of the loan's carrying value over the net realizable value of the underlying collateral. General provision for loan losses is estimated by management based upon factors including industry loss experience for similar lending categories, actual loss experience, delinquency trends, as well as prevailing and anticipated economic conditions. While management uses the best information available to make evaluations, future adjustment to the allowance

                           M&M FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. Delinquent loans are charged against the allowance at the time they are determined to be uncollectible. Recoveries are added to the allowance.

     Premises and Equipment -- Premises and equipment are stated at cost less accumulated depreciation. Gain or loss on retirement of premises and equipment is recognized in the statements of income when incurred. Expenditures for maintenance and repairs are charged to expense; betterments and improvements are capitalized. Depreciation charges are computed on both the straight-line and accelerated methods over the estimated useful lives as follows:


        Building and improvements     --   15-40 years
        Furniture, fixtures and
             equipment                --    5-20 years

     Investments in Equity Securities -- Other assets include the costs of the Company's investments in the stock of the Federal Reserve Bank and the Federal Home Loan Bank. The stocks have no quoted market value and no ready market exists. Investment in Federal Reserve Bank stock is required for national banks. Investment in Federal Home Loan Bank stock is a condition of borrowing from the Federal Home Loan Bank, and the stock is pledged to secure the borrowings. At December 31, 1997 and 1996, the investment in Federal Reserve Bank stock was $113,300. At December 31, 1997 and 1996, the investment in Federal Home Loan Bank stock was $1,470,600 and $735,300, respectively. Dividends received on Federal Reserve Bank stock and Federal Home Loan Bank stock are included in other income.

     Stock-Based Compensation -- Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", issued in October 1995, allows a company to either adopt the fair value method or continue using the intrinsic valuation method presented under Accounting Principles Board ("APB") Opinion 25 to account for stock-based compensation. The fair value method recommended in SFAS 123 requires compensation cost to be measured at the grant date based on the value of the award and to be recognized over the service period. The intrinsic value method measures compensation cost based on the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee must pay to acquire the stock. The Company has elected to use APB Opinion 25 to account for stock options granted under the stock option plan adopted during 1997 and has disclosed in the footnotes pro forma net income and earnings per share information as if the fair value method had been used.

     Income taxes -- The income tax provision is the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between the financial accounting and tax bases of certain assets and liabilities, principally the allowance for loan losses, depreciable premises and equipment, deferred compensation, and the unrealized gain or loss on securities available-for-sale. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Cash Flow Information -- For purposes of reporting cash flows in the consolidated financial statements, the Company considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

     During 1997, 1996 and 1995, the Company paid $5,243,793, $4,063,179, and
$3,572,137 respectively, for interest. In 1997, 1996 and 1995, the Company made tax payments of $369,494, $119,000 and $3,952, respectively.

     Supplemental noncash investing and financing activities are as follows:

     During 1997, the Company transferred $3,353,720 from retained earnings to common stock in order to record the stock split (see Note 15).

     During 1996, the Company transferred property with a carrying amount of $46,275 from other real estate owned to premises and equipment. During 1995, the Company transferred loans totaling $68,219 to other real estate owned.

                           M&M FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

     Off-Balance-Sheet Financial Instruments -- In the ordinary course of business, the Company has entered into off- balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of time deposits in other banks, loans receivable, securities, federal funds sold and amounts due from banks. Management is monitoring a concentration of loans in the hotel/motel industry that would be similarly affected by changes in economic conditions (See Note 5). Even though the Company's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on business and economic conditions in Marion, Horry and Florence Counties, South Carolina and surrounding areas. Management does not believe credit risk is associated with obligations of the United States, its agencies or its corporations. The Company places its deposits and correspondent accounts with and sells its federal funds to high credit quality institutions. Management believes credit risk associated with correspondent accounts is not significant.

     Per Share Amounts -- Basic earnings per share is computed by dividing net income by the weighted-average number of shares outstanding for the period excluding the effects of any dilutive potential common shares. Diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of options outstanding under the Company's stock option plan are reflected in diluted earnings per share by the application of the treasury stock method. See Notes 2 and 18.

     Reclassifications -- Certain captions and amounts in the 1996 and 1995 consolidated financial statements were reclassified to conform with the 1997 presentation.

     All references in the condensed consolidated financial statements referring to shares, share prices, per-share amounts and stock plans have been adjusted retroactively for the three-for-one stock split. Additional information is presented in Note 15.

     During 1996, certain equity securities owned by the Company began trading on a national exchange creating a ready market for the shares. The Company's investment was included in other assets at cost as of December 31, 1995. In 1996, the investment was reclassified to securities available-for-sale and is carried at its fair value as of December 31, 1996 and 1997.


NOTE 2 -- CHANGE IN ACCOUNTING PRINCIPLE

     In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings Per Share", effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 simplifies the standards for computing earnings per share (EPS) and makes them comparable to international EPS standards. It also requires the dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. The reconciliation of basic and diluted EPS is included in Note 18. SFAS 128 had no effect on earnings per share computations for prior years because the Company had a simple capital structure with no dilutive potential shares prior to 1997.


NOTE 3 -- RESTRICTIONS ON CASH AND DUE FROM BANKS

     The Bank is required to maintain average reserve balances with the Federal Reserve Bank computed as a percentage of deposits. At December 31, 1997 and 1996, the required cash reserve was $1,303,000 and $971,000, respectively, and was satisfied by vault cash on hand and amounts due from the Federal Reserve Bank, both of which are reported in the financial statements as cash and cash equivalents.

                           M&M FINANCIAL CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 4 -- INVESTMENT SECURITIES

     Securities available-for-sale at December 31, 1997 and 1996 consist of the following:



                                                                                   Gross        Gross
                                                                  Amortized     Unrealized   Unrealized     Estimated
                                                                     Cost          Gains       Losses       Fair Value
                                                               --------------- ------------ ------------ ---------------
December 31, 1997
Equity securities ............................................  $     27,879    $ 162,035    $      --    $    189,914
U.S. Treasury securities .....................................     8,024,831       71,575           --       8,096,406
Securities of other U.S. Government agencies and corporations     11,346,175       74,879           --      11,421,054
Obligations of states and local government ...................       550,500       15,136           --         565,636
Mortgage-backed securities ...................................     9,547,467       80,798           --       9,628,265
                                                                ------------    ---------    ---------    ------------
 Total .......................................................  $ 29,496,852    $ 404,423    $      --    $ 29,901,275
                                                                ============    =========    =========    ============
December 31, 1996
Equity securities ............................................  $     67,468    $ 254,348    $      --    $    321,816
U.S. Treasury securities .....................................     2,448,037       36,463           --       2,484,500
Securities of other U.S. Government agencies and corporations     14,446,568           --       13,750      14,432,818
Obligations of states and local government ...................     1,297,629       39,912           --       1,337,541
Mortgage-backed securities ...................................    16,509,555           --       88,407      16,421,148
                                                                ------------    ---------    ---------    ------------
 Total .......................................................  $ 34,769,257    $ 330,723    $ 102,157    $ 34,997,823
                                                                ============    =========    =========    ============

     For the years ended December 31, 1997, 1996, and 1995, aggregate realized gains on securities available-for-sale were $266,232, $0, and $179,804, respectively. There were no realized losses in 1997 or 1996. Realized losses were $40,260 in 1995. Proceeds from sales of securities available-for-sale were $5,272,801, $0, and $21,702,952 in 1997, 1996, and 1995, respectively.

     Securities held-to-maturity at December 31, 1997 and 1996 consist of the following:



                                                                  Gross        Gross
                                                  Amortized    Unrealized   Unrealized     Estimated
                                                    Cost          Gains       Losses      Fair Value
                                               -------------- ------------ ------------ --------------
December 31, 1997
 Obligations of states and local government ..  $ 2,973,837    $   57,69        $--      $ 3,031,496
                                                ===========    =========        ===      ===========
December 31, 1996
 Obligations of states and local government ..  $ 3,344,422    $ 119,430        $--      $ 3,463,852
                                                ===========    =========        ===      ===========

     For the years ended December 31, 1997, 1996 and 1995, there were no sales of securities held-to-maturity.

     The following table summarizes the maturities of securities available-for-sale and held-to-maturity as of December 31, 1997, based on the contractual maturities. Actual maturities may differ from the contractual maturities because issuers or borrowers may have the right to call or prepay obligations with or without penalty.



                                                    Securities                    Securities
                                                Available-for-Sale             Held-to-Maturity
                                           ----------------------------- -----------------------------
                                              Amortized      Estimated      Amortized      Estimated
                                                Cost        Fair Value        Cost        Fair Value
                                           -------------- -------------- -------------- --------------
Due in one year or less ..................  $  3,975,314   $  3,979,738   $   655,006    $   658,281
Due after one year but within five years .    11,221,420     11,309,202     1,972,309      2,024,674
Due after five years but within ten years        987,193      1,000,625       234,924        236,944
Due after ten years ......................     3,737,579      3,793,531       111,598        111,597
Mortgage-backed securities ...............     9,547,467      9,628,265            --             --
Equity securities ........................        27,879        189,914            --             --
                                            ------------   ------------   -----------    -----------
 Total ...................................  $ 29,496,852   $ 29,901,275   $ 2,973,837    $ 3,031,496
                                            ============   ============   ===========    ===========

                           M&M FINANCIAL CORPORATION

NOTE 4 -- INVESTMENT SECURITIES -- Continued

     Effective November 15, 1995, the Financial Accounting Standards Board permitted a one-time opportunity for financial institutions to reassess their investment portfolios and change the classification of their debt securities from held-to-maturity to available-for-sale without bringing into question the intent to hold other securities to maturity. In response, management transferred securities having an amortized cost of $18,606,148 from the held-to-maturity to available-for-sale category. The redesignation of securities had no effect on net income or earnings per share.

     At December 31, 1997 and 1996, investment securities having an amortized cost of approximately $31,466,463 and $23,350,545, respectively, and an estimated market value of approximately $31,751,067 and $23,405,919, respectively, were pledged as collateral for advances from the Federal Home Loan Bank, to secure public deposits and for other purposes as required and permitted by law.


NOTE 5 -- LOANS RECEIVABLE

     Loans receivable at December 31, 1997 and 1996, are summarized as follows:




                                                1997            1996
                                          --------------- ---------------
   Commercial ...........................  $  88,119,492   $ 55,300,370
   Real estate -- construction ..........      4,012,807      3,296,039
   Consumer .............................     13,295,078     22,326,538
                                           -------------   ------------
    Total loans .........................  $ 105,427,377   $ 80,922,947
                                           =============   ============

     Loans are defined as impaired when "based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement." All loans are subject to this criteria except for "smaller-balance homogeneous loans that are collectively evaluated for impairment" and loans "measured at fair value or at the lower of cost or fair value." The Company considers its consumer installment portfolio, credit cards and home equity lines as such exceptions. Therefore, the real estate and commercial loan portfolios are the categories primarily subject to possible impairment.

     The Company identifies impaired loans through its normal internal loan review process. Loans on the Company's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due, including accrued interest at the contractual interest rate for the period of delay, are expected to be collected. At December 31, 1997 and 1996, management reviewed its problem loan watch list and determined that no impairment on loans existed that would have a material effect on the Company's consolidated financial statements.

     A concentration of loans exists when there are direct or indirect obligations in a class of borrowers or industries that exceed 10% of total loans. Under this definition, the Bank has a concentration of credit in the hotel/motel industry. As of December 31, 1997, loans to the hotel/motel industry are $10,843,010 or 10.3% of gross loans outstanding and approximately 97% of the Bank's capital.

     The accrual of interest is discontinued on impaired loans when management anticipates that a borrower may be unable to meet the obligations of the note. Accrued interest through the date the interest is discontinued is reversed. Subsequent interest earned is recognized only to the point that cash payments are received. All payments are applied to principal if the ultimate amount of principal is not expected to be collected.

     As of December 31, 1997 and 1996, management had placed loans totaling $473,103 and $710,834, respectively, in nonaccrual status because the loans were not performing as originally contracted. However, no impairment has been recognized because management has determined that the discounted value of expected proceeds from the sale of collateral, typically real estate, exceeds the carrying amount of these loans. Loans that were past due 90 days or more and still accruing interest were $0 and $11,916 for December 31, 1997 and 1996, respectively.

                           M&M FINANCIAL CORPORATION

NOTE 5 -- LOANS RECEIVABLE -- Continued

     An analysis of the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995, is as follows:



                                                  1997            1996          1995
                                             -------------- --------------- ------------
  Balance, beginning of year ...............  $ 1,027,355     $   818,637    $  726,097
  Provision for loan losses ................      800,000         180,000        38,890
  Recoveries of charged-off loans ..........       58,704          65,203       314,798
  Loans charged off ........................     (959,424)        (36,485)     (261,148)
                                              -----------     -----------    ----------
    Balance, end of year ...................  $   926,635     $ 1,027,355    $  818,637
                                              ===========     ===========    ==========

     During 1996, the Company implemented a credit program in which it advances money to small businesses based on the outstanding accounts receivable of the business ("Business Manager"). Payments on the receivables are collected directly by the Bank. Per the credit agreements, the respective businesses are required to reduce the outstanding balances based on the aging of the receivables. As of December 31, 1997, total advances under this program totaled $1,558,519.

     During 1997, the Company advanced money under this program to one Business Manager account that was not financially able to reduce its loan commitment. The Company restructured the loan but the customer was not able to support the payments as they became due. In December 1997, management determined that the loan was not collectible and charged off the remaining balance of $826,670.

     In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk. These financial instruments are commitments to extend credit and letters of credit and have elements of risk in excess of the amount recognized in the balance sheet. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Company's exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Letters of credit are conditional commitments issued to guarantee a customer's performance to a third party and have essentially the same credit risk as other lending facilities. The Company uses the same credit policies in making commitments to extend credit as it does for on-balance-sheet instruments.

     The following table summarizes the Company's off-balance sheet financial instruments whose contract amounts represent credit risk:



                                                  December 31,
                                         -------------------------------
                                               1997            1996
                                         --------------- ---------------
  Commitments to extend credit .........  $ 18,033,790    $ 17,668,992
  Standby letters of credit ............       355,000          13,500

     At December 31, 1997, the Company was not committed to lend additional funds to borrowers who have loans in nonaccrual status.

                           M&M FINANCIAL CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 6 -- PREMISES AND EQUIPMENT

     Premises and equipment at December 31, 1997 and 1996, consists of the following:



                                                 1997           1996
                                            -------------- --------------
  Land ....................................  $ 1,186,115    $   720,764
  Office and buildings ....................    3,717,196      3,515,952
  Furniture and equipment .................    3,524,918      3,183,260
  Construction in process .................       50,579          3,000
                                             -----------    -----------
    Total .................................    8,478,808      7,422,976
  Less, accumulated depreciation ..........    4,123,470      3,714,401
                                             -----------    -----------
  Premises and equipment, net .............  $ 4,355,338    $ 3,708,575
                                             ===========    ===========

     Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $418,497, $422,232 and $408,809, respectively.


NOTE 7 -- DEPOSITS

     At December 31, 1997 and 1996, time deposits of $100,000 or more totaled approximately $16,294,857 and $10,106,220, respectively. Interest expense on these deposits was approximately $750,102, $464,938 and $361,900 in 1997, 1996 and 1995, respectively.

     At December 31, 1997, the scheduled maturities of time deposits are as follows:


  1998 ...............................  $ 57,578,241
  1999 ...............................     3,253,142
  2000 ...............................       270,799
  2001 ...............................        58,158
  2002 and thereafter ................        78,346
                                        ------------
  Total ..............................  $ 61,238,686
                                        ============

NOTE 8 -- SHORT-TERM BORROWINGS

     Short-term borrowings at December 31, 1997 and 1996 consists of the following:



                                                                  1997           1996
                                                             -------------- --------------
  Securities sold under agreements to repurchase ...........  $ 1,072,326    $ 8,534,279
  Interest-bearing demand notes issued to the U.S. Treasury     1,389,106        549,095
                                                              -----------    -----------
    Total ..................................................  $ 2,461,432    $ 9,083,374
                                                              ===========    ===========

     Securities sold under agreements to repurchase generally mature within one to fourteen days from the transaction date. A third party provides safekeeping services for the Company and maintains possession of the securities. As of December 31, 1997, the amortized cost and market value of the securities underlying the agreements were $1,101,274 and $1,107,295, respectively.

     At December 31, 1997, the Bank had unused lines of credit to purchase federal funds from unrelated banks totaling $9,500,000. These lines of credit are available on a one to seven day basis for general corporate purposes. The Bank also had available to it an unused commitment from the Federal Home Loan Bank totaling $10,000,000.

                           M&M FINANCIAL CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 9 -- ADVANCES FROM THE FEDERAL HOME LOAN BANK

     Advances from the Federal Home Loan Bank consisted of the following at December 31, 1997:



                                 Interest
Description                        Rate       Balance
------------------------------- --------- --------------
  Fixed rate advances maturing:
  February 14, 1998 ........... 5.70%      $  5,000,000
  November 24, 2002 ........... 6.19          5,000,000
                                           ------------
    Total .....................            $ 10,000,000
                                           ============

     Scheduled principal reductions of Federal Home Loan Bank advances are as follows:


  1998 ................  $  6,000,000
  1999 ................     1,000,000
  2000 ................     1,000,000
  2001 ................     1,000,000
  2002 ................     1,000,000
                         ------------
                         $ 10,000,000
                         ============

     As collateral, the Bank has pledged its portfolio of first mortgage loans on one-to-four family residential properties aggregating approximately $16,197,000 and $1,600,000 of debt securities. In addition, the Company's Federal Home Loan Bank stock, which is included in other assets, is pledged to secure the borrowings.


NOTE 10 -- RELATED PARTY TRANSACTIONS

     Certain parties (primarily directors, executive officers, principal stockholders and their associates) were loan customers and had other transactions in the normal course of business with the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and generally do not involve more than normal risk of collectibility. Total loans and commitments outstanding to related parties at December 31, 1997 and 1996, were $878,851 and $1,166,826, respectively. During 1997, $91,896 of new loans were made to related parties and repayments totaled $379,871.


NOTE 11 -- CONTINGENCIES

     In the ordinary course of business, the Company may, from time to time, become a party to legal claims and disputes. At December 31, 1997, management is not aware of any unaccrued pending or threatened litigation, or unasserted claims that could result in losses, if any, that would be material to the consolidated financial statements.


NOTE 12 -- RESTRICTIONS ON SUBSIDIARY DIVIDENDS

     Banking regulations restrict the amount of dividends the Bank may pay to the Company. Dividends paid by the Bank to the Company are payable from undivided profits. Prior approval of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any year exceeds the bank's net profits (as defined) for that year combined with its retained net profits (as defined) for the two preceding years. Under Federal Reserve Board regulations, the amount of loans or advances from the Bank to the Company are restricted.

                           M&M FINANCIAL CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 13 -- INCOME TAXES

     Income tax expense included in the income statements for the years ended December 31, 1997, 1996 and 1995 is summarized as follows:



                                                  1997        1996        1995
                                              ----------- ----------- -----------
  Currently payable:
    Federal .................................  $294,269    $255,457    $141,052
    State ...................................    40,021      43,847      28,815
                                               --------    --------    --------
                                                334,290     299,304     169,867
                                               --------    --------    --------
  Deferred:
    Federal .................................   205,603      38,141     317,595
    State ...................................    30,685      13,518      38,076
                                                236,288      51,659     355,671
                                               --------    --------    --------
     Income tax expense .....................  $570,578    $350,963    $525,538
                                               ========    ========    ========
  Income tax expense is allocated as follows:
    To continuing operations ................  $502,874    $263,343    $187,350
    To stockholders' equity .................    67,704      87,620     338,188
                                               --------    --------    --------
     Income tax expense .....................  $570,578    $350,963    $525,538
                                               ========    ========    ========

     A summary of the Company's deferred tax accounts as of December 31, 1997 and 1996 follows:



                                          1997        1996
                                      ----------- ------------
  Deferred tax assets ...............  $360,196    $ 546,549
  Deferred tax liabilities ..........   250,323      200,388
  Valuation allowance ...............   193,764      193,764

     The principal sources of temporary differences in 1997, 1996, and 1995, and the related deferred tax effects are as follows:



                                                                              1997          1996          1995
                                                                          ------------ -------------- ------------
  Provision for bad debts ...............................................  $ 133,294     $  (29,904)   $   9,805
  Tax depreciation in excess of book depreciation .......................     (4,172)        32,206         (697)
  Valuation allowance on foreclosed property ............................         --         22,083      (13,774)
  Alternative minimum tax ...............................................         --         36,940       18,602
  Retirement plans ......................................................     50,010         37,093       10,922
  Other net .............................................................    (10,548)      (134,379)      (7,375)
                                                                           ---------     ----------    ---------
    Temporary differences attributable to continuing operations .........    168,584        (35,961)      17,483
    Change in valuation allowance .......................................         --             --           --
                                                                           ---------     ----------    ---------
  Deferred tax expense (benefit) attributable to continuing operations ..    168,584        (35,961)      17,483
  Deferred tax expense attributable to stockholders' equity .............     67,704         87,620      338,188
                                                                           ---------     ----------    ---------
    Change in deferred income taxes .....................................  $ 236,288     $   51,659    $ 355,671
                                                                           =========     ==========    =========

                           M&M FINANCIAL CORPORATION

NOTE 13 -- INCOME TAXES -- Continued

     A reconciliation of the income tax provision and the amount computed by applying the Federal statutory rate of 34% to income before income taxes follows:



                                                    1997         1996         1995
                                                ------------ ------------ ------------
   Income tax at the statutory rate ...........  $ 554,294    $  381,516   $  265,257
   State income tax, net of federal benefit ...     49,185        32,859       44,148
   Tax exempt interest income .................    (99,920)     (106,594)    (124,745)
   Disallowed interest expense ................     35,144        22,038       17,787
   Other, net .................................    (35,829)      (66,476)     (15,097)
                                                 ---------    ----------   ----------
    Total .....................................  $ 502,874    $  263,343   $  187,350
                                                 =========    ==========   ==========

NOTE 14 -- OTHER OPERATING EXPENSES

     Other operating expenses for the years ended December 31, 1997, 1996 and 1995 are summarized below:



                                                   1997         1996         1995
                                               ------------ ------------ ------------
  Stationary and banking supplies ............  $  216,747   $  199,714   $  185,669
  Federal deposit insurance assessment .......      13,361        2,054      106,783
  Directors' fees ............................      91,985       97,718       96,450
  Professional fees ..........................     201,201      167,446      111,703
  Marketing and advertising ..................     178,792      182,774      106,599
  Insurance and bonds ........................      54,527       68,330       81,484
  Other real estate expense ..................          --           --       67,751
  Telephone ..................................     129,442      103,131       95,141
  Other ......................................     868,740      640,792      563,084
                                                ----------   ----------   ----------
    Total ....................................  $1,754,795   $1,461,959   $1,414,664
                                                ==========   ==========   ==========

NOTE 15 -- STOCKHOLDERS' EQUITY

     On April 17, 1997, the stockholders approved an amendment to the Articles of Incorporation increasing the number of authorized shares outstanding from 800,000 shares to 3,000,000 shares. On May 5, 1997, the Company declared a three-for-one stock split effected in the form of a 200 percent stock dividend to stockholders of record on June 2, 1997. On July 1, 1997, the Company transferred $3,353,720 from retained earnings to common stock, representing the 670,744 additional shares of the Company's $5 par value stock which were issued.

     In 1997, the Company approved a dividend reinvestment plan for stockholders of the Company. The plan offers stockholders the opportunity to reinvest cash dividends paid on common stock by the purchase of additional shares of common stock. Dividends are reinvested on a semi-annual basis as paid. The Bank is the plan administrator. There were no shares purchased under this plan in 1997.


NOTE 16 -- EMPLOYEE BENEFIT PLANS

     The Company has a retirement savings and profit sharing plan with 401(k) provisions covering substantially all full-time employees. Annual expense provisions are based primarily upon employee participation and earnings of the Company. The expense recognized under this plan in 1997, 1996, and 1995 totaled approximately $68,834, $66,704 and $52,521, respectively.

     During 1997, the Company terminated its noncontributory defined benefit pension plan and replaced it with a money purchase pension plan and trust. A gain of $53,005 was recognized on the termination of the defined benefit plan. Under the money purchase pension plan and trust, the Company contributes 7% of the compensation of employees who have completed 1,000 hours of service for the year and are employed on the last day of the year into a trust account for the future

                           M&M FINANCIAL CORPORATION

NOTE 16 -- EMPLOYEE BENEFIT PLANS -- Continued

benefit of the employees. An employee becomes fully vested in this plan after seven years of service. For 1997, the Company accrued $140,000 in plan expense. Contributions to the plan in 1997 were $130,000.

     The Company approved a Salary Continuation Plan in December 1997 which provides certain officers with salary continuation benefits after retirement. The plan also provides for benefits in the event of early termination, disability, death, or substantial change of control of the Company. For the year ended December 31, 1997, salary continuation expense included in salaries and employee benefits was $28,260. In connection with the Salary Continuation Plan, single premium life insurance contracts with total death benefits of $2,900,000 were purchased on the officers. The Company paid premiums of $1,290,000 which were based on estimates of the future performance of the policies. The cash surrender value of $1,312,388 was included in other assets at December 31, 1997.

     During 1997, the Company also approved a performance award plan which provides certain officers with deferred benefits based upon the Company's performance in relation to performance goals and objectives established annually by the Board of Directors. Under the plan, the Company may distribute in cash, at the sole discretion of the Board of Directors, up to 25% of the performance award. The Company will accrue an interest portion on the deferred benefit for each participant equal to the participants' cumulative deferred benefit multiplied by the sum of the percentage change in the Company's stock price during the year plus the percentage of dividends paid during the year to stockholders' equity at the beginning of the year. Upon normal retirement, early termination, disability, or death, the Company will pay the accumulated deferred benefit over 180 months crediting interest on the unpaid balance of the benefit at an annual rate of 8%. Upon substantial change of control, the Company will pay the accumulated benefit in a lump-sum payment. No awards were earned under this plan for the year ended December 31, 1997.


NOTE 17 -- STOCK COMPENSATION PLAN

     On April 17, 1997, the stockholders approved an Incentive Stock Option Plan of 1997 (Stock Plan) which provides for the granting of options to purchase up to 78,000 shares of the Company's common stock to officers and employees of the Company. The per-share exercise price of incentive stock options granted under the Stock Plan may not be less than the fair market value of a share on the date of grant. Participants become vested in options granted based on each participant's years of service to the Company. The expiration date of any option may not be greater than ten years from the date of grant. Options that expire unexercised or are canceled become available for issuance.

     As discussed in Note 1, the Company will apply APB Opinion No. 25 and related interpretations in accounting for the Stock Plan. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS 123, the Company's net income and earnings per share for the year ended December 31, 1997 would have been reduced to the pro forma amounts indicated below:



                                           1997
                                     ---------------
  Net income:
  As reported ......................   $ 1,127,402
  Pro forma ........................     1,093,688
  Basic earnings per share:
  As reported ......................   $      1.12
  Pro forma ........................          1.09
  Diluted earnings per share:
  As reported ......................   $      1.12
  Pro forma ........................          1.09

     In calculating the pro forma disclosures, the fair value of options granted is estimated as of the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield of 2.78 percent; expected volatility of 0 percent; risk-free interest rate of
6.84 percent; and an expected life of 10 years.

                           M&M FINANCIAL CORPORATION

NOTE 17 -- STOCK COMPENSATION PLAN -- Continued

     On May 5, 1997, the Company granted options to purchase up to 54,000 shares of the Company's common stock for $13.33 per share. As of December 31, 1997, none of the options had been exercised or canceled, and 6,390 options were exercisable. At December 31, 1997, the weighted-average remaining contractual life was 9.3 years. The fair value of options, calculated using the Black-Scholes option pricing model, granted during 1997 was $3.37 per share. Subsequent to year end, the Company issued an additional 7,000 options exercisable at $15 per share.


NOTE 18 -- EARNINGS PER SHARE

     As discussed in Note 2, the FASB issued SFAS 128, "Earnings Per Share", in February 1997. SFAS 128 replaces the presentation of primary earnings per share
(EPS) with a presentation of basic EPS. It requires the presentation of basic and diluted EPS on the face of the income statement for all entities with a complex capital structure. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

     A reconciliation of the numerators and denominators used to calculate basic and diluted earnings per share is as follows:



                                                                       For the Year Ended December 31, 1997
                                                                     ----------------------------------------
                                                                         Income         Shares      Per-Share
                                                                      (Numerator)   (Denominator)    Amount
                                                                     ------------- --------------- ----------
Basic EPS
Income available to common stockholders ............................  $ 1,127,402     1,006,116     $  1.12
                                                                                                    =======
Effect of Dilutive Securities
Stock options ......................................................           --           647
                                                                      -----------     ---------
Diluted EPS
Income available to common stockholders plus assumed conversions ...  $ 1,127,402     1,006,763     $  1.12
                                                                      ===========     =========     =======


                                                                       For the Year Ended December 31, 1996
                                                                     ----------------------------------------
                                                                         Income         Shares      Per-Share
                                                                      (Numerator)   (Denominator)    Amount
                                                                     ------------- --------------- ----------
Basic EPS
Income available to common stockholders ............................   $ 858,763      1,006,116     $  0.85
                                                                                                    =======
Effect of Dilutive Securities
Stock options ......................................................          --             --
                                                                       ---------      ---------
Diluted EPS
Income available to common stockholders plus assumed conversions ...   $ 858,763      1,006,116     $  0.85
                                                                       =========      =========     =======


                                                                       For the Year Ended December 31, 1995
                                                                     ----------------------------------------
                                                                         Income         Shares      Per-Share
                                                                      (Numerator)   (Denominator)    Amount
                                                                     ------------- --------------- ----------
Basic EPS
Income available to common stockholders ............................   $ 592,818      1,006,116     $  0.59
                                                                                                    =======
Effect of Dilutive Securities
Stock options ......................................................          --             --
                                                                       ---------      ---------
Diluted EPS
Income available to common stockholders plus assumed conversions ...   $ 592,818      1,006,116     $  0.59
                                                                       =========      =========     =======

                           M&M FINANCIAL CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 19 -- CAPITAL REQUIREMENTS

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Company consists of common stockholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. The Company's Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

     The Company and the Bank are also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.


     As of December 31, 1997, the most recent notification from the Bank's primary regulator categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank's category.

     The following table summarizes the capital ratios of the Company and the Bank and the regulatory minimum requirements at December 31, 1997 and 1996:



                                                                                                To Be Well
                                                                                            Capitalized Under
                                                                           For Capital      Prompt Corrective
                                                       Actual            Adequacy Purpose   Action Provisions
                                               ----------------------- -------------------- ------------------
                                                  Amount      Ratio      Amount     Ratio     Amount    Ratio
                                               ----------- ----------- ---------- --------- --------- --------
                                                                   (Dollars in thousands)
 December 31, 1997
  The Company
   Total capital (to risk weighted assets) ...  $ 12,366       10.81%   $ 9,154       8.0%   $ N/A        --%
   Tier 1 capital (to risk weighted assets) ..    11,440       10.00      4,577       4.0      N/A        --
   Tier 1 capital (to average assets) ........    11,440        7.32      6,254       4.0      N/A        --
  The Bank
   Total capital (to risk weighted assets) ...    12,136       10.60      9,156       8.0     11,445    10.0
   Tier 1 capital (to risk weighted assets) ..    11,209        9.79      4,578       4.0      6,867     6.0
   Tier 1 capital (to average assets) ........    11,209        7.19      6,235       4.0      7,794     5.0
 December 31, 1996
  The Company
   Total capital (to risk weighted assets) ...  $ 11,708       13.29%   $ 7,047       8.0%   $ N/A        --%
   Tier 1 capital (to risk weighted assets) ..    10,681       12.13      3,524       4.0      N/A        --
   Tier 1 capital (to average assets) ........    10,681        8.04      5,315       4.0      N/A        --
  The Bank
   Total capital (to risk weighted assets) ...    11,403       13.00      7,016       8.0      8,771    10.0
   Tier 1 capital (to risk weighted assets) ..    10,376       11.82      3,508       4.0      5,262     6.0
   Tier 1 capital (to average assets) ........    10,376        7.76      5,307       4.0      6,634     5.0

                           M&M FINANCIAL CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


NOTE 20 -- ANNUAL FINANCIAL DISCLOSURE STATEMENT BY THE OCC

     This statement has not been reviewed or confirmed for accuracy or relevance by the Office of the Comptroller of the Currency. This disclosure is furnished pursuant to 12 CFR, part 18 of the OCC's rules and regulations.


NOTE 21 -- M&M FINANCIAL CORPORATION (PARENT COMPANY ONLY)

     Condensed financial statements for M&M Financial Corporation (Parent Company Only) as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995 follow:


                                BALANCE SHEETS



                                                             1997           1996
                                                        -------------- --------------
Assets
Cash and cash equivalents .............................  $   164,128    $   145,015
Investment in subsidiaries ............................   11,422,519     10,419,431
Securities available-for-sale .........................      189,914        321,816
Other assets ..........................................       67,967         33,374
                                                         -----------    -----------
 Total assets .........................................  $11,844,528    $10,919,636
                                                         ===========    ===========
Liabilities and Stockholders' Equity
Liabilities ...........................................  $   156,170    $    97,924
                                                         -----------    -----------
 Total stockholders' equity ...........................   11,688,358     10,821,712
                                                         -----------    -----------
   Total liabilities and stockholders' equity .........  $11,844,528    $10,919,636
                                                         ===========    ===========

                             STATEMENTS OF INCOME



                                                                                          1997           1996           1995
                                                                                      ------------   ------------   ------------
Income
Dividends from subsidiaries .......................................................    $  117,380     $ 360,372      $ 359,991
 Gain on sale of securities .......................................................       258,343            --             --
Other income ......................................................................         4,716        14,835         20,642
                                                                                       ----------     ---------      ---------
                                                                                          380,439       375,207        380,633
Expenses ..........................................................................         1,201           995          4,225
                                                                                       ----------     ---------      ---------
Income before income taxes and equity in undistributed earnings of subsidiaries ...       379,238       374,212        376,408
Income tax provision ..............................................................        90,000            --          5,581
                                                                                       ----------     ---------      ---------
Income before equity in undistributed earnings of subsidiaries ....................       289,238       374,212        370,827
Equity in undistributed earnings of subsidiaries ..................................       838,164       484,551        221,991
                                                                                       ----------     ---------      ---------
Net income ........................................................................    $1,127,402     $ 858,763      $ 592,818
                                                                                       ==========     =========      =========

                           M&M FINANCIAL CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


                           STATEMENTS OF CASH FLOWS



                                                                                1997          1996          1995
                                                                           ------------- ------------- -------------
Operating activities:
 Net income ..............................................................  $1,127,402    $  858,763    $  592,818
 Adjustments to reconcile net income to net cash provided by operating activities ............................................................
   Equity in undistributed earnings of subsidiaries ......................    (838,164)     (484,551)     (221,991)
   Gain from sale of securities ..........................................    (258,343)           --            --
   (Increase) decrease in other assets ...................................     (34,593)           --        18,546
   Increase in liabilities ...............................................      93,788            --            --
                                                                            ----------    ----------    ----------
    Net cash provided by operating activities ............................      90,090       374,212       389,373
                                                                            ----------    ----------    ----------
Investing activities:
 Proceeds from sale of premises ..........................................          --            --        29,346
 Purchase of securities available-for-sale ...............................      (4,716)       (4,113)       (8,074)
 Proceeds from sale of securities available-for-sale .....................     302,648            --            --
                                                                            ----------    ----------    ----------
    Net cash provided (used) by investing activities .....................     297,932        (4,113)       21,272
                                                                            ----------    ----------    ----------
Financing activities:
 Cash dividends paid .....................................................    (368,909)     (335,372)     (301,835)
                                                                            ----------    ----------    ----------
    Net cash used by financing activities ................................    (368,909)     (335,372)     (301,835)
                                                                            ----------    ----------    ----------
Net increase in cash and cash equivalents ................................      19,113        34,727       108,810
Cash and cash equivalents, beginning of year .............................     145,015       110,288         1,478
                                                                            ----------    ----------    ----------
Cash and cash equivalents, end of year ...................................  $  164,128    $  145,015    $  110,288
                                                                            ==========    ==========    ==========

NOTE 22 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

     The following methods and assumptions were used to estimate the fair value of significant financial instruments:

     Cash and Cash Equivalents -- The carrying amount is a reasonable estimate of fair value.

     Time Deposits with Other Banks -- The carrying value is a reasonable estimate of fair value.

     Investment Securities -- The fair values of securities held-to-maturity are based on quoted market prices or dealer quotes. For securities available-for-sale, fair value equals the carrying amount which is the quoted market price. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

     Loans -- For certain categories of loans, such as variable rate loans which are repriced frequently and have no significant change in credit risk and certain credit card receivables, fair values are based on the carrying amounts. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to the borrowers with similar credit ratings and for the same remaining maturities.

     Deposits -- The fair value of demand deposits, savings, and money market accounts is the amount payable on demand at the reporting date. The fair values of certificates of deposit and other time deposits are estimated using a discounted cash flow calculation that applies current interest rates to a schedule of aggregated expected maturities.

     Short-term Borrowings -- The carrying value is a reasonable estimate of fair value.

                           M&M FINANCIAL CORPORATION

NOTE 22 -- FAIR VALUE OF FINANCIAL INSTRUMENTS -- Continued

     Advances from the Federal Home Loan Bank -- The fair values are estimated using a discounting cash flow calculation that applies the Company's current borrowing rate from the Federal Home Loan Bank.

     Accrued Interest Receivable and Payable -- The carrying value of these instruments is a reasonable estimate of fair value.

     Off-Balance Sheet Financial Instruments -- The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the present creditworthiness of the counter parties. The contractual amount is a reasonable estimate of fair value for the instruments because commitments to extend credit are issued on a short-term or floating rate basis.

     The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1997 and December 31, 1996 are as follows:



                                                                     December 31, 1997               December 31, 1996
                                                               ------------------------------ -------------------------------
                                                                   Carrying       Estimated       Carrying       Estimated
                                                                    Amount       Fair Value        Amount        Fair Value
                                                               --------------- -------------- --------------- ---------------
Financial Assets:
 Cash and cash equivalents ...................................  $  9,342,281    $  9,342,281   $  7,963,828    $  7,963,828
 Time deposits with other banks ..............................       300,000         300,000        800,000         800,000
 Securities available-for-sale ...............................    29,901,275      29,901,275     34,997,823      34,997,823
 Securities held-to-maturity .................................     2,973,837       3,031,496      3,344,422       3,463,852
 Loans .......................................................   105,427,377     105,335,377     80,922,947      80,596,947
 Allowance for loan losses ...................................      (926,635)       (926,635)    (1,027,355)     (1,027,355)
 Accrued interest receivable .................................     1,256,335       1,256,335      1,207,411       1,207,411
Financial Liabilities:
 Demand deposit, interest-bearing transaction, and savings
   accounts ..................................................  $ 69,243,383    $ 69,243,383   $ 56,502,438    $ 56,502,438
 Time deposits ...............................................    61,238,686      61,583,686     50,970,568      51,013,568
 Short-term borrowings .......................................     2,461,432       2,461,432      9,083,374       9,083,374
 Advance from the Federal Home Loan Bank .....................    10,000,000      10,000,000      5,000,000       5,000,000
 Accrued interest payable ....................................     1,834,397       1,834,397        933,401         933,401
Off-Balance Sheet Financial Instruments Commitments to
 extend credit ...............................................  $ 18,033,790    $ 18,033,790   $ 17,682,492    $ 17,682,492

NOTE 23 -- RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB released SFAS 130, "Reporting Comprehensive Income." SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is the change in equity of a business during a period from transactions and other events and circumstances from nonowner sources and excludes investments by owners and distributions to owners. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income includes, among other things, the change in the unrealized gain or loss on securities available-for-sale.

     This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

                           M&M FINANCIAL CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                                             March 31,      December 31,
                                                                                               1998             1997
                                                                                         ---------------- ---------------
                                                                                            (Unaudited)
ASSETS:
Cash and cash equivalents:
Cash and due from banks ................................................................   $  6,593,305    $  7,822,361
Interest-bearing demand accounts with other banks ......................................      1,060,909       1,519,920
Federal funds sold .....................................................................      4,500,000              --
                                                                                           ------------    ------------
                                                                                             12,154,214       9,342,281
Time deposits with other banks .........................................................        300,000         300,000
Securities held-to-maturity (estimated market value of $2,330,510 and $3,031,496 at
 March 31, 1998 and December 31, 1997, respectively) ...................................      2,279,228       2,973,837
Securities available-for-sale ..........................................................     31,363,789      29,901,275
Loans receivable .......................................................................    113,152,575     105,427,377
 Less allowance for loan losses ........................................................     (1,044,616)       (926,635)
                                                                                           ------------    ------------
Loans, net .............................................................................    112,107,959     104,500,742
Premises, furniture & equipment, net ...................................................      4,458,739       4,355,338
Accrued interest receivable ............................................................      1,139,166       1,256,335
Other assets ...........................................................................      4,075,765       3,640,886
                                                                                           ------------    ------------
 Total assets ..........................................................................   $167,878,860    $156,270,694
                                                                                           ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
 Non-interest bearing ..................................................................   $ 18,272,459    $ 18,958,066
 Interest bearing transaction accounts .................................................     39,594,871      32,004,240
 Savings deposits ......................................................................     21,408,538      18,281,077
 Time deposits .........................................................................     63,043,658      61,238,686
                                                                                           ------------    ------------
                                                                                            142,319,526     130,482,069
Short-term borrowings ..................................................................      1,923,947       2,461,432
Advances from the Federal Home Loan Bank ...............................................     10,000,000      10,000,000
Accrued interest and other liabilities .................................................      1,739,136       1,638,835
                                                                                           ------------    ------------
Total liabilities ......................................................................    155,982,609     144,582,336
                                                                                           ------------    ------------
STOCKHOLDERS' EQUITY:
Common stock, $5 par value, 3,000,000 shares authorized, 1,006,116 shares issued and
 outstanding at March 31, 1998 and December 31, 1997, respectively .....................      5,030,580       5,030,580
Surplus ................................................................................      2,483,783       2,483,783
Accumulated other comprehensive income .................................................        162,320         248,721
Retained earnings ......................................................................      4,219,568       3,925,274
                                                                                           ------------    ------------
 Total stockholders' equity ............................................................     11,896,251      11,688,358
                                                                                           ------------    ------------
 Total liabilities and stockholders' equity ............................................   $167,878,860    $156,270,694
                                                                                           ============    ============

            See notes to condensed consolidated financial statements

                           M&M FINANCIAL CORPORATION


                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                  (Unaudited)



                                                                 Three Months Ended
                                                                      March 31,
                                                           -------------------------------
                                                                 1998            1997
                                                           --------------- ---------------
Interest income:
 Loans, including fees ...................................   $ 2,584,210     $ 2,085,068
 Securities, taxable .....................................       438,743         521,931
 Securities, tax-exempt ..................................        45,608          64,391
 Other interest income ...................................       145,294          41,755
                                                             -----------     -----------
                                                               3,213,855       2,713,145
                                                             -----------     -----------
Interest expense:
 Deposit accounts ........................................     1,431,210         951,404
 Advances from the Federal Home Loan Bank ................       147,565         109,167
 Short-term borrowings ...................................        21,024         127,880
                                                             -----------     -----------
                                                               1,599,799       1,188,451
                                                             -----------     -----------
Net interest income ......................................     1,614,056       1,524,694
Provision for loan losses ................................       114,000          84,000
                                                             -----------     -----------
Net interest income after provision for loan losses ......     1,500,056       1,440,694
                                                             -----------     -----------
Other operating income:
 Service charges on deposit accounts .....................       254,441         190,129
 Other charges, commissions and fees .....................       193,161         196,889
                                                             -----------     -----------
                                                                 447,602         387,018
                                                             -----------     -----------
Other operating expenses:
 Salaries and benefits ...................................       888,603         739,179
 Net occupancy expense ...................................       190,119         191,653
 Other operating expenses ................................       454,383         369,498
                                                             -----------     -----------
                                                               1,533,105       1,300,330
                                                             -----------     -----------
Income before taxes ......................................       414,553         527,382
Income tax provision .....................................       120,259         164,552
                                                             -----------     -----------
Net income ...............................................   $   294,294     $   362,830
                                                             ===========     ===========
Earnings per share:
 Basic ...................................................   $      0.29     $      0.36
                                                             ===========     ===========
 Diluted .................................................   $      0.29     $      0.36
                                                             ===========     ===========
Weighted average number of shares outstanding:
 Basic ...................................................     1,006,116       1,006,116
 Diluted .................................................     1,013,747       1,006,116

            See notes to condensed consolidated financial statements

                           M&M FINANCIAL CORPORATION


      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                   Three Months Ended March 31, 1998 and 1997
                                  (Unaudited)



                                                                                                      Accumulated
                                                                                             ------------------------------
                                             Common Stock                                         Other           Total
                                      --------------------------                  Retained    Comprehensive   Stockholders'
                                         Shares        Amount       Surplus       earnings    income (loss)      Equity
                                      ------------ ------------- ------------- ------------- --------------- --------------
Balance, December 31, 1996 ..........    335,372    $ 1,676,860   $ 2,483,783   $ 6,520,501    $  140,568     $10,821,712
Comprehensive income
 Net income .........................                                               362,830                       362,830
 Other comprehensive income,
   net of tax .......................
   Unrealized losses on investment
    securities ......................                                                            (202,030)       (202,030)
                                                                                                              -----------
Comprehensive income ................                                                                              60,800
                                                                                                              -----------
Balance, March 31, 1997 .............    335,372    $ 1,676,860   $ 2,483,783   $ 6,883,331    $  (61,462)    $10,982,512
                                         =======    ===========   ===========   ===========    ==========     ===========
Balance, December 31, 1997 ..........  1,006,116    $ 5,030,580   $ 2,483,783   $ 3,925,274    $  248,721     $11,688,358
Comprehensive income
 Net income .........................                                               294,294                       294,294
 Other comprehensive income,
   net of tax .......................
   Unrealized losses on investment
    securities ......................                                                             (86,401)        (86,401)
                                                                                                              -----------
Comprehensive income ................                                                                             207,893
                                                                                                              -----------
Balance, March 31, 1998 .............  1,006,116    $ 5,030,580   $ 2,483,783   $ 4,219,568    $  162,320     $11,896,251
                                       =========    ===========   ===========   ===========    ==========     ===========

            See notes to condensed consolidated financial statements

                           M&M FINANCIAL CORPORATION


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                  (Unaudited)



                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                      -------------------------------
                                                                                            1998            1997
                                                                                      --------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income .........................................................................  $    294,294    $    362,830
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ....................................................        81,194         101,837
   Provision for loan losses ........................................................       114,000          84,000
   Other, net .......................................................................      (169,970)         37,900
                                                                                       ------------    ------------
    Net cash provided by operating activities .......................................       319,518         586,567
                                                                                       ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Net increase in loans to customers .................................................    (7,721,217)     (8,212,748)
 Purchases of securities available-for-sale .........................................    (4,516,562)       (593,285)
 Maturities of securities available-for-sale ........................................     2,912,386       1,288,581
 Maturities of securities held-to-maturity ..........................................       692,199         193,403
 Purchase of Federal Home Loan Bank stock ...........................................            --        (735,300)
 Net (increase) decrease in time deposits with other banks ..........................            --         500,000
 Purchases of premises and equipment ................................................      (174,363)       (572,181)
                                                                                       ------------    ------------
    Net cash used by investing activities ...........................................    (8,807,557)     (8,131,530)
                                                                                       ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase in deposits accounts ..................................................    11,837,457       1,547,200
 Advances from Federal Home Loan Bank ...............................................            --       5,000,000
 Increase (decrease) in short-term borrowings .......................................      (790,436)        528,519
 Increase in repurchase agreements ..................................................       252,951       2,401,502
                                                                                       ------------    ------------
    Net cash provided by financing activities .......................................    11,299,972       9,477,221
                                                                                       ------------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS ...........................................     2,811,933       1,932,258
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ......................................     9,342,281       7,963,828
                                                                                       ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ............................................  $ 12,154,214    $  9,896,086
                                                                                       ============    ============
Cash paid during the period for:
 Income taxes .......................................................................  $    145,844    $    140,494
 Interest ...........................................................................  $  1,698,822    $  1,434,224

            See notes to condensed consolidated financial statements

                           M&M FINANCIAL CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                  (Unaudited)


NOTE 1 -- BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with the requirements for interim financial statements and, accordingly, they are condensed and omit disclosures which would substantially duplicate those contained in the most recent annual report to stockholders. The financial statements as of March 31, 1998 and for the interim periods ended March 31, 1998 and 1997 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. The financial information as of December 31, 1997 has been derived from the audited financial statements as of that date. For further information, please refer to the financial statements and the notes included in the Company's 1997 Annual Report.


NOTE 2 -- EARNINGS PER SHARE

     A reconciliation of the numerators and denominators used to calculate basic and diluted earnings per share is as follows:



                                                                       For the Quarter Ended March 31, 1998
                                                                     ----------------------------------------
                                                                         Income         Shares      Per-Share
                                                                      (Numerator)   (Denominator)    Amount
                                                                     ------------- --------------- ----------
Basic earnings per share
Income available to common stockholders ............................   $ 294,294      1,006,116     $  0.29
                                                                                                    =======
Effect of dilutive securities
Stock options ......................................................          --          7,631
                                                                       ---------      ---------
Diluted earnings per share
Income available to common stockholders plus assumed conversions ...   $ 294,294      1,013,747     $  0.29
                                                                       =========      =========     =======


                                                                       For the Quarter Ended March 31, 1997
                                                                     ----------------------------------------
                                                                         Income         Shares      Per-Share
                                                                      (Numerator)   (Denominator)    Amount
                                                                     ------------- --------------- ----------
Basic earnings per share
Income available to common stockholders ............................    $362,830      1,006,116      $ 0.36
                                                                                                     ======
Effect of dilutive securities
Stock options ......................................................          --             --
                                                                        --------      ---------
Diluted earnings per share
Income available to common stockholders plus assumed conversions ...    $362,830      1,006,116      $ 0.36
                                                                        ========      =========      ======

NOTE 3 -- COMPREHENSIVE INCOME

     As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income. Comprehensive income includes net income and other comprehensive income which is defined as non-owner related transactions in equity. Prior periods have been reclassified to reflect the application of the provisions of SFAS 130. The following table sets forth the amounts of other comprehensive income included in equity along with the related tax effect for the three months ended March 31, 1998 and 1997:




                                                                                   For the Quarter Ended March 31, 1998
                                                                                 ----------------------------------------
                                                                                     Pre-tax     (Expense)    Net of tax
                                                                                     Amount       Benefit       Amount
                                                                                 -------------- ----------- -------------
 Net unrealized gains (losses) on securities available for sale arising in 1998  $(140,488)     $54,087     $(86,401)
                                                                                 ---------      -------     --------
 Other comprehensive income .................................................... $(140,488)     $54,087     $(86,401)
                                                                                 =========      =======     ========

                           M&M FINANCIAL CORPORATION

NOTE 3 -- COMPREHENSIVE INCOME -- Continued



                                                                                  For the Quarter Ended March 31, 1997
                                                                                -----------------------------------------
                                                                                    Pre-tax     (Expense)    Net of tax
                                                                                    Amount       Benefit       Amount
                                                                                -------------- ----------- --------------
Net unrealized gains (losses) on securities available for sale arising in 1997  $(328,504)     $ 126,474   $(202,030)
                                                                                ---------      ---------   ---------
Other comprehensive income .................................................... $(328,504)     $ 126,474   $(202,030)
                                                                                =========      =========   =========

     Accumulated other comprehensive income consists solely of the unrealized gain (loss) on securities available for sale, net of the deferred tax effects.


NOTE 4 -- STOCK OPTIONS

     Effective January 12, 1998, the Company granted options to purchase up to 7,000 shares of the Company's common stock at a price of $15 per share which was the fair market value on the date of grant.

     On April 16, 1998, the Company granted options to purchase up to 5,000 shares of the Company's common stock at a price of $17 per share which was the fair market value on the date of grant. These options were excluded from the earnings-per-share computations for the quarter ended March 31, 1998.


NOTE 5 -- SUBSEQUENT EVENTS

     On May 1, 1998, the Company announced the signing of a letter of intent to merge with Anchor Financial Corporation. The proposed merger is subject to due diligence, execution of a definitive agreement by May 15, 1998, approval by the boards of directors and stockholders of both companies, and approvals by appropriate regulatory agencies. The transaction is expected to be completed during the third quarter of 1998.

     Under the terms of the Company's Salary Continuation Plan, which provides certain officers with salary continuation benefits upon retirement, the officers become immediately vested in the benefits upon a change of control in the Company. Upon completion of the merger, approximately $500,000 to $525,000 additional pretax expense related to these benefits will be recorded.

     The Company's Incentive Stock Option Plan of 1997 (the Stock Plan) provides that officers and employees become fully vested in stock options granted under the Stock Plan upon a change of control of the Company. Accordingly, upon completion of the merger, all 66,000 options granted under the Stock Plan will be fully vested.

                         ***********APPENDIX**********



                                 REVOCABLE PROXY
                          ANCHOR FINANCIAL CORPORATION

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of Anchor Financial Corporation ("Anchor") hereby appoints John J. Moran, W. Gairy Nichols III and Thomas J. Rogers, or any one of them, as Proxies with full power of substitution and authorizes them to vote and act for the undersigned as designated below, with respect to all the shares of common stock, no par value per share, of Anchor held of record by the undersigned on July 17, 1998 at the Special Meeting of Stockholders of Anchor ("the Anchor Special Meeting") to be held on August 25, 1998, and at any adjournments or postponements thereof and, at their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Anchor Special Meeting.


Please be sure to sign and date      ---------------------
  this Proxy in the box below.       | Date              |
----------------------------------------------------------
|                                                        |
|                                                        |
|                                                        |
--Stockholder sign above---Co-holder (if any) sign above--

1. Proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1998 (the "ComSouth Agreement"), by and between Anchor and ComSouth Bankshares, Inc. ("ComSouth") pursuant to which ComSouth will merge with and into Anchor and each share of ComSouth's Common Stock (except for certain shares held by Anchor) will be converted into .75 of a share of Anchor Common Stock, and such other terms and conditions as are set forth in the ComSouth Agreement.

    For       Against        Abstain
  [     ]     [    ]         [    ]

2. Proposal to approve the Agreement and Plan of Merger, dated as of May 15, 1998 (the "M&M Agreement"), by and between Anchor and M&M Financial Corporation ("M&M") pursuant to which M&M will merge with and into Anchor and each share of M&M's Common Stock will be converted into .87 of a share of Anchor Common Stock, and such other terms and conditions as are set forth in the M&M Agreement.

    For       Against        Abstain
  [     ]     [    ]         [    ]

3. Proposal to approve an amendment to Anchor's Articles of Incorporation to increase the authorized shares of common stock to 50,000,000.

    For       Against        Abstain
  [     ]     [    ]         [    ]

4. To transact such other business as may properly come before the Anchor Special Meeting or any adjournments or postponements thereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF ANCHOR, OR, IN THE EVENT A MATTER IS PROPERLY BROUGHT BEFORE THE ANCHOR SPECIAL MEETING AS TO WHICH THE BOARD OF DIRECTORS HAS MADE NO RECOMMENDATION, THE PROXIES WILL VOTE THE SHARES IN THEIR DISCRETION.

  The Board of Directors of Anchor recommends that you vote FOR approval of (i) the Agreement and Plan of Merger by and between Anchor and ComSouth Bankshares, Inc., dated as of April 14, 1998, and (ii) the Agreement and Plan of Merger between Anchor and M&M Financial Corporation, dated May 15, 1998, and (iii) the amendment to the Articles of Incorporation to increase authorized shares.

(up arrow)  Detach above card, sign, date and mail in postage paid   (up arrow)
                               envelope provided.

                          ANCHOR FINANCIAL CORPORATION

--------------------------------------------------------------------------------
  Please date and sign the Proxy exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

                                 REVOCABLE PROXY

                            COMSOUTH BANKSHARES, INC.

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

  The undersigned shareholder of ComSouth Bankshares, Inc. ("ComSouth") hereby appoints Harry R. Brown and Arthur M. Swanson, or either of them, as Proxies with full power of substitution and authorizes them to vote and act for the undersigned as designated below, with respect to all shares of common stock, no par value per share, of ComSouth held of record by the undersigned on July 17, 1998 at the Special Meeting of Stockholders of ComSouth (the "ComSouth Special Meeting") to be held on August 27, 1998 and at any adjournments or postponements thereof, and, at their discretion, the Proxies are authorized to vote upon such other business as may properly come before the ComSouth Special Meeting.

1. Proposal to approve the Agreement and Plan of Merger, dated as of April 14, 1998 (the "ComSouth Agreement"), by and between Anchor and ComSouth Bankshares, Inc. ("ComSouth") pursuant to which ComSouth will merge with and into Anchor and each share of ComSouth's Common Stock (except for certain shares held by Anchor) will be converted into .75 of a share of Anchor Common Stock and such other terms and conditions as are set forth in the ComSouth Agreement.

    For       Against        Abstain
  [     ]     [    ]         [    ]

2. To transact such other business as may properly come before the Anchor Special Meeting or any adjournments or postponements thereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF COMSOUTH, OR, IN THE EVENT A MATTER IS PROPERLY BROUGHT BEFORE THE COMSOUTH SPECIAL MEETING AS TO WHICH THE BOARD OF DIRECTORS HAS MADE RECOMMENDATION, THE PROXIES WILL VOTE THE SHARES IN THEIR DISCRETION.

  The Board of Directors of ComSouth recommends that you vote FOR approval of the Agreement and Plan of Merger by and between Anchor and ComSouth Bankshares, Inc., dated as of April 14, 1998.

  Please date and sign the Proxy exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign a partnership name by authorized person.

                         Please be sure to sign and date
                          this Proxy in the box below.

    Detach above card, sign, date and mail in postage paid envelope provided.

                            COMSOUTH BANKSHARES, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

              P R O X Y     M&M FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of M&M Financial Corporation ("M&M") hereby appoints Marion E. Freeman and George H. Hardwick, or either of them, as Proxies with full power of substitution to vote and act for the undersigned as designated below, with respect to all the shares of common stock, par value $5.00 per share, of M&M held of record by the undersigned on July 17, 1998, at the Special Meeting of Stockholders of M&M (the "M&M Special Meeting") to be held on August 26, 1998, and at any adjournments or postponements thereof and, at their discretion, the Proxies are authorized to vote upon such other business as may properly come before the M&M Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF M&M OR, IN THE EVENT A MATTER IS PROPERLY BROUGHT BEFORE THE M&M SPECIAL MEETING AS TO WHICH THE BOARD OF DIRECTORS HAS MADE NO RECOMMENDATION, THE PROXIES WILL VOTE THE SHARES IN THEIR DISCRETION.

The Board of Directors of M&M recommends that you vote FOR approval of the Agreement and Plan of Merger between Anchor and M&M Financial Corporation, dated as of May 15, 1998.

1. Proposal to approve the Agreement and Plan of Merger, dated as of May 15, 1998 (the "M&M Agreement"), by and between Anchor and M&M Financial Corporation ("M&M") pursuant to which M&M will merge with and into Anchor and each share of M&M's Common Stock will be converted into .87 of a share of Anchor Common Stock, and such other terms and conditions as are set forth in the M&M Agreement.

[ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. To transact such other business as may properly come before the Anchor Special Meeting or any adjournments or postponements thereof.

Please date and sign the Proxy exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.



                          Date: ------------------------------------


                          ------------------------------------------
                                 Signature of Shareholder

                          ------------------------------------------
                                 Print Name of Shareholder


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE
                                 PAID ENVELOPE.